As filed with the U.S. Securities and Exchange Commission on December 2, 2022.

Registration No. 333-267999

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

AMENDMENT NO. 1

TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________

Prestige Wealth Inc.
(Exact name of registrant as specified in its charter)

________________________

Cayman Islands	8900	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite 5102, 51/F, Cheung Kong Center
2 Queen’s Road Central
Hong Kong
+852 2122 8560

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________________

Cogency Global Inc.

122 East 42nd Street, 18th Floor
New York, NY 10168
+1 800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________

With copies to:

Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 48 Wall Street, Suite 1100 New York, NY 10005 (212) 530-2206	Lawrence Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place Central, Hong Kong SAR 852-3923-1111

________________________

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS DATED DECEMBER 2, 2022

2,500,000 Ordinary Shares
Prestige Wealth Inc.

We are offering 2,500,000 ordinary shares, $0.000625 par value per share (“Ordinary Shares”). This is the initial public offering of our Ordinary Shares. Prior to this offering, there has been no public market for Ordinary Shares. We expect the initial public offering price of the Ordinary Shares will be in the range of $5.50 to $6.50 per share.

We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “PWM.” At this time, Nasdaq has not yet approved our application to list our Ordinary Shares. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Our Being an ‘Emerging Growth Company’” and “Risk Factors” on pages 13 and 15, respectively.

Prestige Wealth Inc. is not an operating company but a Cayman Islands holding company with operations primarily conducted by its subsidiaries. Investors in our Ordinary Shares thus are purchasing equity interest in a Cayman Islands holding company. Prestige Wealth Inc. directly holds equity interests in its subsidiaries, and does not operate its business through variable interest entities. As of the date of this prospectus, Prestige Wealth Inc. does not have any subsidiaries incorporated in the mainland China. As used in this prospectus, “we,” “us,” “our company,” or “our” refers to Prestige Wealth Inc. and when describing the financial results of Prestige Wealth Inc., also includes its subsidiaries. This structure involves unique risks to investors. As a holding company, we may rely on dividends from our subsidiaries for our cash requirements, including any payment of dividends to our shareholders. The ability of our subsidiaries to pay dividends to us may be restricted by the debt they incur on their own behalf or laws and regulations applicable to them.

We and our subsidiaries face various legal and operational risks and uncertainties associated with being based in or having the majority of the operations in Hong Kong. Our subsidiaries are headquartered in Hong Kong with no operations in mainland China. However, since a majority of our subsidiaries’ clients are mainland China residents, we and our subsidiaries may become subject to certain laws of the People’s Republic of China (“China” or the “PRC”) and regulations as they continue to evolve, and we and our subsidiaries face uncertainties as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns, would apply to us and our subsidiaries. PRC laws and regulations are sometimes vague and uncertain, and as a result, to the extent that any PRC laws and regulations become applicable to us and/or our subsidiaries in the future, we and/or our subsidiaries may experience material changes in their operations, restrictions in our subsidiaries’ ability to accept foreign investments and/or our ability to list on a U.S. or other foreign exchange, significant depreciation of the value of our Ordinary Shares, a complete hindrance of our ability to offer or continue to offer our securities to investors, or cause the value of such securities to significantly decline or be worthless. For example, if the recent regulatory actions of the PRC government on data security or other data-related laws and regulations were to apply to us and/or our subsidiaries, we and/or our subsidiaries could become subject to certain cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for our public offerings on a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against us and/or our subsidiaries and may materially and adversely affect our subsidiaries’ business and our results of operations. We believe that we are not currently required to obtain permission from the PRC government to list on a U.S. securities exchange and consummate this offering; however there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of mainland China, or even when such permission is obtained, it will not be subsequently denied or rescinded. See “Risk Factors — Risks Related to the Potential Impact of PRC Laws and Regulations on Our Subsidiaries’ Business — The PRC government may exert substantial influence and discretion over mainland China residents and the manner in which companies incorporated under the PRC laws must conduct their business activities. Through our subsidiaries, we are a Hong Kong-based company with no operations in mainland China, and mainland China residents may purchase our products in Hong Kong. If we were to become subject to such direct influence or discretion, it may result in a material change in our operations and/or the value of our Ordinary Shares, which would materially affect the interest of the investors” and “Risk Factors — Risks Related to the Potential Impact of PRC Laws and Regulations on Our Subsidiaries’ Business — If we and/or our subsidiaries were to be required to obtain any permission or approval from the CSRC, the CAC, or other PRC governmental authorities in connection with this offering under PRC laws and regulations, we and/or our subsidiaries may be fined or subject to other sanctions, and our subsidiaries’ business and our reputation, financial condition, and results of operations may be materially and adversely affected.”

We also may face risks relating to the lack of Public Company Accounting Oversight Board (the “PCAOB”) inspection on our auditor, which may cause our securities to be delisted from a U.S. stock exchange or prohibited from being traded over-the-counter in the future under the Holding Foreign Companies Accountable Act, or the HFCAA, if the U.S. Securities and Exchange Commission (the “SEC”) determines that we have filed annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to invest or investigate completely for three consecutive years beginning in 2021. On June 22, 2021, the U.S. Senate passed Accelerating Holding Foreign Companies Accountable Act which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two, thus reducing the time before your securities may be prohibited from trading or delisted. The delisting or the cessation of trading of our Ordinary Shares, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that it is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, respectively, and identifies the registered public accounting firms in mainland China and Hong Kong that are subject to such determinations. The auditor of the Company, Marcum Asia CPAs LLP, formerly Marcum Bernstein and Pinchuk LLP, is not among the auditor firms listed on the determination list issued by the PCAOB, which notes all of the auditor firms that the PCAOB is not able to inspect. On August 26, 2022, the China Securities Regulatory Commission, or CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, when the PCAOB reassesses its determinations by the end of 2022, it could determine that it is still unable to inspect and investigate completely audit firms based in China and Hong Kong. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCAA.

Furthermore, the PRC government may intervene or influence the Hong Kong operations of an offshore holding company, such as those of our subsidiaries, at any time. These risks, together with uncertainties in the legal system of mainland China and the interpretation and enforcement of PRC laws, regulations, and policies, could hinder our ability to offer or continue to offer the Ordinary Shares, result in a material adverse change to our subsidiaries’ business operations, and damage our reputation, which could cause the Ordinary Shares to significantly decline in value or become worthless. For a detailed description of risks relating to the potential impact of PRC laws and regulations on our subsidiaries’ business operations, see “Risk Factors — Risks Relating to the Potential Impact of PRC Laws and Regulations on Our Subsidiaries’ Business.”

Since the incorporation of our Cayman Islands holding company, no cash flows have occurred between our Cayman Islands holding company and our subsidiaries. Our Cayman Islands holding company declared dividend in the amount of US$3.5 million, or US$0.70 per share to shareholders of our Company whose names appear in the register of members of the Company as of March 5, 2021. Prestige Financial Holdings Group Limited, the 64.20% shareholder of our Cayman Islands holding company, agreed to use the cash dividend payable by the Company in the amount of approximately US$2.34 million to offset part of the loan principal and interest due to the Company, and the remaining US$1.16 million has been paid to other shareholders pro rata as of September 30, 2021. Currently, we do not intend to have our holding company distribute dividends in the future, but we do not have a fixed dividend policy. Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — We do not intend to pay dividends for the foreseeable future.” If needed, cash can be transferred between our holding company and subsidiaries through intercompany fund advances, and there are currently no restrictions of transferring funds between our Cayman Islands holding company and subsidiaries in the Cayman Islands, the British Virgin Islands and Hong Kong. There are no significant restrictions on foreign exchange or our ability to transfer cash between entities within our group, across borders, or to U.S. investors. See “Prospectus Summary — Cash Transfers and Dividend Distribution.” However, there is a possibility that the PRC government could prevent our cash maintained in Hong Kong from leaving or the PRC government could restrict the deployment of the cash into our business or for the payment of dividends. We rely in part on dividends from our Hong Kong subsidiaries for our cash and financing requirements, such as the funds necessary to service any debt we may incur. Any such controls or restrictions may adversely affect our ability to finance our cash requirements, service debt or make dividend or other distributions to our shareholders. See “Risk Factors — Risks Related to the Potential Impact of PRC Laws and Regulations on Our Subsidiaries’ Business — Our Hong Kong subsidiaries may be subject to restrictions on paying dividends or making other payments to us, which may restrict their ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our ordinary shares.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 15 of this prospectus to read about factors you should consider before buying our Ordinary Shares.

	Per Share	Total
Initial public offering price	$	$
Underwriting discounts(1)	$	$
Proceeds, before expenses, to us(2)	$	$

____________

(1)       See “Underwriting” in this prospectus for more information regarding our arrangements with the underwriter.

(2)       We expect our total cash expenses for this offering (including cash expenses payable to our underwriter for its out-of-pocket expenses) to be approximately $1,805,736, exclusive of the above underwriting discounts. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

We have also agreed to issue, on the closing date of this offering, underwriter’s warrants to the underwriter in an amount equal to 7% of the aggregate number of Ordinary Shares sold by us in this offering. Assuming the initial public offering price is $6.00, the midpoint of the range set forth on the cover page of this prospectus, the exercise price of the underwriter’s warrants will be $7.20, equal to 120% of the price of our Ordinary Shares offered hereby. The underwriter’s warrants are exercisable for a period of three years beginning after six months following the closing of our initial public offering and may be exercised on a cashless basis. For a description of other terms of the underwriter’s warrants and a description of the other compensation to be received by the underwriter, see “Underwriting” beginning on page 153.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriter for its out-of-pocket expenses) to be approximately $1,805,736, exclusive of the above underwriting discounts. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

This offering is being conducted on a firm commitment basis. The underwriter is obligated to take and pay for all of the shares if any such shares are taken. We have granted the underwriter an option for a period of 45 days after the closing of this offering to purchase up to 375,000 shares, or 15% of the total number of our Ordinary Shares to be offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discount. If the underwriter exercises the over-allotment option in full and assuming that all of the investors in this offering are introduced by the underwriter, the total underwriting discounts payable will be between $1,106,875 and $1,308,125 based on an offering price between $5.50 and $6.50 per Ordinary Share, and the total gross proceeds to us, before underwriting discounts and expenses, will be between $15,812,500 and $18,687,500. If we complete this offering, net proceeds will be delivered to us on the closing date.

The underwriter expects to deliver the Ordinary Shares against payment as set forth under “Underwriting”, on or about [•], 2022.

Prospectus dated [•], 2022

NETWORK 1 FINANCIAL SECURITIES, INC.

We and the underwriter have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover page of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

i

Conventions that Apply to This Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•        “China” or the “PRC” are to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau, and Taiwan, for the purpose of this prospectus only;

•        “Chinese government”, “PRC government”, “PRC governmental authority”, “PRC governmental authorities” are to the government and governmental authorities of mainland China, for the purpose of this prospectus only;

•        “clients” are to high net worth and ultra-high net worth individuals for whom and/or whose controlled entities we provide asset management services or wealth management services at least once in a given fiscal period. For asset management services, clients are to those having assets under management with us in a given fiscal period. For wealth management services, clients are to those for whom we provide wealth management services at least once in a given fiscal period;

•        “high net worth individuals” are to people who own individual investable assets including financial assets and investment property with total value over $1.5 million.

•        “Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China for the purposes of this prospectus only;

•        “mainland China” or “Mainland China” are to the People’s Republic of China, excluding Taiwan, the special administrative regions of Hong Kong and Macau;

•        “PAI” are to our wholly-owned subsidiary, PRESTIGE ASSET INTERNATIONAL INC. (盛德資產國際有限公司), a company incorporated in the British Virgin Islands;

•        “PAM” are to our wholly-owned subsidiary, Prestige Asset Management Limited (盛德資產管理有限公司), a Hong Kong corporation;

•        “PGAM” are to our wholly-owned subsidiary, Prestige Global Asset Management Limited, an exempted company incorporated in the Cayman Islands;

•        “PGCI” are to our wholly-owned subsidiary, Prestige Global Capital Inc., an exempted company incorporated in the Cayman Islands;

•        “PPWM” are to our wholly-owned subsidiary, PRESTIGE PRIVATE WEALTH MANAGEMENT LIMITED (盛德家族財富管理有限公司), a company incorporated in the British Virgin Islands;

•        “PWAI” are to our wholly-owned subsidiary, Prestige Wealth America Inc., a California corporation.

•        “PWM” are to our wholly-owned subsidiary, Prestige Wealth Management Limited (盛德財富管理有限公司), a Hong Kong corporation;

•        “PRC laws” or “PRC laws and regulations” are to the laws and regulations of mainland China, for the purpose of this prospectus only;

•        “HK$” and “Hong Kong dollars” are to the legal currency of Hong Kong;

•        “SFC” are to the Securities and Future Commission of Hong Kong;

•        “shares”, “Shares” or “Ordinary Shares” are to the ordinary shares of Prestige Wealth Inc., par value $0.000625 per share;

•        “ultra-high net worth individuals” are to people who own individual investable assets including financial assets and investment property with total value over $4.5 million,

ii

•        “US$,” “$” and “U.S. dollars” are to the legal currency of the United States; and

•        “we”, “us” or the “Company” are to Prestige Wealth Inc., and when describing the financial results of Prestige Wealth Inc., also includes its subsidiaries.

We conduct business in Hong Kong through our two British Virgin Islands operating subsidiaries, PAI and PPWM, primarily using Hong Kong dollars, the currency of Hong Kong. We conduct business in the U.S. through PWAI, our wholly-owned subsidiary incorporated in California, primarily using U.S. dollars. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of Hong Kong dollars to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in U.S. dollars) and the value of our assets, including accounts receivable (expressed in U.S. dollars).

iii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors” before deciding whether to buy our Ordinary Shares. This prospectus contains certain estimates and information from an industry report commissioned by us and prepared by Frost & Sullivan Inc. (“Frost & Sullivan” and the report, the “Sullivan Report”), an independent market research firm, regarding our industries and our market positions in Hong Kong, Mainland China, and the U.S. This prospectus also contains information and statistics relating to China’s economy and the industries in which we operate which are derived from various publications issued by market research companies and the PRC governmental entities, and have not been independently verified by us, the underwriter or any of its respective affiliates or advisers. The information in such sources may not be consistent with other information compiled in or outside of China.

Overview

Through our subsidiaries, we are a wealth management and asset management services provider based in Hong Kong, with the majority of our subsidiaries’ operations in Hong Kong. Our subsidiaries assist their clients in identifying and purchasing well matched wealth management products and global asset management products. Our subsidiaries’ clients for both wealth management and asset management services are primarily high net worth and ultra-high net worth individuals in Asia, and a majority of our subsidiaries’ clients reside in mainland China or Hong Kong. High net worth individuals and ultra-high net worth individuals refer to people who own individual investable assets, including financial assets and investment property, with total value over $1.5 million or over $4.5 million, respectively. In the fiscal year ended September 30, 2020, our subsidiaries’ wealth management services and asset management services contributed to approximately 68.64% and 31.36% of our total revenue, respectively. In the fiscal year ended September 30, 2021, our subsidiaries’ wealth management services and asset management services contributed to approximately 0.07% and 99.93% of our total revenue, respectively. In the six months ended March 31, 2022, our subsidiaries’ wealth management services and asset management services contributed to approximately 98.64% and 1.36% of our total revenue, respectively.

•        Wealth management services.    Our subsidiaries work with licensed product brokers licensed in Hong Kong or in the U.S., who are primarily insurance brokers and distribute wealth management products, which currently consist only of insurance products, and assist them in customizing wealth management investment portfolios for our clients. Since late 2021, our subsidiaries started providing wealth management services in the U.S. Our subsidiaries also provide customized value-added services to their clients, including personal assistant services in Hong Kong, referrals to suitable wealth planning and inheritance related professionals such as trust lawyers and tax accountants, and referrals to renowned high end medical and education resources. Our subsidiaries do not charge their clients fees for these value-added services. In addition to insurance products, we intend to expand the network of product brokers our subsidiaries work with to provide clients with access to other types of wealth management products.

•        Asset management services.    Our wholly-owned subsidiary, PRESTIGE ASSET INTERNATIONAL INC. (“PAI”) and its subsidiaries provide asset management services to their clients acting as investment advisors and fund managers. Currently, our subsidiaries manage a fund of funds (“FOF”), Prestige Global Allocation Fund (“PGA”). See “Business — Asset Management Services — Asset Management Fund in Operation.” In addition to managing PGA, our subsidiaries also provide discretionary account management services to their clients. Previously, our subsidiaries managed a fund Prestige Capital Markets Fund I L.P. (“PCM1”), and our subsidiaries also provided asset management related advisory services. See “Business — Asset Management Services — Prior Business.” For our subsidiaries’ asset management services, they charge investors certain fees for managing and advising a fund, including subscription fees, performance fees and management fees.

Our subsidiaries mainly provide their wealth management and asset management services to high net worth and ultra-high net worth individuals or institutions owned by them in Asia, including business owners, executives, heirs of rich families and other affluent individuals. Word-of-mouth is currently one of the most effective marketing tools for our subsidiaries’ business and a majority of our subsidiaries’ new clients have come through referrals from existing clients. Our subsidiaries are also actively expanding their client referral network by actively maintaining client relationship, seeking referrals from existing clients, and expanding their business network.

In mid-2017, our subsidiaries launched their wealth management operation providing referral services to clients in connection with the clients’ purchase of wealth management products from third-party brokers. For wealth management services, we generated revenues through a limited number of product brokers. For the years ended September 30, 2020 and 2021, we generated 100% of wealth management services revenue through a Hong Kong-based insurance broker. For the six months ended March 31, 2022, we generated approximately 99.99% of wealth management services revenue through a U.S.-based insurance broker. We intend to further develop our subsidiaries’ wealth management business in the future by engaging with more product brokers that offer additional types of wealth management products.

In early 2017, our subsidiaries started to provide asset management services to their clients. In late 2018, our subsidiaries began providing asset management related advisory services as a type of their asset management services at the request of certain clients. In late 2020, our subsidiaries started to provide discretionary account management services to their clients as a type of our asset management services. For the fiscal years ended September 30, 2020 and 2021 and the six months ended March 31, 2022, we generated the majority of asset management services revenue from our advisory service clients and asset management fund. We generated approximately 89.70% of asset management services revenue from one advisory service client for the fiscal year ended September 30, 2020, approximately 60.32% of that from one asset management fund for the fiscal year ended September 30, 2021, and 100% of that from one asset management fund for the six months ended March 31, 2022. In the future, our subsidiaries will continue to provide their clients with existing asset management services, and develop or introduce more highly desirable product and service opportunities that meet the ever-evolving standards of our subsidiaries’ clients.

For the years ended September 30, 2020 and 2021 and the six months ended March 31, 2022, our subsidiaries provided wealth management services to 13, three and two clients, respectively, and we generated revenue from wealth management services in the amount of $1,758,331, $1,833 and $1,765,325, respectively. Our subsidiaries’ wealth management clients decreased in number from the fiscal year ended September 30, 2020 to the fiscal year ended September 30, 2021 because as affected by COVID-19 related travel restrictions and related mandatory quarantine measures, our subsidiaries’ mainland China resident clients were unable to travel to Hong Kong to complete procedures required for purchasing insurance products, and correspondingly, our revenue generated from wealth management services decreased from the fiscal year ended September 30, 2020 to the fiscal year ended September 30, 2021. However, our wealth management revenue significantly increased for the six months ended March 31, 2022 because through our subsidiaries, we worked with a licensed product broker in the U.S. and provided wealth management services to a client in the U.S. For the years ended September 30, 2020 and 2021 and the six months ended March 31, 2022, our subsidiaries provided asset management services to six, 21 and five clients, respectively, and generated revenue from asset management services in the amount of $803,469, $2,790,346 and $24,356, respectively. Among the 21 clients our subsidiaries provided asset management services to in the fiscal year ended September 30, 2021, 15 clients received short-term asset management services that lasted for less than one fiscal year, such as our discretionary account management services and PCM1. For our subsidiaries’ asset management services, as of September 30, 2020 and 2021 and March 31, 2022, three, five and five clients had their assets under our subsidiaries’ management, respectively. The assets under management (“AUM”) of PGA was $5,081,020, $4,589,962 and $5,023,496, as of September 30, 2020 and 2021, and March 31, 2022, respectively. The AUM of our subsidiaries’ discretionary account management was $125,917 as of March 31, 2022. With respect to our subsidiaries’ asset management related advisory services, our subsidiaries provided services to two, one, and zero client(s), for the years ended September 30, 2020 and 2021 and the six months ended March 31, 2022, respectively. Our subsidiaries actively maintain their relationships with their clients, and we believe that the quality of our subsidiaries’ services, our client-centric culture, and our subsidiaries’ value-added services have contributed to a generally steady client base.

From March 31, 2022 to the date of this prospectus, our subsidiaries do not have any new client for either wealth management services or asset management services. As of the date of this prospectus, five clients have their assets under our subsidiaries’ management. Among them, two clients have their assets in our subsidiaries’ PGA fund, and three clients have their assets under our subsidiaries’ discretionary account management.

Our revenue increased by approximately 8.99% from approximately $2.56 million in the fiscal year ended September 30, 2020 to approximately $2.79 million in the fiscal year ended September 30, 2021, and decreased by approximately 31.30% from approximately $2.61 million in the six months ended March 31, 2021 to approximately $1.79 million in the six months ended March 31, 2022. Our net income for the fiscal years ended September 30, 2020 and 2021 and the six months ended March 31, 2022 were approximately $1.73 million, $1.91 million and $1.31 million, respectively.

For the six months ended March 31, 2022, wealth management services and asset management services contributed to approximately 98.64% and 1.36% of our total revenue, respectively. Approximately 99.99% of revenues from wealth management services for the six months ended March 31, 2022, or approximately $1.77 million, was generated from a client in the U.S. The client purchased three life insurance policies with an average premium of more than approximately $9.60 million for each policy. On average, we generated approximately 6.13% of the total premiums of these three life insurance policies as referral fees. See “Risk Factors — Risks Related to Our Subsidiaries’ Business — During the fiscal years ended September 30, 2020, and 2021 and the six months ended March 31, 2022, we generated the majority of our revenues from wealth management services through a limited selection of wealth management products.”

For our revenue for the fiscal year ended September 30, 2021, wealth management services and asset management services contributed to approximately 0.07% and 99.93% of our revenue, respectively. Our subsidiaries utilized short-term initial public offering (“IPO”) investment strategy in their asset management services. The ultimate investments of PCM1, a fund our subsidiaries managed, and the discretionary accounts our subsidiaries managed were the IPO shares of certain target companies on the main board of the Hong Kong Stock Exchange. Among them, PCM1 invested in an underlying fund that participated in the IPO of a company on the Hong Kong Stock Exchange, whereas the discretionary accounts our subsidiaries managed invested by directly purchasing the IPO shares of and participating in the IPOs of certain companies on the main board of the Hong Kong Stock Exchange. Our subsidiaries’ asset management services involving short-term IPO investment strategy contributed to a total of approximately 82.34% of our total revenue for the fiscal year ended September 30, 2021, among which discretionary account management services involving this strategy contributed to approximately 22.06% of our total revenue, and PCM1, a fund our subsidiaries managed that also adopted short-term IPO investment strategy, contributed to approximately 60.28% of our total revenue. Investments involving short-term IPO investment strategy could be subject to substantial risks. See “Risk Factors — Risks Related to Our Subsidiaries’ Business — PCM1, a fund our subsidiaries used to manage, invested in IPO shares of a company through an underlying fund. Our subsidiaries may launch funds with similar capital market investment strategy in the future, which involves substantial investment risks.” We did not utilize short-term IPO investment strategy in the fiscal year ended September 30, 2020 or in the six months ended March 31, 2022.

Our Competitive Strengths

We believe the following competitive strengths have contributed, and will contribute, to our growth:

•        Significant Client Satisfaction and High Client Retention

•        Client Experience Oriented, Customized, and High-Quality Value-Added Services

•        Referrals from Well-Connected Clients

•        Carefully Selected Business Partners such as Product Brokers and Underlying Fund Managers

•        Access to Highly Desirable Products That Are Not Widely Open to Subscribers

•        Experienced Management Team

Our Growth Strategies

We aspire to become a trusted wealth management and asset management services brand among Asia’s high net worth individuals. To achieve this goal, we intend to leverage on our existing strengths and pursue the following strategies:

•        Further enhance our brand recognition among high net worth and ultra-high net worth individuals;

•        Further grow our subsidiaries’ client base;

•        Grow our subsidiaries’ asset management business to include a larger number of funds and diversify the types of funds;

•        Integrate resources and provide one-stop wealth preservation and management solution; and

•        Pursue strategic investments and acquisition opportunities.

Corporate History and Structure

The Company was incorporated under the laws of the Cayman Islands as an exempted company with limited liability on October 25, 2018.

On November 20, 2018, pursuant to a contribution agreement dated of even date, we issued an additional 3,000,000 Ordinary Shares to Prestige Financial Holdings Group Limited as consideration for the Company’s purchase of 100% of the issued shares of PRESTIGE PRIVATE WEALTH MANAGEMENT LIMITED (“PPWM”), our wholly-owned subsidiary and a company incorporated in the British Virgin Islands. On December 27, 2018, pursuant to a share exchange agreement dated of even date, we issued an aggregate of 1,000,000 Ordinary Shares to all the shareholders of PAI, with 906,582 Ordinary Shares issued to Prestige Financial Holdings Group Limited, 40,870 Ordinary Shares issued to Kington International Holdings Limited, 23,355 Ordinary Shares issued to Ensight Holdings Limited, and 29,193 Ordinary Shares issued to Pikachu Holdings Limited, as consideration for the Company’s purchase of 100% of the issued shares of PAI from those shareholders. After these transactions, the Company became the holding company of PPWM and PAI.

The Company owns 100% of the issued shares of PPWM, a company incorporated in the British Virgin Islands on May 23, 2014. PPWM owns 100% of the issued shares of Prestige Wealth Management Limited (“PWM”), a company incorporated in Hong Kong on January 26, 2015. PPWM owns 100% of the issued shares of PWAI, a corporation incorporated in California on February 15, 2022.

The Company also owns 100% of the issued shares of PAI, a company incorporated in the British Virgin Islands on December 4, 2015. PAI owns 100% of the issued shares of Prestige Asset Management Limited (“PAM”), a company incorporated in Hong Kong on December 14, 2015. PAI owns 100% of the issued shares of Prestige Global Asset Management Limited (“PGAM”), a company incorporated under the laws of the Cayman Islands on June 8, 2016. PAI also owns 100% of the issued shares of Prestige Global Capital Inc. (“PGCI”), a company incorporated under the laws of the Cayman Islands on November 3, 2020.

We operate through our wholly owned subsidiaries. Our wealth management operations are conducted through PPWM and PPWM’s subsidiaries, while our asset management operations are conducted through PAI and its subsidiaries. Our subsidiaries’ asset management operations are currently primarily focused on managing and operating investment funds, and providing discretionary account management services and asset management related services. PAM currently holds licenses to act as fund manager.

The following diagram illustrates our corporate structure, including our subsidiaries, as of the date of this prospectus, and the percentages shown on the following diagram represent percentages of equity ownership:

Summary of Risk Factors

Investing in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Ordinary Shares.

Risks Related to the Potential Impact of PRC Laws and Regulations on Our Subsidiaries’ Business

Although we do not have any operation or maintain any office or personnel in mainland China and do not have any current plan to venture into the market in mainland China, we are also subject to risks and uncertainties related to the potential impact of PRC laws and regulations on our subsidiaries’ business, including, but not limited to:

•        The PRC government may intervene or influence the Hong Kong operations of an offshore holding company, such as ours, at any time. The PRC government may exert more control over offerings conducted overseas and/or foreign investment in Hong Kong-based issuers. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong-based issuers and we were to be subject to such oversight and control, it may result in a material adverse change to our subsidiaries’ business operations, including our subsidiaries’ operations in Hong Kong, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the Ordinary Shares to significantly decline in value or become worthless. See “Risk Factors — Risks Related to the Potential Impact of PRC Laws and Regulations on Our Subsidiaries’ Business — The PRC government may intervene or influence the Hong Kong operations of an offshore holding company, such as ours, at any time. The PRC government may exert more control over offerings conducted overseas and/or foreign investment in Hong Kong-based issuers. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong-based issuers and we were to be subject to such oversight and control, it may result in a material adverse change to our subsidiaries’ business operations, including our subsidiaries’ operations in Hong Kong, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the Ordinary Shares to significantly decline in value or become worthless” on page 15;

•        Our subsidiaries’ business, our financial condition and results of operations, and/or the value of our Ordinary Shares or our ability to offer or continue to offer securities to investors may be materially and adversely affected by existing or future PRC laws and regulations which may become applicable to our subsidiaries. See “Risk Factors — Risks Related to the Potential Impact of PRC Laws and Regulations on Our Subsidiaries’ Business — Our subsidiaries’ business, our financial condition and results of operations, and/or the value of our Ordinary Shares or our ability to offer or continue to offer securities to investors may be materially and adversely affected by existing or future PRC laws and regulations which may become applicable to our subsidiaries” on page 15;

•        The PRC government may exert substantial influence and discretion over mainland China residents and the manner in which companies incorporated under the PRC laws must conduct their business activities. Through our subsidiaries, we are a Hong Kong-based company with no operations in mainland China, and mainland China residents may purchase our subsidiaries’ products in Hong Kong. If we were to become subject to such direct influence or discretion, it may result in a material change in our subsidiaries’ operations and/or the value of our Ordinary Shares, which would materially affect the interest of the investors. See “Risk Factors — Risks Related to the Potential Impact of PRC Laws and Regulations on Our Subsidiaries’ Business — The PRC government may exert substantial influence and discretion over mainland China residents and the manner in which companies incorporated under the PRC laws must conduct their business activities. Through our subsidiaries, we are a Hong Kong-based company with no operations in mainland China, and mainland China residents may purchase our subsidiaries’ products in Hong Kong. If we were to become subject to such direct influence or discretion, it may result in a material change in our subsidiaries’ operations and/or the value of our Ordinary Shares, which would materially affect the interest of the investors” on page 16;

•        Uncertainties arising from the legal system in mainland China, including uncertainties regarding the interpretation and enforcement of PRC laws and the possibility that regulations and rules can change quickly with little advance notice, could hinder our ability to offer or continue to offer our securities, result in a material adverse change to our subsidiaries’ business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our

Ordinary Shares to significantly decline in value or become worthless. See “Risk Factors — Risks Related to the Potential Impact of PRC Laws and Regulations on Our Subsidiaries’ Business — Uncertainties arising from the legal system in mainland China, including uncertainties regarding the interpretation and enforcement of PRC laws and the possibility that regulations and rules can change quickly with little advance notice, could hinder our ability to offer or continue to offer our securities, result in a material adverse change to our subsidiaries’ business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Ordinary Shares to significantly decline in value or become worthless” on page 16;

•        Although we do not have any operation in mainland China, we face risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, would apply to us and/or our subsidiaries. Should these statements or regulatory actions apply to us and/or our subsidiaries in the future, our subsidiaries’ ability to conduct their business, our ability to invest into mainland China as foreign investments or accept foreign investments, or our ability to list on a U.S. or other overseas exchange may be restricted. For example, if the recent regulatory actions of the PRC government on data security or other data-related laws and regulations were to apply to us and/or our subsidiaries, we and/or our subsidiaries could become subject to certain cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for our public offerings on a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against us and/or our subsidiaries and may materially and adversely affect our subsidiaries’ business and results of operations. See “Risk Factors — Risks Related to the Potential Impact of PRC Laws and Regulations on Our Subsidiaries’ Business — If we and/or our subsidiaries were to be required to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data and we and/or our subsidiaries cannot comply with such laws and regulations, our subsidiaries’ business, financial condition, and results of operations may be materially and adversely affected” on page 17; and

•        We and our subsidiaries do not currently have any operation or maintain any office or personnel in mainland China and have not collected, stored, or managed any personal information in mainland China. Based on our inquiry with the relevant PRC governmental authority and the advice of our legal counsel of mainland China, Han Kun Law Offices, we believe that we and our subsidiaries are not currently required to proactively apply to a cybersecurity review for our public offerings on a foreign stock exchange, on the basis that (i)our subsidiaries are incorporated in Hong Kong, the British Virgin Islands, and other jurisdictions outside of mainland China and operate in Hong Kong without any subsidiary or VIE structure in mainland China, and we do not maintain any office or personnel in mainland China; (ii) except for the Basic Law of the Hong Kong Special Region of the People’s Republic of China (“Basic Law”), the PRC laws do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation, and the PRC laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong, and PRC laws and regulations relating to data protection and cyber security have not been listed in Annex III as the date of this prospectus; (iii) our data processing activities are solely carried out by our overseas entities outside of mainland China for the purpose of offering products or services in Hong Kong and other jurisdictions outside of mainland China; (iv) we and our subsidiaries do not control more than one millions users’ personal information as of the date of this prospectus; (v) as of the date of this prospectus, we and our subsidiaries have not received any notice of identifying us as critical information infrastructure from any relevant PRC governmental authorities; (vi) as of the date of this prospectus, none of us or our subsidiaries have been informed by any PRC governmental authority of any requirement for a cybersecurity review; and (vii) based on our inquiry with the China Cybersecurity Review Technology and Certification Center, or the CCRC, the officer who provides cybersecurity review consultation service under CCRC believes that we are currently not required to apply to a cybersecurity review for our public offerings on a foreign stock exchange with the CAC because we neither currently have any operation in mainland China nor control more than one millions users’ personal information as of the date of this prospectus. We also believe that we are compliant with the regulations and policies that have been issued by CAC as of the date of this prospectus. Additionally, as of the date of this prospectus, our subsidiaries are incorporated in Hong Kong, the British Virgin Islands and other regions outside of mainland China, we operate in Hong Kong without any subsidiary or VIE structure in mainland China, we do not maintain any office or personnel in mainland China, the draft of the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Draft Provisions, and the draft of Administration Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies, or the Draft Administration Measures, are released for public comments only, and final version and effective date of such regulations are subject to change with substantial uncertainty. Therefore, as advised by our legal counsel of mainland China, Han Kun Law Offices, we believe that this listing contemplated in this prospectus is currently not subject to any filing procedures with, or approvals from the CSRC in connection with the Draft Provisions or the Draft Administration Measures. However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC and the CAC, would reach the same conclusion as us or our legal counsel of mainland China. If we later find out that we and/or our subsidiaries were to be required to obtain any permission or approval from the CSRC, the CAC, or other PRC governmental authorities in connection with this offering under PRC law, we and/or our subsidiaries may be fined or subject to other sanctions, and our subsidiaries’ business and our reputation, financial condition, and results of operations may be materially and adversely affected. See “Risk Factors — Risks Related to the Potential Impact of PRC Laws and Regulations on Our Subsidiaries’ Business — If we and/or our subsidiaries were to be required to obtain any permission or approval from the CSRC, the CAC, or other PRC governmental authorities in connection with this offering under PRC laws, we and/or our subsidiaries may be fined or subject to other sanctions, and our subsidiaries’ business and our reputation, financial condition, and results of operations may be materially and adversely affected” on page 18.

•        Pursuant to the relevant PRC laws and regulations, no entity or individual shall provide any oversea insurance products in mainland China by any direct or indirect means. If we were deemed as providing any oversea insurance products in mainland China by promoting insurance policies, soliciting customers in mainland China or other activities, all activities which are deemed as providing oversea insurance products by PRC governmental authorities may be banned and we may be subject to regulatory actions and penalties, including fines, confiscation of illegal income or other penalties. In such cases, our business, financial condition, results of operations and prospects may be materially and adversely affected. See “Risk Factors — Risks Related to the Potential Impact of PRC Laws and Regulations on Our Subsidiaries’ Business — If we were deemed as providing insurance products by promoting insurance policies, soliciting customers or other activities in mainland China, our business, financial condition, results of operations and prospects may be materially and adversely affected” on page 20.

•        We rely in part on dividends from our Hong Kong subsidiaries for our cash and financing requirements, such as the funds necessary to service any debt we may incur. There is a possibility that the PRC government could prevent our cash maintained in Hong Kong from leaving or restrict the deployment of the cash into our business or for the payment of dividends in the future. Any such controls or restrictions may adversely affect our ability to finance our cash requirements, service debt or make dividend or other distributions to our shareholders. See “Risk Factors — Risks Related to the Potential Impact of PRC Laws and Regulations on Our Subsidiaries’ Business — Our Hong Kong subsidiaries may be subject to restrictions on paying dividends or making other payments to us, which may restrict their ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our ordinary shares” on page 21.

Risks Related to Our Subsidiaries’ Business and Industry

Risks and uncertainties related to our subsidiaries’ business include, but are not limited to, the following:

•        We may not be able to grow at the historical rate of growth, and if we fail to manage our growth effectively, our subsidiaries’ business may be materially and adversely affected;

•        Our subsidiaries’ limited operating history may not provide an adequate basis to judge our future prospects and results of operations;

•        Our subsidiaries may not be able to continue to retain or expand their client base or maintain or increase the amount of investments made by their clients in the products distributed by the product brokers our subsidiaries work with;

•        The ongoing COVID-19 pandemic has adversely affected, and may continue to adversely affect our subsidiaries’ business, results of operations and financial condition;

•        If our subsidiaries fail to attract and retain qualified employees to manage their client relationships, our subsidiaries’ business could suffer;

•        During the fiscal years ended September 30, 2020, and 2021 and the six months ended March 31, 2022, we generated the majority of our revenues from wealth management services through a limited selection of wealth management products;

•        The wealth management products that the product brokers distribute to our subsidiaries’ clients involve various risks and the failure of product brokers to identify or fully appreciate such risks will negatively affect our reputation, client relationships, operations and prospects;

•        Any failure to ensure and protect the confidentiality of the personal data of our subsidiaries’ clients could lead to legal liability, adversely affect our reputation and have a material adverse effect on our subsidiaries’ business and our financial condition or results of operations;

•        PGA, the fund our subsidiaries manage, can be redeemed periodically, which has occurred and may reoccur in the future, which may result in an adverse effect on our subsidiaries’ business and our results of operations and/or financial condition;

•        Poor performance of the fund that our subsidiaries manage or a decline in the value of the underlying assets of our subsidiaries’ fund would cause a decline in our revenue, income and cash flow, and could adversely affect our subsidiaries’ ability to raise capital for future investment funds;

•        Non-compliance with applicable regulations and illegal activities on the part of third parties with which our subsidiaries conduct business could disrupt our subsidiaries’ business and adversely affect our results of operations;

•        If we fail to promote and maintain our brand in a cost-efficient way, our subsidiaries’ business and our results of operations may be harmed;

•        Our subsidiaries’ business depends on the continued efforts of our senior management. If one or more members of our senior management were unable or unwilling to continue in their present positions, our subsidiaries’ business may be severely disrupted;

•        Our subsidiaries may fail to obtain and maintain licenses and permits necessary to conduct their operations in Hong Kong, the Cayman Islands or the U.S., and our subsidiaries’ business may be materially and adversely affected as a result of any changes in the laws and regulations governing the financial services industry in Hong Kong, the Cayman Islands or the U.S.; and

•        PGAM could be regarded as subject to the Securities and Future Commission of Hong Kong, or the SFC’s regulations and subject to liabilities if PGAMs is found in violation of SFC’s regulations.

Risks Related to Our Ordinary Shares and This Offering

We face risks and uncertainties related to our Ordinary Shares and this offering, including, but not limited to:

•        Our controlling shareholder has a substantial influence over our company and his interests may not be aligned with the interests of our other shareholders;

•        Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Ordinary Shares.

•        Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer;

•        Although as a foreign private issuer we are exempt from certain corporate governance standards applicable to U.S. issuers, if we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Na, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them;

•        If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer;

•        We are a company incorporated under the laws of the Cayman Islands, and most of our directors and executive officers reside outside of the United States. As a result, it may be difficult for shareholders to effect service of process within the United States upon these individuals or to bring an original action against us or our directors and executive officers in the United States or Hong Kong in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise, including those based on the civil liability provisions of the U.S. federal securities laws. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Singapore, Hong Kong or other relevant jurisdiction may render you unable to enforce a judgment against our assets or the assets of our directors and officers. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — You may face difficulties in effecting service of process, enforcing foreign judgments, or bringing actions against us or our directors and officers named in this prospectus based on foreign laws” on page 38;

•        We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies;

•        We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company”;

•        You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders;

•        Our independent registered public accounting firm’s audit documentation related to their audit reports included in this prospectus include audit documentation located in mainland China. Our Ordinary Shares may be delisted or prohibited from being traded over-the-counter under the HFCAA if the PCAOB is unable to inspect our audit documentation located in mainland China and, as such, you may be deprived of the benefits of such inspection which could result in limitations or restrictions to our access to the U.S. capital markets. The delisting or the cessation of trading of our Ordinary Shares, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment;

•        There has been no public market for our Ordinary Shares prior to this offering, and if an active trading market does not develop you may not be able to resell our Ordinary Shares at or above the price you paid, or at all;

•        Our Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares;

•        You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased;

•        We do not intend to pay dividends for the foreseeable future;

•        The market price of our Ordinary Shares may be volatile; and

•        We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in issuers based in mainland China. We and our subsidiaries do not currently have any business operations or maintain any office or personnel in mainland China and have not collected, stored, or managed any personal information in mainland China. Based on our inquiry with the relevant PRC governmental authority and the advice of our legal counsel of mainland China, Han Kun Law Offices, we believe that we and our subsidiaries are not currently required to proactively apply to a cybersecurity review for our public offerings on a foreign stock exchange on the basis that (i) our subsidiaries are incorporated in Hong Kong, the British Virgin Islands, and other jurisdictions outside of mainland China and operate in Hong Kong without any subsidiary or VIE structure in mainland China, and we do not maintain any office or personnel in mainland China;

(ii) except for the Basic Law, the PRC laws do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation, and the PRC laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong, and the PRC laws and regulations relating to data protection and cyber security have not been listed in Annex III as the date of this prospectus; (iii) our data processing activities are solely carried out by our overseas entities outside of mainland China for the purpose of offering products or services in Hong Kong and other jurisdictions outside of mainland China; (iv)we and our subsidiaries do not control more than one millions users’ personal information as of the date of this prospectus; (v) as of the date of this prospectus, we and our subsidiaries have not received any notice of identifying us as critical information infrastructure from any relevant PRC governmental authorities; (vi) as of the date of this prospectus, none of us or our subsidiaries have been informed by any PRC governmental authority of any requirement for a cybersecurity review; and (vii) based on our inquiry with the CCRC, the officer who provides cybersecurity review consultation service under CCRC believes that we are currently not required to apply to a cybersecurity review for our public offerings on a foreign stock exchange with the CAC because we neither currently have any operation in mainland China nor control more than one millions users’ personal information as of the date of this prospectus. We also believe that we are compliant with the regulations and policies that have been issued by CAC as of the date of this prospectus. Additionally, as of the date of this prospectus, our subsidiaries are incorporated in Hong Kong, the British Virgin Islands and other regions outside of mainland China, we operate in Hong Kong without any subsidiary or VIE structure in mainland China, we do not maintain any office or personnel in mainland China, the Draft Provisions and the Draft Administration Measures are released for public comments only, and final version and effective date of such regulations are subject to change with substantial uncertainty. However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC and the CAC, would reach the same conclusion as us or our legal counsel of mainland China. Therefore, as advised by our legal counsel of mainland China, Han Kun Law Offices, we believe that this listing contemplated in this prospectus is currently not subject to any filing procedures with, or approvals from the CSRC in connection with the Draft Provisions or the Draft Administration Measures. Also, there is no guarantee that this will continue to be the case in the future or in relation to the continued listing of our securities on a U.S. securities exchange, considering our subsidiaries’ clients include mainland China residents, or even in the event such permission or approval is required and obtained, it can be subsequently revoked or rescinded. If we and/or our subsidiaries do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we and/or our subsidiaries are required to obtain approval in the future, we and/or our subsidiaries may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our subsidiaries’ operations and the value of our Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors — Risks Related to the Potential Impact of PRC Laws and Regulations on Our Subsidiaries’ Business — If we and/or our subsidiaries were to be required to obtain any permission or approval from the CSRC, the CAC, or other PRC governmental authorities in connection with this offering under PRC law, we and/or our subsidiaries may be fined or subject to other sanctions, and our subsidiaries’ business and our reputation, financial condition, and results of operations may be materially and adversely affected.”

If we and/or our subsidiaries become subject to PRC laws and regulations in the future, we may face risks arising from the legal system in mainland China, including risks and uncertainties regarding the enforcement of PRC laws and regulations in mainland China can change quickly with little advance notice. In addition, there is a risk that our subsidiaries’ operations might be intervened or influenced by the Chinese government at any time, or the Chinese government may exercise control over offerings conducted overseas and/or foreign investment in mainland China or Hong Kong based issuers, which could result in a material change in our subsidiaries’ operations and/or the value of our Ordinary Shares. Any actions by the Chinese government to exercise more oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China or Hong Kong based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. “Risk Factors — Risks Related to the Potential Impact of PRC Laws and Regulations on Our Subsidiaries’ Business — The PRC government may exert substantial influence and discretion over mainland China residents and the manner in which companies incorporated under the laws of PRC must conduct their business activities. Through our subsidiaries, we are a Hong Kong-based company with no operations in mainland China, and mainland China residents may purchase our subsidiaries’ products in Hong Kong. If we were to become subject to such direct influence or discretion, it may result in a material change in our subsidiaries’ operations and/or the value of our Ordinary Shares, which would materially affect the interest of the investors.”

In addition, our auditor is required by the laws of the United States to undergo regular inspections by the PCAOB. If our securities become listed on a national exchange or quoted on the over-the-counter market, trading in our securities may be prohibited under the HFCAA, and our securities may be subject to delisting if the PCAOB cannot inspect or completely investigate our auditor for three consecutive years beginning 2021. Our independent registered public accounting firm’s audit documentation related to their audit reports included in this prospectus include audit documentation located in mainland China. On June 22, 2021, the U.S. Senate passed Accelerating Holding Foreign Companies Accountable Act which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two, thus reducing the time before your securities may be prohibited from trading or delisted. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that it is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, respectively, and identifies the registered public accounting firms in mainland China and Hong Kong that are subject to such determinations. The auditor of the Company, Marcum Asia CPAs LLP, is not among the auditor firms listed on the determination list issued by the PCAOB, which notes all of the auditor firms that the PCAOB is not able to inspect. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, when the PCAOB reassesses its determinations by the end of 2022, it could determine that it is still unable to inspect and investigate completely audit firms based in China and Hong Kong. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCAA. See “Risk Factors — Risks Relating to Our Ordinary Shares and This Offering — Our independent registered public accounting firm’s audit documentation related to their audit reports included in this prospectus include audit documentation located in mainland China. Our Ordinary Shares may be delisted or prohibited from being traded over-the-counter under the HFCAA if the PCAOB is unable to inspect our audit documentation located in mainland China and, as such, you may be deprived of the benefits of such inspection which could result in limitations or restrictions to our access to the U.S. capital markets. The delisting or the cessation of trading of our Ordinary Shares, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment.”

Cash Transfers and Dividend Distribution

Through our subsidiaries, we conduct a majority of our operations in Hong Kong and maintain our bank accounts and balances primarily in licensed banks in Hong Kong. If needed, cash can be transferred between our holding company and subsidiaries through intercompany fund advances, and there are currently no restrictions of transferring funds between our Cayman Islands holding company and subsidiaries in Hong Kong, the Cayman Islands and the British Virgin Islands. No transfer of cash or other types of assets has been made between our Cayman Islands holding company and subsidiaries as of the date of this prospectus.

Our Cayman Islands holding company declared dividend in the amount of US$3.5 million, or US$0.70 per share to shareholders of our Company whose names appear in the register of members of the Company as of March 5, 2021. Prestige Financial Holdings Group Limited, the 64.20% shareholder of our Cayman Islands holding company, agreed to use the cash dividend payable by the Company in the amount of approximately US$2.34 million to offset part of the loan principal and interest due to the Company, and the remaining US$1.16 million of cash has been paid to other shareholders pro rata as of September 30, 2021. Currently, we do not intend to have our holding company distribute dividends in the future, but we do not have a fixed dividend policy. Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — We do not intend to pay dividends for the foreseeable future.”

Since the incorporation of our Cayman Islands holding company, no cash flows have occurred between our Cayman Islands holding company and our subsidiaries.

We rely in part on dividends from our Hong Kong subsidiaries for our cash and financing requirements, such as the funds necessary to service any debt we may incur. There is a possibility that the PRC government could prevent our cash maintained in Hong Kong from leaving or the PRC government could restrict the deployment of the cash into our business or for the payment of dividends. Any such controls or restrictions may adversely affect our ability to finance our cash requirements, service debt or make dividend or other distributions to our shareholders. See “Risk Factors — Risks Related to the Potential Impact of PRC Laws and Regulations on Our Subsidiaries’ Business — Our Hong Kong subsidiaries may be subject to restrictions on paying dividends or making other payments to us, which may restrict their ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our ordinary shares.”

The Company’s management and finance department are supervising cash management. Our finance department is responsible for establishing the cash management policies and procedures among our subsidiaries and departments. Each subsidiary and department initiate a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to designated management members of the Company, based on the amount and the use of cash requested. The designated management member examines and approves the allocation of cash based on the sources of cash and the priorities of the needs, and submit it to our finance department for a second review. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred.

Enforcement of Civil Liabilities

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. The Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. In addition, Cayman Islands companies may not have standing to sue before federal courts of the United States.

Substantially all of our assets are located in Hong Kong. In addition, a majority of our directors and officers are nationals or residents of Hong Kong and a majority of their assets are located outside the United States. As a result, it may be difficult for shareholders to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman, our Cayman Islands counsel, and Han Kun Law Offices LLP, our Hong Kong counsel, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman has further advised us that the courts of the Cayman Islands would recognize as a valid judgment a final and conclusive judgment in personam obtained in the foreign courts against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Han Kun Law Offices LLP has further advised us that there is uncertainty as to whether the judgment of United States courts will be directly enforced in Hong Kong, as the United States and Hong Kong do not have a treaty or other arrangements providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters. However, a foreign judgment may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court since the judgment may be regarded as creating a debt between the parties to it, provided that the foreign judgment, among other things, is a final judgment conclusive upon the merits of the claim and is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

See “Enforceability of Civil Liabilities” and “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — You may face difficulties in effecting service of process, enforcing foreign judgments, or bringing actions against us or our directors and officers named in this prospectus based on foreign laws.”

Implication of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. Pursuant to the JOBS Act, we have elected to take advantage of the benefits of this extended transition period for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as much as we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market corporate governance requirements. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Stock Market corporate governance requirements. Currently, we do not plan to rely on home country practices with respect to our corporate governance after we complete this offering.

Corporate Information

Our principal executive offices are located at Suite 5102, 51/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, and our phone number is +852 2122 8560. We maintain a corporate website at http://www.prestigewealthinc.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our registered office is located at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY11111, Cayman Islands, and its phone number is +1 345 949 1040. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

THE OFFERING

Ordinary Shares offered by us	2,500,000 Ordinary Shares (or 2,875,000 Ordinary Shares assuming the underwriter exercises its over-allotment option in full)
Price per Ordinary Share	We currently estimate that the initial public offering price will be in the range of $5.5 to $6.5 per Ordinary Share.
Ordinary Shares outstanding prior to completion of this offering	8,000,000 Ordinary Shares
Ordinary Shares outstanding immediately after this offering

10,500,000 Ordinary Shares (or 10,875,000 Ordinary Shares assuming the underwriter exercises its over-allotment option in full) and excluding 201,250 Ordinary Shares underlying the underwriter’s warrants assuming the exercise of the underwriter’s over-allotment option.

Listing; proposed symbol

We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “PWM”. At this time, Nasdaq has not yet approved our application to list our Ordinary Shares. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq.

Transfer Agent	Transhare Corporation
Use of proceeds

We intend to use the proceeds from this offering for brand promotion, hiring of additional client relationship managers and employees, expansion of products and services and general working capital. See “Use of Proceeds”.

Underwriter’s warrants

We are obligated to issue the underwriter at the closing of this offering warrants to purchase the number of Ordinary Shares equal to 7% of the aggregate number of Ordinary Shares sold in this offering. The underwriter’s warrants will be exercisable at any time beginning six months after the closing of this offering, and will expire five years after the effective date of the registration statement of which this prospectus forms a part. The exercise price of the underwriter’s warrants will equal 120% of the public offering price.

Lock-up

We and our directors and executive officers have agreed with the underwriter, subject to certain exceptions, not to sell, transfer or otherwise dispose of any Ordinary Shares or similar securities for a period ending 180 days after the commencement of sales of the offering. See “Underwriting”.

Risk factors

The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 15 for a discussion of factors to consider before deciding to invest in our Ordinary Shares.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to the Potential Impact of PRC Laws and Regulations on Our Subsidiaries’ Business

The PRC government may intervene or influence the Hong Kong operations of an offshore holding company, such as ours, at any time. The PRC government may exert more control over offerings conducted overseas and/or foreign investment in Hong Kong-based issuers. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong-based issuers and we were to be subject to such oversight and control, it may result in a material adverse change to our subsidiaries’ business operations, including our subsidiaries’ operations in Hong Kong, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the Ordinary Shares to significantly decline in value or become worthless.

As a company mainly conducting business in Hong Kong, a special administrative region of China and our subsidiaries’ clients include mainland China residents, our subsidiaries’ business and our prospects, financial condition, and results of operations may be influenced to a significant degree by political, economic, and social conditions in China generally. The PRC government may intervene or influence the operations in mainland China of an offshore holding company at any time, which, if extended to our subsidiaries’ operations in Hong Kong, could result in a material adverse change to our subsidiaries’ operations and the value of the Ordinary Shares. The PRC government has recently indicated an intent to exert more oversight and control over listings conducted overseas and/or foreign investment in issuers based in mainland China. For instance, on July 6, 2021, the relevant PRC governmental authorities promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities, which emphasized the need to strengthen the supervision over overseas listings by companies in mainland China. We cannot assure you that the oversight will not be extended to companies operating in Hong Kong like us and any such action may significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, result in a material adverse change to our subsidiaries’ business operations, including our subsidiaries’ Hong Kong operations, and damage our reputation, which could cause the Ordinary Shares to significantly decline in value or become worthless.

Our subsidiaries’ business, our financial condition and results of operations, and/or the value of our Ordinary Shares or our ability to offer or continue to offer securities to investors may be materially and adversely affected by existing or future PRC laws and regulations which may become applicable to our subsidiaries.

We currently have no operations in mainland China. However, as a majority of the clients of our subsidiaries’ wealth management services and asset management services are nationals of mainland China or residents in mainland China and our principal executive offices are located, and our subsidiaries operate, in Hong Kong, a special administrative region of China, there is no guarantee that if certain existing or future PRC laws become applicable to our subsidiaries, it will not have a material adverse impact on our subsidiaries’ business, financial condition and results of operations and/or our ability to offer or continue to offer securities to investors, any of which may cause the value of such securities to significantly decline or be worthless.

Except for the Basic Law, national laws of mainland China (“National Laws”) do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National Laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. PRC laws and regulations relating to data protection, cyber security and the anti-monopoly have not been listed in Annex III and thus they may not apply directly to Hong Kong.

The PRC laws and regulations are evolving, and their enactment timetable, interpretation and implementation involve significant uncertainties. To the extent any PRC laws and regulations become applicable to our subsidiaries, we may be subject to the risks and uncertainties associated with the legal system in mainland China, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice.

We may also become subject to the PRC laws and regulations to the extent our subsidiaries commence business and customer facing operations in mainland China as a result of any future acquisition, expansion or organic growth.

The PRC government may exert substantial influence and discretion over mainland China residents and the manner in which companies incorporated under the PRC laws must conduct their business activities. Through our subsidiaries, we are a Hong Kong-based company with no operations in mainland China, and mainland China residents may purchase our subsidiaries’ product in Hong Kong. If we were to become subject to such direct influence or discretion, it may result in a material change in our subsidiaries’ operations and/or the value of our Ordinary Shares, which would materially affect the interest of the investors.

We currently have no operations in mainland China. Our principal executive offices are located, and our subsidiaries operate, in Hong Kong, a special administrative region of China. In addition, we do not solicit any client or collect, store or process in mainland China any personal data of any client. As of the date of this prospectus, the PRC government has not exerted direct influence and discretion over the manner in which our subsidiaries conduct their business activities outside of mainland China. However, there is no guarantee that we will not be subject to such direct influence or discretion in the future due to changes in laws or other unforeseeable reasons or as a result of our expansion or acquisition of operations in mainland China, considering our subsidiaries’ clients include residents of mainland China. See “— Our subsidiaries’ business, our financial condition and results of operations, and/or the value of our Ordinary Shares or our ability to offer or continue to offer securities to investors may be materially and adversely affected by existing or future PRC laws and regulations which may become applicable to our subsidiaries.”

The legal system of mainland China is evolving rapidly and the PRC laws, regulations, and rules may change quickly with little advance notice. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the non-precedential nature of these decisions, the interpretation of these laws, rules and regulations may contain inconsistences, the enforcement of which involves uncertainties. The PRC government may exercise substantial control over many sectors of the economy in mainland China through regulation and/or state ownership. Government actions have had, and may continue to have, a significant effect on economic conditions in mainland China and businesses which are subject to such government actions.

If our subsidiaries to become subject to the direct intervention or influence of the PRC government at any time due to changes in laws or other unforeseeable reasons or as a result of our development, expansion or acquisition of operations in mainland China, it may require a material change in our subsidiaries’ operations and/or result in increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. In addition, the market prices of our Ordinary Shares and/or other securities could be adversely affected as a result of anticipated negative impacts of any such government actions, as well as negative investor sentiment towards Hong Kong-based companies subject to direct PRC government oversight and regulation, regardless of our actual operating performance. There can be no assurance that the Chinese government would not intervene in or influence our subsidiaries’ operations at any time.

Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities, including the Ordinary Shares, to significantly decline or be worthless.

Uncertainties arising from the legal system in mainland China, including uncertainties regarding the interpretation and enforcement of PRC laws and the possibility that regulations and rules can change quickly with little advance notice, could hinder our ability to offer or continue to offer our securities, result in a material adverse change to our subsidiaries’ business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Ordinary Shares to significantly decline in value or become worthless.

As a company mainly conducting business in Hong Kong, a special administrative region of China, we may be affected directly or indirectly by PRC laws and regulations. The legal system in mainland China is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases may be cited for reference but have less precedential value. The laws, regulations, and legal requirements in mainland China are quickly evolving and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to you and us. In addition, we cannot predict the effect of future developments in the legal system of mainland China, particularly with regard to new economies, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. For instance, considering our clients include residents of mainland China, if residents of mainland China are prohibited from purchasing any insurance policy in Hong Kong or other offshore jurisdiction, our business, financial condition and results of operations may be materially and adversely affected. Furthermore, the legal system of mainland China is based in part on government policies and internal rules, some of which are not published on a timely basis or at all. As a result, we may not be aware of our potential violation of these policies and rules. In addition, any administrative and court proceedings in mainland China may be protracted and result in substantial costs and diversion of resources and management attention.

New laws and regulations may be enacted from time to time and substantial uncertainties exist regarding the interpretation and implementation of current and any future PRC laws and regulations. In particular, the PRC governmental authorities may continue to promulgate new laws, regulations, rules and guidelines governing new economy companies with respect to a wide range of issues, such as intellectual property, unfair competition and antitrust, privacy and data protection, and other matters. Compliance with these laws, regulations, rules, guidelines, and implementations, if applicable to us and/or our subsidiaries, may be costly, and any incompliance or associated inquiries, investigations, and other governmental actions may divert significant management time and attention and our financial resources, bring negative publicity, subject us and/or our subsidiaries to liabilities or administrative penalties, or materially and adversely affect our subsidiaries’ business, our financial condition and results of operations, and the value of the Ordinary Shares.

If we and/or our subsidiaries were to be required to comply with cybersecurity, data privacy, data protection, or any other PRC laws and regulations related to data and we and/or our subsidiaries cannot comply with such PRC laws and regulations, our subsidiaries’ business, financial condition, and results of operations may be materially and adversely affected.

We may be subject to a variety of cybersecurity, data privacy, data protection, and other PRC laws and regulations related to data, including those relating to the collection, use, sharing, retention, security, disclosure, and transfer of confidential and private information, such as personal information and other data. These laws and regulations apply not only to third-party transactions, but also to transfers of information within our organization. These laws and regulations may restrict our subsidiaries’ business activities and require us and/or our subsidiaries to incur increased costs and efforts to comply, and any breach or noncompliance may subject us and/or our subsidiaries to proceedings against such entity(ies), damage our reputation, or result in penalties and other significant legal liabilities, and thus may materially and adversely affect our subsidiaries’ business and our financial condition and results of operations.

As the laws and regulations related to cybersecurity, data privacy, and data protection in mainland China where our subsidiaries do not have operations are relatively new and evolving, and their interpretation and application may be uncertain, it is still unclear if we and/or our subsidiaries may become subject to such new laws and regulations.

The PRC Data Security Law, or the Data Security Law, which was promulgated by the Standing Committee of the National People’s Congress on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. According to Article 2 of the Data Security Law, it applies to data processing activities within the territory of mainland China as well as data processing activities conducted outside the territory of mainland China which jeopardize the national interest or the public interest of China or the rights and interest of any PRC organization and citizens. Any entity failing to perform the obligations provided in the Data Security Law may be subject to orders to correct, warnings and penalties including ban or suspension of business, revocation of business licenses or other penalties. As of the date of this prospectus, we do not have any operation or maintain any office or personnel in mainland China, and we have not conducted any data processing activities which may endanger the national interest or the public interest of China or the rights and interest of any Chinese organization and citizens. Therefore, we do not believe that the Data Security Law is applicable to us.

On August 20, 2021, the Standing Committee of the National People’s Congress of China promulgated the Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021. According to Article 3 of the Personal Information Protection Law, it is applied not only to personal information processing activities carried out in the territory of mainland China but also to personal information processing activities outside the mainland China for the purpose of offering products or services to domestic natural persons in the territory of mainland China. The offending entities could be ordered to correct, or to suspend or terminate the provision of services, and face confiscation of illegal income, fines or other penalties. As our subsidiaries’ services are provided in Hong Kong, Cayman Islands, British Virgin Islands and the U.S. rather than in the mainland China to clients worldwide, including but not limited to clients of mainland China who visit our offices in these locations, we take the view that we and our subsidiaries are not subject to the Personal Information Protection Law.

On July 7, 2022, the CAC issued the Measures for Security Assessment of Cross-border Data Transfer, or the Measures, which took effect on September 1, 2022. According to the Measures, in addition to the self-risk assessment requirement for provision of any data outside mainland China, a data processor shall apply to the competent cyberspace department for data security assessment and clearance of outbound data transfer in any of the following events: (i) outbound transfer of important data by a data processor; (ii) outbound transfer of personal information by an operator of critical information infrastructure or a data processor which has processed more than one million users’ personal data; (iii) outbound transfer of personal information by a data processor which has made outbound transfers of more than one hundred thousand users’ personal information or more than ten thousand users’ sensitive personal information cumulatively since January 1 of the previous year; (iv) such other circumstances where ex-ante security assessment and evaluation of cross-border data transfer is required by the CAC. As of the date of this prospectus, we and our subsidiaries have not collected, stored, or managed any personal information in mainland China. therefore, we believe that the Measures is not applicable to us.

However, given the recency of the issuance of the above PRC laws and regulations related to cybersecurity and data privacy, we and our subsidiaries still face uncertainties regarding the interpretation and implementation of these laws and regulations and we could not rule out the possibility that any PRC governmental authorities may subject us and/or our subsidiaries to such laws and regulations in the future. If they are deemed to be applicable to us and/or our subsidiaries, we cannot assure you that we and our subsidiaries will be compliant with such new regulations in all respects, and we and/or our subsidiaries may be ordered to rectify and terminate any actions that are deemed illegal by the PRC governmental authorities and become subject to fines and other government sanctions, which may materially and adversely affect our subsidiaries’ business and our financial condition and results of operations.

If we and/or our subsidiaries were to be required to obtain any permission or approval from the CSRC, the CAC, or other PRC governmental authorities in connection with this offering under PRC laws, we and/or our subsidiaries may be fined or subject to other sanctions, and our subsidiaries’ business and our reputation, financial condition, and results of operations may be materially and adversely affected.

The Cybersecurity Review Measures jointly promulgated by the CAC and other relevant PRC governmental authorities on December 28, 2021 required that, among others, “critical information infrastructure” or network platform operators holding over one million users’ personal information to apply for a cybersecurity review before any public offering on a foreign stock exchange. However, this regulation is recently issued and there remain substantial uncertainties about its interpretation and implementation.

As of the date of this prospectus, we and our subsidiaries do not have any business operation or maintain any office or personnel in mainland China. We and our subsidiaries have not collected, stored, or managed any personal information in mainland China. Based on our inquiry with the CCRC, and the advice of our legal counsel of mainland China, Han Kun Law Offices, we believe that we and our subsidiaries are not currently required to proactively apply to a cybersecurity review for our public offerings on a foreign stock exchange, on the basis that (i) our subsidiaries are incorporated in Hong Kong, the British Virgin Islands, and other jurisdictions outside of mainland China and operate in Hong Kong without any subsidiary or VIE structure in mainland China, and we do not maintain any office or personnel in mainland China; (ii) except for the Basic Law, the National Laws do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation, and National Laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong, and PRC laws and regulations relating to data protection and cyber security have not been listed in Annex III as the date of this prospectus; (iii) our data processing activities are solely carried out by our overseas entities outside of mainland China for the purpose of offering products or services in Hong Kong and other jurisdictions outside of mainland China; (iv) we and our subsidiaries do not control more than one millions users’ personal information as of the date of this prospectus; (v) as of the date of this prospectus, we and our subsidiaries have not received any notice of identifying us as critical information infrastructure from any relevant PRC governmental authorities; (vi) as of the date of this prospectus, none of us or our subsidiaries have been informed by any PRC governmental authority of any requirement for a cybersecurity review; and (vii) based on our inquiry with the CCRC, the officer who provides cybersecurity review consultation service under CCRC believes that we are currently not required to apply to a cybersecurity review for our public offerings on a foreign stock exchange with the CAC because we neither currently have any operation in mainland China nor control more than one millions users’ personal information as of the date of this prospectus. Additionally, we believe that we and our subsidiaries are compliant with the regulations and policies that have been issued by CAC to date. However, regulatory requirements on cybersecurity and data security in the mainland China are constantly evolving and can be subject to varying interpretations or significant changes, which may result in uncertainties about the scope of our responsibilities in that regard, and there can be no assurance that the relevant PRC governmental authorities, including the CAC, would reach the same conclusion as us or our legal counsel of mainland China. We will closely monitor and assess the implementation and enforcement of the Cybersecurity Review Measures. If the Cybersecurity Review Measures mandates clearance of cybersecurity and/or data security regulators and other specific actions to be completed by companies like us, we may face uncertainties as to whether we can meet such requirements timely, or at all.

In addition, on December 24, 2021, the State Council issued a draft of the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Draft Provisions, and the CSRC issued a draft of Administration Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies, or the Draft Administration Measures, for public comments. The Draft Provisions and the Draft Administration Measures propose to establish a new filing-based regime to regulate overseas offerings and listings by domestic companies. According to the Draft Provisions and the Draft Administration Measures, an overseas offering and listing by a domestic company, whether directly or indirectly, shall be filed with the CSRC. Specifically, the examination and determination of an indirect offering and listing will be conducted on a substance-over-form basis, and an offering and listing shall be considered as an indirect overseas offering and listing by a domestic company if the issuer meets the following conditions: (i) the operating income, gross profit, total assets, or net assets of the domestic enterprise in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statement for that year; (ii) senior management personnel responsible for business operations and management are mostly PRC citizens or are ordinarily resident in the mainland China, and the main place of business is in mainland China or carried out in mainland China. Failure to comply with the filing requirements may result in fines to the relevant domestic companies, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons.

As of the date of this prospectus, our subsidiaries are incorporated in Hong Kong, the British Virgin Islands, and other regions outside of mainland China and operate in Hong Kong without any subsidiary or VIE structure in mainland China, and we do not maintain any office or personnel in mainland China, and the Draft Provisions and the Draft Administration Measures are released for public comments only, and final version and effective date of such regulations are subject to change with substantial uncertainty. Therefore, as advised by our legal counsel of mainland China, Han Kun Law Offices, we believe that this listing contemplated in this prospectus is currently not subject to any filing procedures with, or approvals from the CSRC in connection with the Draft Provisions or the Draft Administration Measures. However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us or our legal counsel of mainland China. In addition, as of the date of this prospectus, we and our subsidiaries have not received any inquiry, notice, warning, or sanctions regarding this listing or any other PRC governmental authorities with respect to the filing requirement under the new regulatory regime. However, as the Draft Provisions and the Draft Administration Measures have not been adopted, there remains uncertainty in the final form and the enforcement of such overseas listing rules, and/or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules to require us to obtain CSRC or other governmental approvals for this offering. Furthermore, according to

Relevant Officials of the CSRC Answered Reporter Questions on December 24, 2021, new initial public offerings and refinancing by existent overseas listed mainland China companies will firstly be required to go through the filling process; other existent overseas listed companies will be allowed sufficient transition period to complete their filing procedure, which means if we complete this offering prior to the effectiveness of the Draft Provisions and the Draft Administration Measures, we may still be required to complete the filing process in the future, or be subject to additional compliance requirements in the future.

Since these statements and regulatory actions are new, it is also highly uncertain in the interpretation and the enforcement of the above cybersecurity and overseas listing laws and regulation. There is no assurance that the relevant PRC governmental authorities would reach the same conclusion as us or our legal counsel of mainland China. If we and/or our subsidiaries are required to obtain approval or fillings from any governmental authorities, including the CAC and/or the CSRC, in connection with the listing or continued listing of our securities on a stock exchange outside of Hong Kong or mainland China, it is uncertain how long it will take for us and/or our subsidiaries to obtain such approval, and, even if we and our subsidiaries obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC governmental authorities to conduct offerings or list outside of Hong Kong or mainland China may subject us and/or our subsidiaries to sanctions imposed by the PRC governmental authorities, which could include fines and penalties, suspension of business, proceedings against us and/or our subsidiaries, and even fines on the controlling shareholder and other responsible persons, and our subsidiaries’ ability to conduct our business, our ability to invest into mainland China as foreign investments or accept foreign investments, or our ability to list on a U.S. or other overseas exchange may be restricted, and our subsidiaries’ business, and our reputation, financial condition, and results of operations may be materially and adversely affected. Additionally, these risks could result in a material adverse change to the value of our Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

If we and/or our subsidiaries were deemed as providing insurance products by promoting insurance policies, soliciting customers or other activities in mainland China, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Pursuant to the relevant PRC laws and regulations, no entity or individual shall provide any oversea insurance products in mainland China by any direct or indirect means, including but not limited to promoting insurance policies, soliciting customers or otherwise facilitating the purchase of insurance products overseas in mainland China. Through our subsidiaries, we currently work with licensed insurance brokers in Hong Kong and introduce our subsidiaries’ clients, the majority of whom are mainland China residents, to the brokers our subsidiaries work with. As of the date of this prospectus, Ms. Xinyu Zhao, spouse of Mr. Chi Tak Sze, our director and controlling shareholder, has established a few entities that engage a few employees in mainland China. The business of such entities is irrelevant to our business and we are not conducting business in mainland China through such entities. However, such entities use “Prestige” as their business names and may promote their business or solicit clients using the business name of “Prestige” in mainland China. Additionally, some of our employees may travel to mainland China to meet our clients or conduct other activities. As such, we cannot assure you that certain activities conducted by such entities and our employees in mainland China will not lead us to be deemed as providing insurance products by promoting insurance policies, soliciting customers in mainland China or other activities. As of the date of this prospectus, none of us or our subsidiaries have received any inquiry, notice, warning or sanctions regarding our business from any PRC governmental authorities. Although we believe that we are not in violation of the current applicable PRC laws and regulations related to insurance business in mainland China, there remain some uncertainties as to how the current and any future PRC laws and regulations will be interpreted or enforced in the context of operating insurance business. If we were deemed as providing any oversea insurance products in mainland China by promoting insurance policies, soliciting customers in mainland China or other activities, all activities which are deemed as providing oversea insurance products by PRC governmental authorities may be banned and we may be subject to regulatory actions and penalties, including fines, confiscation of illegal income or other penalties. In such cases, our business, financial condition, results of operations, prospects and reputation may be materially and adversely affected. We have taken measures in a timely manner to monitor and ensure the compliance with relevant PRC laws and regulations, and cause such entities to change their company names or cease our employees’ visit of our clients in mainland China as required by relevant PRC governmental authorities.

Our Hong Kong subsidiaries may be subject to restrictions on paying dividends or making other payments to us, which may restrict their ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our ordinary shares.

We are a holding company incorporated in the Cayman Islands with the majority of our operations in Hong Kong. Accordingly, most of our cash is maintained in Hong Kong dollars. We rely in part on dividends from our Hong Kong subsidiaries for our cash and financing requirements, such as the funds necessary to service any debt we may incur. There is currently no restriction or limitation under the laws of Hong Kong on the conversion of Hong Kong dollars into foreign currencies and the transfer of currencies out of Hong Kong and the foreign currency regulations of mainland China do not currently have any material impact on the transfer of cash between us and our Hong Kong subsidiaries. However, there is a possibility that certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to our Hong Kong subsidiaries in the future and the PRC government may prevent our cash maintained in Hong Kong from leaving or restrict the deployment of the cash into our business or for the payment of dividends in the future. Any such controls or restrictions, if imposed in the future and to the extent cash is generated in our Hong Kong subsidiaries and to the extent assets (other than cash) in our business are located in Hong Kong or held by a Hong Kong entity and may need to be used to fund operations outside of Hong Kong, may adversely affect our ability to finance our cash requirements, service debt or make dividend or other distributions to our shareholders. Furthermore, there can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization, which could result in an inability or prohibition on making transfers or distributions to entities outside of Hong Kong and adversely affect our business.

Risks Related to Our Subsidiaries’ Business and Industry

We may not be able to grow at the historical rate of growth, and if we fail to manage our growth effectively, our subsidiaries’ business may be materially and adversely affected.

We commenced our business through our subsidiaries in the second half of 2016 and have experienced a period of rapid growth in recent years due to the launch of our subsidiaries’ wealth management services in mid-2017. Referral fees from our subsidiaries’ wealth management services accounted for the majority of our revenues for the fiscal year ended September 30, 2020, and due to the impact of the ongoing COVID-19 pandemic, we generated an insignificant amount in revenue from our subsidiaries’ wealth management services for the fiscal year ended September 30, 2021. Revenue from wealth management services accounted for the majority of our revenues for the six months ended March 31, 2022. Additionally, our subsidiaries started providing asset management related advisory services in the fiscal year ended September 30, 2019. Our subsidiaries’ asset management services generated the majority of our revenues for the fiscal year ended September 30, 2021. Our total net revenue grew at a compound annual growth rate, or CAGR, of approximately 95% from the inception of our business in 2017 to the six months ended March 31, 2022. However, we cannot assure you that we will grow at the historical rate of growth. Our rapid growth has placed, and will continue to place, a significant strain on our management, personnel, systems and resources. To accommodate our growth, we will need to implement a variety of new and upgraded operational and financial systems, procedures and controls, including the improvement of our accounting and other internal management systems. We and our subsidiaries also will need to recruit, train, manage and motivate client relationship managers and other employees and manage our subsidiaries’ relationships with an increasing number of clients. Moreover, as our subsidiaries introduce new wealth management services or enter into new markets, our subsidiaries may face unfamiliar market and operational risks and challenges which our subsidiaries may fail to successfully address. We may be unable to manage our growth effectively, which could have a material adverse effect on our subsidiaries’ business.

Our subsidiaries’ limited operating history may not provide an adequate basis to judge our future prospects and results of operations.

Our subsidiaries have a limited operating history. We commenced our business through our subsidiaries in the second half of 2016 when our subsidiaries formed SP1, their first asset management fund under management. In mid-2017, our subsidiaries launched their wealth management operation providing referral services to clients in connection with purchase wealth management products from third-party brokers. We intend to further develop our subsidiaries’ wealth management business in the future by engaging with more product brokers, expanding to offer more diverse categories of wealth management products, and offering more value-added ancillary services to clients. In late 2018, our subsidiaries began providing asset management related advisory services at the request of certain clients. In late 2020, our subsidiaries started to provide discretionary account management services to their clients. Since late 2021, our subsidiaries started providing wealth management services in the U.S. We recorded net income for the fiscal years ended September 30, 2020 and 2021 and the six months ended March 31, 2022. We cannot assure you that our results of operations will not be adversely affected for any future period. Our limited operating history makes the prediction of future results of operations difficult, and therefore, past results of operations achieved by us should not be taken as indicative of the rate of growth, if any, that can be expected in the future. As a result, you should consider our future prospects in light of the risks and uncertainties experienced by early-stage companies in a rapidly evolving and increasingly competitive market in Hong Kong and the U.S. Further, our limited operating history makes it difficult to evaluate other risks and challenges we may encounter in the future. If we fail to address the risks and difficulties we face, including those associated with those described elsewhere in this “Risk Factors” section, our subsidiaries’ business and our financial condition and results of operations could be adversely affected.

Our subsidiaries may not be able to continue to retain or expand their client base or maintain or increase the amount of investments made by their clients in the products distributed by the product brokers our subsidiaries work with.

Our subsidiaries target the large populations of high net worth and ultra-high net worth individuals as their clients are primarily in Asia. In light of Asia’s ever-evolving wealth management industry for high net worth and ultra-high net worth individuals we cannot assure you that our subsidiaries will be able to maintain and increase the number of their clients or that their existing clients will purchase wealth management products distributed by their network of brokers in the same amount. Our subsidiaries primarily rely on referral fees when their new and/or existing clients purchase new wealth management products, which we cannot assure you these clients will continue to purchase at the same rate or level. Our subsidiaries’ existing and future competitors may be better equipped to capture market opportunities and grow their client bases faster than our subsidiaries. A decrease in the number of our subsidiaries’ clients or a decrease in these clients’ purchase of insurance products distributed by our subsidiaries’ network of brokers may reduce revenues derived from referral fees and monetization opportunities for our subsidiaries’ wealth management services. If our subsidiaries fail to continue to meet their clients’ expectations on returns from the products purchased by such clients from the insurance brokers our subsidiaries work with or if such clients are no longer satisfied with our subsidiaries’ services, they may leave our subsidiaries for competitors and our reputation may be damaged by these clients, affecting our subsidiaries’ ability to attract new clients, which will in turn adversely affect our financial condition and operational results.

The ongoing COVID-19 pandemic has adversely affected, and may continue to adversely affect our subsidiaries’ business, results of operations and financial condition.

The ongoing COVID-19 pandemic has continued to spread across the world and has created unique global and industry-wide challenges, including challenges to many aspects of our subsidiaries’ business. In early 2020, the COVID-19 outbreak caused temporary closures of our subsidiaries’ offices and implementation of short-term measures for employees to work remotely from home in our headquarters. In addition, travel restrictions related to COVID-19 have been implemented. For instance, the National Immigration Administration of China temporarily suspended the issuance of Hong Kong tourist visa to citizens of mainland China. Further, any person traveling to and from Hong Kong to mainland China will be subject to mandatory quarantine of seven to fourteen days, depending on specific quarantine policies adopted by the local governments of the destination cities in China. Due to such measures, many of our subsidiaries’ existing and potential clients have not been able to visit Hong Kong in person, and as a result, we generated $1,758,331 and $1,833 in revenue from 13 and three clients, respectively, through our subsidiaries’ wealth management services in the fiscal year ended September 30, 2020 and 2021. However, in the six months ended March 31, 2022, we generated $1,765,089 in revenue from a client of our subsidiaries in the U.S. The COVID-19 pandemic also caused mild delay in our collection of receivables. We collected the majority of the outstanding receivables as of September 30, 2020, and a portion of the outstanding receivables as of September 30, 2021. We also collected a portion of our outstanding receivables as of March 31, 2022, and obtained payment schedules for the rest.

The extent to which COVID-19 continues to impact our financial condition, results of operations and cash flows in the rest of 2022 will depend on the future developments of the pandemic, including new information concerning the global severity of and actions taken to contain the outbreak, which are highly uncertain and unpredictable. In addition, our financial position, results of operations and cash flows could be adversely affected to the extent that the travel restrictions and quarantine requirements to Hong Kong remain in place and that the COVID-19 pandemic harms the economy in Hong Kong in general. We cannot assure you that the COVID-19 pandemic can be eliminated or contained in the near future, or at all, or a similar outbreak will not occur again. If there is not a material recovery in the COVID-19 situation, or the situation further deteriorates in Hong Kong, mainland China or other parts of the world, our business, results of operations and financial condition could be materially and adversely affected.

Any material decrease in the referral fee rates for our subsidiaries’ services may have an adverse effect on our revenues, cash flow and results of operations.

For the fiscal year ended September 30, 2020, we derived a significant portion of our revenues from referral fees paid by insurance brokers when our subsidiaries’ clients purchased the insurance policies distributed by the brokers we introduced them to. Due to the impact of ongoing COVID-19 pandemic, we generated an insignificant amount in revenue from referral fees paid by insurance brokers for the fiscal year ended September 30, 2021. For the six months ended March 31, 2022, through our subsidiaries, we started providing wealth management services to clients in the U.S. market and generated a significant portion of our revenues from referral fees paid by a U.S.-based insurance broker. The referral fee rates are set by such brokers or negotiated between such parties and our subsidiaries, and vary from product to product. Future referral fee rates may be subject to change based on the prevailing political, economic, regulatory, taxation and competitive factors that affect product providers. These factors, which are not within our subsidiaries’ control, include the capacity of wealth management product providers to place new business and realize profits, client demand and preference for wealth management products, the availability of comparable products from other providers or brokers at a lower cost, the availability of alternative wealth management products to clients and the tax deductibility of referral fees. In addition, the historical volume of wealth management products that our subsidiaries’ clients purchased to may have a significant impact on our subsidiaries’ bargaining power with third-party wealth management product brokers in relation to the referral fee rates for future products. Because our subsidiaries do not determine, and cannot predict, the timing or extent of referral fee rate changes with respect to the wealth management products, it is difficult for our subsidiaries to assess the effect of any of these changes on our operations. In order to maintain their relationships with the product brokers and to enter into contracts for new products, our subsidiaries may have to accept lower referral fee rates or other less favorable terms, which could reduce our revenues. If some of our key wealth management product brokers decide not to enter into new contracts with our subsidiaries, or our subsidiaries’ relationships with such key wealth management product brokers are otherwise impacted, our subsidiaries’ business and our operating results could be materially and adversely affected.

If our subsidiaries fail to attract and retain qualified employees to manage their client relationships, our subsidiaries’ business could suffer.

Our subsidiaries’ employees who manage client relationships are responsible for maintaining relationships with our subsidiaries’ clients, such as serving as these clients’ day-to-day contacts and carrying out a substantial portion of the client services our subsidiaries deliver. Their professional competence and approachability are essential to establishing and maintaining our brand image. As our subsidiaries further grow their business and expand into new cities and regions, our subsidiaries have an increasing demand for high quality employees, mainly client relationship managers, who are capable of delivering satisfactory client services. Our subsidiaries have been actively recruiting and will continue to recruit qualified client relationship managers to join them. However, there is no assurance that our subsidiaries can recruit and retain sufficient client relationship managers who meet their high quality requirements to support our subsidiaries’ further growth. Even if our subsidiaries could recruit sufficient client relationship managers, our subsidiaries may have to incur disproportional training and administrative expenses in order to prepare their local recruits for such client’s job. If our subsidiaries are unable to attract and retain highly productive client relationship managers, our subsidiaries’ business could be materially and adversely affected. Competition for relationship managers may also force our subsidiaries to increase the compensation of their client relationship managers, which would increase operating costs and reduce our profitability.

If any insurance products distributed by the product brokers our subsidiaries work with or our subsidiaries’ business practices or the business practices of any of the product brokers our subsidiaries work with are deemed to violate any new or existing Hong Kong laws or regulations, our subsidiaries’ business and our financial condition and results of operations could be materially and adversely affected.

Insurance products and insurance products service providers are strictly regulated in Hong Kong. While we believe our subsidiaries are not regulated as insurance agents or insurance brokers under Hong Kong laws, our subsidiaries may be affected by Hong Kong financial regulations as a result of the insurance products distributed by the product brokers our subsidiaries work with and their relationships with those product brokers. Under the Criminal

Procedure Ordinance (Chapter 221 of the Laws of Hong Kong), or the CPO, any person who aids, abets, counsels or procures the commission by another person of any offence shall be guilty of the like offence. If any insurance products distributed by any product broker our subsidiaries work with, or the business practice of the product brokers, is deemed to violate any Hong Kong laws or regulations, we cannot assure you that our subsidiaries will not be liable for assisting in the distribution of the product or otherwise found guilty of aiding, abetting, counseling or procuring the same offence committed by the product broker, even if we are not the direct provider of the product. Under the Insurance Ordinance (Chapter 41 of the Laws of Hong Kong), or the IO, any person who induces or attempts to induce another person to enter into a contract of insurance by making a false, misleading or deceptive statement, promise or representation, or by making a dishonest concealment of material facts commits an offence and is subject to a maximum fine of HK$1,000,000 (approximately $129,000) and imprisonment for up to two years. Further, under the IO, any person who holds himself/herself out to be (i) an insurance agent if he/she is not an appointed insurance agent of an insurer; or (ii) an insurance broker if he/she is not an authorized insurance broker, commits an offence and is subject to a maximum fine of HK$1,000,000 (approximately $129,000) and imprisonment for up to two years. If any of the insurance brokers our subsidiaries work with is deemed to commit any of these offences, we cannot assure you that our subsidiaries will not be found guilty of the same offence and liable for the same penalties if our subsidiaries are found guilty of aiding, abetting, counseling or procuring the same offence. As a result of any of the foregoing, our business, financial condition and prospects could be materially and adversely affected.

We are subject to concentration risk because we generated the majority of our revenues through a limited number of product brokers and advisory service clients.

For the six months ended March 31, 2022, we generated the majority of our total revenue through a limited number of product brokers. For the fiscal year ended September 30, 2021, we generated the majority of our total revenue from asset management services using short-term IPO investment strategy. For the fiscal year ended September 30, 2020, we generated the majority of our total revenues through a limited number of product brokers and advisory service clients. For the fiscal year ended September 30, 2020, we generated all of our revenues from wealth management services through cooperation with a Hong Kong based insurance broker, which accounted for approximately 68.64% of our total revenues (wealth management and asset management services), and we generated approximately 28.13% of our total revenues from one advisory services client. In addition, we generated approximately 82.34% of our total revenues for the fiscal year ended September 30, 2021 using short-term IPO investment strategy. Our subsidiaries’ partnerships with these product brokers and advisory service clients are not on an exclusive basis, and the contract durations generally are for one-year periods or shorter. Additionally, our subsidiaries commenced our wealth management operations in the U.S. market since late 2021, and our subsidiaries currently work with one insurance broker based in the U.S. For the six months ended March 31, 2022, we generated approximately 99.99% of our revenues from wealth management services through cooperation with a U.S. based insurance agency, which accounted for approximately 98.63% of our total revenues for the period. If these product brokers change their policies, terminate their business relationship with our subsidiaries or do not renew their agreements with our subsidiaries, our subsidiaries’ business and our result of operations may be materially and adversely affected. If our subsidiaries are not able to expand into new verticals and increase penetration in existing verticals to increase the number of product brokers, retain their existing relationships with product brokers or renew existing contracts with product brokers on terms favorable to our subsidiaries, our results of operations will be materially and adversely affected. Similarly, if our subsidiaries are unable to secure business relationship with new advisory service clients in a timely manner, or at all, our results of operations will be materially and adversely affected.

During the fiscal years ended September 30, 2020 and 2021 and the six months ended March 31, 2022, we generated the majority of our revenues from wealth management services through a limited selection of wealth management products.

During the fiscal years ended September 30, 2020 and 2021 and the six months ended March 31, 2022, we generated the majority of our total wealth management services revenues through a limited selection of wealth management products, and we expect to continue to generate our revenues from wealth management services through a limited selection of wealth management products. For the fiscal year ended September 30, 2020, we generated approximately 68.64% of our total net revenue from the subscription of savings plans by our subsidiaries’ clients. For the fiscal year ended September 30, 2021, due to the impact of ongoing COVID-19 pandemic, we generated an insignificant amount in revenue from referral fees, all of which was from the subscription of high-end medical insurance policies by our subsidiaries’ clients. For the six months ended March 31, 2022, we generated approximately 98.63% of our total net revenue from the subscription of life insurance policies by a client of our subsidiaries. If any product providers decide to terminate underwriting savings plan policies, our subsidiaries’ clients may not immediately subscribe to other policies, or other wealth management products, and our subsidiaries’ business and our result of operations may be materially and adversely affected. Additionally, if any product providers decide to decrease the referral fees associated with savings plan policies, our revenues are expected to decrease, and our subsidiaries’ business and our result of operations may be materially and adversely affected. Furthermore, if our subsidiaries’ clients decide to work with other service providers to subscribe for other wealth management products, our results of operations will be materially and adversely affected.

The wealth management products that the product brokers distribute to our clients’ clients involve various risks and the failure of product brokers to identify or fully appreciate such risks will negatively affect our reputation, client relationships, operations and prospects.

The product brokers our subsidiaries work with distribute a broad variety of wealth management products supplied by third-party product providers, which currently are primarily general insurance products and investment-linked insurance products. These products often have complex structures and involve various risks, such as market risk, liquidity risk, credit risks and inflation risk. The product brokers our subsidiaries work with must accurately describe the products to, and evaluate them for, our subsidiaries’ clients. Our success in having the clients we refer to insurance brokers purchase insurance products from such brokers depends, partly, on the clients’ trust on us to recommend quality product brokers who have the knowledge know-how and expertise to advise on the various risks. If the product brokers our subsidiaries work with fail to identify and fully appreciate the risks associated with products that are distributed to our clients, or fail to disclose such risks to our subsidiaries’ clients, and as a result our subsidiaries’ clients suffer financial loss or other damages resulting from their purchase of the wealth management products following our recommendation of the product brokers, our reputation, client relationships, business and prospects will be materially and adversely affected.

Any failure to ensure and protect the confidentiality of the personal data of our subsidiaries’ clients could lead to legal liability, adversely affect our reputation and have a material adverse effect on our subsidiaries’ business and our financial condition or results of operations.

Our subsidiaries’ services involve the exchange of information, including detailed personal and financial information regarding our subsidiaries’ clients, through a variety of electronic and non-electronic means. Our subsidiaries rely on a complex network of process and software controls to protect the confidentiality of data provided to our subsidiaries or stored on their systems. If our subsidiaries do not maintain adequate internal controls or fail to implement new or improved controls, this data could be misappropriated or confidentiality could otherwise be breached. Our subsidiaries could be subject to liability if they inappropriately disclose any client’s personal information, or if third parties are able to penetrate our subsidiaries’ network security or otherwise gain access to any client’s name, address, portfolio holdings, or other personal information. Any such event could subject our subsidiaries to claims for identity theft or other similar fraud claims or claims for other misuses of personal information, such as unauthorized marketing or unauthorized access to personal information. In addition, such events would cause our subsidiaries’ clients to lose their trust and confidence in our subsidiaries, which may result in a material adverse effect on our subsidiaries’ business and our results of operations and financial condition.

We plan to expand our wealth management services through our subsidiaries in the U.S. market. Any worsening of U.S. economic conditions as a result of the COVID-19 pandemic and the Russian Federation Military Action may adversely affect our ability to fully execute our business strategies.

Since late 2021, we started providing wealth management services in the U.S. through our subsidiaries. On May 9, 2022, our U.S. subsidiary obtained a license issued by the California Department of Insurance which authorized it to act as a life insurance agent. We plan to further expand our wealth management services through our subsidiaries in the U.S. market. If the general economic conditions in the U.S. were to worsen, a number of negative effects on our subsidiaries’ business operations in the U.S. could result, including declines in the number of insurance policies obtained by our subsidiaries’ clients and consequent decrease in the amount of referral fees to be paid by product brokers for the insurance policies purchased by the clients introduced by our subsidiaries. In such event, we may not be able to fully execute our business strategies and expand our wealth management services in the U.S. as planned. Additionally, in February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, this action and related sanctions on the world economy are not determinable, and may lead to materially adverse impact on our financial condition, results of operations, and cash flows.

Our subsidiaries compete in a highly regulated industry in the U.S., which may result in increased expenses or restrictions on their operations.

We intend to conduct business in California through our subsidiaries and are subject to comprehensive regulation and supervision by government agencies in California including the California Department of Insurance. The primary purpose of such regulation and supervision is to provide safeguards for policyholders rather than to protect the interests of our shareholders, and it is difficult to anticipate how changes in such regulation would be implemented and enforced. As a result, such regulation and supervision could result in enforcement actions, fines or other penalties in the event of non-compliance and could reduce our profitability or growth by increasing compliance costs, technology compliance, restricting the services our subsidiaries may offer, the markets our subsidiaries may enter, the methods by which our subsidiaries may offer services, or the referral fees our subsidiaries may charge for their services and the form of compensation they may accept from insurance brokers or other third parties. In addition, the laws of the various other state jurisdictions establish supervisory agencies with broad administrative powers with respect to, among other things, licensing of entities to transact business, licensing of agents, admittance of assets, regulating premium rates, approving policy forms, regulating unfair trade and claims practices, determining technology and data protection requirements, establishing reserve requirements and solvency standards, requiring participation in guarantee funds and shared market mechanisms, and restricting payment of dividends. Further, state insurance regulators and the National Association of Insurance Commissioners continually re-examine existing laws and regulations, and such re-examination may result in the enactment of insurance-related laws and regulations, or the issuance of interpretations thereof, that adversely affect our business. Certain federal financial services modernization legislation could lead to additional federal regulation of some aspects of the insurance industry in the coming years, which could result in increased expenses or restrictions on our subsidiaries’ operations and cause us to incur additional direct costs in complying with any new regulations, as well as increased indirect costs resulting from any insurance broker incurring additional compliance costs that get passed on to us. These costs may adversely impact our results of operations and financial condition.

Although we believe that we are in compliance in all material respects with applicable local, state and federal laws, rules and regulations, there can be no assurance that more restrictive laws, rules, regulations or interpretations thereof, will not be adopted in the future that could make compliance more difficult or expensive.

PGA, the fund our subsidiaries manage, can be redeemed periodically, which has occurred and may reoccur in the future, which may result in an adverse effect on our subsidiaries’ business and our results of operations and/or financial condition.

Pursuant to the fund documents signed by our subsidiaries and the fund investors, PGA can be redeemed periodically. Several investors of PGA have redeemed their investment in the past, and the remaining investors of PGA may redeem their investment at any time. Pursuant to the fund documents signed by our subsidiaries and the fund investors, our subsidiaries, as fund manager, also have the right to liquidate their fund upon the occurrence of certain events as provided in the fund documents. As such, if all or some of the investors in the fund redeem their investments, or if our subsidiaries liquidate the fund upon occurrence of certain events, our subsidiaries will be unable to receive their performance fees and carried interest as expected, which could result in an adverse effect on our subsidiaries’ business and our results of operations and/or financial condition.

Poor performance of the fund that our subsidiaries manage or a decline in the value of the underlying assets to our subsidiaries’ fund would cause a decline in our revenue, income and cash flow, and could adversely affect our subsidiaries’ ability to raise capital for future investment funds.

Investment performance is a key competitive factor for assets in the fund managed by our subsidiaries. Strong investment performance helps our subsidiaries to retain and expand their client base. Strong investment performance is therefore an important element to our goals of maximizing the value of the assets under our subsidiaries’ management.

There can be no assurance as to how our subsidiaries’ future investment performance will compare to their competitors or that our subsidiaries’ historical performance will be indicative of future returns. Any drop or perceived drop in our subsidiaries’ investment performance as compared to our subsidiaries’ competitors could cause a decline in the purchase of investment products and services from our subsidiaries through our subsidiaries’ asset management operation or from our subsidiaries’ product brokers through our subsidiaries’ wealth management operation. These impacts may also reduce our subsidiaries’ aggregate amount of AUM and management fees. As our subsidiaries manage and advise fund of funds that invest in top ranked hedge funds where the investment performance and the investment strategies of the underlying assets are not controlled by our subsidiaries, but determined by the managers of the underlying funds and other economic and market events not controlled or foreseeable by our subsidiaries, such as interest rate fluctuation, global financial crisis, flash crash and other black swan events. Further, as our subsidiaries managed the fund PCM1 which invested in a fund in the form of a limited partnership (the “Underlying Fund”), which in turn invested in securities in the international capital market, where PCM1 was the limited partner and a third-party fund manager was general partner who manages and controls the Underlying Fund, and the Underlying Fund invested as anchor investor in the IPO shares of a company prior to its listing on Hong Kong Stock Exchange, the Underlying Fund is not controlled by our subsidiaries and the price of the securities may move up or down, and may become valueless and it is likely that losses will be incurred rather than profit.

In the event that the fund that our subsidiaries manage were to perform poorly, our revenue, income and cash flow could decline. Poor performance of our subsidiaries’ investment fund could also make it more difficult for our subsidiaries to raise new capital. Investors might decline to invest in future investment funds our subsidiaries raise. Investors and potential investors in our subsidiaries’ fund continually assess the performance of the fund that our subsidiaries manage, and our subsidiaries’ ability to raise capital for existing and future investment funds will depend on the continued satisfactory performance of such funds. Accordingly, poor fund performance may deter future investment in the fund our subsidiaries manage and thereby decrease the capital invested in such fund and ultimately our subsidiaries’ performance fee and management fee income. Alternatively, in the face of poor fund performance, investors could demand lower fees or fee concessions for existing or future funds which would likewise decrease our revenue.

In addition, the profitability of our subsidiaries’ growing asset management services is affected by fees charged based on the value of AUM. Any impairment on the value of the underlying assets to our subsidiaries’ fund of funds, whether caused by fluctuations or downturns in the underlying markets, the underlying funds or otherwise, will reduce our revenues generated from asset management business, which in turn may materially and adversely affect our overall financial performance and results of operations.

PCM1, a fund our subsidiaries used to manage, invested in IPO shares of a company through an underlying fund. The discretionary accounts our subsidiaries managed also invested in the IPO shares of certain target companies listed on the Hong Kong Stock Exchange. Our subsidiaries may continue providing discretionary account management services or launch funds with similar short-term IPO market investment strategy in the future, which involves substantial investment risks.

PCM1 was launched in January 2021 and ceased operations in February 2021. PCM1 invested in the Underlying Fund, which itself invested as anchor investor and participated in the IPO of a company upon its listing on the Hong Kong Stock Exchange. PCM1 contributed to approximately 60.28% of our total revenue for the fiscal year ended September 30, 2021. In addition, the discretionary accounts we managed also invested in the IPO shares of certain target companies on the main board of the Hong Kong Stock Exchange. Discretionary account management services involving short-term IPO investment strategy contributed to approximately 22.06% of our total revenue for the fiscal year ended September 30, 2021. Our subsidiaries’ asset management services involving short-term IPO investment strategy contributed to a total of approximately 82.34% of our total revenue for the fiscal year ended September 30, 2021. We did not utilize short-term IPO investment strategy in the fiscal year ended September 30, 2020 or in the six months ended March 31, 2022. In the future, our subsidiaries may continue providing discretionary account management services or launch funds with similar short-term IPO investment strategy. However, such investment strategy involves substantial risks. For instance, funds adopting short-term IPO investment strategy may have only one underlying asset, and therefore as the trading price of the investment shares fluctuates, the value of the investment in such funds could fluctuate significantly as well. If the trading price of the investment shares decreases, the value of the investment in such funds will decrease accordingly. Even if the trading price of the investment shares remains stable, our subsidiaries’ clients will still lose money due to fees charged in connection in investing in our subsidiaries’ funds. In addition, a lack of diversification of invested assets in the discretionary accounts we manage involves substantial investment risks. As such, our subsidiaries’ clients could suffer a substantial loss with such funds. Furthermore, short-term IPO investment strategy involves unique risks to investors they might not be otherwise subject to if they choose to make other private or public investments in a company’s shares. If the target investment company fails to launch or close its IPO as originally planned, investors’ investment will turn into indirectly investment in private shares of the target company and, as such, our subsidiaries may be subject to additional restrictions in selling the shares in our subsidiaries’ funds, exposing our subsidiaries’ investors to additional risks and uncertainties. In addition, the initial offering price of the target company’s shares may be overpriced, in which case if the share price decreases after the trading starts, our investors may suffer significant loss in their investment. We cannot assure you that any funds adopting short-term IPO investment strategy will be profitable or our subsidiaries will be able to generate profits for our subsidiaries’ clients in managing their investment accounts, and if the investments in funds or managed accounts that adopt the short-term IPO investment strategy go down in value, revenues generated from such funds will significantly decrease, which may materially and adversely affect our financial condition and results of operations.

Any failure by our subsidiaries to comply with applicable anti-money laundering laws and regulations in our subsidiaries’ asset management business could damage our reputation.

Our subsidiaries are required to comply with applicable anti-money laundering and anti-terrorism laws and regulations in Hong Kong and the Cayman Islands in respect of our subsidiaries’ assets management operation. These regulations require our subsidiaries, among others, to perform verification of customer identification, reporting of suspicious transactions, and preservation of customer identification information and transaction records. See “Regulations — Regulations Related to Our Subsidiaries’ Business Operation in Hong Kong — Regulations related to anti-money laundering and counter-terrorist financing” and “Regulations — Cayman Islands Regulations” for further details. While our subsidiaries have adopted relevant procedures and policies such as client onboarding due diligence including name screening for purposes of anti-money laundering compliance, reviewing client profiles, transactions and funds transfer. Our subsidiaries also conduct anti-money laundering risk self-assessment including reviewing our anti-money laundering policy and procedures periodically to ensure that our subsidiaries comply with anti-money laundering guidance and counter-terrorist financing guideline. We cannot assure you that our subsidiaries will be able to establish and maintain effective anti-money laundering and anti-terrorism financing policies and procedures to completely eliminate any risk of being exploited for money laundering or terrorism financing purposes or that such policies and procedures, if adopted, will be deemed to be in compliance with applicable anti-money laundering and anti-terrorism financing laws and regulations.

Furthermore, if any of the hedge funds that our subsidiaries invest in fails to comply with applicable anti-money laundering laws and regulations, our reputation could suffer and we could become subject to regulatory intervention, which could have a material adverse effect on our business, financial condition and results of operations.

Our subsidiaries’ risk management policies and procedures may not be fully effective in identifying or mitigating risk exposure in all market environments or against all types of risk, including employee misconduct.

Our subsidiaries have devoted significant resources to develop our risk management policies and procedures and will continue to do so. Nonetheless, our subsidiaries’ policies and procedures to identify, monitor and manage risks may not be fully effective in mitigating their risk exposure in all market environments or against all types of risk. Many of our subsidiaries’ risk management policies are based upon observed historical market behavior or statistics based on historical models. During periods of market volatility or due to unforeseen events, the historically derived correlations upon which these methods are based may not be valid. As a result, these methods may not predict future exposures accurately, which could be significantly greater than what our subsidiaries’ models indicate. This could cause our subsidiaries to incur investment losses or cause our subsidiaries’ hedging and other risk management strategies to be ineffective. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that are publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated.

Moreover, we are subject to the risks of errors and misconduct by our and our subsidiaries’ employees, which include:

•        engaging in misrepresentation or fraudulent activities when our subsidiaries market our brand as a wealth management service provider to clients and potential clients;

•        improperly using or disclosing confidential information of our subsidiaries’ clients, third-party wealth management product brokers or providers or other parties;

•        concealing unauthorized or unsuccessful activities; or

•        otherwise not complying with laws and regulations or our internal policies or procedures.

Although our subsidiaries have established an internal compliance system to supervise service quality and regulation compliance, these risks may be difficult to detect in advance and deter, and could harm our subsidiaries’ business and our results of operations or financial performance.

In addition, although our subsidiaries perform due diligence on clients, we cannot assure you that our subsidiaries will be able to identify all the possible issues based on the information available to our subsidiaries. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to properly record and verify a large number of transactions and events, and these policies and procedures may not be fully effective in mitigating our risk exposure in all market environments or against all types of risk.

Our subsidiaries’ failure to respond in a timely and cost-effective manner to rapid product innovation and service upgrade in the financial services industry may have an adverse effect on our subsidiaries’ business and our operating results.

The financial services industry is increasingly influenced by frequent new product and service introductions and evolving industry standards. We believe that our future success will depend on our subsidiaries’ ability to continue to anticipate the evolving needs of our clients, product innovations and to offer additional product and service opportunities that meet evolving standards on a timely and cost-effective basis. There is a risk that our subsidiaries may not successfully identify service opportunities in our subsidiaries’ wealth management services operation and new product opportunities in our subsidiaries’ asset management operation or introduce these opportunities in a timely and cost-effective manner. In addition, service and product opportunities that our subsidiaries’ competitors develop or introduce may render our subsidiaries’ services and products noncompetitive. As a result, we can give no assurances that service upgrades and product innovation that may affect our subsidiaries’ industry in the future will not have a material adverse effect on our subsidiaries’ business and our results of operations.

Non-compliance with applicable regulations and illegal activities on the part of third parties with which our subsidiaries conduct business could disrupt our subsidiaries’ business and adversely affect our results of operations.

Our subsidiaries’ third-party product brokers, providers or other business counterparties may be subject to regulatory penalties or punishments because of their regulatory compliance failures, which may affect our subsidiaries’ business activities and reputation and in turn, our results of operations. Although our subsidiaries conduct due diligence on their business counterparties, we cannot be certain whether any such counterparty has infringed or will infringe any third parties’ legal rights or violate any regulatory requirements. Under the CPO, any person who aids, abets, counsels or procures the commission by another person of any offence shall be guilty of the like offence. Accordingly, if any of our subsidiaries’ business counterparties is deemed to commit any offence, we cannot assure you that our subsidiaries will not be found guilty of the same offence and liable for the same penalties if our subsidiaries are found guilty of aiding, abetting, counseling or procuring the same offence. We cannot assure you that these counterparties will continue to maintain all applicable permits and approvals, and any non-compliance on the part of these counterparties may cause potential liabilities to our subsidiaries and in turn disrupt their operations.

The impairment or negative performance of other participants in the financial services industry could adversely affect our subsidiaries.

Our subsidiaries routinely work with counterparties in the financial services industry, including asset management companies, product brokers and other institutions, when providing their services. A decline in the financial condition of one or more financial services institutions may expose our subsidiaries to credit losses or defaults, limit our subsidiaries’ access to liquidity or otherwise disrupt the operations of our subsidiaries’ businesses. While our subsidiaries regularly assess their exposure to counterparties in the financial services industry, the performance and financial strength of specific institutions are subject to rapid change, the timing and extent of which cannot be known.

Downgrades in the credit or financial strength ratings assigned to the counterparties with whom our subsidiaries transact business or other adverse reputational impacts to such counterparties could create the perception that our financial condition will be adversely impacted as a result of potential future defaults by such counterparties. As a result, our operations and financial performances may be adversely impacted.

If we fail to promote and maintain our brand in a cost-efficient way, our subsidiaries’ business and our results of operations may be harmed.

We believe that, in addition to relying on word-of-mouth client referral through our subsidiaries’ excellent services, developing and maintaining awareness of our brand effectively is critical to attracting new clients and retaining existing ones. This depends largely on the effectiveness of our subsidiaries’ client acquisition strategy, our subsidiaries’ marketing efforts, our subsidiaries’ cooperation with their business partners and the success of the channels our subsidiaries use to promote their services. If any of our subsidiaries’ current client acquisition strategies or marketing channels become less effective, more costly or no longer feasible, our subsidiaries may not be able to attract new clients in a cost-effective manner or persuade potential clients to use their financial services.

It is likely that our subsidiaries’ future marketing efforts will require us to incur expenses. These efforts may not result in increased revenues in the immediate future or any increases at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring additional expenses, our results of operations and financial condition would be adversely affected, and our ability to grow our subsidiaries’ business may be impaired.

Our subsidiaries’ business depends on the continued efforts of our senior management. If one or more members of our senior management were unable or unwilling to continue in their present positions, our subsidiaries’ business may be severely disrupted.

Our subsidiaries’ business operations depend on the continued services of our senior management, particularly the executive officers named in this prospectus. In particular, Mr. Hongtao Shi, our chairman of the board of directors (the “Chairman”) and Chief Executive Officer, is critical to the management of our subsidiaries’ business and operations and the development of our subsidiaries’ business strategies. While we have provided various incentives to our management, there can be no assurance that we can continue to retain their services. If one or more members of our senior management were unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, our future growth may be constrained, our subsidiaries’ business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. Any new executive we recruit may fail to develop or implement effective business strategies. In addition, although we have entered into confidentiality and non-competition agreements with our management, there is no assurance that any member of our management team will not join our competitors or form a competing business. If any dispute arises between our current or former officers and us, we may have to incur substantial costs and expenses in order to enforce such agreements in Hong Kong or we may be unable to enforce them at all.

Our subsidiaries may fail to obtain and maintain licenses and permits necessary to conduct their operations in Hong Kong or in the Cayman Islands, and our subsidiaries’ business may be materially and adversely affected as a result of any changes in the laws and regulations governing the financial services industry in Hong Kong or the Cayman Islands.

The laws and regulations governing the financial services industry in Hong Kong are mainly the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), or the SFO, and its subsidiary legislation. Depending on the type of products and services being offered, financial service providers may be subject to the supervision and scrutiny by different authorities, and may be required to obtain and hold different licenses or permits. See “Regulation” for further details.

Our subsidiaries currently hold the following licenses, through PAM, from the SFC: (i) SFO Type 4 License, effective as of November 15, 2016, for conducting regulated activities related to advising on securities; and (ii) SFO Type 9 License, effective as of November 15, 2016, for conducting regulated activities related to asset management. We cannot assure you that our subsidiaries will be able to maintain their existing licenses, qualifications or permits, renew any of them when their current term expires or obtain additional licenses necessary for our future business expansion. Failure to comply with the applicable laws, rules and regulations may result in fines, injunctive orders, deregistration and other penalties, as well as adverse reputational risk, including negative publicity or perception. In extreme cases, our subsidiaries may be hampered or prevented from conducting business in a normal manner and some or all of our subsidiaries’ licenses may be suspended or revoked. Withdrawal, amendment, revocation or cancellation of any regulatory approval in respect of any part of our subsidiaries’ activities could cause us to cease conducting a particular regulated activity or change the way in which it is conducted. Furthermore, our subsidiaries have to ensure continuous compliance with all applicable laws, regulations and guidelines, and satisfy the SFC that PAM remains fit and proper to be licensed. If there is any change or tightening of the relevant laws, regulations and guidelines, it may materially and adversely affect our subsidiaries’ business operation. We cannot assure you that our subsidiaries will be able to maintain their qualification to sell private investment fund products or other regulated fund products or provide securities related advisory services. Accordingly, our subsidiaries’ business operations and our financial results might be materially and adversely affected.

We may also be subject to regulatory inspections and investigations from time to time. With respect to SFC investigations, we may be subject to secrecy obligations under the SFO whereby we are not permitted to disclose certain information relating to the SFC investigations. Also, unless we are specifically named as the party that is being investigated under the SFC investigation, we generally do not know whether we, any member of the Company and all of its subsidiaries, or any of their respective directors or staff or any responsible officer or licensed representative of PAM is the subject of the SFC investigations. If the results of the inspections or investigations reveal serious misconduct, the SFC may take disciplinary actions which would lead to revocation or suspension of licenses, public or private reprimand or imposition of pecuniary penalties against us, our responsible officers or licensed representative and/or any of our staff. Any of such disciplinary actions could have an adverse impact on our business operations and financial results.

Some of our subsidiaries’ clients reside in other countries or jurisdictions other than Hong Kong and the Cayman Islands. We may incur substantial additional costs to obtain and maintain required licenses and permits and/or comply with applicable laws and regulations. To the extent that our subsidiaries fail to obtain or maintain any required licenses or permits, or fail to comply with such laws and regulations, our subsidiaries’ business operations may suffer, and our results of operations and financial condition may be materially and adversely affected.

With respect to our wealth management services operation, we believe that our subsidiaries are not required to obtain additional licenses. Under the IO, an insurance agent means “a person who holds himself out to advise on or arrange contracts of insurance in or from Hong Kong as an agent or subagent of one or more insurers”, and an insurance broker means “a person who carries on the business of negotiating or arranging contracts of insurance in or from Hong Kong as the agent of the policy holder or potential policy holder or advising on matters related to insurance”. As we and our subsidiaries do not hold ourselves out to advise on or arrange contracts of insurance in or from Hong Kong as an agent or subagent of one or more insurers, nor do we or our subsidiaries carry on the business of negotiating or arranging contracts of insurance in or from Hong Kong as the agent of the policy holder or potential policy holder or advising on matters related to insurance, our subsidiaries’ business activities do not fall within the meaning of “insurance agent” or “insurance broker” under the IO and accordingly, we believe we and our subsidiaries should not be regulated as an insurance agent or an insurance broker under Hong Kong laws as the agent of the policy holder or potential policy holder or advising on matters related to insurance. Nonetheless, we cannot assure you that we and/or our subsidiaries will not be deemed to be directly distributing wealth management products or be deemed by government authority as carrying on the business as an insurance agent or insurance broker if they interpret the relevant rules differently and may be subject to registration of licenses and permits, and regulation under the IO. In such cases, we and/or our subsidiaries may need to cease the provision of such services or obtain the relevant licenses and qualifications.

In addition, if future Hong Kong regulations require that our subsidiaries obtain additional licenses or permits in order to continue to conduct our subsidiaries’ business operations, there is no guarantee that our subsidiaries would be able to obtain such licenses or permits in a timely fashion, or at all. It is also possible that changes or adverse outcomes of regulatory reviews would restrict the range of services that our subsidiaries are able to offer or the fees that we are able to charge. This could increase our costs of maintaining regulatory compliance. If any of these situations occur, our business, financial condition and prospects would be materially and adversely affected.

PGAM, being incorporated in the Cayman Islands, has been registered as a “Registered Person” with the Cayman Islands Monetary Authority (“CIMA”) under Securities Investment Business Act (Revised) of the Cayman Islands, or SIBA. Additionally, a “Registered Person” under SIBA will need to comply with, among other things, SIBA and the International Tax Co-operation (Economic Substance) Act (2021 Revision) (the “ES Act”) and associated regulations. We cannot assure you that PGAM will be able to maintain its status or qualifications as a “Registered Person” under SIBA and comply with the ES Act and associated regulations.

PGAM could be regarded as subject to SFC’s regulations and subject to liabilities if PGAM is found in violation of SFC’s regulations.

PGAM, being the manager of PCM1, could be regarded as subject to the SFC’s regulations and thus be required to obtain from the SFC a Type 9 License for conducting regulated activities related to asset management. PCM1 invested in the Underlying Fund, where PCM1 was the limited partner and a third-party fund manager was general partner who assumed ultimate responsibility for the management and control of the Underlying Fund. The Underlying Fund invested as anchor investor in the IPO shares of a company prior to its listing on the Hong Kong Stock Exchange. While the relevant rules and guidelines have not clearly defined if conducting asset management for Hong Kong investors would constitute a regulated activity which is subject to the SFO, the SFC reserves the discretion to assess the nature of the business activities as a whole taking into account a number of factors, including but not limited to the level of connections of the services provided within Hong Kong, whether the services are packaged to target the public of Hong Kong and whether the services are sought out by the customers on their own initiative, and make determination. Among the investors of PCM1, at least 4 individual investors or the ultimate beneficial owner of the corporate investors could be regarded as Hong Kong investors. As such, subject to the SFC’s discretion, there is a possibility that PGAM could be regarded as conducting the regulated activity of asset management which is subject to the SFC’s regulations for the purpose of protecting Hong Kong investor’s interests. In such event, if PGAM did not have a reasonable justification, PGAM could be found guilty of a criminal offence and even be held liable on conviction to a fine of HK$5,000,000 (approximately $641,000). Please see “Regulations — Regulations Related to our Business Operation in Hong Kong — Regulations related to our Asset Management Services and Related Advisory Services.”

Our Hong Kong subsidiaries may be subject to criminal liabilities as a result of contraventions of regulations related to employment and labor protection in Hong Kong.

Under the Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), or the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. For the periods between November 1, 2016 and October 4, 2017, PAM has not taken sufficient employee compensation insurance for its employees required of PAM under the ECO. For the period between July 7, 2018 and August 23, 2018, since PAM was in the process of renewing its employee compensation insurance policy, PAM has not taken employee compensation insurance for its employees required of PAM under the ECO during such period. For the period between September 25, 2017 and August 23, 2018, due to lack of corporate bank account, PWM has not taken sufficient employee compensation insurance for its employees required of PWM under the ECO. As a result of the foregoing, PAM and PWM may be found guilty of a criminal offence and be held liable on conviction to a fine of HK$100,000 (approximately $12,900). Please see “Regulations — Regulations Related to our Business Operation in Hong Kong — Regulations related to employment and labor protection — Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong).”

Under the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), or the MPFSO, every employer of an employee of 18 years of age or above but under 65 years of age is required to take all practical steps to ensure the employee becomes a member of a registered non-governmental mandatory provident fund scheme, or MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. For the period between October 17, 2017 and August 9, 2018, instead of making contributions to the MPF Scheme required under the MPFSO, PWM paid the amounts directly to its employees. As a result of the foregoing, PWM may be found guilty of a criminal offence and be held liable on conviction to a fine of HK$350,000 (approximately $45,200). Please see “Regulations — Regulations Related to our Business Operation in Hong Kong — Regulations related to employment and labor protection — Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong).

If we were deemed to be an “investment company” under the Investment Company Act of 1940, as amended (“1940 Act”), applicable restrictions could make it impractical for our subsidiaries to continue their business as contemplated and could have a material adverse impact on our business, operations and financial condition.

We are not, and following this offering, do not intend to operate as an “investment company” subject to registration and regulation under the Investment Company Act of 1940, as amended (“1940 Act”). Thus, we are not engaged in and do not hold ourselves out as being engaged primarily in the business of investing, reinvesting, or trading in securities. Nor do we propose to engage primarily in the business of investing, reinvesting, or trading in securities following this offering. In addition, we are not currently engaged in nor do we intend to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and do not own or propose to acquire investment securities having a value exceeding 40% of the value of our total assets (exclusive of government securities and cash items) on an unconsolidated basis. We and our subsidiaries do not hold any “investment securities” for purposes of Section 3 of the 1940 Act. The total unconsolidated assets we calculated are the sum of total assets of the Company and all subsidiaries before consolidation offsets. Our subsidiaries intend to conduct our operations so that we will not be deemed an “investment company” under the 1940 Act. The 1940 Act and the rules and regulations thereunder contain detailed parameters for the organization and operation of investment companies. If we were deemed an investment company under the 1940 Act, requirements imposed by the 1940 Act, including limitations on capital structure, ability to transact business with affiliates and ability to compensate key employees, would make it impractical for us to continue our business as currently conducted, impair agreements and arrangements between and among us and our subsidiaries’ clients, and materially and adversely affect our business, operations and financial condition.

If we were deemed to be an “investment adviser” subject to registration and regulation under the Investment Advisers Act of 1940, as amended (“Advisers Act”) applicable restrictions could make it more difficult for us to continue our business and could have a material adversely impact on our business, operations and financial condition.

We are not, and following this offering, does not intend to operate as an “investment adviser” subject to registration and regulation under the Investment Advisers Act of 1940, as amended (“Advisers Act”). Thus, we do not and will not, for compensation, engage in the business of advising others about securities. Rather, we serve as a holding company for several subsidiaries that provide asset management and wealth management services. We and our subsidiaries do not hold any investment securities for purposes of Section 3 of the 1940 Act. As our subsidiaries that provide such services are not excluded as state regulated insurance companies, do not own 40% or more of assets in investment securities on an unconsolidated basis, the total unconsolidated assets we calculated are the sum of total assets of the Company and all subsidiaries before consolidation offsets, and do not provide advice about securities, we believe that these subsidiaries do not fall within the statutory definition of investment adviser, and they are not subject to registration and regulation under the Advisers Act. The Advisers Act and the rules and regulations under the Advisers Act impose certain operational restrictions and compliance obligations on registered investment advisers. These include, for example, limitations on engaging in principal and agency transactions with clients, as well as charging performance-based fees. The U.S. Supreme Court has also held that the Advisers Act imposes on registered investment advisers a fiduciary duty to eliminate or at least disclose conflicts of interest. If we were subject to registration and regulation under the Advisers Act, these limitations and obligations could make it more difficult for us to continue our business and could have a material adverse impact on our business, operations and financial condition. Regarding the funds managed by our subsidiaries, typically one subsidiary serves as the manager of the funds, such as the structure of PCM1, and sometimes one subsidiary serves as the advisor of the funds, such as the structure of PGA. PGA and PCM1 invested in top ranked hedge funds and IPO shares of famous growing companies in Hong Kong Stock Exchange, respectively. Although our investment strategies might change in the future, we do not and will not engage in activities that will subject us to registration and regulation under the Advisers Act and we believe we will not be deemed to be an “investment advisor” under the Advisers Act.

Our reputation and brand recognition is crucial to our subsidiaries’ business. Any harm to our reputation or failure to enhance our brand recognition may materially and adversely affect our subsidiaries’ business, financial condition and results of operations.

Our reputation and brand recognition, which depends on earning and maintaining the trust and confidence of high net worth and ultra-high net worth individuals or enterprises that are current or potential clients, is critical to our subsidiaries’ business. Our reputation and brand is vulnerable to many threats that can be difficult or impossible to control, and costly or impossible to remediate. Regulatory inquiries or investigations, lawsuits initiated by clients or other third parties, employee misconduct, perceptions of conflicts of interest and rumors, among other things, could substantially damage our reputation, even if they are baseless or satisfactorily addressed. Moreover, any negative media publicity about the financial service industry in general or product or service quality problems of other firms in the industry, including our competitors, may also negatively impact our reputation and brand. If we are unable to maintain a good reputation or further enhance our brand recognition, our subsidiaries’ ability to attract and retain clients, wealth management product providers and key employees could be harmed and, as a result, our subsidiaries’ business and our revenues would be materially and adversely affected.

Our subsidiaries’ business is subject to risks related to lawsuits and other claims brought by their clients.

We and our subsidiaries are subject to lawsuits and other claims in the ordinary course of our subsidiaries’ business. In particular, we and our subsidiaries may face arbitration claims and lawsuits brought by our subsidiaries’ clients who have bought wealth management products from brokers recommended by our subsidiaries which turned out to be unsuitable or by our subsidiaries’ clients who invested in the asset management funds our subsidiaries operate that had poor performance. Our subsidiaries may also encounter complaints alleging misrepresentation on the part of our subsidiaries’ relationship managers or other employees or that our subsidiaries’ have failed to carry out a duty owed to them. This risk may be heightened during periods when clients are experiencing losses or when the wealth management products do not provide the returns as expected. Actions brought against us and/or our subsidiaries may result in settlements, awards, injunctions, fines, penalties or other results adverse to us and/or our subsidiaries including harm to our reputation. The contracts between ourselves and third-party wealth management product providers do not provide for indemnification of our costs, damages or expenses resulting from such lawsuits. Even if we and our subsidiaries are successful in defending against these actions, the defense of such matters may result in significant expenses. Predicting the outcome of such matters is inherently difficult, particularly where claimants seek substantial or unspecified damages, or when arbitration or legal proceedings are at an early stage. A substantial judgment, award, settlement, fine, or penalty could be materially adverse to our operating results or cash flows for a particular future period, depending on our results for that period.

Failure to manage our liquidity and cash flows may materially and adversely affect our financial conditions and operating results. As a result, we may need additional capital, and financing may not be available on terms acceptable to us, or at all.

We generated cash flows from operating activities in the amount of $1,302,350 in the fiscal year ended September 30, 2021, a decrease of $1,080,331 compared to cash flows generated from operating activities in the amount of $2,382,681 in the fiscal year ended September 30, 2020. The net provided by operating activities was $1,054,428 in the six months ended March 31, 2022, representing a decrease of $477,744 compared to cash flows generated from operating activities in the amount of $1,532,172 in the six months ended March 31, 2021. In addition, we generated a net income of approximately $1,912,016 and $1,305,169 during the fiscal year 2021 and the six months ended March 31, 2022, respectively. We cannot assure you that our subsidiaries’ business model will allow us to continue to generate positive cash, given our substantial expenses in relation to our revenue at this stage of our company’s development. Inability to collect our referral fees and asset management revenues from service providers and clients in a timely and sufficient manner, or the inability to offset our expenses with adequate revenue, may adversely affect our liquidity, financial condition and operating results. Although we believe that our cash on hand and anticipated cash flows from operating activities will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for the next 12 months, we cannot assure you that this will be the case. We may need additional cash resources in the future if our subsidiaries experience changes in business conditions or other developments. We may also need additional cash resources in the future if our subsidiaries find and wish to pursue opportunities for investment, acquisition, capital expenditure or similar actions, or to grow their business substantially. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure that financing will be available in amounts or on terms acceptable to us, if at all.

Our results of operations are subject to fluctuations in the exchange rate between the U.S. dollar and the Hong Kong dollar.

Exchange rate fluctuations between the U.S. dollar and the Hong Kong dollar, as well as inflation in Hong Kong may negatively affect our earnings. A portion of our revenues and expenses are denominated in U.S. dollars. However, a significant portion of the expenses associated with our subsidiaries’ Hong Kong operations, including facilities-related expenses, are incurred in Hong Kong dollars, and personnel-related expenses are expected to be incurred in Hong Kong dollars. Consequently, inflation in Hong Kong will have the effect of increasing the dollar cost of our operations in Hong Kong, unless it is offset on a timely basis by a devaluation of the Hong Kong dollar, as applicable, relative to the U.S. dollar. We cannot predict any future trends in the rate of inflation in Hong Kong or the rate of devaluation of the Hong Kong dollar, as applicable, against the U.S. dollar. In addition, we are exposed to the risk of fluctuation in the value of the Hong Kong dollar vis-a-vis the U.S. dollar. While the Hong Kong government has continued to pursue a fixed exchange rate policy, with the Hong Kong dollar pegged at approximately HK$7.80 to $1.00, we cannot assure you that such policy will be maintained. Any significant appreciation of the Hong Kong dollar against the U.S. dollar would cause an increase in our Hong Kong dollar expenses, as applicable, as recorded in our U.S. dollar denominated financial reports, even though the expenses denominated in Hong Kong dollars, as applicable, will remain unchanged. In addition, exchange rate fluctuations in currency exchange rates in countries or areas other than Hong Kong where we operate and do business may also negatively affect our earnings.

We may not be able to prevent others from unauthorized use of our subsidiaries’ intellectual property, which could harm our subsidiaries’ business and competitive position.

We regard our subsidiaries’ trademarks, domain names, know-how, trade secrets and similar intellectual property as critical to their success, and our subsidiaries rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with our subsidiaries’ employees and others to protect our subsidiaries’ proprietary rights. See “Business — Intellectual Property” and “Regulation — Regulation on Intellectual Property Rights.” Thus, we cannot ensure that any of our subsidiaries’ intellectual property rights would not be challenged, invalidated, circumvented or misappropriated, or that such intellectual property will provide us and our subsidiaries with competitive advantages. Moreover, our subsidiaries’ business partially relies on technologies developed or licensed by third parties, and we may not be able to obtain licenses and technologies from third parties on reasonable terms, or at all.

Third parties may obtain and use our intellectual property without our due authorization. Confidentiality and non-compete agreements may be breached by counter-parties. In such cases, we may need to resort to litigation and other legal proceedings to enforce our subsidiaries’ intellectual property rights. Such legal actions to enforce our intellectual property rights could result in substantial costs and a diversion of our managerial and financial resources. We cannot assure you that we and our subsidiaries will prevail in such litigation. In addition, our subsidiaries’ trade secrets may be leaked or otherwise become available to, or be independently discovered by, our subsidiaries’ competitors. To the extent that our subsidiaries’ employees or consultants use intellectual property owned by others in their work for our subsidiaries, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our subsidiaries’ intellectual property rights could have a material adverse effect on our subsidiaries’ business and our financial condition and operating results.

Our subsidiaries may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our subsidiaries’ business and our operations.

We cannot be certain that our subsidiaries’ operations or any aspects of their business do not or will not infringe upon or otherwise violate trademarks, copyrights, know-how or other intellectual property rights held by third parties. We and/or our subsidiaries may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our subsidiaries’ business without our awareness. Holders of such intellectual property rights may seek to enforce such rights against us and/or our subsidiaries in Hong Kong, the United States or other jurisdictions. If any third-party infringement claims are brought against us and/or our subsidiaries, we may be forced to divert some resources from our subsidiaries’ business and operations to defend against these claims, regardless of their merits.

Additionally, the application and interpretation of Hong Kong’s intellectual property right laws and the procedures and standards for granting trademarks, copyrights, know-how or other intellectual property rights in Hong Kong are still evolving and are uncertain, and we cannot ensure that Hong Kong courts or regulatory authorities would agree with our analysis. If we and/or our subsidiaries were found to be in violation of the intellectual property rights of others, we and/or our subsidiaries may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and operating results may be materially and adversely affected.

Competition for employees is intense, and our subsidiaries may not be able to attract and retain the qualified and skilled employees needed to support their business.

We believe our success depends on the efforts and talent of our subsidiaries’ employees, including client relationship management, asset management professionals, macro analysis professionals. Our future success depends on our subsidiaries’ continued ability to attract, develop, motivate and retain qualified and skilled employees. Competition for highly skilled technical, risk management and financial personnel is extremely intense. Our subsidiaries may not be able to hire and retain these personnel at compensation levels consistent with our subsidiaries’ existing compensation and salary structure. Some of the companies with which our subsidiaries compete for experienced employees have greater resources than our subsidiaries have and may be able to offer more attractive terms of employment.

In addition, our subsidiaries plan to invest significant time and expenses in training their employees, which we expect will increase the value of these employees to competitors who may seek to recruit them. If our subsidiaries fail to retain their employees, our subsidiaries could incur significant expenses in hiring and training their replacements, and the quality of our subsidiaries’ services and their ability to serve their high net worth and ultra-high net worth clients, resulting in a material adverse effect to our subsidiaries’ business.

Increases in labor costs in the Hong Kong may adversely affect our subsidiaries’ business and our results of operations.

The economy in Hong Kong has experienced increases in inflation and labor costs in recent years. As a result, average wages in Hong Kong are expected to continue to increase. In addition, our subsidiaries are required by Hong Kong laws and regulations to maintain various statutory employee benefits, including mandatory provident fund scheme and work-related injury insurance, to provide statutorily required paid sick leave, annual leave and maternity leave, and make severance payments or long service payments. The relevant government agencies may examine whether an employer has complied with such requirements, and those employers who fail to comply commit a criminal offence and may be subject to fines and/or imprisonment. See “Regulations — Regulations Related to Our Subsidiaries’ Business Operation in Hong Kong — Regulations related to employment and labor protection — Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)” for details. We expect that our subsidiaries’ labor costs, including wages and employee benefits, will continue to increase. Unless our subsidiaries are able to control their labor costs or pass on these increased labor costs to their users by increasing the fees of their services, our financial condition and operating results may be adversely affected.

We and our subsidiaries do not have any business insurance coverage.

Currently, while our subsidiaries do maintain worker’s injury insurance, we and our subsidiaries do not have any business liability or disruption insurance to cover our subsidiaries’ operations. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured business disruptions may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

Our subsidiaries face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our subsidiaries’ operations.

In addition to the impact of COVID-19, our subsidiaries are also vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events. Our business could also be adversely affected if employees of ours or our business partners are affected by health epidemics. In addition, our results of operations could be adversely affected to the extent that any health epidemic harms the economy in Hong Kong and mainland China in general.

Risks Related to Our Ordinary Shares and This Offering

Our controlling shareholder has substantial influence over our company and his interests may not be aligned with the interests of our other shareholders.

As of the date of this prospectus, Mr. Chi Tak Sze, our founder, controlling shareholder and director, beneficially owns an aggregate of approximately 64.20% of our issued and outstanding Ordinary Shares through Prestige Financial Holdings Group Limited. As a result of Mr. Sze’s substantial shareholding, Mr. Sze has a substantial influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. Mr. Sze may take actions that are not in the best interests of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Ordinary Shares.

To implement Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting. We are a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements as of September 30, 2020 and 2021, we identified material weaknesses in our internal control over financial reporting, as defined in the standards established by the PCAOB as of September 30, 2020 and 2021. The material weakness identified related to limited accounting staff and resources with appropriate knowledge of accounting principles generally accepted in the United States of America (“U.S. GAAP”) and SEC reporting and lack of sufficient documented financial closing policies and procedures.

As of March 31, 2022, we have implemented measures and intend to continue to implement measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including engaging qualified financial and accounting advisory team and relevant staff with experience in U.S. GAAP and SEC reporting requirements to strengthen the financial reporting function and set up a financial and system control framework. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for more information.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of the internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations and prospects, as well as the market for and trading price of our Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. We may not discover any problems in a timely manner and current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Ordinary Shares. Presence of material weaknesses in our internal controls over financial reporting may inhibit investors from purchasing our Ordinary Shares and may make it more difficult for us to raise funds in a debt or equity financing.

In accordance with the provisions of the JOBS Act, we and our independent registered public accounting firm were not required to, and did not, perform an evaluation of our internal control over financial reporting as of September 30, 2020 and 2021. Accordingly, we cannot assure you that we have identified all, or that we will not in the future have additional, material weaknesses. Material weaknesses may still exist when we report on the effectiveness of our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act after the completion of this offering.

If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline and we may be unable to maintain compliance with the Nasdaq Listing Rules.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

The Nasdaq Listing Rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. In addition, the Nasdaq Listing Rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee and an audit committee. We, as a foreign private issuer, are not subject to these requirements. The Nasdaq Listing Rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the corporate governance requirements of the Nasdaq Listing Rules. However, we may, in the future, consider following home country practice in lieu of the requirements under the Nasdaq Listing Rules with respect to certain corporate governance standards which may afford less protection to investors.

Although as a foreign private issuer we are exempt from certain corporate governance standards applicable to U.S. issuers, if we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We are seeking to have our securities approved for listing on Nasdaq upon consummation of this offering. The closing of our initial public offering is conditioned upon the final approval of our Nasdaq listing application. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

In addition, following this offering, in order to maintain our listing on Nasdaq, we will be required to comply with certain rules of Nasdaq, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of Nasdaq, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the criteria of Nasdaq for maintaining our listing, our securities could be subject to delisting, which would have a negative effect on the price of our Ordinary Shares and impair your ability to sell your shares.

If Nasdaq does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

•        a limited availability for market quotations for our Ordinary Shares;

•        reduced liquidity with respect to our Ordinary Shares;

•        a determination that our Ordinary Shares are “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

•        limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic issuers, and we will not be required to disclose in our periodic reports all of the information that U.S. domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future, and consequently, we would be required to fully comply with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

You may face difficulties in effecting service of process, enforcing foreign judgments, or bringing actions against us or our directors and officers named in this prospectus based on foreign laws.

We are a company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, as amended and by the Companies Act (Revised) and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors, officers and us, actions by minority shareholders and the fiduciary responsibilities of our directors and officers to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Decisions of the English courts are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors and officers under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the

United States, and provide significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the U.S. federal courts. The Cayman Islands courts are also unlikely to impose liabilities against us in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws.

Currently, a substantial majority of our operations are conducted in Hong Kong, and a substantial majority of our assets are located in Hong Kong. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a majority of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. In addition, Hong Kong does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States and many other countries and regions. Therefore, although the enforcement of a foreign judgment may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court since the judgment may be regarded as creating a debt between the parties to it, direct recognition and enforcement in Hong Kong of judgments of a court in Hong Kong in relation to any matter not subject to a binding arbitration provision may be difficult, time-consuming, costly or even impossible.

Conyers Dill & Pearman, our Cayman Islands counsel, and Han Kun Law Offices LLP, our Hong Kong counsel, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman has further advised us that the courts of the Cayman Islands would recognize as a valid judgment a final and conclusive judgment in personam obtained in the foreign courts against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Han Kun Law Offices LLP has further advised us that there is uncertainty as to whether the judgment of United States courts will be directly enforced in Hong Kong, as the United States and Hong Kong do not have a treaty or other arrangements providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters. However, a foreign judgment may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court since the judgment may be regarded as creating a debt between the parties to it, provided that the foreign judgment, among other things, is a final judgment conclusive upon the merits of the claim and is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States. For details, see “Enforceability of Civil Liabilities.”

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our Ordinary Shares less attractive to investors.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, Nasdaq Capital Market, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult or costly for us to find qualified persons to serve on our board of directors or as executive officers as a public company. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Anti-takeover provisions in our memorandum and articles of association may discourage, delay or prevent a change in control.

Some provisions of our memorandum and articles of association, which became effective on October 25, 2018, prior to the date of this prospectus, may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including, among other things, the provisions that authorize our board of directors to issue shares with preferred, deferred or other special rights or restrictions.

Our board of directors may decline to register transfers of Ordinary Shares in certain circumstances.

Our board of directors may, in its sole discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless (i) the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (v) the shares conceded are free of any lien in favor of us; or (vi) a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, after compliance with any notice requirement of the Nasdaq Stock Market, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

The Companies Act of the Cayman Islands does not provide shareholders with any right to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Advance notice of not less than ten (10) clear days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one or more shareholders entitled to vote and present in person or by proxy, representing not less than one-third of all voting power of the Company’s share capital in issue throughout the meeting.

Our independent registered public accounting firm’s audit documentation related to their audit reports included in this prospectus include audit documentation located in mainland China. Our Ordinary Shares may be delisted or prohibited from being traded over-the-counter under the HFCAA if the PCAOB is unable to inspect our audit documentation located in mainland China and, as such, you may be deprived of the benefits of such inspection which could result in limitations or restrictions to our access to the U.S. capital markets. The delisting or the cessation of trading of our Ordinary Shares, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment.

Our independent registered public accounting firm issued an audit opinion on the financial statements included in this prospectus filed with the SEC. As an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, our auditor is required by the laws of the United States to undergo regular inspections by the PCAOB.

Our auditor is headquartered in Manhattan, New York, and has been inspected by the PCAOB on a regular basis with the last inspection in 2020. However, recent developments with respect to audits of Hong Kong based companies, such as us, create uncertainty about the ability of our auditor to fully cooperate with the PCAOB’s request for audit workpapers without the approval of the Chinese authorities. As a result, our investors may be deprived of the benefits of PCAOB’s oversight of our auditors through such inspections.

Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The PCAOB is currently unable to conduct inspections of audit firms located in mainland China and Hong Kong. They are currently able to conduct inspections of U.S. audit firms where audit work papers are located in mainland China however PCAOB requests for workpapers are subject to approval by Chinese authorities. The audit workpapers for our Hong Kong operations are located in mainland China.

In addition, as part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of Congress that would require the SEC to maintain a list of issuers for which the PCAOB is not able to inspect or investigate an auditor report issued by a foreign public accounting firm. The Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (EQUITABLE) Act prescribes increased disclosure requirements for such issuers and, beginning in 2025, the delisting from national securities exchanges such as Nasdaq of issuers included for three consecutive years on the SEC’s list. On May 20, 2020, the U.S. Senate passed S. 945, the HFCAA. The HFCAA was approved by the U.S. House of Representatives on December 2, 2020. On December 18, 2020, the former U.S. president signed into law the HFCAA. In essence, the HFCAA requires the

SEC to prohibit foreign companies from listing securities on U.S. securities exchanges if a company retains a foreign accounting firm that cannot be inspected by the PCAOB for three consecutive years, beginning in 2021. The enactment of the HFCAA and any additional rulemaking efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of our securities could be adversely affected, and we could be delisted if it is unable to cure the situation to meet the PCAOB inspection requirement in time. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. We will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before your securities may be prohibited from trading or delisted. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by mainland China and Hong Kong authorities in those jurisdictions, and identifies the registered public accounting firms in mainland China and Hong Kong that are subject to such determinations. The PCAOB has made such designations as mandated under the HFCAA. Pursuant to each annual determination by the PCAOB, the SEC will, on an annual basis, identify issuers that have used non-inspected audit firms and thus are at risk of such suspensions in the future. The auditor of the Company, Marcum Asia CPAs LLP, is not among the auditor firms listed on the determination list issued by the PCAOB, which notes all of the auditor firms that the PCAOB is not able to inspect.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, when the PCAOB reassesses its determinations by the end of 2022, it could determine that it is still unable to inspect and investigate completely audit firms based in China and Hong Kong.

Should the PCAOB be unable to fully conduct inspections of our auditors’ work papers in mainland China, it will make it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures and you may be deprived of the benefits of such inspection, which could result in limitation or restriction to our access to the U.S. capital markets, and our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCAA. Investors may consequently lose confidence in our reported financial information and procedures and the quality of our financial statements, which would adversely affect us.

There has been no public market for our Ordinary Shares prior to this offering, and if an active trading market does not develop you may not be able to resell our Ordinary Shares at or above the price you paid, or at all.

Prior to this offering, there has been no public market for our Ordinary Shares. We have applied to list our Ordinary Shares on the Nasdaq Capital Market. There is no guarantee that our application will be approved by Nasdaq. If an active trading market for our Ordinary Shares does not develop after this offering, the market price and liquidity of our Ordinary Shares will be materially adversely affected. The public offering price for our Ordinary Shares will be determined by negotiations between us and the underwriter and may bear little or no relationship to the market price for our Ordinary Shares after the public offering. You may not be able to sell any Ordinary Shares that you purchase in the offering at or above the public offering price. Accordingly, investors should be prepared to face a complete loss of their investment.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small and the insiders of our Company will hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

Our Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

When our Ordinary Shares are approved by Nasdaq and begin trading on Nasdaq, our Ordinary Shares may be “thinly-traded”, meaning that the number of persons interested in purchasing our Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Broad or active public trading market for our Ordinary Shares may not develop or be sustained.

The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Ordinary Shares will be determined by negotiations between us and the underwriter, and does not bear any relationship to our earnings, book value or any other indicia of value. We cannot assure you that the market price of our Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased.

The initial public offering price of our Ordinary Shares is substantially higher than the (pro forma) net tangible book value per share of our Ordinary Shares. Consequently, when you purchase our Ordinary Shares in the offering and upon completion of the offering, you will incur immediate dilution of $4.30 per Ordinary Share, assuming an initial public offering price of $6.00, the mid-point of the price range set forth on the cover page of this prospectus. See “Dilution.” In addition, you may experience further dilution to the extent that additional Ordinary Shares are issued upon exercise of outstanding warrants or options we may grant from time to time.

Substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.

Sales of substantial amounts of our Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Ordinary Shares to decline. An aggregate of 8,000,000 Ordinary Shares is outstanding before the consummation of this offering and 10,500,000 Ordinary Shares will be outstanding immediately after the consummation of this offering, assuming no exercise of the underwriter’s over-allotment option and excluding the Ordinary Shares underlying the underwriter’s warrants. After this offering, the Ordinary Shares held by our directors and executive officers will be available for sale upon the expiration of the lock-up period ending 180 days after the commencement of sales of the offering, subject to certain restrictions. See “Shares Eligible for Future Sale.” Any or all of these shares may be released prior to the expiration of the lock-up period at the discretion of the underwriter. Sales of these shares into the market could cause the market price of our Ordinary Shares to decline.

If we fail to meet applicable listing requirements, Nasdaq may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline.

Assuming our Ordinary Shares are listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Ordinary Shares, we and our Shareholders could face significant material adverse consequences, including:

•        a limited availability of market quotations for our Ordinary Shares;

•        reduced liquidity for our Ordinary Shares;

•        a determination that our Ordinary Shares are “penny stock”, which would require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

•        a limited amount of news about us and analyst coverage of us; and

•        a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Ordinary Shares will be listed on Nasdaq, such securities will be covered securities. Although the states are pre-empted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases.

If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

The market price for our Ordinary Shares may be volatile.

The initial public offering price for our Ordinary Shares will be determined through negotiations between the underwriter and us and may vary from the market price of our Ordinary Shares following our initial public offering. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price for our Ordinary Shares may be volatile and subject to wide fluctuations due to factors such as:

•        the perception of U.S. investors and regulators of U.S. listed Hong Kong companies;

•        actual or anticipated fluctuations in our quarterly operating results;

•        changes in financial estimates by securities research analysts;

•        negative publicity, studies or reports of the Company and the financial services industry in general;

•        conditions in Hong Kong wealth management and asset management industries;

•        our capability to catch up with the technology innovations in the industry;

•        changes in the economic performance or market valuations of other wealth management and asset management companies;

•        announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

•        addition or departure of key personnel;

•        fluctuations of exchange rates between Hong Kong dollar and the U.S. dollar; and

•        general economic or political conditions in Hong Kong, mainland China and greater Asia region.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Ordinary Shares.

Volatility in our Ordinary Shares price may subject us to securities litigation.

The market for our Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

If we are classified as a passive foreign investment company, U.S. taxpayers who own our Ordinary Shares may have adverse U.S. federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either:

•        at least 75% of our gross income for the year is passive income; or

•        the average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our taxable year ending September 30, 2022 or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year.

The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations and guidance are potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one of more taxable years.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Taxation — United States Federal Income Taxation — Passive Foreign Investment Company.”

The price of our Ordinary Shares could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional shares of Ordinary Shares or other of our securities and our ability to obtain additional financing in the future. There is no assurance that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. The forward looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

•        our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

•        current and future economic and political conditions;

•        our expectations regarding demand for and market acceptance of our subsidiaries’ services and the products and services distributed by our subsidiaries’ collaborating product brokers;

•        our expectations regarding the expansion of our subsidiaries’ client base;

•        our subsidiaries’ relationships with their business partners;

•        competition in our industries;

•        relevant government policies and regulations relating to our industries;

•        our capital requirements and our ability to raise any additional financing which we may require;

•        our subsidiaries’ ability to protect their intellectual property rights and secure the right to use other intellectual property that they deem to be essential or desirable to the conduct of their business;

•        our subsidiaries’ right to use their trademark, Prestige, in Hong Kong and the U.S.t;

•        our ability to hire and retain qualified management personnel and key employees in order to develop our subsidiaries’ business;

•        our ability to retain the services of Mr. Hongtao Shi, our Chief Executive Officer;

•        overall industry and market performance;

•        uncertainty about the COVID-19 pandemic and the impact it may continue to have on the Company’s business and results of operations;

•        uncertainty about the travel restrictions and quarantine measures on traveling between Hong Kong and mainland China and their impact on the ability of our subsidiaries’ wealth management clients to purchase insurance policies; and

•        other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains certain data and information that we obtained from various government and private publications including industry data and information from Frost & Sullivan. Statistical data in these publications also include projections based on a number of assumptions. The wealth management and asset management industries in Hong Kong, mainland China and the U.S. may not grow at the rate projected by market data, or at all. Failure of our industries to grow at the projected rate may have a material and adverse effect on our subsidiaries’ business and the market price of our Ordinary Shares. In addition, the new and rapidly changing nature of the wealth management and asset management industries results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. In addition, Cayman Islands companies may not have standing to sue before federal courts of the United States.

Substantially all of our assets are located in Hong Kong. In addition, a majority of our directors and officers are nationals or residents of Hong Kong and a majority of their assets are located outside the United States. As a result, it may be difficult for shareholders to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent to receive service of process upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman, our Cayman Islands counsel, and Han Kun Law Offices LLP, our Hong Kong counsel, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman has further advised us that the courts of the Cayman Islands would recognize as a valid judgment a final and conclusive judgment in personam obtained in the foreign courts against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Han Kun Law Offices LLP has further advised us that that there is uncertainty as to whether the judgment of United States courts will be directly enforced in Hong Kong, as the United States and Hong Kong do not have a treaty or other arrangements providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters. However, a foreign judgment may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court since the judgment may be regarded as creating a debt between the parties to it, provided that the foreign judgment, among other things, is a final judgment conclusive upon the merits of the claim and is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts, non-accountable expense allowance and the estimated offering expenses payable by us and based upon an assumed initial public offering price of $6.00 per Ordinary Share (the midpoint of the range set forth on the cover page of this prospectus) and assuming that underwriter introduces 100% of the investors and the underwriting discounts are 7.0%, of approximately $12,144,264. If the underwriter exercises its over-allotment option in full, we estimate that the net proceeds to us from this offering will be approximately $14,236,764 after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

Assuming no exercise of the over-allotment option by the underwriter, a $1.00 increase or decrease in the assumed public offering price of $6.00 per Ordinary Share (the midpoint of the range set forth on the cover page of this prospectus), would increase or decrease the net proceeds to us from this offering by $2.3 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase or decrease of 100,000 Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase or decrease net proceeds to us from this offering by US$0.6 million, assuming no exercise of the over-allotment option by the underwriter and no change in the assumed public offering price of $6.00 per Ordinary Share (the midpoint of the range set forth on the cover page of this prospectus), and after deducting the estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

	Use of Proceeds	Percentage
Brand promotion	$3.0 million	25%
Hiring of additional client relationship managers and employees	$3.6 million	30%
Expansion of products and services	$4.3 million	35%
General working capital	$1.2 million	10%

In the event that the underwriter’s over-allotment option is exercised in full, we intend to use such proceeds (approximately $14.2 million) for the same purposes in the same proportions specified above.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

Our directors declared a cash dividend in the aggregate amount of US$3,500,000, or US$0.70 per share, payable to the shareholders of our Company whose names appear in the register of members of the Company as of March 5, 2021, in accordance with our articles of association currently in effect. Prestige Financial Holdings Group Limited agreed to use the cash dividend payable by us in the amount of approximately US$2.34 million to offset part of the loan principal and interest due to us, and we paid the cash dividend of approximately US$1.16 million to other shareholders pro rata as of September 30, 2021.

After this cash dividend distribution, we intend to keep all future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. As a holding company, our ability to pay and declare dividends will depend on a number of factors, including our receipt of funds from our British Virgin Islands subsidiaries, PPWM and PAI. PPWM in turn relies on its subsidiaries, PWM and PWAI, for funds, and PAI in turn relies on its subsidiaries, PAM, PGAM, and PGCI for funds. Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or subject to the provisions of the Company’s memorandum and articles of association, its share premium account, provided that in no circumstances may a dividend be paid to shareholders out of its share premium account unless, immediately following the date on which the dividend is proposed to be paid, the company shall be able to pay its debts as they fall due in the ordinary course of business.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. See “Taxation — Hong Kong Enterprise Taxation.”

Any dividends to be paid by us are not subject to taxation in the Cayman Islands or the British Virgin Islands under current laws and regulations. See “Taxation — Cayman Islands Taxation” and “Taxation — British Virgin Islands Taxation.”

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2022:

•        on an actual basis; and

•        on an as adjusted basis to reflect the issuance and sale of the Ordinary Shares by us in this offering, at the initial public offering price of $6.00 per Ordinary Share, the midpoint of the range set forth on the cover page of this prospectus, after deducting the estimated discounts to the underwriter and the estimated offering expenses payable by us (assuming the underwriter does not exercise its option to purchase additional Ordinary Shares).

You should read this capitalization table in conjunction with “Selected Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

Equity	March 31, 2022
		As adjusted
		$	$
	$	Without exercise of over-allotment option	With full exercise of over-allotment option
Share capital ($0.000625 par value, 160,000,000 Ordinary Shares authorized, 8,000,000 Ordinary Shares issued and outstanding; 10,500,000 Ordinary Shares issued and outstanding without exercise of over-allotment option, as adjusted; 10,875,000 Ordinary Shares issued and outstanding with full exercise of over-allotment option, as adjusted)	5,000	6,563	6,797
Subscription receivable	—	—	—
Additional paid-in capital(1)	700,867	12,838,568	14,930,834
Retained earnings	4,629,376	4,629,376	4,629,376
Accumulated other comprehensive income	(15,740)	(15,740)	(15,740)
Total equity	5,319,503	17,458,767	19,551,267
Total capitalization	5,319,503	17,458,767	19,551,267

____________

(1)      The additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting fees, underwriter expense allowance and other expenses.

The actual and as adjusted information set forth in the table above excludes warrants to purchase up to 201,250 Ordinary Shares issuable to the underwriter in connection with this offering.

Assuming no exercise of the over-allotment option by the underwriter, a US$1.00 increase (decrease) in the assumed initial public offering price of US$6.00 per Ordinary Share would increase (decrease) each of additional paid-in capital, total shareholders’ equity and total capitalization by US$2.3 million, assuming the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts, non-accountable expense allowance and estimated expenses payable by us. An increase (decrease) of 100,000 shares in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) each of additional paid-in capital, total shareholders’ equity and total capitalization on an as adjusted basis by approximately US$0.6 million, assuming the assumed initial public offering price of $6.00 per Ordinary Share, the midpoint of the price range set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and non-accountable expense allowance calculated based on the assumption that the underwriter introduces 100% of the investors and estimated offering expenses payable by us.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the initial public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Written resolutions of all the shareholders of the Company dated June 2, 2022 had approved the increase of the authorized share capital of the Company from US$10,000 divided into 10,000,000 shares of US$0.001 par value each to US$100,000 divided into 100,000,000 shares of US$0.001 par value each, by the creation of a further 90,000,000 shares of US$0.001 par value each and such shares to rank pari passu in all respects with the existing shares, such that following the increase of the authorized share capital, the Company shall have an authorized share capital of US$100,000 divided into 100,000,000 shares of US$0.001 par value each.

In addition, written resolutions of all the shareholders of the Company dated July 15, 2022 had approved the subdivision of each of the existing issued and unissued shares of par value of US$0.001 each of the Company into 1.6 shares of par value of US$0.000625 each of the Company. Immediately following the share subdivision, the (i) authorized share capital of the Company changed from US$100,000 divided into 100,000,000 shares of a par value of US$0.001 each to US$100,000 divided into 160,000,000 shares of a par value of US$0.000625 each, and (ii) the issued share capital became US$5,000 divided into 8,000,000 shares of a par value of US$0.000625 each.

Our net tangible book value as of March 31, 2022 was approximately $5,319,503, or $0.66 per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the as adjusted net tangible book value per Ordinary Share from the initial public offering price per Ordinary Share and after deducting the estimated discounts to the underwriter and the estimated offering expenses payable by us.

After giving further effect to the sale of Ordinary Shares in this offering at an assumed initial public offering price of $6.00 per Ordinary Share, the midpoint of the price range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and non-accountable expense allowance calculated based on the assumption that the underwriter introduces 100% of the investors and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2022 is approximately $17,458,767, or approximately $1.66 per Ordinary Share. This represents an immediate increase in as adjusted net tangible book value per Ordinary Share of $1.00 to our existing shareholders and an immediate dilution in as adjusted net tangible book value per Ordinary Share of approximately $4.34 to new investors purchasing Ordinary Shares in this offering. The following table illustrates this dilution on a per Ordinary Share basis:

	No Exercise of Over- allotment Option	Full Exercise of Over- allotment Option
Assumed initial public offering price per ordinary share	$6.00	$6.00
Net tangible book value per Ordinary Share as of March 31, 2022	$0.66	$0.66
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to new investors purchasing Ordinary Shares in this offering	$1.00	$1.14
Pro forma as adjusted net tangible book value per Ordinary Share after this offering	$1.66	$1.80
Dilution per Ordinary Share to new investors in this offering	$4.34	$4.20

Each $1.00 increase (decrease) in the assumed initial public offering price of $6.00 per Ordinary Share would increase (decrease) our pro forma as adjusted net tangible book value as of March 31, 2022 after this offering by approximately $0.22 per Ordinary Share, and would increase (decrease) dilution to new investors by $0.78 per Ordinary Share, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts calculated based on the assumption that the underwriter introduces 100% of the investors. An increase (decrease) of 100,000 Ordinary Share in the number of Ordinary Shares we are offering would increase (decrease) our pro forma as adjusted net tangible book value as of March 31, 2022 after this offering by approximately $0.04 per Ordinary Share, and would decrease (increase) dilution to new investors by approximately $0.04 per Ordinary Share, assuming the assumed initial public offering price per Ordinary Share, as set forth on the cover page of this prospectus remains the same, and after deducting the estimate underwriting discounts calculated based on the assumption that the underwriter introduces 100% of the investors. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing.

If the underwriter exercises its over-allotment option in full, the pro forma as adjusted net tangible book value per Ordinary Share after the offering would be $1.80, the increase in net tangible book value per Ordinary Share to existing shareholders would be $1.14, and the immediate dilution in net tangible book value per Ordinary Share to new investors in this offering would be $4.20.

The table and discussion above are based on 8,000,000 Ordinary Shares outstanding as of March 31, 2022.

To the extent that we issue additional Ordinary Shares in the future, there will be further dilution to new investors participating in this offering.

CORPORATE HISTORY AND STRUCTURE

The Company was incorporated under the laws of the Cayman Islands as an exempted company with limited liability on October 25, 2018. Our agent of service is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

On November 20, 2018, pursuant to a contribution agreement dated of even date, we issued an additional 3,000,000 Ordinary Shares to Prestige Financial Holdings Group Limited as consideration for the Company’s purchase of 100% of the issued shares of PPWM. On December 27, 2018, pursuant to a share exchange agreement dated of even date, we issued an aggregate of 1,000,000 Ordinary Shares to all the shareholders of PAI, with 906,582 Ordinary Shares issued to Prestige Financial Holdings Group Limited, 40,870 Ordinary Shares issued to Kington International Holdings Limited, 23,355 Ordinary Shares issued to Ensight Holdings Limited, and 29,193 Ordinary Shares issued to Pikachu Holdings Limited, as consideration for the Company’s purchase of 100% of the issued shares of PAI from those shareholders. After these transactions, the Company became the holding company of PPWM and PAI.

The Company owns 100% of the issued shares of PPWM, a company incorporated in the British Virgin Islands on May 23, 2014. PPWM owns 100% of the issued shares of PWM, a company incorporated in Hong Kong on January 26, 2015. PPWM owns 100% of the issued shares of PWAI, a corporation incorporated in California on February 15, 2022.

The Company also owns 100% of the issued shares of PAI, a company incorporated in the British Virgin Islands on December 4, 2015. PAI owns 100% of the issued shares of PAM, a company incorporated in Hong Kong on December 14, 2015. PAI owns 100% of the issued shares of PGAM, a company incorporated under the laws of the Cayman Islands on June 8, 2016. PAI also owns 100% of the issued shares of PGCI, a company incorporated under the laws of the Cayman Islands on November 3, 2020.

We operate through our wholly owned subsidiaries, PPWM and PAI, and their subsidiaries. Our wealth management operations are conducted through PPWM and its operating subsidiaries, while our asset management operations are conducted through PAI and its subsidiaries. Our subsidiaries’ asset management operations are currently primarily focused on managing and operating investment funds, and providing discretionary account management services and asset management related services. PAM currently holds licenses to act as fund manager.

The following chart illustrates our corporate structure, including our subsidiaries, as of the date of this prospectus. The percentages shown on the following chart represent percentages of equity ownership:

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations for the six months ended March 31, 2022 and 2021 and the fiscal years ended September 30, 2021 and 2020 should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. Our consolidated financial statements have been prepared in accordance with U.S. GAAP. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

Through our subsidiaries, we are a wealth management and asset management services provider based in Hong Kong. Our subsidiaries strive to serve their high net worth and ultra-high net worth clients in Asia by identifying wealth management product brokers and underlying investment products to match the wealth management and preservation objectives of their clients. Our subsidiaries also provide asset management services and discretionary account management services. Previously, our subsidiaries provided asset management related advisory services by acting as the investment advisor and fund manager for their clients. We believe that our subsidiaries’ wealth management services and asset management services cater to different objectives of their clients. We believe our subsidiaries’ clients allocate their funds according to their financial objectives through asset investment or wealth management products such as insurance policies, and thus our subsidiaries’ two operations do not compete with each other. We conduct our operations primarily through our subsidiaries.

Our Wealth Management Service

In 2017, through our subsidiaries, we launched wealth management services to introduce clients to product brokers who distribute a variety of wealth management products, such as insurance policies. The product brokers then customize wealth management investment portfolios to meet the investment and wealth management needs of our subsidiaries’ clients. For the fiscal years ended September 30, 2020 and 2021, and the six months ended March 31, 2021, all product brokers our subsidiaries worked with were Hong Kong-based or U.S.-based insurance brokers who have access to and distribute a large portfolio of insurance policies from various insurance companies.

In the fiscal year 2018, through our subsidiaries, we began generating revenues from our wealth management services, in the form of referral fees paid to our subsidiaries directly by insurance brokers. Such referral fees paid by third-party insurance brokers are calculated based on the value of insurance premium that our subsidiaries’ clients purchase from insurance brokers that our subsidiaries introduced them to as well as referral fee rate. Our subsidiaries work with a selected group of insurance brokers for their wealth management services. Our subsidiaries also deliver to their high net worth and ultra-high net worth clients a continuum of value-added services before, during and after our clients’ purchase of wealth management products from brokers that were introduced by our subsidiaries. These value-added services include personal assistant services in Hong Kong, referrals to suitable wealth planning and inheritance related professionals such as trust lawyers and tax accountants, and referrals to renowned high end medical and education resources. Our subsidiaries do not charge their clients fees for these value-added services.

For the fiscal years ended September 30, 2021 and 2020, we generated approximately 0.07% and 68.64% of our total revenues through our subsidiaries’ wealth management services operation, respectively. In the fiscal year ended September 30, 2021, we generated all of our subsidiaries’ wealth management services revenue from referral fees earned from the insurance brokers our subsidiaries worked with for high-end medical insurance policies purchased by their high net worth and ultra-high net worth clients. In the fiscal year ended September 30, 2020, we generated 99.20%, of our wealth management services revenue from referral fees earned as a result of the purchase of savings plan insurance policies by our subsidiaries’ high net worth and ultra-high net worth clients from the insurance brokers they worked with. From the launch of our subsidiaries’ wealth management services to March 31, 2022, our subsidiaries provided referrals to insurance brokers that resulted in purchase of an aggregate of 79 insurance policies, of which 45 were savings plan insurance policies, 17 were critical illness insurance policies, 14 were high-end medical insurance policies, and three were life insurance policies. Among the 45 savings plans purchased, 32 policies have a 5-year term, one policy has a 6-year term, 11 policies have a 10-year term and one policy has a 20-year term.

In the six months ended March 31, 2022 and 2021, we generated approximately 98.64% and 0.02% of our total revenues through our wealth management services operation, respectively. In the six months ended March 31, 2022, we generated revenue in the amount of $1,765,089 from wealth management services to clients in the U.S. market. Approximately 99.99% of our wealth management services revenue for the same period were referral fees paid to our subsidiaries by insurance broker in connection with purchases of life insurance policies by a client of our subsidiaries. In the six months ended March 31, 2021, we generated revenue of $381 from wealth management services. Due to the travel restrictions and quarantine measures in response to the COVID-19 pandemic, our subsidiaries’ clients could not visit Hong Kong in person to complete required physical examinations, a requirement for getting their policies approved by insurance companies.

Our subsidiaries support their clients during the origination of the insurance policy products when the clients subscribe to the policies as well as the annual renewals on the policy anniversary dates of each policy and through each policy’s premium payment term.

On October 1, 2019, we adopted ASC 606 using the modified retrospective method for all contracts not completed as of the date of adoption, and our revenue for the fiscal years ended September 30, 2020 and 2021, and the six months ended March 31, 2022 was presented under ASC 606 accordingly. As a result of the adoption of ASC 606, revenue from referral fees including referral fees related to policy origination and referral fees for policy renewal were recognized at point-in-time in the stage of policy origination. For the fiscal years ended September 30, 2020 and 2021, and the six months ended March 31, 2022, all of our wealth management revenue was generated from the referral fees recognized upon policy origination. For the fiscal year ended September 30, 2020, the impact of applying the new revenue standard resulted in an increase in revenue of approximately $159,205. The referral fees were in the range of 5% to 48% with an average fee of 15.06% of the total policy premiums purchased upon policy origination, depending on the specific nature and terms of the policies. For the fiscal year ended September 30, 2021, the impact of applying the new revenue standard resulted in a decrease in revenue of $251,063. The referral fees were in the range of 9% to 32% with an average fee of approximately15.21% of the total policy premiums purchased upon policy origination, depending on the specific nature and terms of the policies. In the six months ended March 31, 2021, all of our wealth management revenue was generated from the referral fees recognized upon policy origination. For the six months ended March 31, 2021, the impact of applying the new revenue standard resulted in a decrease in revenue of $183,106. The referral fees were approximately 9.50% of the total policy premiums purchased upon policy origination, depending on the specific nature and terms of the policies. For the six months ended March 31, 2022, the impact of applying the new revenue standard resulted in a decrease in revenue of $121,267. The referral fees were in the range of 2% to 14% with an average fee of approximately 6.13% of the total policy premiums purchased upon policy origination, depending on the specific nature and terms of the policies.

From the launch of our subsidiaries’ wealth management services to March 31, 2022, 35 out of the total 46 wealth management clients have purchased 45 savings plan insurance policies from brokers our subsidiaries work with, with seven clients having purchased multiple savings plans. If and when existing clients purchase multiple insurance policies, our subsidiaries would be entitled to additional referral fees. 18 out of the total 46 clients have purchased multiple insurance policies from brokers our subsidiaries work with, not limited to savings plans. While we believe existing clients will continue to return to our subsidiaries for purchase of additional insurance policies, there can be no assurance that our subsidiaries’ existing client will do so. For the fiscal year ended September 30, 2021, due to the impact of ongoing COVID-19 pandemic, all our revenue from our subsidiaries’ wealth management services was generated from three existing clients. Before the outbreak of COVID-19, a majority of our wealth management service revenues came from referrals of new clients from existing clients. During six months ended March 31, 2022 and the fiscal year ended September 30, 2020, approximately 100% and 70% of our subsidiaries’ new clients who contributed approximately 99.99% and 78.25% of our wealth management operation revenue were acquired through the referrals of our subsidiaries’ existing clients, respectively.

Our Asset Management Services

Through our subsidiaries, we first launched our asset management services operation in early 2017. As of March 31, 2022, our subsidiaries managed and advised one fund — PGA, and our subsidiaries used to manage fund PCM1. PGA was incorporated in the Cayman Islands as an exempted company in February 2017. PCM1 is an Exempted Limited Partnership registered in the Cayman Islands in January 2021. PGA and PCM1 completed establishment and commenced operations in April 2017 and January 2021, respectively, and PCM1 was fully redeemed by its investors in February 2021. For PGA, our main operating activities for operation are carried out through PGAM, our wholly-owned subsidiary, which serves as the manager of the investment fund, and PAM, our wholly-owned subsidiary, which serves as the investment advisor of our investment fund. For PCM1, PGCI was general partner and PGAM served as the investment manager of PCM1. Our subsidiaries charge investors subscription fees, performance fees and management fees in exchange for their services of managing and advising the fund. PGA is set to continue operation unless terminated.

Our subsidiaries also provided asset management related advisory services with respect to the operation and ongoing compliance of investment funds in Hong Kong to certain investment company clients intending to raise funds in Hong Kong.

In addition, in September 2019, our subsidiaries launched a fund, HYB A FUND SP (“HYB-A”), a segregated portfolio of Prestige Global Fund SPC (“SPC”), which was incorporated in the Cayman Islands as an exempted company and registered as a segregated portfolio company in June 2016. The investment management power with respect to HYB-A, including matters related to investment and asset allocations, was delegated to a third-party investment manager, who was appointed by PGAM as the manager of HYB-A. PGAM provided ongoing management services including administration and compliance related services to the fund after its establishment. By delegating investment management power to a third-party investment manager, PGAM no longer retained discretionary investment making power with respect to HYB-A.

Since late 2020, our subsidiaries started providing discretionary account management services to their clients, with PAM as the investment manager.

For the fiscal years ended September 30, 2021 and 2020, we generated approximately 99.93% and 31.36% of our revenues through our subsidiaries’ asset management services, respectively. For the six months ended March 31, 2022 and 2021, we generated approximately 1.36% and 99.98% of our revenues through our subsidiaries’ asset management services, respectively.

Factors Affecting Our Results of Operations

Expansion of Our Subsidiaries’ Client Base

Our revenue growth has been driven significantly by the expansion of our subsidiaries’ client base. In the initial stage of our subsidiaries’ wealth management operation, our subsidiaries’ clients were introduced to our subsidiaries by our related parties and their business networks. For the fiscal year ended September 30, 2020, approximately 70% of the new wealth management clients were acquired through the referrals of our subsidiaries’ existing clients, and the new clients contributed to approximately 78.25% of our revenue from referral fees for wealth management services. For the fiscal year ended September 30, 2021, we generated revenues from wealth management services from only three existing clients in Hong Kong because of the impact of COVID-19 pandemic. For the six months ended March 31, 2021, we generated revenues from wealth management services from one existing client because of the impact of COVID-19 pandemic. For the six months ended March 31, 2022, one new wealth management client was acquired through the referrals of our subsidiaries’ existing clients, and the new client contributed to approximately 99.99% of our revenue from referral fees for wealth management services. In regards to our subsidiaries’ asset management business, five, 21, and six clients contributed to our asset management revenue for the six months ended March 31, 2022, and the fiscal years ended September 30, 2021 and 2020. We believe that our subsidiaries’ existing clients are highly satisfied with our subsidiaries’ high-quality client services and complementary value-added services. This is evident from the fact that our subsidiaries’ existing clientele has been willing to refer high net worth or ultra-high net worth individuals through word-of-mouth to our subsidiaries as potential clients. As such, we believe our subsidiaries’ clients are our brand ambassadors, using their influence in their respective networks to promote our subsidiaries’ services.

Moreover, we benefit from the increase in the number of high net worth and ultra-high net worth individuals in mainland China. The number of high net worth and ultra-high net worth individuals in mainland China has surged from approximately from 1,034,400 in 2015 to 1,527,700 in 2021, at a CAGR of approximately 6.7% from 2015 to 2021 according to the Sullivan Report. The number of high net worth and ultra-high net worth individuals in mainland China is expected to reach approximately 2,080,400 in 2026 at a CAGR of approximately 6.9% from 2022 to 2026 according to the Sullivan Report. The substantial increase in the number of high net worth and ultra-high net worth individuals in mainland China is expected to fuel the growth of wealth management and asset management services in Hong Kong. Hong Kong is the top choice for high net worth and ultra-high net worth individuals in mainland China for management and preservation of their wealth and investments. Hong Kong is considered by high net worth and ultra-high net worth individuals as the ideal spring board to the global financial markets, according to the Sullivan Report.

The number of high net worth individual in the U.S. has retained a top position across the globe for more than decades, and has recorded an increment from approximately 4.4 million persons to approximately 7.5 million persons during 2015 to 2021, representing a CAGR of approximately 9.0%. Going forward, the number of high net worth individual in the U.S. is expected to attain approximately 11,308.4 thousand persons in 2026, representing a CAGR of approximately 8.2% during 2022 to 2026. As we commenced our operations in the U.S. through our subsidiaries in late 2021, we also expect to benefit from the continued increase in the number of high net worth and ultra-high net worth individuals in the U.S.

We expect to continue to expand our subsidiaries’ client base through accessing high net worth and ultra-high net worth individuals who are part of the personal and professional networks of our subsidiaries’ existing clients. We also intend to continue to participate in a wide array of marketing activities to enhance our brand recognition and to continue to grow our subsidiaries’ business.

Average Transaction Value Per Client

Our average transaction value per client refers to (i) with respect to wealth management services, the average value of wealth management products purchased by our subsidiaries’ clients from brokers introduced by our subsidiaries and (ii) with respect to asset management services, the average value of assets under management invested by our subsidiaries’ clients and the asset management related services our subsidiaries provide to their clients. We expect to increase the average value per client by leveraging our subsidiaries’ competitive advantages and providing competitive wealth preservation and management solutions and asset management related services in the near future.

For the six months ended March 31, 2022, we generated approximately $1.77 million from wealth management services from two clients, and the average total premium of insurance policies per wealth management client was $14,403,830, with the average referral fee per client being $882,663. For the six months ended March 31, 2021, we only generated $381 from wealth management services from one existing client because, under the travel restrictions caused by the COVID-19 and related mandatory quarantine measures, our subsidiaries’ clients could not visit Hong Kong in person to complete required physical examination and get their policies approved by the insurance company. For the fiscal years ended September 30, 2021 and 2020, our average total premium of insurance policies per wealth management client was $4,016 and $898,050, respectively. Based on these numbers, our average referral fee related to policy origination per client was $611 and $135,256, respectively. The reason why our average total premium of insurance policies and average referral fees in the fiscal year ended September 30, 2021 decreased significantly was due to the above-mentioned imposition of COVID-19 related travel restrictions between mainland China and Hong Kong, and the fact that our wealth management services during this period was exclusively focused on the Hong Kong market. Reasons for the increases in our average total premium of insurance policies and average referral fees in the six months ended March 31, 2022 compared to the six months ended March 31, 2021 include: (i) due to the expansion of our subsidiaries’ wealth management services in the U.S., their wealth management client had more investable assets compared to the client of the same period in the prior year; and (ii) the total premium of the insurance policies of our subsidiaries’ clients was much greater than that of same period in the prior year. The AUM per asset management client for PGA was $2,511,748, $2,294,981 and $2,540,510, as of March 31, 2022, September 30, 2021 and 2020, respectively. PCM1 was launched in January 2021 and ceased operations in February 2021. PCM1 realized an average net asset value of $1,786,257 per client and generated an average net profit of $930,174 per client.

We believe that the majority of our subsidiaries’ existing clients will return to our subsidiaries to purchase more products from the insurance brokers our subsidiaries work with, or invest additional capital in the investment fund that we manage, given our subsidiaries’ client satisfaction and our subsidiaries’ performance.

Furthermore, since late 2018, through our subsidiaries, we started providing asset management related advisory services to certain investment companies with respect to the operation and ongoing compliance of investment funds in Hong Kong. Our subsidiaries charged a fixed annual fee for acting as an ongoing advisor. From fiscal year 2020 to fiscal year 2021, our subsidiaries provided advisory services to two investment company clients and generated an aggregate revenue of $1,140,254. In 2020, our subsidiaries started to provide discretionary account management services to their clients, and for the fiscal year ended September 30, 2021 and the six months ended March 31, 2022, our subsidiaries provided discretionary account management services to 16 and three clients, generating revenue of $615,962 and nil, respectively. We plan to increase our average transaction value per client through expansion of the advisory service which has a higher transaction value per client and also diversifies our subsidiaries’ client types.

Underlying Products and Service Mix

For our subsidiaries’ wealth management services operation, they identify and screen wealth management product brokers. For our subsidiaries’ asset management services operation, they identify and choose asset management products, such as underlying funds, to invest in. We believe the underlying products and service mix affect our revenues and operating profits. In the past, our subsidiaries also provided asset management related advisory services to their clients, including advising their clients in setting up new funds and offering ongoing administration and compliance related services to our subsidiaries’ clients. The table below sets forth the total revenue generated from different types of products and services that our subsidiaries have, both in absolute amount and as a percentage of the total revenue, during the periods indicated:

	For the years ended September 30,
	2021	% of Revenue	2020	% of Revenue
Wealth management services	$1,833	0.07%	$1,758,331	68.64%

Asset management products and services
Asset Management Funds	1,754,830	62.84%	82,769	3.23%
Asset Management Related Advisory Services	419,554	15.03%	720,700	28.13%
Discretionary Account Management Services	615,962	22.06%	—	—
Subtotal	2,790,346	99.93%	803,469	31.36%
Total net revenue	$2,792,179	100.00%	$2,561,800	100.00%
	For the six months ended March 31,
	2022	% of Revenue	2021	% of Revenue
	(Unaudited)		(Unaudited)
Wealth management services	$1,765,325	98.64%	$381	0.02%

Asset management products and services
Asset Management Funds	24,356	1.36%	1,731,199	66.45%
Asset Management Related Advisory Services	—	—	359,809	13.81%
Discretionary Account Management Services	—	—	513,834	19.72%
Subtotal	24,356	1.36%	2,604,842	99.98%
Total net revenue	$1,789,681	100.00%	$2,605,223	100.00%

The composition and amount of revenues generated from our subsidiaries’ wealth management services and asset management services are affected by the types of services our subsidiaries provide. Our subsidiaries earn referral fees substantially all of which are recognized upon policy origination from our subsidiaries’ wealth management services. For the asset management products and discretionary account management services our subsidiaries distribute and provide, our subsidiaries receive both one-off fees and recurring service fees.

Historically, we generated the majority of our revenues from wealth management services. Through our subsidiaries’ referral services, our subsidiaries’ clients could access highly desirable insurance policies that were not accessible to them. The amount of revenues from wealth management services as a percentage of all revenues was high for the fiscal year ended September 30, 2020. Since 2020, due to the travel restrictions and quarantine measures in response to the COVID-19 pandemic, our subsidiaries’ clients could not visit Hong Kong in person to complete required physical examinations, a requirement for getting their policies approved by insurance companies. Therefore, our subsidiaries materially increased the distribution of their asset management products and services through their investment funds and discretionary account management services, as these services are not affected by the COVID-19, which strategy allowed us to continue generating profits. Meanwhile, compared to the asset management products and services our subsidiaries distributed or provided during fiscal year 2020, the asset management products and services our subsidiaries distributed or provided during the fiscal year ended September 30, 2021, which mainly involved short-term IPO investment strategy, have higher returns and fee rates and brought our subsidiaries more one-off fees and recurring service fees. For the fiscal years ended September 30, 2020 and 2021, our revenues from asset management products and services amounted to approximately $0.8 million and $2.8 million, respectively.

With respect to our subsidiaries’ wealth management services, our subsidiaries work with product brokers who distribute a variety of wealth management products, and are qualified to provide investment advices and customize wealth management investment portfolios designed to specifically respond to the investment and wealth management needs of our subsidiaries’ clients. For the fiscal years ended September 30, 2020 and 2021, our subsidiaries work with Hong Kong-based insurance brokers who have access to, and distribute, a large portfolio of insurance policies from various insurance companies, and who directly compensate our subsidiaries based upon the insurance premiums purchased by our subsidiaries’ clients. From late 2021, our subsidiaries began to expand their wealth management business in the U.S. market, so that their clients can access more competitive and diversified insurance products. Currently, through our subsidiaries, we work with one U.S.-based insurance broker and several existing Hong Kong-based insurance brokers for wealth management services. For the six months ended March 31, 2022, our revenues from wealth management services in the U.S. market amounted to approximately $1.77 million.

Our subsidiaries launched their wealth management service business with insurance products because we believe that insurance products meet the wealth management and preservation objectives of our subsidiaries’ clients. Additionally, according to the Sullivan Report, premiums of long-term insurance products purchased by visitors from mainland China has slightly decreased from approximately 5.5% in 2015 to 1.4% in 2020, representing a CAGR of -23.9% from 2015 to 2020, mainly due to the outbreak of COVID-19 in Hong Kong and the border-closing measures between Hong Kong and mainland China. To successfully subscribe for insurance policies, our subsidiaries’ clients must be first approved by the relevant insurance companies, and then pay the annual premiums and complete the requisite free-look periods. The brokers pay our subsidiaries referral fees after the insurance policies of our clients are successfully subscribed and after the expiration of the free-look periods and when the policies are successfully renewed. The insurance products purchased by our subsidiaries’ clients primarily include health protection plans and comprehensive disease protection plans, with a significant portion in wealth preservation such as savings plans. Wealth preservation products typically provide long-time compound interests intended to realize wealth preservation and growth. As such, our revenues from wealth management services vary by the type of insurance products our subsidiaries’ clients decide to purchase, as the rates for the referral fee our subsidiaries receive from wealth management vary with the types of insurance products purchased by our subsidiaries’ clients through those brokers. While a majority of our revenue was generated from referral fees from clients purchasing savings plans, our subsidiaries’ clients selected their policies based upon their investment needs, market conditions and broker recommendations, without any recommendation or advice from our subsidiaries. We expect that our plan to increase the number of product producers our subsidiaries work with, therefore increasing and diversifying the types of products that can be subscribed to by our subsidiaries’ clients, will attract more clients to use our subsidiaries’ services.

Our subsidiaries’ asset management fund, PGA, is a FOF that invests in other underlying funds which are carefully selected and allocated by our subsidiaries’ asset management team and approved by our subsidiaries’ investment committee. As of March 31, 2022, our subsidiaries managed and advised one fund, PGA; our subsidiaries used to manage their fund PCM1, which was fully redeemed by its investors and ceased operations in February 2021. PGA invests in a basket of renowned global quantitative hedge funds each with a diversified portfolio of global equities, futures, bonds, and commodities, and aims to deliver high quality risk-adjusted return and high liquidity to investors with a quantitative strategy under prudent and extensive risk management. PCM1 invested in the Underlying Fund, which invested as anchor investor in the IPO shares of a company prior to its listing on the Hong Kong Stock Exchange.

PGA makes investment and allocation recommendations to our subsidiaries’ asset management team and investment committee by choosing underlying funds based upon a fund selection model that access our subsidiaries’ fund data base. Currently, our subsidiaries’ fund database includes approximately 150 hedge funds. With respect to PCM1, to select the securities of high-growth companies, our subsidiaries evaluate the performance and growth potential of the companies of investment target securities. Our subsidiaries carefully select the investment targets of securities in the international capital market. We expect to continue to expand our subsidiaries’ database, increase investment target categories and perform rigorous risk management to ensure the high quality of the targets. As such, we expect our revenue from asset management related services, as a percentage of total net revenue, to increase in the future as we expect to continue to grow our subsidiaries’ asset management services, and expect our subsidiaries’ fund to maintain stable performances in a volatile market.

Additionally, with respect to asset management related advisory services, our subsidiaries’ clients are investment-related enterprises that seek to establish or have recently established investment funds in Hong Kong. Our subsidiaries’ clients typically have prior investment experience, or are funds that are newly launched or in the pre-launch phase.

Our subsidiaries also provide discretionary account management services to clients aiming to provide capital growth by investing in the initial public offering of a target company on the main board of the Hong Kong Stock Exchange, including but not limited to investing as cornerstone investors and/or anchor investors. Our subsidiaries charge a one-off subscription fee at the time of subscription, and they are entitled to receive a performance fee in respect of the portfolio as well.

Operating Costs and Expenses

Our operating costs and expenses are comprised of selling, general and administrative expenses, which include wages and salaries, rental fees, general and administrative expenses, and provisions for bad debts. Wages and salaries accounted for approximately 42.12% and 68.86% of our total selling, general and administrative expenses for the fiscal years ended September 30, 2021 and 2020 respectively. Rental fees accounted for approximately 2.82% and 4.47% of our total selling, general and administrative expenses for the fiscal years ended September 30, 2021 and 2020, respectively, while general and administrative expenses accounted for approximately 14.10% and 7.44% of our total selling, general and administrative expenses, respectively. Provisions for bad debts accounted for approximately 40.96% and 19.23% of our total selling, general and administrative expenses for the fiscal years ended September 30, 2021 and 2020, respectively.

Wages and salaries accounted for approximately 82.47% and 60.28% of our total selling, general and administrative expenses for the six months ended March 31, 2022 and 2021, respectively. Rental fees accounted for approximately 5.18% and 4.20% of our total selling, general and administrative expenses for the six months ended March 31, 2022 and 2021, respectively, while general and administrative expenses accounted for approximately 9.28% and 19.21% of our total selling, general and administrative expenses for the respective period. Provision for bad debts accounted for approximately 3.07% and 16.31% of our total selling, general and administrative expenses for the six months ended March 31, 2022 and 2021, respectively.

Our selling, general and administrative expenses are expected to increase as our subsidiaries intend to recruit additional client relationship managers for their wealth management operation and asset management professionals for their asset management operation, and to incur additional expenses in brand marketing and client experience optimization to match the expansion and growth of our subsidiaries’ business. We also expect to incur additional fees and costs related to the growth of our subsidiaries’ business. We also expect to incur additional legal, accounting and other professional service fees, when we become a publicly traded company in the United States. Therefore, our operating costs and expenses are expected to have a significant impact on our results of operations.

Key Components of Consolidated Statements of Comprehensive Income

Revenue

We generate revenue from our wealth management services and asset management services. The following table sets forth a breakdown of our revenue for the periods indicated:

	For the years ended September 30,
	2021	% of Revenue	2020	% of Revenue
Wealth management services
Referral fees	$1,833	0.07%	$1,758,331	68.64%
Subtotal	1,833	0.07%	1,758,331	68.64%
Asset management services
Advisory service fees	419,554	15.03%	720,700	28.13%
Performance fees	1,720,411	61.62%	1,884	0.07%
Management fees	324,184	11.61%	80,885	3.16%
Subscription fees	326,197	11.67%	—	—
Subtotal	2,790,346	99.93%	803,469	31.36%
Total net revenue	$2,792,179	100.00%	$2,561,800	100.00%
	For the six months ended March 31,
	2022	% of Revenue	2021	% of Revenue
	(Unaudited)		(Unaudited)
Wealth management services
Referral fees	$1,765,325	98.64%	$381	0.02%
Subtotal	1,765,325	98.64%	381	0.02%
Asset management services
Advisory service fees	—	—	359,809	13.81%
Performance fees	—	—	1,720,760	66.04%
Management fees	24,356	1.36%	197,936	7.60%
Subscription fees	—	—	326,337	12.53%
Subtotal	24,356	1.36%	2,604,842	99.98%
Total net revenue	$1,789,681	100.00%	$2,605,223	100.00%

Wealth management services

Revenue from wealth management services is generated from referral fees paid by insurance brokers who successfully sold wealth management products to our subsidiaries’ high net worth and ultra-high net worth clients. The referral fees are calculated based on the premium amounts payable by our subsidiaries’ clients for the first year and premiums payable for the remaining years of the policy. Our subsidiaries are entitled to receive those referral fees once all of the following conditions have occurred: (i) a client our subsidiaries introduce to insurance brokers enter into purchase agreements with insurance companies who are product providers, (ii) the client has paid the requisite premiums and (iii) a free-look period is expired. For the fiscal year ended September 30, 2020, all of the referral fees were derived from first year premiums due to the adoption of revenue recognition under ASC 606, and the impact of applying the new revenue standard resulted in an increase in revenue of approximately $159,205. For the fiscal year ended September 30, 2021, all of the referral fees were derived from first year premiums due to the adoption of revenue recognition under ASC 606, and the impact of applying the new revenue standard resulted in a decrease in revenue of approximately $251,063. For the six months ended March 31, 2022, all of the referral fees were derived from first year premiums due to the adoption of revenue recognition under ASC 606, and the impact of applying the new revenue standard resulted in a decrease in revenue of approximately $121,267. The rates of such referral fees are confidential pursuant to our referral service agreements with each individual product broker, generally in the range of 5% to 48%, 9% to 32% and 2% to 14% of the value of insurance products purchased for the fiscal years ended September 30, 2020 and 2021, and for the six months ended March 31, 2022, respectively, depending on the specific nature of the products and terms of the policies.

During the fiscal year ended September 30, 2020, our subsidiaries introduced a total of 13 clients to insurance brokers our subsidiaries work with. These 13 clients purchased 19 insurance policies in total, with an aggregate premium amount of $11.7 million, or $0.9 million per client on average. For the fiscal year ended September 30, 2020, our weighted-average referral fee based on the total policy premiums was approximately 15.06%.

Revenue generated from wealth management operation in the fiscal year ended September 30, 2021 decreased significantly compared to the fiscal year ended September 30, 2020. For the fiscal year ended September 30, 2021, due to the travel restrictions caused by the COVID-19 pandemic, our clients could not visit Hong Kong in person to complete required physical examination and get their policies approved by the insurance company. As a result, during the fiscal year ended September 30, 2021, we introduced a total of three clients to insurance brokers we work with. These three clients purchased three insurance policies in total, with an aggregate premium amount of $12,048, or $4,016 per client on average. For the fiscal year ended September 30, 2021, our weighted-average referral fee based on the total policy premiums was approximately 15.21%.

Revenue generated from wealth management operation in the six months ended March 31, 2022 increased significantly compared to the six months ended March 31, 2021 due to our expansion of wealth management services to clients in the U.S. market. During the six months ended March 31, 2022, our subsidiaries introduced one client to a U.S.-based insurance broker and one existing client to a Hong Kong-based insurance broker our subsidiaries work with. These two clients purchased four insurance policies in total, with an aggregate premium amount of approximately $28.8 million, or approximately $14.4 million per client on average. For the six months ended March 31, 2022, our weighted-average referral fee based on the total policy premiums was approximately 6.13%.

Asset management services

As of March 31, 2022, our subsidiaries managed and advised the fund PGA. PGA were a FOF. PGA is managed by PGAM, with PAM serving as the investment advisor. Our subsidiaries also launched their new fund PCM1 in January 2021, which invested in securities in the international capital market, with PGCI serving as general partner and PGAM as investment manager. PCM1 was fully redeemed by its investors in February 2021.

Our subsidiaries launched the fund HYB-A on September 25, 2019. The investment management power with respect to HYB-A was delegated to a third-party investment manager, who was appointed by PGAM as the manager of HYB-A. PGAM provided administration and compliance related services to the fund after its establishment. By delegating investment making power with respect to HYB-A, PGAM no longer retained discretionary investment making power with respect to HYB-A. HYB-A was fully redeemed by its investors and terminated in September 2020.

PGA’s AUM was $5,023,496, $4,589,962 and $5,081,020 as of March 31, 2022 and September 30, 2021 and 2020, respectively. PCM1 realized a net asset value of $12,503,800 as of September 30, 2021.

With respect to the funds our subsidiaries manage or managed, our subsidiaries charge investors performance fees, management fees and subscription fees. Revenue generated from our subsidiaries’ asset management business amounted to $24,356 and $2,245,033 for the six months ended March 31, 2022 and 2021, respectively, accounting for approximately 1.36% and 86.17% of our total revenues for those periods, respectively. Revenue generated from our subsidiaries’ asset management business amounted to $1,754,830 and $82,769 for the fiscal years ended September 30, 2021 and 2020, respectively, accounting for approximately 62.84% and 3.23% of our total revenues for those periods, respectively. Clients for PGA may redeem their investment on a quarterly basis without any other restrictions.

The following table sets forth the changes in AUM for PGA for the periods indicated below:

PGA
AUM, as of the establishment	$—
Subscription	7,034,002
Redemption	—
Appreciation/(deprecation)	59,174
Fees	(49,711)
AUM, as of September 30, 2017	7,043,465
Subscription	1,100,000
Redemption	(1,708,359)
Appreciation/(deprecation)	686,363
Fees	(169,152)
AUM, as of September 30, 2018	6,952,317
Subscription	—
Redemption	(227,501)
Appreciation/(deprecation)	441,781
Fees	(116,703)
AUM, as of September 30, 2019	7,049,894
Subscription	—
Redemption	(560,000)
Appreciation/(deprecation)	(1,326,105)
Fees	(82,769)
AUM, as of September 30, 2020	5,081,020
Subscription	—
Redemption	(297,697)
Appreciation/(deprecation)	(148,037)
Fees	(45,324)
AUM, as of September 30, 2021	4,589,962
Subscription	—
Redemption	—
Appreciation/(deprecation)	457,890
Fees	(24,356)
AUM, as of March 31, 2022	5,023,496

PGA’s AUM was $5,023,496, $4,589,962 and $5,081,020, respectively, as of March 31, 2022, and September 30, 2021 and 2020. PGA generated a gain of 9.44% for the six months ended March 31, 2022, and a loss of 4.03% and 20.30% for the fiscal years ended September 30, 2021 and 2020, respectively, and a loss of 4.17% from establishment to March 31, 2022.

With respect to PCM1, since its inception in January 2021 to its ceasing operations in February 2021, PCM1 realized a net asset value of $12,503,800 and generated a net profit of $6,511,218 over the initial investment amount of approximately $5,992,582. For the fiscal year ended September 30, 2021, the net return of PCM1 represents its one-off investment return of investment in an initial public offering security indirectly via an underlying fund. The net return before performance fees of PCM1 was 131.23%, while the net return after performance fees of PCM1 was 108.65%.

The following is a description of the components of our revenue from fund management services during the reporting periods:

•        Performance fees:    For PGA, our subsidiaries charged a performance fee based on the extent by which the fund’s investment performance exceeds the high-water mark. A high-water mark is the highest peak in value that an investment fund has reached. When the fund’s net asset value before performance fees has reached a new high-water mark, our subsidiaries are entitled to obtain 10% to 13.5% of the incremental portion; our subsidiaries’ performance fee is calculated based upon the high-water mark for each quarter. This fee is payable quarterly and nonrefundable. Our subsidiaries do not calculate their performance fee based upon, nor do our subsidiaries calculate, a fund’s lifetime high-water mark. For PCM1, our subsidiaries were entitled to receive a carried interest as performance fee based on the surplus of fund’s investment proceeds after deducting the cumulative amount of investors’ capital contribution and due fees and expenses. Performance fees were at the rate from 10% to 35% of such surplus. Our subsidiaries also received a performance fee from their discretionary account management services, at the rate of 15% to 25% depending on the incremental portion of the fair value of the portfolio over the initial investment amount.

Our performance fees for the six months ended March 31, 2022 and for the fiscal years ended September 30, 2021 and 2020 were nil, $1,720,411 and $1,884, respectively. The performance fees increased by $1,718,527 in the fiscal year ended September 30, 2021 compared to the fiscal year ended September 30, 2020, due to strong performances of PCM1. We did not earn performance fees for the six months ended March 31, 2022, and the significant decrease of performance fees compared to the same period in 2021 reflects the strong performances of PCM1 during the six months ended March 31, 2021 and less favorable performance of other asset management services in the same period in 2022.

The following table sets a breakdown of the investment performance and high-water mark of PGA for the periods indicated:

	PGA
	GAV per share	High-water mark	# of Shares
June 30, 2017	101.36	100.00	24,567
September 30, 2017	101.78	101.18	69,250
December 31, 2017	104.92	101.69	70,257
March 31, 2018	105.77	104.48	78,471
June 30, 2018	104.92	105.53	78,430
September, 2018	109.75	105.53	63,674
December 31, 2018	108.07	109.19	63,674
March 31, 2019	110.93	109.19	63,212
June 30, 2019	109.41	110.69	61,584
September 30, 2019	115.06	110.69	61,584
December 31, 2019	114.70	114.48	61,584
March 31, 2020	99.83	114.67	61,584
June 30, 2020	94.40	114.67	60,983
September 30, 2020	91.24	114.67	55,688
December 31, 2020	85.02	114.67	52,421
March 31, 2021	82.44	114.67	52,421
June 30, 2021	85.05	114.67	52,421
September 30, 2021	87.56	114.67	52,421
December 31, 2021	95.97	114.67	52,421
March 31, 2022	95.83	114.67	52,421

•        Management fees:    For PGA, our subsidiaries generally charge a management fee of one-twelfth of 0.4% to 1.5% of the net asset value attributable to a client’s respective equity holding positions in each fund (before deduction of that months’ management fee and any accrued performance fee) on a monthly basis. The management fee is payable in U.S. dollars monthly in arrears as soon as the net asset value calculation is completed by the fund administrator and approved by PAM, the fund advisor, by the end of each month and it is nonrefundable. For PCM1, our subsidiaries were entitled to receive a management fee of 1.5% to 2.5% of a client’s capital contributions to the fund. For our subsidiaries’ discretionary account management services, our subsidiaries charge their clients a management fee ranging from 0 to 2% of their initial investment amounts.

Our management fees for the six months ended March 31, 2022 and 2021 were $24,356 and $197,936, respectively. The weighted average annual management fee rate were approximately 0.5% and 2.5% for these periods, respectively. Management fees for the fiscal years ended September 30, 2021 and 2020 were $324,184 and $80,885, respectively. The weighted average annual management fee rate for the fiscal years ended September 30, 2021 and 2020 were approximately 2.1% and 1.3%, respectively. The management fees decreased by $173,580 for the six months ended March 31, 2022 compared to the same period of 2021, as PCM1 ceased its operations in February 2022.The management fees increased by $243,299 for the fiscal year ended September 30, 2021 compared to the fiscal year ended September 30, 2020, mainly due to the management fees generated from PCM1 and our subsidiaries’ discretionary account management services.

•        Subscription fees:    For PGA, our subsidiaries generally charge their clients a subscription fee ranging from 0.85% to 1.25% of the capital contributions made to the funds. Our subsidiaries’ subscription fee is a one-off charge and is payable to our subsidiaries after the client has completed the initial investment. The subscription fees are nonrefundable. For PCM1, a one-off subscription fee at the time of subscription is 3% of the capital commitment. In respect with our subsidiaries’ discretionary account management services, our subsidiaries charge their clients a subscription fee ranging from 3.0% to 5.0% of the initial investment amounts.

Subscription fees for the six months ended March 31, 2022 and 2021 were nil and $326,337, respectively, and the weighted average subscription fee rates were approximately 0% and 2.3% for these periods, respectively. Subscription fees for the fiscal years ended September 30, 2021 and 2020 were $326,197 and nil, respectively. The weighted average subscription fee rates for the fiscal years ended September 30, 2021 and 2020 were approximately 2.0% and 0%, respectively. The subscription fees decreased by $326,337 for the six months ended March 31, 2022 compared to the six months ended March 31, 2021, mainly because no subscription occurred during the six months ended March 31, 2022. The subscription fees increased by $326,197 for the fiscal year ended September 30, 2021 compared to the fiscal year ended September 30, 2020, mainly due to the subscription fees from PCM1 and our subsidiaries’ discretionary account management services.

Advisory service fees

Our subsidiaries provided asset management related advisory services with respect to the operation and ongoing compliance of investment funds in Hong Kong. Our subsidiaries charged a fixed annual fee for acting as an ongoing advisor and a fixed rate for ongoing management service; these fees were negotiated with each client on a case-by-case basis. For the six months ended March 31, 2022 and 2021, revenue from our advisory service fees were nil and $359,809, respectively. For the fiscal year ended September 30, 2021 and 2020, revenue from our advisory service fees was $419,554 and $720,700, respectively, both of which represented annual advisory fees recognized for ongoing advisory services we provided to an investment company.

Operating Costs and Expenses

Our operating costs and expenses are primarily comprised of selling, general and administrative expenses, which include wages and salaries, rental fees, general and administrative expenses, and provisions for bad debts.

The following table sets forth the components of our selling, general and administrative expenses for the periods indicated.

	For the years ended September 30,
	2021	%	2020	%
Wages and salaries	462,493	42.12%	475,222	68.86%
Rental fees	30,910	2.82%	30,874	4.47%
General and administrative expenses	154,835	14.10%	51,320	7.44%
Provisions for bad debts	449,759	40.96%	132,668	19.23%
Total selling, general and administrative expenses	$1,097,997	100.00%	$690,084	100.00%

	For the six months ended March 31,
	2022 (Unaudited)	% of Expense	2021 (Unaudited)	% of Expense

Wages and salaries	$244,645	82.47%	$221,780	60.28%
Rental fees	15,380	5.18%	15,470	4.20%
General and administrative expenses	27,518	9.28%	70,698	19.21%
Provision for bad debts	9,110	3.07%	59,999	16.31%
Total selling, general and administrative expenses	$296,653	100.00%	$367,947	100.00%

Wages and salaries

Wages and salaries consist of compensations and benefits related to our management and staff, which accounted for approximately 42.12% and 68.86% of our total selling, general and administrative expenses for the fiscal years ended September 30, 2021 and 2020, and approximately 82.47% and 60.28% of our total selling, general and administrative expenses for the six months ended March 31, 2022 and 2021, respectively.

Rental fees

Rental fees consist of our office rental expenses for our operation. The amount of rental fees accounted for approximately 2.82% and 4.47% of our total selling, general and administrative expenses for the fiscal years ended September 30, 2021 and 2020, and approximately 5.18% and 4.20% of our total selling, general and administrative expenses for the six months ended March 31, 2022 and 2021, respectively.

General and administrative expenses

General and administrative expenses primarily consist of daily operational administrative expenses such as business registration expenses, legal, professional and audit fees, traveling expenses and miscellaneous, which accounted for approximately 14.10% and 7.44% of our total selling, general and administrative expenses for the fiscal years ended September 30, 2021 and 2020, and approximately 9.28% and 19.21% of our total selling, general and administrative expenses for the six months ended March 31, 2022 and 2021, respectively.

Provisions for bad debts

Provisions for bad debts include provisions of 449,759 and $132,668 booked for uncollected accounts receivable in the fiscal years ended September 30, 2021 and 2020, and provisions of $9,110 and $59,999 booked for uncollected accounts receivable during the six months ended March 31, 2022 and 2021, respectively. The amount of provisions for bad debts accounted for approximately 40.96% and 19.23% of our total selling, general and administrative expenses for the fiscal years ended September 30, 2021 and 2020, and 3.07% and 16.31% of our total selling, general and administrative expenses for the six months ended March 31, 2022 and 2021, respectively.

We expect that our operating costs and expenses will continue to increase as our subsidiaries’ business expands and as we become a public company.

Taxation

The Company and its subsidiaries file tax returns separately.

The Cayman Islands

The Company and PGAM are incorporated in the Cayman Islands and the Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty.

Pursuant to the Tax Concessions Act of the Cayman Islands, the Company has obtained an undertaking: (a) that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciation shall apply to the Company or its operations; and (b) that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on the shares, debentures or other obligations of the Company.

The undertaking for the Company is for a period of twenty years from November 2, 2018.

There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

The Cayman Islands are a party to a double tax treaty entered into with the United Kingdom in 2010 but are otherwise not a party to any other double tax treaties.

British Virgin Islands

PPWM and PAI are subsidiaries of the Company incorporated in the British Virgin Islands (“BVI”). There is no income or other tax in the BVI imposed by withholding or otherwise on any payment to be made to or by our BVI subsidiaries.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. From year of assessment of 2018/2019 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2,000,000 (approximately US$256,000), and 16.5% on any part of assessable profits over HK$2,000,000 (approximately US$256,000). Our subsidiaries registered in Hong Kong are now subject to the new assessments in Hong Kong beginning in our fiscal year 2019. If, at the end of the basis period of the entity for the relevant year of assessment, the entity has one or more connected entities, the two-tiered profits tax rates would only apply to the one which is nominated to be chargeable at the two-tiered rates. The others would not qualify for the two-tiered profits tax rates and will continue to be subject to the rate of 16.5%. From the year of 2018/2019 onwards, PAM elected the two-tiered profits tax rates. Our Hong Kong subsidiary, PWM, in Hong Kong did not have assessable profits that were derived in Hong Kong for the fiscal years ended September 30, 2021 and 2020. Therefore, no Hong Kong profit tax has been provided for the fiscal years ended September 30, 2021 and 2020. PPWM, our BVI subsidiary, is doing business in Hong Kong and derives its income primarily in the region. PPWM is subject to Hong Kong profit tax with statutory tax rate of 16.5% according to the relevant tax laws and regulations of Hong Kong. PAM, our Hong Kong subsidiary, is doing business in Hong Kong and derives its income primarily in the region. PAM is subject to Hong Kong profit tax and has elected the two-tiered profits tax rates from the year of 2018/2019 onwards.

Critical Accounting Policies Judgments and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our audited consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these audited consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. We evaluate our estimates on an ongoing basis, including those related to revenue recognition and principles of consolidation. We base our estimates on our historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making the judgments we make about the carrying values of our assets and liabilities that are not readily apparent from other sources. Because these estimates can vary depending on the situation, actual results may differ from the estimates.

The following descriptions of critical accounting policies, judgments and estimates summarized in this section are discussed in further detail in the notes to the audited consolidated financial statements appearing elsewhere in this prospectus. When reviewing our financial statements, you should consider (i) our selection of critical accounting policies, (ii) the judgments and other uncertainties affecting the application of such policies and (iii) the sensitivity of reported results to changes in conditions and assumptions. We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating our management’s discussion and analysis:

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and all the subsidiaries of the Company. All transactions and balances between the Company and its subsidiaries have been eliminated upon consolidation. A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power or has the power to: govern the financial and operating policies; appoint or remove the majority of the members of the board of directors; cast a majority of votes at the meeting of the board of directors.

In February 2015, the Financial Accounting Standards Board (“FASB”) issued amended consolidation guidance with the issuance of ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis (“ASU 2015-02”). The revised consolidation guidance, among other things, (i) modifies the evaluation of whether limited partnerships and similar legal entities are VIEs, (ii) eliminated the presumption that a general partner should consolidate a limited partnership, and (iii) modifies the consolidation analysis of reporting entities that are involved with VIEs through fee arrangements and related party relationships. In evaluating whether the investment funds in the legal form of limited partnership the Company manages as general partner should be consolidated or not, the Company firstly assesses whether there is any interest it has constituted a variable interest. The Company concludes that (i) the service fees it earns, including carried interest earned in the capacity of general partner, are commensurate with the level of effort required to provide such services, (ii) the Company does not hold other interest in the investment funds that individually, or in aggregate, would absorb more than an insignificant amounts of expected loss or receive more than an insignificant amount of the expected residual returns from the investment funds, (iii) the services arrangement includes only terms, conditions or amounts that are customarily present and at arm’s length, therefore are not deemed as variable interests. For purposes of the assessment, any variable interest in an entity that is held by a related party of the decision maker or service provider was considered in the analysis. Specifically, the Company includes its direct variable interests in the entity and its indirect variable interests in the entity held through related parties, considered on a proportionate basis. After evaluating the impact of the above guidance, management determined that the Company did not have a variable interest in the investment fund the Company manages as general partner and there was no investment fund that should be consolidated as of March 31, 2022, September 30, 2021 and 2020.

Revenue Recognition

Revenue recognition policies for each type of service are discussed as follows:

Advisory service fees

We act as ongoing advisor to the client and provides a package of advisory services, including but not limited to, advising on global asset allocation, selecting and recommending suitable promotion or distribution channels for the issuance of the fund, coordinating daily operation and setting up meetings during post-establishment period, selecting and coordinating with lawyers for legal agreements and documents preparation, selecting qualified fund service providers, etc., as needed during the agreed-upon service period. Each contract of advisory service is accounted for as a single performance obligation which is satisfied over the service period. We allocate the transaction price to the single performance obligation based on a fixed annual fee or a fixed rate and recognized revenue over the service period on a monthly basis.

Referral fees

We derive revenue primarily at the time when a high net worth or ultra-high net worth client subscribes to wealth management products through the use of brokers we work with, such client has paid premium and the applicable free look period has elapsed. We are then entitled to receive referral fees paid directly by the brokers; the referral fees are computed as a percentage of the first year premiums and renewal premiums to be paid by the clients.

We consider most of our performance obligations have been fulfilled when the client pays annual premium and goes through a grace period, so there are no other additional performance obligations for the renewal period. When a high net worth or ultra-high net worth client subscribes to wealth management products through the use of brokers we work with, such client has paid the requisite premiums and the applicable free look period has expired, the single performance obligation was satisfied. Revenue on first year premiums and renewal premiums is recognized at the point in time when a high net worth or ultra-high net worth client subscribes to wealth management products through the use of brokers we work with, such client has paid the requisite premiums and the applicable free look period has expired. For the historical data from the inception of this business, the renewal ratio is near 100%, which we believe that no variable consideration existed. There is no significant financing component since the difference between the promised consideration and cash selling price of the service arises for reason other than the provision of finance to either the customer or us.

Performance fees

For PGA, we are entitled to receive a performance fee based on the extent by which the funds’ investment performance exceeds the high-water mark. A high-water mark is the highest peak in value that an investment fund has reached. When the fund’s net asset value before performance fees has reached a new water mark, we are entitled to obtain 10% to 13.5% of the incremental portion; our performance fee is calculated based upon the high-water mark for each quarter, this fee is required to be paid to us on a quarterly basis and is nonrefundable. These customer contracts require us to provide fund management services, which represents a performance obligation that we satisfy over time. For PCM1, the performance fees were calculated in such order: (1) the investment proceeds were distributed to each limited partner of PCM1, until their capital contributions were 100% paid back; (2) the surplus of the investment proceeds after (1) were then distributed at a certain portion split, where a certain portion goes to limited partners and the rest belongs to general partner, or PGCI, as carried interest, until the cumulative amount distributed to limited partners reaches 135% of their capital contributions; (3) thereafter, the surplus after (1) and (2) were then distributed at another split, where a certain portion was distributed to limited partners and the rest belonged to PGCI as carried interest. All of carried interests from (2) and (3) were paid to PGAM, the manager of PCM1, as the performance fee, since the general partner had sole discretion to do so, as agreed in PCM1’s Investment Management Agreement. The overall performance fees were between 10% to 35% of the surplus of the investment proceeds after deducting investors’ capital contribution, and net of due fees and expenses. For discretionary account management services, we were entitled to receive a performance fee in respect of the portfolio, at a rate ranging from 15% to 25%, depending on the incremental portion of the fair value of the portfolio over the initial investment amount. We recognize revenues when the performance fee was accrued reasonably practicable as soon as the net asset value calculation was completed by the fund administrator and approved by the Company by the end of each quarter, the distribution of the fund or termination of the discretionary account management services.

Management fees

For PGA, we are entitled to receive a management fee of one-twelfth of 0.4% to 1.5% of the net asset value attributable to client’s respective equity holding positions in each fund (before deduction of that months’ management fee and any accrued performance fee) on a monthly basis, and it is nonrefundable. These customer contracts require us to provide fund management services, which represents a performance obligation that we satisfy over time. The management fee will be payable in US Dollars monthly in arrears as soon as the net asset value calculation was completed by the fund administrator and approved by the Company at the end of each month and recognized as revenue. For PCM1, we are entitled to receive a management fee of 1.5% - 2.5% of the capital contributions by clients and the management fee is charged throughout the term of the fund and paid when the fund is distributed.

Subscription fees

Subscription fees are earned primarily at the beginning of the subscription period for most of the funds when applicable and when the discretionary account management services are authorized to the investment manager. Subscription fee is a one-off nonrefundable charge. We recognize revenues when the investment funds are successfully established and the subscription fee is payable to us after the investor has completed the initial investment.

Disaggregation of revenue

The following table illustrates the disaggregation of revenue:

	For the years ended September 30,
	2021	2020
Revenue
Referral fees	$1,833	$1,758,331
Advisory service fees	419,554	720,700
Performance fees	1,720,411	1,884
Management fees	324,184	80,885
Subscription fees	326,197	—
Net Revenue	$2,792,179	$2,561,800

	For the years ended September 30,
	2021	2020
Timing of Revenue Recognition
Services transferred at a point in time	$2,048,441	$1,758,331
Services transferred over time	743,738	803,469
Balance at end of the year	$2,792,179	$2,561,800
	For six months ended March 31,
	2022	2021
	(Unaudited)	(Unaudited)
Revenue
Referral fees	$1,765,325	$381
Advisory service fees	—	359,809
Performance fees	—	1,720,760
Management fees	24,356	197,936
Subscription fees	—	326,337
Net Revenue	$1,789,681	$2,605,223
	For the six months ended March 31,
	2022	2021
	(Unaudited)	(Unaudited)
Timing of Revenue Recognition
Services transferred at a point in time	$1,765,325	$2,047,478
Services transferred over time	24,356	557,745
	$1,789,681	$2,605,223

Disclosure related to modified retrospective adoption of ASC 606

The Company recorded an increase to opening balance of retained earnings of $306,983 as of October 1, 2019 due to the cumulative impact of adopting ASC 606.

The impacts of the adoption of ASC 606 for the year ended September 30, 2020 on consolidated statement of income are shown below.

Impacted consolidated statement of income items	As Reported	Impacts of ASC606 Adoption	Balances without ASC 606 Adoption
Net revenue	$2,561,800	159,205	2,402,595
Income tax expenses	314,216	26,269	287,947
Net income	1,731,731	132,936	1,598,795

The impacts of the adoption of ASC 606 for the year ended September 30, 2020, including the cumulative effects of the change, on consolidated balance sheet are shown below.

Impacted consolidated balance sheet items	As Reported	Impacts of ASC606 Adoption	Balances without ASC 606 Adoption
Assets:
Contract assets	$531,440	531,440	—
Liabilities:
Deferred tax liability	87,688	87,688	—
Equity:
Retained earnings	4,912,191	439,919	4,472,272

Allowance for doubtful accounts

The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on aging data, historical collection experience, customer specific facts, and existing economic conditions. The Company recorded an allowance for doubtful accounts of nil, $582,478 and $132,719 as of March 31, 2022 and the years ended September 30, 2021 and 2020, respectively. As of March 31, 2022, the Company had written off accounts receivable in the amount of $591,290, since all means of collection have been exhausted and the potential for recovery is considered remote.

Allowance for prepaid deposit for acquisition

In May 2019, the Company made a payment of HK$16 million to a potential acquisition target investee as investment. After the payment, during the due diligence and negotiation process, the Company noted that the potential transaction did not meet its initial expectation; the Company decided to cancel the potential transaction. The Company and the target investee have entered into an agreement, pursuant to which the Company will charge an annual interest rate of 6.5% for the HK$16 million ($2,040,296) starting from October 1, 2019. The Company received HK$4 million of principal and the related interests incurred for the period from October 2019 to February 2020 from the target investee in March 2020 and did not receive any other amounts since then. As of March 31, 2022, September 30, 2021 and 2020, the Company booked the allowance of uncollectible prepaid deposit for acquisition of HK$12 million ($1,532,371, $1,540,832 and $1,548,087, respectively). Over a period of more than two years, the Company actively pursued collection, including taking legal action. Upon consultation with its litigation counsel, the Company had sent formal “Letters before Action” several times to press for payment, but with no result to date. The Company is preparing to initiate arbitration proceedings in an attempt to collect the prepaid balance. Because the Company has not officially started the proceedings after the “Letters before Action,” the Company still reserves available legal means of collection. Therefore, as of March 31, 2022, the Company did not write off the prepaid deposit for acquisition. The Company will consider writing off any balance if the probability of recovering the prepaid deposit for acquisition is low based on the progress of the potential arbitration proceedings and after discussions with its litigation counsel in the next few months.

Results of Operations

The tables in the following discussion sets forth our consolidated statements of comprehensive income (loss) for the periods indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily of the results that may be expected for any future period.

Comparison of Results of Operations for the Years Ended September 30, 2021 and 2020

	For the years ended September 30,
	2021	2020
Net revenue
Wealth management services
Referral fees	$1,833	$1,758,331
Subtotal	1,833	1,758,331

Asset management services
Advisory service fees	419,554	720,700
Performance fees	1,720,411	1,884
Management fees	324,184	80,885
Subscription fees	326,197	—
Subtotal	2,790,346	803,469
Total net revenue	2,792,179	2,561,800

Distribution and service costs
Management fee cost	41,914	—

Gross Margin	2,750,265	2,561,800

Operation cost and expenses
Selling, general and administrative expenses	1,097,997	690,084
Total operation cost and expenses	1,097,997	690,084

Income from operations	1,652,268	1,871,716

Other income	254,820	174,231

Income before income taxes provision	1,907,088	2,045,947
Income taxes provisions (benefit)	(4,928)	314,216

Net income	$1,912,016	$1,731,731

Other comprehensive income (loss)
Foreign currency translation adjustment	(19,106)	40,950
Total comprehensive income	$1,892,910	$1,772,681

Fiscal Year Ended September 30, 2021 Compared to Fiscal Year Ended September 30, 2020

Revenue

Our total net revenue was $2,792,179 and $2,561,800 for the years ended September 30, 2021 and 2020, respectively. The slight increase in total net revenue resulted from increased revenue from asset management services and a decline in revenue from wealth management services.

Our revenue generated from asset management services increased significantly by $1,986,877, or approximately 247.29% for the fiscal year ended September 30, 2021 as compared to the fiscal year ended September 30, 2020. The increase was due to increased revenue in the aggregate of $1,683,076 from performance fees, management fees and subscription fees generated from our new investment fund, PCM1, and increased revenue in the aggregate of $615,962 from subscription fees, management fees and performance fees generated in our discretionary account management services to the clients. See “— Key Components of Consolidated Statements of Comprehensive Income — Revenue.”

Our revenue generated from wealth management services was $1,833 for the year ended September 30, 2021, accounting for approximately 0.07% of our total net revenue, represented a decrease of $1,756,498, or approximately 99.90% compared to the same period in 2020. The significant decrease was due to the fact that, under the travel restrictions caused by the COVID-19 and related mandatory quarantine measures, our clients could not visit Hong Kong in person to complete required physical examination and get their policies approved by the insurance company. See “— Key Components of Consolidated Statements of Comprehensive Income — Revenue.”

Operation cost and expenses

Our operating costs and expenses are comprised of selling, general and administrative expenses, which include wages and salaries, rental fees and general, administrative expenses, and provisions for bad debts.

Wages and salaries were $462,493 for the year ended September 30, 2021, representing a decrease of $12,729 compared to the fiscal year ended September 30, 2020. Rental fees kept relatively stable for the years ended September 30, 2021 and 2020, amounting to $30,910 and $30,874, respectively. Our general and administrative expenses for the years ended September 30, 2021 and 2020 were $154,835 and $51,320, respectively, representing an increase of $103,515 due to the incurrence of more operational administrative expenses in fiscal year 2021. General and administrative expenses mainly comprise of daily operational administrative expenses, including group management fees, business registration expenses, audit fees, legal fees and traveling expenses. A provision of $449,759 booked for uncollected accounts receivable accounted for approximately 40.96% of our total selling, general and administrative expenses for the fiscal years ended September 30, 2021.

Income tax expense

Income tax benefit was $4,928 for the year ended September 30, 2021, primarily because the Company had net taxable loss from PPWM’s operation. Income tax expenses was $314,216 for the year ended September 30, 2020. Our effective tax rate was -0.26% and 15.36% for the years ended September 30, 2021 and 2020, respectively.

Net income

As a result of the foregoing, our net income was $1,912,016 and $1,731,731 for the years ended September 30, 2021 and 2020, respectively.

Comparison of Results of Operations for the Six Months Ended March 31, 2022 and 2021

	For six months ended March 31,
	2022	2021
	(Unaudited)	(Unaudited)
Net revenue
Wealth management services
Referral fees	$1,765,325	$381

Asset management services
Advisory service fees	—	359,809
Performance fees	—	1,720,760
Management fees	24,356	197,936
Subscription fees	—	326,337
Subtotal	24,356	2,604,842
Total net revenue	1,789,681	2,605,223

Distribution and service costs
Management fee cost	—	41,954

Gross Margin	1,789,681	2,563,269

Operation cost and expenses
Selling, general and administrative expenses	296,653	367,947
Total operation cost and expenses	296,653	367,947

Income from operations	1,493,028	2,195,322

Other income	58,350	90,838

Income before income taxes	1,551,378	2,286,160
Income tax provisions	246,209	76,955

Net income	$1,305,169	$2,209,205

Other comprehensive loss
Foreign currency translation adjustment	(33,151)	(16,994)
Total comprehensive income	$1,272,018	$2,192,211

Revenue

Our total net revenue was $1,789,681 and $2,605,223 for the six months ended March 31, 2022 and 2021, respectively. Revenue generated from asset management services in the six months ended March 31, 2022 decreased compared to the same period of 2021.

Our revenue generated from wealth management services was $1, 765,325 for the six months ended March 31, 2022, representing a significant increase by more than 400%, compared to the same period in 2021. The significant increase was due to the fact that we started providing wealth management services to clients in the U.S. market, which services generated the majority of our revenue during the six months ended March 31, 2022, while the same period of 2021, we generated a small amount of revenue from wealth management services in Hong Kong because our clients could not visit Hong Kong in person to complete required physical examination and get their policies approved by the insurance company.

Our revenue generated from asset management services decreased significantly by $2,580,486, or approximately 99.06%, for the six months ended March 31, 2022 as compared to the same period in 2021. The significant decrease was due to (i) no further performance fees or management fees were generated as PCM1 ceased operations in February 2021; and (ii) no further performance fees or subscription fees were generated in our subsidiaries’ discretionary account management services to clients.

Operation cost and expenses

Our operating costs and expenses are primarily comprised of selling, general and administrative expenses, which include wages and salaries, rental fees, general and administrative expenses, and provision for bad debts.

Wages and salaries increased for the six months ended March 31, 2022 compared with the same period of 2021. Our general and administrative expenses for the six months ended March 31, 2022 and 2021 were $27,518 and $70,698, respectively. General and administration expenses mainly comprised daily operational administrative expenses such as business registration expenses, traveling expenses and miscellaneous. The rental fees were stable for six months ended March 31, 2022 and 2021. A provision for bad debts was $9,110 for the six months ended March 31, 2022.

Income tax expense

Income tax expense increased by $169,254 to $246,209 for the six months ended March 31, 2022, from $76,955 for the six months ended March 31, 2021, mainly due to the increase in revenue of wealth management service business. Our effective tax rate was 15.86% and 3.37% for the six months ended March 31, 2022 and 2021, respectively. The increase was mainly due to the increased taxable income. See “— Key Components of Consolidated Statements of Comprehensive Income — Taxation.”

Net income

As a result of the foregoing, our net income was $1,305,169 and $2,209,205 for the six months ended March 31, 2022 and 2021, respectively.

Liquidity and Capital Resources

To date, we have financed our operations primarily through cash generated from our business operations and capital contributions by our shareholders. We received capital injections from our shareholders of $34,500 and nil for the six months ended March 31, 2022, and 2021, respectively. We received capital injections by our shareholders of $217,008 and nil for the years ended September 30, 2021 and 2020, respectively.

As of March 31, 2022 and September 30, 2021 and 2020, we had cash and cash equivalents of $106,026, $750,221, and $213,414, respectively. Our cash and cash equivalents consist of on demand deposits placed with banks which are unrestricted as to withdrawal and use, and were held by our subsidiaries. As of September 30, 2021 and 2020, our working capital amounted to $4,012,985 and $5,398,067, respectively.

Based on our total cash and cash equivalents as of March 31, 2022, the cash inflows from operating activities, we did not experience or identify any material trends or any known demands, commitments, events or uncertainties, in our liquidity, capital resources and results of operations, such as material commitments for capital expenditures, bank loan and deposit. We believe that our current cash and cash equivalents and cash flows provided by operating activities will be sufficient to meet our working capital needs in the next 12 months following this offering. We may, however, need additional capital in the future to fund our continued operations. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity or convertible loans would result in further dilution to our shareholders. The occurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that might restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Changes in Our Financial Position

As of March 31, 2022, our cash and cash equivalents were $106,026, representing a decrease of $644,195 from $750,221 as of September 30, 2021. As of March 31, 2022, our accounts receivable was $412,419, representing an increase of $365,908 from $46,511 as of September 30, 2021, which represents the amount to be collected from clients to whom we provide wealth management services. As of March 31, 2022, our contract asset was $160,330, representing a decrease of $122,246 from $282,576 as of September 30, 2021. As of March 31, 2022, amounts due from related parties were $2,912,860, representing a significant increase of $1,364,076 from $1,548,784 as of September 30, 2021, primarily due to a loan of HK$10.7 million (approximately $1.37 million). As of March 31, 2022, our tax payable was

$189,440, representing a decrease of $14,171 from $203,611 as of September 30, 2021, mainly due to tax payment during the six months ended March 31, 2022. See “— Key Components of Consolidated Statements of Comprehensive Income — Taxation”.

As of September 30, 2021, our cash and cash equivalents were $750,221, representing an increase of $536,807 from $213,414 as of September 30, 2020. As of September 30, 2021, our accounts receivable was $46,511, representing a decrease of $413,468 from $459,979 as of September 30, 2020, which represents the allowance of accounts receivables of $449,759 booked by the Company. As of September 30, 2021, our contract asset was $282,576, representing a decrease of $248,864 from $531,440 as of September 30, 2020. As of September 30, 2021, amounts due from related parties were $1,548,784, representing a decrease of $2,677,041 from $4,225,825 as of September 30, 2020, primarily due to the partial repayment of the loan of HK$20.08 million (approximately $2.59 million) from Prestige Financial Holdings Group Limited, using its cash dividend payable by the Company in amount of approximately $2.34 million (approximately HK$18.11 million). As of September 30, 2021, our tax payable was $203,611, representing a decrease of $833,797 from $1,037,408 as of September 30, 2020, mainly due to the payment of tax payable for the prior years. See “— Key Components of Consolidated Statements of Comprehensive Income — Taxation”.

As of September 30, 2020, our cash and cash equivalents were $213,414, representing a decrease of $24,595 from $238,009 as of September 30, 2019. As of September 30, 2020, our accounts receivable was $459,979, representing a decrease of $820,746 from $1,280,725 as of September 30, 2019, which represents the amount to be collected from customers (i.e., persons from whom we generate revenues) pursuant to the agreements with product brokers and agreements with clients to whom we provide asset management related services. As of September 30, 2020, our contract asset was $531,440, representing a significant increase of $531,440 from nil as of September 30, 2019. As of September 30, 2020, amounts due from related parties were $4,225,825, representing a significant increase of $3,185,966 from $1,039,859 as of September 30, 2019, primarily due to a prepayment of HK$8.65 million (approximately $1.12 million) for brand promotion fee and a loan of HK$20.08 million (approximately $2.59 million) to Prestige Financial Holdings Group Limited, which were partially offset by promotion fee refund from Prestige Financial Holdings Group Limited. As of September 30, 2020, our tax payable was $1,037,408, representing an increase of $297,399 from $740,009 as of September 30, 2019, mainly due to the balance carried forward from the last fiscal year and the net profit generated for the fiscal year ended September 30, 2020, which is derived in Hong Kong and is subject to Hong Kong profit tax. From the year of assessment of 2018/2019 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2,000,000 (approximately $256,000), and 16.5% on any part of assessable profits over HK$2,000,000 (approximately $256,000). If, at the end of the basis period of the entity for the relevant year of assessment, the entity has one or more connected entities, the two-tiered profits tax rates would only apply to the one which is nominated to be chargeable at the two-tiered rates. The others would not qualify for the two-tiered profits tax rates and will continue to be subject to the rate of 16.5%. From the year of 2018/2019 onwards, PAM elected the two-tiered profits tax rates. See “Key Components of Consolidated Statements of Comprehensive Income — Taxation”.

Comparison of Cash Flows for the Years Ended September 30, 2021 and 2020

The following table sets forth a summary of our cash flows for the periods indicated:

	For the years ended September 30,
	2021	2020
Summary of our cash flows
Net cash provided by operating activities	$1,302,350	$2,382,681
Net cash provided by (used in) investing activities	551,372	(2,201,096)
Net cash used in financing activities	(1,316,373)	(205,339)
Effect of exchange rate changes on cash and cash equivalents	(542)	(841)
Net increase (decrease) in cash and cash equivalents	536,807	(24,595)
Cash and cash equivalents, beginning balance	213,414	238,009
Cash and cash equivalents, ending balance	$750,221	$213,414

Net cash provided by operating activities

Net cash generated in operating activities was $1,302,350 for the year ended September 30, 2021. This was due to a net income of $1,912,016, an increase of net deferred tax of $48,143 and a decrease of bad debt provision of $449,759. The effect of changes in working capital mainly includes: (1) an increase of $37,207 in accounts receivable from our customers; (2) a decrease of contract asset of $247,116; (3) an increase of $238,621 in amounts due from related parties mainly due to salary and other expense paid by the Company on behalf of related parties; (4) an increase of $91,211 in prepaid expenses and other assets; (5) an increase of $31,425 in amounts due to related parties; (6) a decrease of income taxes payable of $831,433; and (7) a decrease of $91,351 in other payables and accrued liabilities.

Net cash generated in operating activities was $2,382,681 for the year ended September 30, 2020. This was due to a net income of $1,731,731, a decrease of net deferred tax of $26,804 and a decrease of bad debt provision of $132,667. The effect of changes in working capital mainly includes: (1) a decrease of $700,677 in accounts receivable from our customers; (2) an increase of contract asset of $162,323; (3) an increase of $480,087 in amounts due from related parties mainly due to promotion fees paid to related party and loan lent to related party; (4) a decrease of $14,591 in prepaid expenses and other assets; (5) an increase of $30,874 in amounts due to related parties; (6) an increase of income taxes payable of $287,946; and (7) an increase of $99,801 in other payables and accrued liabilities.

Net cash provided by (used in) investing activities

Net cash provided by investing activities amounted to $551,372 for the fiscal year ended September 30, 2021, due to loan and interest repayment from a related party of $551,372, including the portion of the loan offset by the cash dividend payable by the Company in amount of $2,334,479 (HK$18.11 million). Net cash used in investing activities amounted to $2,201,096 for the fiscal year ended September 30, 2020, due to three loans in the aggregate of $2,715,671 (HK$21.11 million) to a related party and a refund of $514,575 (HK$4 million) from an investment deposit.

Net cash used in financing activities

Net cash used in financing activities amounted to$1,316,373 for the fiscal year ended September 30, 2021, mainly due to dividends paid to shareholders. Net cash used in financing activities amounted to $205,339 for the fiscal year ended September 30, 2020, due to deferred costs for our initial public offering.

Six Months Ended March 31, 2022 Compared to Six Months Ended March 31, 2021

	For the six months ended March 31
	2022	2021
	(Unaudited)	(Unaudited)
Summary of our cash flows
Net cash provided by operating activities	$1,054,428	$1,532,172
Net cash (used in) provided by investing activities	(1,366,478)	219,302
Net cash used in financing activities	(324,152)	(939,449)
Effect of exchange rate changes on cash and cash equivalents	(7,993)	(5,744)
Net decrease in cash and cash equivalents	(644,195)	806,281
Cash and cash equivalents, beginning balance	750,221	213,414
Cash and cash equivalents, ending balance	$106,026	$1,019,695

Net cash provided by operating activities

Net cash provided by operating activities was $1,054,428 for the six months ended March 31, 2022. This was due to a net income of $1,305,169, adjusted by an increase of net deferred tax of $13,563 and a decrease of bad debt provision of $8,812. The effect of changes in working capital mainly includes: (1) an increase of $376,323 in accounts receivable from our customers; (2) a decrease of contract asset of $121,138; (3) an increase of $11,151 in amounts due from related parties mainly due to salary paid by the Company on behalf of related parties, (4) an increase of $21,549 in prepaid expenses and other assets, (5) a decrease of $513 in amounts due to related parties, (6) a decrease of income taxes payable of $13,101; and (7) an increase of $55,509 in other payables and accrued liabilities.

Net cash generated in operating activities was $1,532,172 for the six months ended March 31, 2021. This was due to a net income of $2,209,205, adjusted by an increase of net deferred tax of $30,213 and a decrease of bad debt provision of $59,999. The effect of changes in working capital mainly include: (1) an increase of $78,285 in accounts receivable from our customers; (2) a decrease of contract asset of $183,553; (3) an increase of $139,507 in amounts due from related parties mainly due to the repayment of from related parties; (4) an increase of $48,294 in prepaid expenses and other assets; (5) an increase of $15,470 in amounts due to related parties; (6) a decrease of income taxes payable of $768,315; and (7) an increase of $128,559 in other payables and accrued liabilities.

Net cash (used in) provided by investing activities

Net cash used in investing activities amounted to $1,366,478 for the six months ended March 31, 2022, due to a loan to related party of $1,366,478. Net cash provided by investing activities amounted to $219,302 for the six months ended March 31, 2021, due to repayment of loan from related party of $219,302, including the portion of the loan offset by the cash dividend payable by the Company in amount of $2,334,479 (HK$18.11 million).

Net cash used in financing activities

Net cash used in financing activities amounted to $324,152 for the six months ended March 31, 2022, due to deferred offering cost. Net cash used in financing activities amounted to $939,449 for the six months ended March 31, 2021, due to cash dividends of $832,431 paid to shareholders and deferred offering cost of $107,018.

Contractual Obligations

Our contractual obligations as of March 31, 2022 consisted of approximately $40,863 in lease commitments expiring on July 31, 2023 (inclusive). We lease our office premises under two non-cancelable (unless duly cancelled by written agreement of the parties) operating leases with rental fee of HK$20,000 per month (approximately $2,554).

Minimum future commitments under non-cancelable operating lease agreements as of March 31, 2022 are as follows:

Years Ending September 30,	Lease Commitment
2022	15,324
2023	25,539
Total	40,863

Capital Expenditures

We do not have any capital expenditures.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Trends Affecting Future Operations

Since the outbreak of COVID-19 in January 2020 in China, the Chinese government has implemented measures to contain the spread of COVID-19, such as city lockdowns, suspension of business activities and travel restrictions. Our results of operations and financial performance have been affected as follows:

a.      Business Operation

COVID-19 had a limited impact on our operations regarding existing clients, since most of our services to clients and communication with business partners can be accomplished remotely.

However, since potential clients who wish to purchase insurance policies have to be physically present in Hong Kong, and due to the travel restrictions to Hong Kong and mandatory quarantine measures, some of our potential clients who are mainland China residents decided to postpone their travel to Hong Kong. Since the travel restriction in Hong Kong will remain in effect indefinitely unless lifted by the Hong Kong government, additional potential clients may postpone their travel to Hong Kong. As a result, revenues from our wealth management services, in the form of referral fees based on insurance policies purchased by mainland China residents, have been materially adversely affected and may continue to be affected in the coming several months. In order to expand our subsidiaries’ client base and mitigate the impact of COVID-19 pandemic on our subsidiaries’ wealth management services, our subsidiaries started providing wealth management services in the U.S. since late 2021, which significantly increased our wealth management revenue for the six months ended March 31, 2022 compared to the same period of 2021. Between April 1, 2022 and the date of this prospectus, our subsidiaries have been continuing expanding their client base in the U.S., and several potential clients have expressed their intentions to applying for their insurance policy with insurance brokers our subsidiaries work with. We expect a sizable amount of revenue to be generated from our subsidiaries’ wealth management services operations throughout the rest of 2022.

The COVID-19 pandemic had minimal impact on our asset management services because most of our clients for our asset management services are not mainland China residents, and we communicate with them over the phone or the Internet. We achieved a significant increase of asset management revenue for the fiscal year ended September 30, 2021 compared to the same period of past years by developing our asset management business. We do not expect that our future asset management services will be significantly impacted by COVID-19.

b.      Assets

The COVID-19 pandemic has caused mild delay in our collection of receivables. It has affected our financial conditions because we have collected only 41.09% of the outstanding receivables as of March 31, 2022.

c.      Employees

We did not have any employee layoffs or furloughed as a result of the outbreak. Since April 2020 to February 2021, one or two of our employees took two or four unpaid days off each month from time to time.

As a result of the combination of timely actions and measures that we have taken in order to reduce the impacts of the outbreak and the preliminary work we had completed before the outbreak, such as personalized planning and documentary preparation, our revenue and net income for the fiscal year ended September 30, 2021 both increased compared to fiscal year ended September 30, 2020. During the six months ended March 31, 2022, we did not generate as much revenue as we did during the six months ended March 31, 2021. Nevertheless, due to the uncertainty on future developments, which cannot be predicted with certainty at this time, we are not able to assess the overall or long-term effect the pandemic may have on our financial results and business operations.

Internal Control over Financial Reporting

Prior to this offering, we have been a private company with limited accounting personnel and other resources to address our internal control over financial reporting. In connection with the preparation and external audit of our consolidated financial statements, we and our independent registered public accounting firm identified the following material weaknesses in our internal control over financial reporting as of and for the years ended September 30, 2021, and 2020.

The material weaknesses identified related to: (i) a lack of accounting staff and resources with appropriate knowledge of U.S. GAAP and SEC reporting and compliance requirements; (ii) a lack of sufficient documented financial closing policies and procedures; and (iii) a lack of independent directors and an audit committee. Neither we nor our independent registered public accounting firm tested our internal control under the Sarbanes-Oxley Act.

To remediate our identified material weaknesses, we have implemented several measures to improve our internal control over financial reporting, including (i) engaging qualified financial and accounting advisory team and relevant staff with working experience in U.S. GAAP and SEC reporting requirements to strengthen our financial reporting function and establishing a comprehensive policy and procedure manual; (ii) hiring independent directors, establishing an audit committee and strengthening corporate governance; and (iii) setting up a financial and system control framework to improve overall internal controls.

The process of designing and implementing an effective financial reporting system is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a financial reporting system that is adequate to satisfy our reporting obligations. See “Risk Factors — Risks Related to Our Corporate Structure — Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Ordinary Share.”

As a company with less than $1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards.

Quantitative and Qualitative Disclosures about Market Risk

Concentration Risk

Details of the customers (including insurance brokers and our advisory service clients) which accounted for 10% or more of total net revenue are as follows:

	As of September 30,
	2021	%	2020		%
Company A	$1,683,076	60.28	$	*	*
Company B	513,344	18.39		*	*
Company C	419,554	15.03		720,700	28.13
Company D	*	*		1,758,331	68.64
	$2,615,974	93.70		$2,479,031	96.77
	For the six months ended March 31,
	2022	%	2021	%
	(Unaudited)		(Unaudited)
Company N	1,765,089	98.63	*	*
Company C	*	*	359,809	13.81
Company A	*	*	1,683,076	64.60
Company B	*	*	513,834	19.72
	$1,765,089	98.63	2,556,719	98.13

____________

*        Represented less than 10% of total net revenue for the period presented.

Details of the customers (including insurance brokers and advisory service clients) which accounted for 10% or more of accounts receivable are as follows:

	As of March 31,		As of September 30,
	2022	%	2021		%	2020		%
	(Unaudited)
Company N	$386,610	93.74	$	*	*	$	*	*
Company H	*	*		17,835	38.35		*	*
Company I	*	*		15,765	33.90		*	*
Company D	*	*		12,027	25.86		*	*
Company C	*	*		*	*		433,477	94.24
	$386,610	93.74		$45,627	98.11		$433,477	94.24

____________

*        Represented less than 10% of account receivables as of the end of the period.

As shown above, we are exposed to concentration risk. Deterioration of our customer’s operating conditions and our inability to develop new customers in a timely manner may have an impact on the Company’s operating conditions and results of operations. See details in “Risk Factors — We are subject to concentration risk because we generated the majority of our revenues through a limited number of product brokers and advisory service clients” In order to hedge exposure to such risk, we expect to perform ongoing credit evaluations of our customers and widen the channel for attracting more and more customers.

Foreign Exchange Risk

Foreign exchange risk is the risk that the value of financial assets or liabilities will fluctuate due to changes in foreign exchange rates.

We are exposed to foreign exchange risk from our business which is denominated in currencies other than US$. Consequently, the exchange rate to our currency relative to other foreign currencies may change in a manner that has an adverse effect on the value of that portion of our assets or liabilities denominated in currencies other than US$. Our currency exposure is measured and monitored on a regular basis by the manager.

As of March 31, 2022 and September 30, 2021 and 2020, we have no significant foreign currency risk because our business is principally conducted in Hong Kong and most of the transactions are denominated in Hong Kong dollar. Since the Hong Kong dollar is pegged to the United States dollar, our exposure to foreign currency risk in respect of the balances denominated in Hong Kong dollars is considered to be minimal.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” It requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In July 2018, the FASB issued Accounting Standards Update (ASU) 2018-11, Lease (Topic 842) Targeted Improvements. The amendments in this Update provide entities with an additional (and optional) transition method to adopt the new leases standard and provide lessors with a practical expedient, by class of underlying asset, to not separate nonlease components from the associated lease component and, instead, to account for those components as a single component if the nonlease components otherwise would be accounted for under the new revenue guidance (Topic 606). In November 2019, the FASB issued ASU 2019-10, Financial Instruments — Credit Losses (Topic 326), and Leases (Topic 842): Effective Dates. ASU 2019-10 amends the effective dates for ASU 2016-02. The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies (“EGCs”) can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company expects to adopt ASU 2016-02 utilizing the additional modified retrospective transition method provided by ASU No. 2018-11 beginning October 1, 2022. The Company is in the process of evaluating the impact that this standard will have on its consolidated financial statements.

In June 2016, the FASB amended guidance related impairment of financial instruments as part of ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The guidance replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. The ASU is effective for public company for fiscal years, and interim periods within those fiscal years beginning after December 15, 2019. Early application will be permitted for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. ASU 2019-10 amends the effective dates for ASU 2016-13. The Company is an EGC and has elected to adopt the new standard as of the effective date applicable to nonissuers and will implement the new standard on October 1, 2023. The Company is in the process of evaluating the impact that this guidance will have on its consolidated financial statements.

Other accounting pronouncements that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

INDUSTRY

OVERVIEW OF THE MACROECONOMIC ENVIRONMENT IN HONG KONG, MAINLAND CHINA AND THE U.S.

Household Income Level in Hong Kong

Given the healthy growth of the global and local economy, the income level of Hong Kong households has experienced a positive growth. From 2015 to 2021, the total number of households with monthly income of over HK$50,000 increased from approximately 515,000 units to 691,000 units, representing a CAGR of approximately 5.0% from 2015 to 2021, demonstrating a rapid growth in the number of middle- and upper-class households in Hong Kong in recent years and thus driving the demand for wealth and asset management services.

Source: Hong Kong Census and Statistics Department, Frost & Sullivan

Per Capita Income Level of High-Income Level Household in Mainland China

With the rapid urbanization and economic improvement of Mainland China, the per capita income of the high-income level, i.e. the top 20% of the highest income level of households, has witnessed a steady growth from approximately US$8,653.6 in 2015 to approximately US$13,001.7 in 2021, representing a CAGR of approximately 7.0% from 2015 to 2021.

Latest figures recorded in 2021.

Source: National Bureau of Statistics of China, Frost & Sullivan

High Net Worth and Ultra-High Net Worth Individuals in Mainland China

The term “high net worth individuals,” or HNWIs, in Mainland China refers to people who own individual investable assets including financial assets and investment property with total value over $1.5 million. The term “ultra-high net worth individuals” refers to people who own individual investable assets including financial assets and investment property with total value over $4.5 million. The fast economic and social development in Mainland China has propelled the rapid accumulation of wealth in the past decade. As a result, the number of high net worth and ultra-high net worth individuals in Mainland China has surged from approximately 1,034,400 in 2015 to approximately 1,527,700 in 2021, at a CAGR of approximately 6.7% from 2015 to 2021. The number of high net worth and ultra-high net worth individuals in Mainland China is expected to reach approximately 2,080,400 in 2026 at a CAGR of approximately 6.9% from 2022 to 2026. Meanwhile, the total net worth of the HNWIs has also increased from approximately $24.4 trillion in 2015 to approximately $30.9 trillion in 2021, representing a CAGR of approximately 4.0% from 2015 to 2021. And it is expected that the figure will reach more than approximately $40.6 trillion by 2026 with a CAGR of approximately 5.9% from 2022 to 2026. The substantial growth in the number of high net worth and ultra-high net worth individuals in Mainland China is expected to fuel the growth wealth management and asset management services in Hong Kong as Hong Kong is the top choice for high net worth and ultra-high net worth individuals in Mainland China to allocate their investments as Hong Kong is being seen as the ideal spring board to overseas financial markets.

Latest figures recorded in 2021.

Source: Frost & Sullivan

High Net Worth and Ultra-High Net Worth Individuals in the U.S.

The number of high net worth individual in the U.S. has retained a top position across the globe for more than decades, and has recorded an increment from approximately 4,458 thousand persons to approximately 7,460 thousand persons during 2015 to 2021, representing a CAGR of approximately 9.0%. The increase was attributable to the fully-fledged financial system where wealth and asset management service providers offer comprehensive services to mass-affluent investors as well as the expedite economic development in the country along with the recovery of the outbreak of the COVID-19. Besides, the booming in technology sector and surge in VC-backed unicorns has created a unique group of tech-wealth high net worth individuals, and this sizeable mass-affluent segment offers huge potential for wealth management firms. To cater to the growing trend, wealth management service providers shall focus on providing greater convenience, personalized experiences and building trust through approaches such as ecosystem collaboration, comprehensive digital solutions, and maintaining talented labor to garner competitive advantage. Going forward, the number of high net worth individual in the U.S. is expected to attain approximately 11,308.4 thousand persons in 2026, representing a CAGR of approximately 8.2% during 2022 to 2026.

Latest figures recorded in 2021.

Source: Frost & Sullivan

Inward Direct Investment by Destination in Hong Kong

Hong Kong, as an international financial center, attracts billions of investment funds from around the world every year. According to statistics from the SFC, approximately 52% of the total AUM for the private banking and private wealth management business in Hong Kong were sourced from overseas investors as of December 31, 2020. Mainland China was Hong Kong’s second largest source of inward direct investment with investments from Mainland China accounting for about 27.1% or US$506.3 billion of the total inward direct investment in Hong Kong at the end of 2020.

Latest figures recorded in 2020.

Source: Hong Kong Census and Statistics Department, Frost & Sullivan

OVERVIEW OF THE WEALTH MANAGEMENT AND ASSET MANAGEMENT MARKETS IN HONG KONG

Introduction to Wealth Management and Asset Management

In general, wealth management refers to integrated services which incorporate financial and investment advice, insurance services, retirement planning, legal or estate planning services to the client. Asset management refers to the active management of an investor’s portfolio by a licensed financial services company, usually an investment bank. Asset management can also be part of a wealth management plan offered by financial institutions.

Source: Frost & Sullivan

The wealth management industry in Hong Kong has experienced a rapid growth in recent years, despite the global stock market downturn in 2015. From 2015 to 2021, the wealth management and asset management industries recognized an increase in market size in terms of revenue of the establishments engaged in the asset and wealth management Industry from approximately HK$630.6 billion to approximately HK$1,007.6 billion from 2015 to 2021, representing a CAGR of approximately 8.1%. The multi-currency, multi-dimensional financial market infrastructure in Hong Kong has continued to develop over the years and as such, has enabled financial institutions to perform real-time transactions of the major foreign currencies, including Renminbi, in diversified financial intermediation channels, in which could help reduce the dependence on a particular trading channel and hence minimizing the risk of systematic problems. Therefore, it is expected that the Hong Kong market infrastructure will continue to drive the steady development of wealth management and asset management services and the markets for such services are anticipated to reach approximately HK 1,275.9 billion by 2026, representing a CAGR of approximately 4.4% from 2021 to 2026.

We currently provide services in Hong Kong to high net worth and ultra-high net worth individuals from all over Asia, especially clients visiting from Mainland China or in Hong Kong. For the fiscal year ended September 30, 2020, our wealth management operation falls under the Wealth Management Services — Insurance Services, where we refer our clients to insurance brokers to who assist our clients in identifying wealth management products to meet our clients’ needs. For our asset management operation, as a licensed asset management service provider in Hong Kong, we provide asset management products and services to our clients. While we may expand into other wealth management services segments such as retirement planning, legal or estate planning or other services, we do not currently have such plans.

Hong Kong Wealth Management and Asset Management Services Markets We believe the wealth management and asset management services markets in Hong Kong present the following key characteristics:

Elevating economic circumstances.    Favorable economic circumstances and rising household disposable income are collectively driving the wealth accumulation of Hong Kong residents, with the number of HNWIs in Hong Kong rising from approximately 142.3 thousand in 2015 to approximately 188.0 thousand in 2020 at a CAGR of approximately 5.7% during the period. The significant increase in the number of wealthy investors has caused the surging demand for asset management and advisory diversification, contributing to the development of asset management market in Hong Kong. The emergence of ultra-high net worth clients and off-boarding midmarket clients has also motivated players in the industry to enhance their service capability for expanding their client bases and acquire business opportunities.

Rising volatility of capital markets.    A series of global economic and political events in recent years such as the outbreak of the COVID-19, the U.S.- China trade war, trade protectionism, tightened monetary conditions of the U.S., have entailed volatility and turbulence across global capital markets. Uncertainties in government policies and macroeconomic environment have made investors re-evaluate their investment strategies and portfolios. Investors are seeking portfolio diversification, while asset management service providers are competent in managing their expectation and minimize risk for their wealth and asset in a systematic, organized and transparent manner, which in turn serve as an impetus to the growth of the asset management market in Hong Kong.

Hong Kong Acts as The Pre-eminent Offshore RMB Center.    Hong Kong is a well-established financial center in the world and the first offshore market to launch RMB denominated services. Hong Kong has taken several initiatives in the past to enhance cross-border RMB fund flows, such as Shanghai-Hong Kong Stock Connect in 2014 and Mainland-Hong Kong Mutual Recognition of Funds in 2015. Moreover, the SFC and the CSRC signed a Memorandum of Regulatory Cooperation concerning Mutual Recognition of Funds between Mainland China and Hong Kong in 2015. Under the mutual recognition of publicly offered funds (MRF), public funds operating from Hong Kong and Mainland China that meet certain eligibility requirements prescribed by the CSRC and the SFC respectively for MRF will generally be deemed to have complied in substance with the other market’s registration requirements under a streamlined process for distribution in such market. The implemented initiatives have greatly enhanced the demand for wealth management and asset management service from Mainland China investors. According to the SFC, the net asset value of SFC-authorized funds managed by Mainland China-related funds has rapidly increased from approximately $36.4 billion in 2015 to approximately $42.6 billion in 2019, representing a CAGR of approximately 4.0% from 2015 to 2019. We currently do not provide service related to RMB denominated services or cross-border RMB fund flows.

Rising Demand for Cross-border Investment from Mainland China Investors.    The middle- and upper-class households in Mainland China have been increasing their investment in foreign assets and capital due to depreciation of the RMB in recent years and tightened policies of Mainland China on foreign investment. From 2015 to 2020, the exchange rate of RMB against U.S. dollars dropped for more than 4.0%. As a result, investors from Mainland China use Hong Kong as a gateway to make foreign investments as an asset re-allocation and risk diversification strategy. From 2015 to 2020, the inward direct investment from Mainland China to Hong Kong has increased at a CAGR of approximately 3.5%. In addition, high net worth and ultra-high net worth families tend to migrate to overseas countries, such as the United States or Canada, or to send their children abroad for education. As a result, investors from Mainland China directly drive the growth of wealth management and asset management services in Hong Kong.

Improvement of Regulation for Better Investor Protection.    In order to maintain the regulation governing public funds and asset management and keep up with international standards and industry developments, the SFC has been updating its regulations. For example, enhancements to point-of-sale transparency to better address conflicts of interest in the selling of investment products has recently become effective in August and November 2018. Additionally, the SFC conducts annual asset and wealth management activities surveys with the aim to evaluate the current state of the wealth management industry for policy and operational planning and actively pursue to improve the development of the wealth management sector in every aspect. Other proposed amendments to the Code on Unit Trusts and Mutual Funds are under development by the SFC, such as strengthening the requirements for key operators, providing greater flexibility and enhanced safeguards for funds’ investment activities.

Financial Technology (“FinTech”)-enabled and Digitalization of Asset Management Services.    In 2018, the SFC put forward an approach with the goal of promoting virtual asset portfolio managers and fund distributors and also set out a conceptual framework for the potential regulation of virtual asset trading platforms. Coupled with the proliferation of mobile internet technologies, this approach has encouraged the responsible use of new technologies and also provides investors with more options. Moreover, a tailored guideline on design and operation of online platforms released by the SFC came into effect in April 2019, which aims to broaden the distribution channels for many public funds and give investors greater choice and better access to investment advice in the financial and wealth management industry in Hong Kong. Further, the Hong Kong Monetary Fund has stepped up its efforts in promoting the prevalence of Fintech in Hong Kong, including measures such as (i) signing a Memorandum of Understanding with the Association of Southeast Asian Nations (or, ASEAN) Financial Innovation Network in November 2019 to facilitate greater collaboration and integration between FinTech hubs across Asia; (ii) launching the Fintech Anti-epidemic Scheme for Talent Development (FAST Scheme) with a total subsidy of up to HK$120 million in July 2020 to provide financial assistance to local companies engaged in the FinTech sector to create new jobs; and (iii) signing cooperation agreement with foreign countries to encourage and promote innovations.

Diversified and Innovative Scope of Services.    Facing fierce competition in the industry, market participants are increasingly dedicated in exploring more business opportunities by expanding the portfolio of value-added services. Consultancy services such as market analysis, in-depth research, and news feed for clients are complementing with the core competitiveness of these players to offer a comprehensive turnkey solution. Some market participants may revamp the digital capability with data centers and the development of low latency technology. More efforts are devoted by market participants to resources such as trainings, workshops and seminars to attract and educate investors.

Overview of the Overseas Asset Management Services Market in Hong Kong

Mainland China and Hong Kong have been the preferred market for fund managers in Hong Kong with investments in these two regions rising with a year-on-year growth of approximately 26.7% and reaching approximately US$752.1 billion in 2020, representing a total of approximately 41.4% of all assets managed in Hong Kong in 2020. As an international financial center, Hong Kong allows investors to access a wide variety of global financial instruments. In recent years, with a rising number of investors from Mainland China exploring investment opportunities in the overseas market via Hong Kong, there has been a rising demand for overseas financial products, in particular in Europe (approximately 45% year on year growth in 2020) and rest of Asia Pacific (approximately 12% year on year growth in 2020). From Hong Kong, investors are able to access the global asset management services market by subscribing to asset management products.

Latest figures recorded in 2020

Source: Hong Kong Securities and Futures Commission, Frost & Sullivan

OVERVIEW OF THE INSURANCE MARKET IN HONG KONG

Introduction to the Insurance Market in Hong Kong

The insurance market in Hong Kong is well-developed. In the past decades, the per capita insurance premium in Hong Kong has remained one of highest around the Asia Pacific region. The well-established legislative framework is one of the key factors thriving the insurance industry in Hong Kong as the clear, predictable ad accountable regulatory system could provide confidence to the investors for making investment in Hong Kong and also foster a stable and fair macroeconomic environment. According to Insurance Authority of Hong Kong, the independent statutory regulator, there are two main types of insurance products in Hong Kong: Long Term Insurance and General Insurance.

The table below sets forth the types of insurance under each of the two main categories:

Source: Frost & Sullivan

Rising Demand for Insurance Policies from Mainland China

With the robust economic development in Mainland China, the disposable income per capita in mainland China has witnessed a strong growth in the past decade. The national social security funds cannot fulfill the rising consumer expectation for healthcare as well as wealth and asset protection of investors from Mainland China. Thus, relying on the robust regulatory regime for financial services industries in Hong Kong, an increasing number of investors from Mainland China, who have directly invested over $506 billion in Hong Kong at the end of 2020 with a CAGR of approximately 3.5% during 2015 to 2020, have been seeking insurance policies for comprehensive asset and wealth protection, as well as medical protection, in the Hong Kong insurance market in the past decade. According to the Insurance Authority, an independent institution based in Hong Kong whose mission is to regulate and protect policy holders through effective regulation, enhanced professionalism and public engagement, approximately 5.1% of the long-term insurance products sold in Hong Kong in 2020 were sold to visitors from Mainland China, the term used by the Insurance Authority which refers to mainland residents who are visiting Hong Kong on either “Exit and Entry Permits” or Mainland China passports. Of the insurance policies purchased by visitors from Mainland China in 2020, approximately 35.7% and 47.6% were whole life insurance and critical illness insurance, respectively. As advised by our legal counsel of Mainland China, we believe that relevant PRC laws and regulations have not explicitly prohibited insurance institutions from selling insurance policies to visitors from mainland China in Hong Kong provided that such insurance institutions have not directly or indirectly, in the mainland China, promoted insurance policies, solicited customers or otherwise facilitated the purchase of insurance products overseas. As one of the most cost-effective and competitive insurance markets in the Asia Pacific region, premiums from Asian visitors, especially visitors from Mainland China, are playing a more important role in the long-term insurance market (any terms long than 5 years) in Hong Kong. It is estimated that more than 15% of the premiums for long-term insurance will be issued to visitors from Mainland China by 2025. As such, the expanding middle-class population in Mainland China represents a large source of purchasers of insurance products in Hong Kong and is expected to further drive the development of Hong Kong insurance market.

Market Size of Long-Term Insurance Market in Hong Kong

Premiums of long-term insurance products purchased by Mainland China visitors every year have recorded a rapid growth in recent years primarily due to the expansion of the whole life insurance market. Premiums of long-term insurance products in Hong Kong have increased from approximately $74.3 billion in 2015 to approximately $87.2 billion in 2020, representing a CAGR of approximately 3.3% from 2015 to 2020. Percentage of policies purchased by visitors from Mainland China has slight decreased from approximately 5.5% in 2015 to approximately 1.4% in 2020, representing a CAGR of approximately -23.9% from 2015 to 2020. The decreased business premium of long-term insurance product purchased by visitors from Mainland China was mainly due to the outbreak of COVID-19 in Hong Kong and the border-closing measures between Hong Kong and Mainland China, the number of mainland China visitors decreased significantly and hence negatively affecting the premium of long-term insurance product purchased by visitors from Mainland China in 2020. Looking forward, the insurance market is expected to recover and reach approximately $119.9 billion in 2025, representing a CAGR of approximately 4.1%.

Latest figures recorded in 2020

Source: Insurance Authority, Frost & Sullivan

COMPETITIVE LANDSCAPE OF THE INSURANCE MARKETS IN HONG KONG

Any company wishing to carry on insurance business in or from Hong Kong must apply to the Insurance Authority of Hong Kong for authorization to do so. There are separate authorization requirements for carrying out a general insurance business, long-term insurance business or composite insurance business in Hong Kong:

General insurance business:    A general business insurer is authorized to carry on all insurance business other than long-term insurance business, including but not limited to policies covering accident and sickness, fire, property, motor vehicle, general liability, financial loss and legal expense insurance.

Long-term insurance business:    A long-term business insurer is authorized to offer policies that are typically in place for long periods and include but not limited to life and annuity policies, investment linked long-term, permanent health and retirement scheme management policies. Savings plan policies are generally recognized as a class of long-term insurance business. Long-term insurance business generally refers to insurance policies with more than five years of coverage period.

Composite insurance business:    A composite insurer is authorized to carry on either general or long-term insurance business or both.

The insurance brokers we work with have access to policies underwritten by insurers engaged in each category of general insurance business, long-term insurance business and composite insurance business, from which our clients may choose. While currently our clients primarily choose long-term insurance policies, they have the option to buy policies under other categories if their circumstances and needs change or if market conditions change.

In addition, authorized insurers or insurance companies are the parties who underwrite an insurance risk and are liable to pay for the insurance claims payment. Insurance agencies are the business entities who are appointed by insurers whereas agents are the persons who are employed by the agencies and are responsible for offering insurance services. Each authorized insurer typically works with multiple insurance agencies and/or agents. An insurance broker sells, solicits, or negotiates insurance for compensation and typically sells policies from various insurers.

There were 163 authorized insurance companies in Hong Kong as of January 31, 2022, of which 90 were pure general insurers, 53 were pure long-term insurers, one was a special purpose insurer and the remaining 19 were composite insurers. According to the Insurance Agents Registration Board (“IARB”), there were 2,182 insurance agencies, 88,328 individual agents, 820 authorized insurance brokers as of September 30, 2021. In order to stand out in the highly competitive market, the larger financial institutions in the wealth management and asset management industry usually develop a wide variety of in-house financial products so as to match the demand from the consumer market. Local or smaller market players in Hong Kong usually have the comparative advantage of flexibility over the large financial institutions as they are able to offer customized solutions designed to meet the specific financial needs of the clients.

COMPETITIVE LANDSCAPE OF THE WEALTH MANAGEMENT AND ASSET MANAGEMENT MARKETS IN HONG KONG

The wealth management and asset management markets in Hong Kong are highly fragmented with over 10,000 market participants, consisting of individuals and companies of various sizes and specialties.

Financial institutions with different scales of operation have different minimum entrance requirements for clients to access their wealth management and asset management services. In general, the global leading investment banks would usually require a minimum asset value of $10 million from their clients. Some regional or local financial institutions may offer wealth management and asset management service to investors with an entry requirement of $1 million or less depending on their scale and product offerings to differentiate their clientele from the investment banks.

Market participants in the Hong Kong wealth management and asset management industries are required to acquire different types of licenses depending on their business activities in order to comply with applicable regulations. The following is a non-exhaustive list of the services and products most commonly offered in Hong Kong, and their respective required licenses.

•        Insurance Brokerage — Membership from either Professional Insurance Brokers Association (PIBA), or the Hong Kong Confederation of Insurance Brokers (CIB)

•        MPF Intermediaries — Type 1 or Type 4 Securities and Futures Licenses and membership from either PIBA, or CIB

•        Asset management — Type 9 Securities and Futures License

•        Securities and Futures — Type 1 – 10 Securities and Futures License depending on the services type

Entry Barriers for Wealth Management and Asset Management Markets in Hong Kong

License Requirements.    Hong Kong possesses a well-regulated wealth management and asset management markets which have stringent regulatory requirements with respect to wealth management and asset management services. Market players are required to obtain related license from different regulatory bodies, such as Hong Kong Insurance Authority (IA), SFC, and Mandatory Provident Fund Schemes Authority (MPFA), to operate in their respective fields.

Brand reputation.    Providers of wealth management and asset management services usually gain their industry footing from word of mouth as customers are more inclined to choose renowned institutions. In the competitive market, well-known service providers have already established their competitive advantages with extensive successful track record of investment performance which poses as an entry barrier to the new market entrants.

OVERVIEW OF THE WEALTH MANAGEMENT AND ASSET MANAGEMENT INSURANCE MARKETS IN THE U.S.

Introduction and Market Outlook

Owing to the outbreak of the COVID-19, the economy in the U.S. was temporarily subdued attributable to implementation of various anti-pandemic measures such as city lockdowns and temporary quarantine. Subsequently, the pace, breadth, and magnitude of monetary and fiscal responses induced a sharp recovery since late 2020. The wealth and asset management industry was a beneficiary of such rapid bounce-back. Overall, the market size in terms of revenue of the establishments engaged in the asset and wealth management industry in the U.S. recorded a robust growth from approximately US$1,420.7 billion to approximately US$1,777.1 billion during 2015 to 2021, recording a CAGR of approximately 5.8%, and is expected to grow at a CAGR of approximately 4.1% during 2022 to 2026.

•        Market turbulence resulting in increasing delegation of capital to wealth management:    During 2022, in view of the continuous and exacerbating inflation in the U.S., the Federal Reserve has announced agenda in interest rate hike and tapering, resulting in market turbulence and subdued market sentiment in investing in the capital market. Wealth and asset managers with the expertise in maintaining focuses on high-quality factors investments such as strong balance sheets, high free-cash-flow yield, and positive forward earnings revisions, as well as the capability to periodically and appropriately rebalance their portfolios to maintain their strategic long-term allocations, are therefore increasingly appreciated by both retail and institutional investors.

•        Implementation and substantiation of ESG and sustainability investment:    In recent years, investors are increasingly applying these nonfinancial factors, including Environmental, Social, and Governance (“ESG”) as part of their analysis process to identify material risks and growth opportunities. Due to this rising trend, investors and wealth and asset management service providers ensure they have a strong understanding of the ESG risks derived from the industry in which the company operates and engage in thorough due diligence surrounding the company’s manageable ESG risk exposure and mitigation practices. Green companies that have shown some attention to ESG issues or other sustainability themes through policies and procedures or through product or service development, are being increasingly regarded.

•        Rising longevity of investment from the fund clientele:    In the U.S., investors in recent years have increasingly allocated their capital to wealth and assets management with growing belief in longer term investments. Goals of long-term investors are more focused on sustainable, predictable and achievable growth drivers over time. In particular, long-term investments have a higher tolerance for liquidity risk and market risk, especially short-term market volatility and do not have the short-term trouble from mark-to-market approach. Besides, since the investment horizons of long-term investors can exceed the length of market cycles, they can make investment decisions based on fundamental value and implement contrarian investment strategies. Long-term investments can also fully profit from bullish trends that span over decades while benefitted by the relatively lower transaction costs and portfolio management costs. This has in turn provided asset managers the opportunity to raise funds in permanent investment vehicles that allow capital to be invested in perpetuity and reduce the incidence to periodically return capital and organize fundraising again. The higher margin and higher yield of long-term investment products serve as impetus to the continuous demand for such product offering provided by asset management companies which elevates the overall business continuity.

•        Engagement and cooperation with third-party vendors and digital transformation:    In view of digital transformation and growing popularity of Fin-Tech, service providers are streamlining systems to reduce long-term costs and are also realizing incremental revenues and improving investment performance. For instance, wealth and asset management service providers engage a proprietary software service provider to offer risk control module, while trading platforms are engaged to interact with banks and custodians. The engagement of third-party servicing tools by asset managers in assisting in collecting, consolidating, analyzing data shall translate into valuable decision-making ability and propel the management capability.

Market Size

According to the National Association of Insurance Commissioners, the market size by total premiums, consideration and deposits of insurance market in the United States is mainly comprised of life and annuity insurance and property and casualty insurance, with the aggregation reaching approximately US$1,293.3 billion in 2020, increased from approximately US$1,131.1 in 2016, representing a CAGR of approximately 3.4%. Particularly, the property and casualty segment has grown at a CAGR of approximately 5.3% during 2016 to 2020, owing to the continuous improving technologies and distribution channels as well as the thriving economic circumstances.

Latest figures recorded in 2020

Source: National Association of Insurance Commissioners, Frost & Sullivan

Competitive Landscape of the Wealth Management and Asset Management Markets in the U.S.

The wealth management and asset management markets in the United States are highly fragmented with over 20,000 corporate establishments. The U.S. shows a high concentration of the top asset management companies, including major companies such as BlackRock Inc., Invesco Ltd., T.Rowe Price Group, Affiliated Managers Group and Franklin Resources, Inc.

Market participants in the United States wealth management and asset management industries are required to acquire different types of licenses depending on their business activities in order to comply with applicable regulations. The industry is largely governed by two bodies, namely the SEC and FINRA. Any firm that gives investment advice in securities is considered an investment advisor. This includes firms that manage client portfolios. The SEC regulates investment advisors over $110 million in assets under management (AUM). Advisors who manage assets below this level are required to register with their states, as well as any representatives of investment advisors.

Competitive Landscape of the Insurance Markets in the U.S.

Outlined by the National Insurance Producer Registry, insurance producers are individuals who are licensed by a state’s insurance department to sell insurance within that state. Each state has its own set of procedures for applying for a producer’s license. The process will vary depending on the line of authority that the insurance agency or broker intend to engage in. Insurance producers must be licensed for each line of authority that they sell. Some common lines of authority include, life insurance, accident and health insurance, property insurance and casualty insurance.

The U.S. insurance market remains very competitive, with third-party administrators of insurance funds and other service personnel such as advisory and insurance ratemaking services, multi-line and specialized insurers operating both nationally and regionally, targeting different risks through different distribution channels. New market entrants propelled by the application of new technologies continue to challenge current insurers and brokers. However, insurance M&A activity in the U.S. and abroad has resulted in increased industry consolidation, offset to some extent by new market entrants.

Overall, according to the Bureau of Labor Statistics of the U.S. Department of Labor, there are in total approximately 1,566.9 thousand establishments primarily engaged in initially underwriting insurance policies, in which there are approximately 911.4 thousand establishments engaged in underwriting annuities, life insurance and health and medical insurance policies, approximately 628.6 thousand establishments engaged in property and casualty insurance, and approximately 26.9 thousand reinsurers. Further, there are approximately 881.5 thousand insurance agencies and brokers, and approximately 353.2 thousand establishments of claims adjusters, third-party administrators of insurance funds and other service personnel such as advisory and insurance ratemaking services.

Top players in the industry by direct premiums written include MetLife Inc., Equitable Holdings, State Farm, Prudential Financial Inc. and Berkshire Hathaway.

BUSINESS

Overview

Through our subsidiaries, we are a wealth management and asset management services provider based in Hong Kong, with the majority of our subsidiaries’ operations in Hong Kong. Our subsidiaries assist their clients in identifying and purchasing well matched wealth management products and global asset management products. Our subsidiaries’ clients for both wealth management and asset management services are primarily high net worth and ultra-high net worth individuals in Asia, and a majority of our subsidiaries’ clients reside in the mainland China or Hong Kong. In the fiscal year ended September 30, 2020, our subsidiaries’ wealth management services and asset management services contributed to approximately 68.64% and 31.36% of our total revenue, respectively. In the fiscal year ended September 30, 2021, our subsidiaries’ wealth management services and asset management services contributed to approximately 0.07% and 99.93% of our total revenue, respectively. In the six months ended March 31, 2022, our subsidiaries’ wealth management services and asset management services contributed to approximately 98.64% and 1.36% of our total revenue, respectively.

•        Wealth management services.    Our subsidiaries work with licensed product brokers licensed in Hong Kong and in the U.S., who are primarily insurance brokers and distribute wealth management products, which currently consist only of insurance products, and assist them in customizing wealth management investment portfolios for our clients. Since late 2021, our subsidiaries started providing wealth management services in the U.S. Our subsidiaries also provide customized value-added services to their clients, including personal assistant services in Hong Kong, referrals to suitable wealth planning and inheritance related professionals such as trust lawyers and tax accountants, and referrals to renowned high end medical and education resources. Our subsidiaries do not charge their clients fees for these value-added services. In addition to insurance products, we intend to expand the network of product brokers our subsidiaries work with to provide clients with access to other types of wealth management products.

•        Asset management services.    PAI and its subsidiaries provide asset management services to their clients acting as investment advisors and fund managers. Currently, our subsidiaries manage a FOF, Prestige Global Allocation Fund (“PGA”). See “— Asset Management Services — Asset Management Fund in Operation.” In addition to managing PGA, our subsidiaries also provide discretionary account management services to their clients. Previously, our subsidiaries managed another fund, PCM1, and our subsidiaries also provided asset management related advisory services. See “— Asset Management Services — Prior Business.” For our subsidiaries’ asset management services, they charge investors certain fees for managing and advising a fund, including subscription fees, performance fees and management fees.

Our subsidiaries mainly provide their wealth management and asset management services to high net worth and ultra-high net worth individuals or institutions owned by them in Asia, including business owners, executives, heirs of rich families and other affluent individuals. Word-of-mouth is currently one of the most effective marketing tools for our subsidiaries’ business and a majority of our subsidiaries’ new clients have come through referrals from existing clients. Our subsidiaries are also actively expanding their client referral network by actively maintaining client relationship, seeking referrals from existing clients, and expanding their business network.

In mid-2017, our subsidiaries launched their wealth management operation providing referral services to clients in connection with the clients’ purchase of wealth management products from third-party brokers. For wealth management services, we generated revenues through a limited number of product brokers. For the years ended September 30, 2020 and 2021, we generated 100% of wealth management services revenue through one insurance broker. For the six months ended March 31, 2022, we generated approximately 99.99% of wealth management services revenue through a different insurance broker. We intend to further develop our subsidiaries’ wealth management business in the future by engaging with more product brokers that offer additional types of wealth management products.

In early 2017, our subsidiaries started to provide asset management services to their clients. In late 2018, our subsidiaries began providing asset management related advisory services as a type of their asset management services at the request of certain clients. In late 2020, our subsidiaries started to provide discretionary account management services to our clients as a type of our asset management services. For the fiscal years ended September 30, 2020 and 2021 and the six months ended March 31, 2022, we generated the majority of asset management services revenue from our advisory service clients and asset management fund. We generated approximately 89.70% of asset management services revenue from one advisory service client for the fiscal year ended September 30, 2020, approximately 60.32%

of that from one asset management fund for the fiscal year ended September 30, 2021, and 100% of that from one asset management fund for the six months ended March 31, 2022. In the future, our subsidiaries will continue to provide their clients with existing asset management services, and develop or introduce more highly desirable product and service opportunities that meet the ever-evolving standards of our subsidiaries’ clients.

For the years ended September 30, 2020 and 2021 and the six months ended March 31, 2022, our subsidiaries provided wealth management services to 13, three and two clients, respectively, and generated revenue from wealth management services in the amount of $1,758,331, $1,833 and $1,765,325, respectively. Our subsidiaries’ wealth management clients decreased in number from the fiscal year ended September 30, 2020 to the fiscal year ended September 30, 2021 because as affected by COVID-19 related travel restrictions and related mandatory quarantine measures, our subsidiaries’ clients who are residents of mainland China were unable to travel to Hong Kong to complete procedures required for purchasing insurance products, and correspondingly, our revenue generated from wealth management services decreased from the fiscal year ended September 30, 2020 to the fiscal year ended September 30, 2021. However, our wealth management revenue significantly increased for the six months ended March 31, 2022 because through our subsidiaries, we worked with a licensed product broker in the U.S. and provided wealth management services to a client in the U.S. For the years ended September 30, 2020 and 2021 and the six months ended March 31, 2022, our subsidiaries provided asset management services to six, 21 and five clients, respectively, and generated revenue from asset management services in the amount of $803,469, $2,790,346 and $24,356, respectively. Among the 21 clients our subsidiaries provided asset management services to in the fiscal year ended September 30, 2021, 15 clients received short-term asset management services that lasted for less than one fiscal year, such as our discretionary account management services and PCM1. For our subsidiaries’ asset management services, as of September 30, 2020 and 2021 and March 31, 2022, three, five and five clients had their assets under our management, respectively. The AUM of PGA was $5,081,020, $4,589,962 and $5,023,496, as of September 30, 2020 and 2021 and March 31, 2022, respectively. The AUM of our subsidiaries’ discretionary account management was $125,917 as of March 31, 2022. With respect to our subsidiaries’ asset management related advisory services, our subsidiaries provided services to two, one and zero client(s), for the years ended September 30, 2020 and 2021 and the six months ended March 31, 2022, respectively. Our subsidiaries actively maintain their relationships with their clients, and we believe that the quality of our subsidiaries’ services, our client-centric culture, and our subsidiaries’ value-added services have contributed to a generally steady client base.

From March 31, 2022 to the date of this prospectus, our subsidiaries do not have any new client for either wealth management services or asset management services. As of the date of this prospectus, five clients have their assets under our subsidiaries’ management. Among them, two clients have their assets in our subsidiaries’ PGA fund, and three clients have their assets under our subsidiaries’ discretionary account management.

Our revenue increased by approximately 8.99% from approximately $2.56 million in the fiscal year ended September 30, 2020 to approximately $2.79 million in the fiscal year ended September 30, 2021, and decreased by approximately 31.30% from approximately $2.61 million in the six months ended March 31, 2021 to approximately $1.79 million in the six months ended March 31, 2022. Our net income for the fiscal years ended September 30, 2020 and 2021 and the six months ended March 31, 2022 were approximately $1.73 million, $1.91 million and $1.31 million, respectively.

For the six months ended March 31, 2022, wealth management services and asset management services contributed to approximately 98.64% and 1.36% of our total revenue, respectively. Approximately 99.99% of revenues from wealth management services for the six months ended March 31, 2022, or approximately $1.77 million, was generated in the U.S. market from a new client. The client purchased three insurance products with an average premium of more than approximately $9.60 million for each policy. On average, we generated approximately 6.13% of the total premiums of these three life insurance policies as referral fees. See “Risk Factors — Risks Related to Our Subsidiaries’ Business — During the fiscal years ended September 30, 2020, and 2021 and the six months ended March 31, 2022, we generated the majority of our revenues from wealth management services through a limited selection of wealth management products.”

For our revenue for the fiscal year ended September 30, 2021, wealth management services and asset management services contributed to approximately 0.07% and 99.93% of our revenue, respectively. Our subsidiaries utilized short-term IPO investment strategy in their asset management services. The ultimate investments of PCM1, a fund our subsidiaries managed, and the discretionary accounts our subsidiaries managed were the IPO shares of certain target companies on the main board of the Hong Kong Stock Exchange. Specifically, PCM1 invested in an underlying fund that participated in the IPO of a company on the Hong Kong Stock Exchange, whereas the discretionary accounts our subsidiaries managed invested by directly purchasing the IPO shares of and participating in the IPOs of certain companies on the main board of the Hong Kong Stock Exchange. Our asset management services involving short-term IPO investment strategy contributed to a total of approximately 82.34% of our total revenue for the fiscal year ended September 30, 2021, among which discretionary account management services involving this strategy contributed to approximately 22.06% of our total revenue, and PCM1, a fund our subsidiaries managed that also adopted short-term IPO investment strategy, contributed to approximately 60.28% of our total revenue. Investments involving short-term IPO investment strategy could be subject to substantial risks. See “Risk Factors — Risks Related to Our Subsidiaries’ Business — PCM1, a fund our subsidiaries used to manage, invested in IPO shares of a company through an underlying fund. Our subsidiaries may launch funds with similar capital market investment strategy in the future, which involves substantial investment risks.” We did not utilize short-term IPO investment strategy in the fiscal year ended September 30, 2020 or in the six months ended March 31, 2022.

Competitive Advantages

We believe the following competitive strengths have contributed, and will contribute, to our growth:

Significant Client Satisfaction and High Client Retention

We believe that we have a reputable brand image among our subsidiaries’ clients. As an independent wealth management and asset management services provider, through our subsidiaries, we focus on the quality of services and maintain a loyal client base. Our subsidiaries measure client satisfaction by conducting client satisfaction surveys mostly via telephone calls, instant messaging or in-person meetings to collect accurate feedbacks about our subsidiaries’ services from their clients. Meanwhile, recurrent client referrals by existing clients effectively reflect the high level of satisfaction by our subsidiaries’ clients. For the fiscal years ended September 30, 2020 and 2021 and the six months ended March 31, 2022, approximately 90%, 76% and 100%, respectively, of our subsidiaries’ new clients, including both wealth management and asset management clients, came through referrals from existing clients. The number of clients who have purchased our subsidiaries’ services more than one time reflects the level of client retention in their business. To this end, our subsidiaries strive to explore their clients’ needs and offer their clients with best suited products or services, so that our subsidiaries can build longer-term and more stable relationships with clients. We believe that our subsidiaries’ existing clients will return to seek our subsidiaries’ referral services for additional products, or invest more with our subsidiaries’ investment fund or through our subsidiaries’ discretionary account management. From the time our subsidiaries launched their wealth management services to March 31, 2022, 18, or approximately 39%, of our subsidiaries’ wealth management clients purchased multiple insurance policies from brokers our subsidiaries work with, and nine of these 18 clients had purchased insurance policies on multiple occasions, indicating client satisfaction with our subsidiaries’ services and the brokers they introduce. From the time our subsidiaries launched their asset management services to March 31, 2022, nine, or 30% of their asset management clients purchased more than one asset management services from our subsidiaries. We believe that our subsidiaries have been successful at leveraging the influence and network of their existing clients to grow their client base. We expect our subsidiaries’ loyal client base to continue to grow, as our subsidiaries continue to capitalize on the opportunities stemming from the rapid growth of the high net worth and ultra-high net worth population in Asia.

Client Experience Oriented, Customized, and High-Quality Value-Added Services

Our subsidiaries’ client-centric corporate culture and value-added services are what we believe differentiate our subsidiaries from their competitors in the wealth management and asset management services industries. Our subsidiaries’ business process delivers a continuum of complementary, value-added services, including personal assistant services, referrals to suitable wealth planning and inheritance related professionals such as trust lawyers and tax accountants, referrals to renowned high-end medical and education resources, without cost to our subsidiaries’ clients. Due to the wealth management, asset management and value-added services our subsidiaries have been providing, our subsidiaries have built a one-stop, customized client experience model designed to meet the wealth management and preservation needs of our clients. We will continue to add additional value-added services at the demand and request of our subsidiaries’ clients. We believe that our subsidiaries’ client-centric service structure is key to maximizing our subsidiaries’ client satisfaction and retention. For the fiscal years ended September 30, 2020 and 2021 and the six months ended March 31, 2022, for all of our subsidiaries’ business operations, including wealth management and asset management services, approximately 90%, 76% and 100%, respectively, of our subsidiaries’ new clients came through referrals from existing clients, attesting to the quality and effectiveness of our subsidiaries’ client services.

Referrals from Well-Connected Clients

Well-connected clients refer to our subsidiaries’ clients who are acquainted with or related to people of influence or wealth. A majority of our subsidiaries’ existing clients are executives and principal shareholders of companies, including entrepreneurs backed by significant family businesses. Our subsidiaries’ clients also have on average, minimum investable assets worth $5 million. We believe the influence and both the personal and professional networks of our subsidiaries’ existing clients provide our subsidiaries with access to a larger network of prospective clients who are high net worth or ultra-high net worth individuals. In the fiscal year ended September 30, 2020, our subsidiaries provided their wealth management services and asset management services to 13 and six clients, respectively, and the average revenue we generated from each new client from insurance policies was HK$1,361,881 (approximately $175,198). In the fiscal year ended September 30, 2021, our subsidiaries provided wealth management services and asset management services to three and 21 clients respectively, and the average revenue we generated from each new client from asset management services was HK$997,952 (approximately $128,526). In the six months ended March 31, 2022, our subsidiaries provided wealth management services and asset management services to two and five clients, respectively, and the revenue we generated from the new client from wealth management services was HK$13,771,754 (approximately $1,765,089). Approximately 78.25% of our wealth management revenues came from referrals by existing clients in the fiscal year ended September 30, 2020. For the fiscal year ended September 30, 2021, despite of decreased client number and revenue in our wealth management business due to the impact of COVID-19 pandemic, approximately 64.14% of our total revenues came from our subsidiaries’ new asset management clients who were referred to our subsidiaries by existing clients. For the six months ended March 31, 2022, nearly 100% of our wealth management revenues came from referral by existing clients. We believe that our subsidiaries have been successful at leveraging the influence and network of their existing clients to grow their client base.

Carefully Selected Business Partners such as Product Brokers and Underlying Fund Managers

With respect to our subsidiaries’ wealth management services, our subsidiaries carefully select and introduce to their clients highly desirable wealth management brokers who offer products designed to meet the financial and wealth planning needs of high net worth and ultra-high net worth individuals. Our subsidiaries primarily work with insurance brokers who offer a wide array of insurance products with different product features, different levels of risk and returns and various investment goals that address the wealth management and preservation needs of our subsidiaries’ clients as perceived by our subsidiaries. Our subsidiaries have adopted specific criteria in selecting the wealth management brokers that they work with and perform rigorous due diligence before they partner up with these brokers. See “Business — Services — Wealth Management Services — Selection of Product Brokers” for more information of such selection process. Our subsidiaries also carefully select the wealth management and preservation industry professionals providing value-added services to whom our subsidiaries refer their clients.

With respect to our subsidiaries’ asset management services, their fund selection models choose global asset management products from their database that includes over 150 carefully-selected top ranking hedge funds with superior reputation and outstanding investment records, which are then vetted and approved by our subsidiaries’ investment committee.

Access to Highly Desirable Products That Are Not Widely Open to Subscribers

With respect to our subsidiaries’ wealth management services operation, the insurance brokers our subsidiaries work with have access to insurance policies that may have a limited number of authorized subscribers. Typically, brokers are given a quota of subscribers that can subscribe to such policies. The brokers our subsidiaries work with tend to have a larger quota of subscribers than other less established or recognized brokers because of their operating history, market recognition and relatively bigger sizes. Therefore, through our subsidiaries’ referral services, our subsidiaries’ clients have access to such policies.

With respect to our subsidiaries’ asset management services operation, our subsidiaries’ individual clients have access, through our subsidiaries’ funds and our subsidiaries’ broad global network of fund management companies in the United States and European Union, to hedge funds that are rarely open to individual investors in general.

These hedge funds are highly sought after and typically have a capped total subscription size, in addition to a preference for institutional investors over individual investors. Additionally, these funds have high investment amount requirements that the individual investors are not typically able to meet. As such, these highly sought-after hedge funds are rarely accessible by individual investors.

Experienced Management Team

We have a highly experienced management team. Our Chief Executive Officer and Chairman, Mr. Shi, has worked in the financial industry in the United States and Hong Kong for more than ten years and has extensive experience working with high net worth and ultra-high net worth individual clients in both Hong Kong and mainland China. Mr. Shi has a deep understanding and know-how of the financial industry, as well as insight into wealth management and asset management. We also have highly qualified industry professionals with an average of more than 10 years of experience at well-known investment banking firms such as Merrill Lynch, Piper Jaffray, and Goldman Sachs. We believe that our management team’s insightful industry knowledge and vision, and strong execution capabilities significantly contribute to our growth.

Our Growth Strategies

We aspire to, through our subsidiaries, become a trusted wealth management services brand among Asia’s high net worth individuals. To achieve this goal, we intend to leverage on our existing strengths and pursue the following strategies:

Further enhance our brand recognition among high net worth and ultra-high net worth individuals

We believe that brand recognition is critical for the further growth of our subsidiaries’ business. To enhance our brand recognition, we plan to continue to focus on client service through rigorous research and due diligence of product brokers. We also intend to continue conducting a wide range of marketing activities through our subsidiaries, including industry conferences, brand marketing workshops as well as client appreciation events. We also intend to offer other value-added services through our subsidiaries that are highly sought after among high net worth and ultra-high net worth individuals including but not limited to study tours to global financial institution, art finance tours, wealth inheritance lectures, and preservation lectures.

Further grow our subsidiaries’ client base

We expect to continue to expand our subsidiaries’ client base in mainland China, Hong Kong, the U.S., and other countries in Asia through expanding the network of high net worth and ultra-high net worth individuals accessible through our subsidiaries’ existing clients and client pipelines through private banking networks and chambers of commerce and industry associations. We believe our subsidiaries’ client-centric and personalized services are critical to maintaining the loyalty of our subsidiaries’ existing clients, and further attract additional high net worth and ultra-high net worth individuals to choose our subsidiaries to assist them in their wealth management and preservation objectives. To support our business growth, we plan to further expand our senior management team and our subsidiaries’ team of qualified client relationship managers to ensure that every client could be abundantly and carefully served. We expect to also systematically train our subsidiaries’ client relationship managers to better identify the needs of high net worth and ultra-high net worth individuals so as to be able to provide corresponding services expeditious to meet any needs as they arise. Meanwhile, we expect our subsidiaries’ client relationship managers to serve the network circles of high net worth and ultra-high net worth individuals, identify prospective clients’ demands in a timely manner and make client initiation arrangements accordingly.

Grow our subsidiaries’ asset management business to include a larger number of funds and diversify the types of funds

Currently, our subsidiaries’ fund database on which our subsidiaries’ investment target selection models run includes potential securities of high-growth companies prior to or in their initial public offering in the international capital market and approximately 150 top ranked hedge funds. We expect to continue to expand our subsidiaries’ database by increasing fund categories such as fixed income funds, real estate funds, venture capital funds and private equity funds and offering a wider variety of investment products, and to perform rigorous risk management to ensure the high quality of the funds that our subsidiaries manage and advise. Additionally, we intend to strengthen our expertise in asset management services by recruiting more industry experts to expand our subsidiaries’ investment research team, and adopting additional investment strategies.

Integrate resources and provide one-stop wealth preservation and management solution

Our subsidiaries have collected and consolidated a database of high quality and suitable tax experts, lawyers, trust consultants and other wealth preservation and management industry experts who are able to provide professional, objective and alternative solutions to clients that our subsidiaries refer. Our subsidiaries provide such solutions and referrals to their clients to better serve these clients’ needs as our subsidiaries seek to meet their clients’ needs beyond the scope of our subsidiaries’ current services. Our subsidiaries currently do not receive referral fees for referrals and sharing of such resources. Our subsidiaries plan to hire relevant industry experts to become their long-term consultants in the future, and plan to launch customized service portfolio based upon our subsidiaries’ past experiences and supplemented by the evolving needs of our subsidiaries’ clients. Our subsidiaries also plan to develop immigration planning with a wealth management objective, to help high net worth and ultra-high net worth individuals and families achieve global asset allocation and wealth inheritance integrating global immigration planning. As such, we plan to become a one-stop solutions service provider through our subsidiaries in wealth preservation and management to more efficiently, effectively and conveniently provide professional advice to our clients. We aim at becoming long-term partners to our subsidiaries’ clients in asset allocation and family wealth inheritance.

Pursue strategic investments and acquisition opportunities

To provide our subsidiaries’ clients with more all-inclusive wealth management services and comprehensive asset management services, our subsidiaries may selectively invest in or acquire companies that are complementary to their business, including opportunities that can further grow our subsidiaries’ current businesses and drive their long-term growth.

Services

Through our wholly owned subsidiaries, we provide wealth management and asset management services, respectively, to meet the wealth management and preservation and investment objectives of our subsidiaries’ high net worth and ultra- high net worth clients.

Wealth Management Services

According to the Sullivan Report, the needs and capabilities for wealth management services in Hong Kong and the U.S. are growing rapidly, with market size of wealth management industry in Hong Kong increasing from approximately HK$630.6 billion to HK$1,007.6 billion from 2015 to 2021, representing a CAGR of approximately 8.1%, and the market size in the U.S. growing from approximately US$1,777.1 billion during 2015 to 2021, recording a CAGR of approximately 5.8%, and is expected to grow at a CAGR of approximately 4.1% during 2022 to 2026. We believe that our subsidiaries are well positioned to capitalize on this opportunity by providing referral services in connection with the purchase of wealth management products by our subsidiaries’ clients from wealth management product brokers such as insurance brokers.

In mid-2017, our subsidiaries launched their wealth management services, where our subsidiaries introduce their high net worth and ultra-high net worth clients to wealth management product brokers who distribute a wide array of wealth management products customized to meet the investment and wealth management needs of our subsidiaries’ clients. Since the inception of our subsidiaries’ wealth management services operation in 2017, they have focused their wealth management services operation on introducing their clients to insurance products and have primarily worked with insurance brokers. Specifically, with respect to insurance products, our subsidiaries have selected insurance brokers that have access to a wide range of policies from a selection of insurance product providers, including life insurance, savings plan, critical illness, high-end medical insurance, basic coverage policies and annuities, as well as products with investment attributes. Since late 2021, our subsidiaries started providing wealth management services in the U.S. market. On May 9, 2022, our U.S. subsidiary obtained a license issued by the California Department of Insurance which authorized it to act as a life insurance agent.

The sizeable amount of investable assets of our subsidiaries, on average above $5 million each, makes our subsidiaries an attractive and reliable source of funds to wealth management product brokers such as insurance brokers. Our subsidiaries strive to better meet their clients’ specific and individualized needs by providing their clients with access to diversified product portfolios. Accordingly, our subsidiaries work with qualified product brokers who have access to a wide range of products from a selection of product providers and are capable of providing high quality diversification allocation for our subsidiaries’ clients. We also provide client support services during the origination of the insurance policy products when the clients subscribe to the policies, in addition to client maintenance services surrounding the renewals that occur annually on the policy anniversary dates of each policy, until the expiration of each policy’s premium payment term.

We generate revenue for our subsidiaries’ wealth management business from product brokers in the form of referral fees. The referral fees paid by such product brokers are calculated based on the value of wealth management products that our subsidiaries’ clients purchase from such brokers.

The following is an illustration of our subsidiaries’ wealth management services which connect our subsidiaries’ high net worth and ultra-high net worth clients to other market participants such as insurance brokers. The insurance brokers our subsidiaries work with distribute insurance products and policies. Insurance providers, such as insurance companies, may work with either their own insurance agents, or insurance brokers who source from a larger number of product providers, or both.

Client Acquisition

Our subsidiaries acquired new clients primarily in two ways, namely through referrals from our subsidiaries’ past and existing clients, and through introduction by our founder Mr. Sze and our Chief Executive Officer, Mr. Shi. Once our subsidiaries’ past or existing clients, or our related parties, connect our subsidiaries with new clients, our subsidiaries’ designated client relationship manager will conduct client onboarding process by introducing our subsidiaries’ services and the product brokers our subsidiaries work with, and collecting preliminary client information. Approximately 70% of our subsidiaries’ new clients were acquired through the referrals of our subsidiaries’ existing clients and 30% of our subsidiaries’ new clients were introduced to our subsidiaries by our founder, Mr. Sze and our Chief Executive Officer, Mr. Shi, for the fiscal year ended September 30, 2020. For the fiscal year ended September 30, 2020, more than 50% of the clients introduced to our subsidiaries completed purchases of wealth management products from product brokers that our subsidiaries work with. For the fiscal year ended September 30, 2021, due to the travel restrictions in response to the COVID-19 pandemic, our subsidiaries did not have any new client for their wealth management services, because potential clients were unable to visit Hong Kong in person to complete required physical examination and get their policies approved by the insurance company. For the six months ended March 31, 2022, a new client was acquired in the U.S. market through the referral by our subsidiaries’ one existing client. Our subsidiaries do not enter into service agreements directly with the product brokers’ clients, while our subsidiaries’ clients consent to our subsidiaries’ services upon providing preliminary personal information to our subsidiaries to be passed on to the product brokers. Our subsidiaries do not charge prospective clients any fees if they decide not to purchase any wealth management products from product brokers that our subsidiaries work with.

Our Client Service Model

Our subsidiaries operate under a proven and cost-effective client service model, by integrating the services of well-seasoned product brokers who distribute a large selection of wealth management products and provide advisory services on the allocation of wealth management products, covering the full-service cycle for each client. In addition to referring their clients to product brokers, our subsidiaries provide services to their clients by maintaining regular correspondence between the product brokers and their clients, and maintaining client relationship as needed. Each of our subsidiaries’ clients is supported by a designated client relationship manager who organizes clients’ information, refers clients to product brokers, explores additional service needs the clients may have, and conducts continuous client relationship maintenance.

Based upon the initial client information compiled by our subsidiaries’ client relationship managers, product brokers further gather information from the clients with the help of our subsidiaries’ customer relationship managers to assess such clients’ risk profiles, understand their financial objectives and craft tailored wealth management plans for them. While our subsidiaries’ client relationship managers do not provide any advisory services or discuss the features of specific wealth management products, they are also part of the correspondence between the product brokers and our subsidiaries’ clients, thus achieving a smooth and seamless transition from new client development to service delivery. The product brokers our subsidiaries work with have a vast array of investment products for clients to choose from in order to develop tailored portfolios. To sustain and further improve our subsidiaries’ service quality, our subsidiaries’ client relationship managers are also dedicated to continuous maintenance of client relationships and collection of client feedback via telephone calls, instant messaging or in-person meetings. Our subsidiaries’ client relationship managers communicate with our subsidiaries’ clients on at least a monthly basis to evaluate their level of satisfaction and to explore their needs for additional ancillary services. This collaborative client service model facilitates new client development, integrates quality and consistent professional services provided by trusted and vetted third-parties, and nurtures long-term relationships with our subsidiaries’ existing clients.

Our subsidiaries’ services currently entail introducing their clients to insurance brokers and providing administrative support to their clients in the subscription of insurance policy contracts with the brokers introduced by our subsidiaries. Our subsidiaries do not directly sell insurance policies to their clients and do not enter into end agreements with their clients. Our subsidiaries do not negotiate or arrange contracts of insurance as the agent of their clients, nor do our subsidiaries advise on matters related to insurance policies or products. Our subsidiaries’ clients do not directly compensate our subsidiaries for their services. Our subsidiaries do not work with insurance product providers to create or structure new policies, offer advice on financial as well as commercial terms or serve an advisory role in structuring the investment profile of our subsidiaries’ wealth management clients. Our subsidiaries are compensated directly by the insurance brokers with whom our subsidiaries enter into referral service agreements. Typically, pursuant to these referral service agreements, our subsidiaries are compensated for services related to policy origination (however our subsidiaries may not recognize such compensation until expiration of the applicable free-look periods) and renewals of the same products that occur annually on the policy anniversary dates, until the expiration of the policy’s premium payment term.

Our subsidiaries also deliver to their clients a continuum of value-added services before, during and after their clients’ initial purchase of wealth management products, such as handling the administrative support for our subsidiaries’ clients for each renewal of insurance policies during the standard length of time the insurance policies are in effect. Some value-added services are complimentary which include personal assistant services in Hong Kong, referrals to suitable wealth planning and inheritance related professionals such as trust lawyers and tax accountants, referrals to renowned high end medical and education resources. Our subsidiaries do not charge their clients any fees for these value-added services.

Our Relationship with Product Brokers Such as Insurance Brokers

As our subsidiaries do not enter into end contractual agreements with their clients, an individual becomes our subsidiaries’ client by consenting to our subsidiaries’ services and providing preliminary personal information to us to be passed on to the product brokers. Such client is then assigned a client relationship manager who will collect the client’s preliminary information and wealth management needs and goals, select for the client an appropriate product broker in our network of product brokers, and pass on the collected information to such product broker. Based on the collected information, the product broker distributing the wealth management products is expected to create for and provide to the client, a portfolio of customized selection of products distributed by the broker, with the relevant terms and costs. Our subsidiaries then continue to provide client management services to their clients, including but not limited to, assistance with information collection and communication with brokers, client satisfaction questionnaire distribution and collection) as these clients consult the product brokers on products and investment related issues until the clients decide to purchase products from the product brokers.

Our subsidiaries enter into referral service agreements with product brokers such as insurance brokers for referrals of their clients to the product brokers. Pursuant to such referral service agreement, a product broker is obligated to pay our subsidiaries referral fees based on the total policy premiums of wealth management products that our subsidiaries’ clients purchase from such broker. Such broker is obligated to honor the referral payments upon purchase by our subsidiaries’ clients (subject to various conditions). To date, all product brokers that our subsidiaries work with have paid near 100% of the accrued referral fees.

Since the launch of our subsidiaries’ wealth management services operation in 2017 to the date of this prospectus, all product brokers our subsidiaries have worked with have been insurance brokers. Pursuant to the referral service agreements our subsidiaries entered into with insurance brokers, our subsidiaries are entitled to referral fees at different stages of the life of a policy: the first stage is at policy origination when our subsidiaries are entitled to an origination referral fee at an origination referral rate based upon the total policy premium (however our subsidiaries may not recognize such compensation until expiration of the applicable free-look periods); the second stage is at the time of renewal, when our subsidiaries are entitled to a renewal referral fee rate (lower than the origination referral fee rate) based upon the total policy premiums; these renewals fees are due annually on the policy anniversary dates, until the expiration of the policy’s premium payment term. Our subsidiaries currently work with four product brokers in Hong Kong and one product broker in the U.S., who are all qualified insurance brokers who offer customized portfolios of insurance policies and products designed to suit the individual and specific needs and goals of our clients. Once a client agrees to work with a specific insurance broker selected by our subsidiaries, our subsidiaries offer client support services needed in the process leading up to the origination of insurance policies. Our subsidiaries do not act, or hold ourselves out, as an agent of their clients. Our subsidiaries follow up with both the insurance broker and their clients to ensure the policy subscription processes advance steadily, and provide the administrative support that their clients need to subscribe to the insurance policies in the customized portfolio offered by the insurance broker. In exchange for their services, our subsidiaries receive referral fee-based fees from the insurance brokers. The majority of the referral fees are due and payable after expiration of a specified “free-look period” during which the client may cancel the insurance policies, with the remaining referral fees payable during the term of the insurance policies, generally at a lower rate than the rates in connection with initial origination. The free-look period is typically within 21 days for insurance products purchased in Hong Kong or within 10 to 20 days, depending on terms of products, for insurance products purchased in the U.S. after delivery of the policy or issue of a notice to the policyholder or the policyholder’s representative, which follows the client’s subscription of the policy. Our subsidiaries have had no clients who have elected to cancel policies during the free-look period, and there are no other situations where our subsidiaries would be required to repay or remit any of their referral fees.

Our subsidiaries’ referral agreements typically have one-year terms with automatic one-year extensions unless either party objects in writing 30 days prior to expiration of the respective terms. The referral agreements are typically non-exclusive and can be terminated by one party in the event of the other party’s breach of contract. Pursuant to our subsidiaries’ referral agreements with the product brokers, brokers may not approach or re-engage clients following our subsidiaries’ introduction for any products that they distribute; in the event that clients introduced by our subsidiaries directly purchase products from brokers our subsidiaries work with without our subsidiaries’ involvement during the term of the contracts, our subsidiaries would be entitled to referral compensation in the amount that our subsidiaries would have otherwise received had our subsidiaries been involved as a referral service provider. To date, we are not aware of any existing clients of our subsidiaries who directly purchased any products from brokers our subsidiaries introduced them to. Typically, our subsidiaries select brokers who have an industry reputation of fair practice and not approaching or re-engaging clients introduced through third-party referrals. Brokers our subsidiaries work with also typically rely on third-party referrals for clients and do not typically maintain an in-house team for retail client engagement or relationship management. The referral fees will be calculated and settled on a monthly basis, based upon the total policy premiums generated in the prior month beyond the free-look period.

Certain insurance policies such as term policies may be renewed for terms. Our subsidiaries provide ongoing services to their clients who have purchased renewable term policies. For the renewal of policies, our subsidiaries contact their clients prior to the renewal timeline to collect any updated information to be sent to the relevant product brokers and more generally respond to their clients’ concerns unrelated to product terms so as to ensure timely renewal by those clients of their existing policies with the same brokers originally introduced by our subsidiaries.

Selection of Product Brokers

Our subsidiaries carefully select and introduce to their clients, highly desirable wealth management brokers who offer products designed to meet the financial and wealth planning needs of high net worth and ultra-high net worth individuals. With respect to their wealth management operation, our subsidiaries work with product brokers who offer a wide array of insurance products with different product features, different levels of risk and returns and various investment goals that we believe address the wealth management and preservation needs of our subsidiaries’

clients. Our subsidiaries have adopted specific criteria in selecting the wealth management brokers that they work with and perform rigorous due diligence before they partner with such wealth management brokers. Our subsidiaries only select from licensed insurance brokers who are in compliance with requisite laws and regulations and meet our subsidiaries’ specific selection criteria. Specifically, our subsidiaries consider (i) a broker’s reputation in the industry and its industry ranking, including but not limited to, whether it has a reputation of circumventing third-party referral service providers to engage or re-approach referred clients; (ii) a broker’s service quality, including but not limited to, swift responses, professionalism and expertise of team members; (ii) competitiveness of its referral fee rates; (iii) the expansiveness of its product selections and access to rarer products and competitive products; (iv) compliance in product distribution and policy origination; (v) timely settlement and payment of accrued referral fees; and (vi) a broker’s executive team’s culture of compliance and fair business practice.

Our subsidiaries have identified, screened and approved four insurance brokers in Hong Kong and one insurance broker based in the U.S., each with a large variety of insurance products. Of our total revenues from our subsidiaries’ wealth management operations for the fiscal years ended September 30, 2020 and 2021, approximately $1,758,331, and $1,833, or 100% and 100%, respectively, were generated from a licensed insurance broker in Hong Kong, and for the six months ended March 31, 2022, $1,765,089, or approximately 99.99%, were generated from a U.S. based licensed insurance broker. As of September 30, 2020 and 2021 and March 31, 2022, the Hong Kong insurance broker paid approximately 99.76%, 92.39%, and 95.39% of referral fees to us as of the respective date. As of March 31, 2022, the U.S. based insurance broker paid approximately 78.10% of referral fees to us.

Our subsidiaries’ clients have access to the insurance brokers and are able to customize their needs for wealth management and planning products, including, without limitation, savings plans, lifelong health protection plans and comprehensive disease protection plans, universal life insurance plans and child growth education program plans. The most popular plan is the savings plan which accounted for approximately 99.20% of total referral fees that we generated for the fiscal year ended September 30, 2020. However, for the fiscal year ended September 30, 2021 and for the six months ended March 31, 2022, due to the travel restrictions in response to the COVID-19 pandemic, our subsidiaries’ clients could not visit Hong Kong in person to complete required physical examination and get their policies such as savings plan policies, approved by the insurance company. For the six months ended March 31, 2022, three life insurance policies were purchased by one client in the U.S. through our subsidiaries’ wealth management services. Savings plans provide long-term compound interests for the assets of our subsidiaries’ clients and are designed to enable these clients to realize wealth preservation and growth. Savings plan policies have premium paying terms of 5-years, 6-years, 10-years, more than 10-years and 20-years. Since the fiscal year ended September 30, 2020, revenue from referral fees including referral fees related to policy origination and referral fees for policy renewal have been recognized at point-in-time in the stage of policy origination, after the adoption of ASC 606 on October 1, 2019. Savings plan and annuities are long term investment tools sharing the same basic investment principle, but presenting some differences, more particularly regarding payout. For additional information on the material differences between savings plans and annuities, please see “Business — Services — Wealth Management Services — Our Wealth Management Revenue Generation.” Other insurance plans are gaining more traction such as the lifelong health protection plans and comprehensive disease protection plans protecting against a large number of critical illnesses and provide worldwide high-end medical services to our subsidiaries’ clients.

Our Value to Product Brokers

As a link between the demand for and supply of wealth management products intended for wealth preservation and management, our subsidiaries’ services add value not only to high net worth or ultra-high net worth individuals but also product brokers such as insurance brokers. Our subsidiaries provide product brokers with access to Asia’s high net worth and ultra-high net worth individuals, to whom these product brokers can sell their wealth management products. When providing wealth management services to their clients, our subsidiaries help these clients choose from reliable and professional product brokers that they otherwise do not have knowledge of or are not familiar with. Additionally, the product brokers that our subsidiaries work with generally do not have the client relationship maintenance capability required to serve high net worth and ultra-high net worth individuals, nor access to such high net worth and ultra-high net worth individuals. Our subsidiaries’ services connect the two target groups who would not otherwise interact or work together.

Our Value to Our Subsidiaries’ Clients and Value-Added Services Offerings

In addition to services related to wealth management product subscriptions and renewals, our subsidiaries also offer a continuum of high-quality value-added services, such as personal assistant services in Hong Kong and the U.S., referrals to and accompanying clients during their visits to suitable wealth planning and inheritance related professionals such as trust lawyers and tax accountants, referrals to scarce high end medical resources, and referrals to agencies specialized in immigration and application to overseas study programs and degree programs. Specifically, our subsidiaries provide personal assistant services such as assisting clients in opening bank or wealth management accounts, assisting clients in making appointments with medical related service providers and accompanying clients to such service providers, and other assisting services as needed by the clients.

These value-added services are offered in response to the specific needs and demands of our subsidiaries’ clients discovered through our subsidiaries’ meticulous client intake process, designed to enhance the experiences of our subsidiaries’ clients and maximize our value to our subsidiaries’ clients. Our subsidiaries do not enter into service agreements with their clients regarding any of such services. For all such value-added services, our subsidiaries do not separately charge their clients, and all of the services our subsidiaries refer to their network of trusted service providers according to the specific needs of their clients are not provided in-house. Other than the salaries our subsidiaries pay to their employees who are their client relationship managers in charge of our subsidiaries’ referral related services and maintaining client relationships, our subsidiaries do not incur additional costs for providing such services. We believe these value-added service offerings ultimately contribute to higher client satisfaction and potential future client referrals and are thus essential parts of our values to our subsidiaries’ clients.

Our Wealth Management Revenue Generation

We started generating revenues from our subsidiaries’ wealth management services in the fiscal year ended September 30, 2018, in the form of referral fees paid to our subsidiaries directly by product brokers. The referral fees paid by such product brokers are calculated based on the value of wealth management products that our subsidiaries’ clients purchase from such brokers. In the case of insurance products, the referral fees are calculated based upon the total amount of policy premiums of insurance products, and are paid to our subsidiaries first upon policy originations, and thereafter for services related to policy renewals that occur typically on an annual basis following the policy originations until the end of the policy term, in each case based upon the total policy premiums and the referral fee rates of insurance products. Referral fees for policy renewals are payable generally at a lower fee percentage than the fee rates in connection with the initial origination of such policies. Referral fees for policy renewals are typically paid to our subsidiaries as on an annual basis and our subsidiaries do not receive referral fees between origination and the first renewal following origination, which typically is the first anniversary of the policy origination, or between each annual renewal that follows.

The first renewal date is generally one year from the date of the policy origination and renewal payments are typically made immediately following the renewal date. Referral fees for policy renewals are payable generally at a lower fee percentage than the fee rates in connection with the initial origination of such policies. On October 1, 2019, we adopted ASC 606 using the modified retrospective method for all contracts not completed as of the date of adoption, and our revenue for the fiscal years ended September 30, 2020 and 2021 and the six months ended March 31, 2022 was presented under ASC 606 accordingly. As a result of the adoption of ASC 606, for the fiscal year ended September 30, 2020, all of our wealth management revenue was generated from the referral fees recognized upon policy origination. For the same period, the referral fees were in the range of 5% to 48% with an average fee of approximately 15.06% of the total policy premiums purchased upon policy origination, depending on the specific nature and terms of the policies. For the fiscal year ended September 30, 2021, all of our wealth management revenue were generated from the referral fees recognized upon policy origination, with a fee range of 9% to 32% and an average fee rate of approximately 15.21%. For the fiscal year ended September 30, 2021, we did not generate wealth management revenue from policy renewals. For the six months ended March 31, 2021, our referral fee rate was approximately 9.50% of the total policy premiums purchased based on policy origination, and we did not generate wealth management revenue from policy renewals in the same period. For the six months ended March 31, 2022, our wealth management revenue were generated from the referral fees recognized upon policy origination, with a fee range of 2% to 14% and an average fee rate of approximately 6.13% and we did not generate wealth management revenue from policy renewals in the same period. For the referral fees generated through the policies purchased by client from a U.S. based broker, we only generated referral fees upon policy origination and will not generate revenue from renewals of such policies.

For the fiscal year ended September 30, 2020, we accrued referral fees for 19 policy originations in the amount of $1,463,172, and the total amount of annual premiums paid by clients for those policies in that year was $2,321,222. We accrued referral fees for 34 policy renewals in the amount of $135,414, which has been recognized as revenue at the same time with the origination premium and the total amount of annual premium paid by clients for those policy renewals in that year was $4,649,630.

For the fiscal year ended September 30, 2021, we accrued referral fees for three policy originations in the amount of $1,833, and the total amount of annual premium paid by clients for those policies in that year was $8,506. We accrued referral fees for 48 policy renewals in the amount of $251,063, which has been recognized as revenue at the same time with the origination premium and the total amount of annual premium paid by clients for those policy renewals in that year was $7,673,748.

For the six months ended March 31, 2021, we accrued referral fees for one policy origination in the amount of $381, and the amount of annual premium paid by clients for those policies during that period was $2,066. We accrued referral fees for 29 policy renewals in the amount of $183,106, which has been recognized as revenue at the same time with the origination premium and the total amount of annual premium paid by clients for those policy renewals during that period was $5,536,668.

For the six months ended March 31, 2022, we accrued referral fees for four policy originations in the amount of $1,765,325, and the amount of annual premium for those policy originations paid by clients during that period was $2,882,260. Regarding the three life insurance policies purchased during the period, all of which has a 10-year term, the total premiums of these policies amounted to $28,806,000, with annual premium for the three policy originations totaling $2,880,600, and an average premium of approximately $9.60 million for each policy. We accrued referral fees for 31 policy renewals in the amount of $121,267, which has been recognized as revenue at the same time with the origination premium and the total amount of annual premium for those policy renewals paid by clients during that period was $6,051,690.

Following ASC 606, all of our revenues generated from wealth management services, including both revenues generated upon policy origination and revenues generated from policy renewals, are recognized upon policy origination. As such, we generate the most referral fee revenue when policies purchased by our subsidiaries’ clients during a period have greater total policy premiums and higher average fee rate.

Since the launch of our subsidiaries’ wealth management services to March 31, 2022, 46 clients introduced by our subsidiaries purchased 79 insurance policies in total from the network of brokers our subsidiaries work with. Among those clients, 35 clients out of the 46 wealth management clients have purchased 45 savings plan insurance policy from brokers our subsidiaries work with, with seven clients having purchased multiple savings plans.

When existing clients purchase multiple insurance policies, our subsidiaries are entitled to referral fees on each of those policies. 18 clients out of the total 46 clients have purchased multiple insurance policies from brokers our subsidiaries work with, not limited to savings plans. While we believe existing clients will continue to approach our subsidiaries for assistance for purchasing additional insurance policies, however, we cannot be certain they will do so. A majority of our revenues of our subsidiaries’ wealth management services comes from referrals of new clients from existing clients. For the six months ended March 31, 2022, one new client was referred to our subsidiaries by an existing client, and the client contributed approximately 99.99% of our wealth management revenues for such period. Our subsidiaries generated insignificant amount of revenue from wealth management services for the fiscal year ended September 30, 2021, and did not have any new wealth management client for the fiscal year ended September 30, 2021. During the fiscal year ended September 30, 2020, approximately 70% of the new clients were referred to our subsidiaries by existing clients, and these newly referred clients contributed approximately 78.25% of our wealth management revenues for such period.

In the fiscal years ended September 30, 2020 and 2021 and the six months ended March 31, 2022, we generated $1,758,331, $1,833 and $1,765,325, or, approximately 68.64%, 0.07% and 98.64% of our total revenues through our subsidiaries’ wealth management services, respectively. In the fiscal years ended September 30, 2020 and 2021 and the six months ended March 31, 2022, through the brokers our subsidiaries introduced, our subsidiaries’ clients have purchased insurance products from product brokers, with premiums for such products averaging more than approximately HK$6.98 million (approximately $0.90 million), HK$31,182 (approximately $4,016) and HK$112.38 million (approximately $14.40 million) per client, respectively. For the fiscal year ended September 30, 2021 and the six months ended March 31, 2022, due to the travel restrictions in response to the COVID-19 pandemic, our subsidiaries’ clients could not visit Hong Kong in person to complete required physical examination and get their policies approved by the insurance company. Therefore, we generated insignificant amount of revenue from our subsidiaries’ wealth management services in the fiscal year ended September 30, 2021. For the six months ended March 31, 2022, our subsidiaries started providing wealth management services to clients in the U.S. market and generated revenue. As a result, our wealth management revenue significantly increased for the six months ended March 31, 2022 because through our subsidiaries, we were able to provide wealth management services to a client in the U.S, and revenue generated from this client’s purchase represented the vast majority of our revenue for the same period. We anticipate that our revenues from wealth management services in the form of referral fees will constitute a significant portion of our revenues once the border between the mainland China and Hong Kong is open again, clients can visit Hong Kong in person to get approval of their policies from the insurance company.

For the six months ended March 31, 2022, we generated approximately 98.64% of our total revenue from wealth management services fees, all of which were derived from referral fees in connection with purchases of life insurance policies by a client of our subsidiaries. A life insurance policy is plan in which a policyholder pays regular premiums in exchange for a lump-sum death benefit may be paid to the policyholder’s beneficiaries. The lump-sum benefit is paid when the policyholder either passes away or a specific amount of time has passed. The client of our subsidiaries selected 10-year premium paying term policies during the six months ended March 31, 2022.

In the fiscal years ended September 30, 2020 and 2021, we generated approximately 68.64% and 0.07% of our total revenue from wealth management services fees, respectively, approximately 99.20% and 0% of which, respectively, were derived from referral fees in connection with purchases of savings plans by our subsidiaries’ clients. A savings plan is an endowment insurance plan, under the life insurance category, typically long term, geared towards wealth accumulation and life protection, designed to ensure a stable income to help subscribers satisfy their needs at different stages of their lives. A savings plan has a cash value account that typically includes guaranteed cash value and non-guaranteed bonus with premium payment terms ranging from 5 to 20 years or more. The cash value is equal to the surrender value of a savings plan policy. The surrender value is the amount of money an insurance company will pay the policy holder if the contract is voluntarily terminated before its maturity date; the surrender value of a given policy is based on the accumulated value to date minus the surrender fees specified in the policy and is calculated based upon a minimum guaranteed compound interest rate less the cost of the actual insurance policy, which varies based on policies and insurance companies. The minimum guaranteed compound interest is approximately 1% per annum during the coverage term of the policy (typically the lifetime of a policy holder), the average rate at which our subsidiaries’ clients purchased, which is usually much longer than the premium payment term. The minimum guaranteed compound interest is based on the policy’s investment return and relevant cost. Insurance policies’ costs are calculated by the insurance companies who underwrote the specific savings plans and are subject to change on an annual basis. Such costs are typically not disclosed to policy holders. Subscribers are also eligible to receive non-guaranteed bonus no less than once a year which may generate long-term capital growth during the coverage term of the policy. The non-guaranteed bonus is based on a number of factors, including but not limited to the cost of the policy, investment returns and market volatility. Investment returns on a policy vary with the underlying portfolio’s performance return and the costs associated with the management of the underlying portfolio. Market volatility indirectly affect the non-guaranteed bonus as the insurance companies respond to both market volatility and the actual performance of the investment portfolio by adjusting the mix of eligible investments and the allocation ratios of investment instruments to ensure that the non-guaranteed bonus stays within the expected range of 5% to 7% per annum in the long run.

The insurance companies who underwrote the savings plans that our clients have purchased retain investment authority and make eligible investments in both bonds and other fixed income instruments, including government and corporate bonds, and equity-like assets. Bonds and other fixed income instruments are typically in the United States and the Asia-Pacific region. Equity-like assets are mainly located in Asia and include listed securities, mutual funds, and direct or indirect investment in commercial and/or residential properties.

From the launch of our subsidiaries’ wealth management services to the six months ended March 31, 2022, our subsidiaries’ clients had purchased insurance products, through insurance brokers our subsidiaries referred to them an aggregate of 45 savings plans, of which 32 have a 5-year premium paying term, one has a 6-year term, 11 have a 10-year term and one has a 20-year term. Our subsidiaries’ clients select policies based upon their investment needs, market conditions and the terms of the savings plan, after consulting exclusively with the product brokers. Our subsidiaries’ clients, for the fiscal year ended September 30, 2020, have primarily selected 5-year premium paying term savings plans.

Asset Management Services

In addition to wealth management services, our subsidiaries also provide asset management services through investment fund that our subsidiaries manage and discretionary account management services. In the past, our subsidiaries acted as manager of another investment fund, PCM1, and provided asset management related advisory services to their clients. We carry out asset management services through our wholly owned subsidiary PAI and its subsidiaries, PAM, PGAM, and PGCI. PGAM serves as the manager of our subsidiaries’ investment fund, while PAM serves as the investment advisor of our subsidiaries’ investment fund. PAM is an SFC types 4 and 9 licensed corporation in Hong Kong and served as investment advisor of PGA. PGAM was incorporated in the Cayman Islands and has been registered as a “Registered Person” with the Cayman Islands Monetary Authority (“CIMA”) under the SIBA. PGCI is a Cayman Islands exempted company incorporated under the laws of the Cayman Islands, and it served as the general partner of PCM1.

Our subsidiaries established their investment fund PCM1 in January 2021. PCM1 was fully redeemed by its investors in February 2021. For details on PCM1, see “— Prior Business.”

As of March 31, 2022, our subsidiaries managed the fund PGA. PGA was incorporated in the Cayman Islands as an exempted company in February 2017. PGA is a fund of funds, or FOF, that invests in top ranked hedge funds with managed assets ranging from $2 billion to $20 billion based upon our subsidiaries’ fund selection models. The underlying hedge funds we invest in are chosen based upon our subsidiaries’ fund selection models. PGA is a FOF that invest in other hedge funds with a quantitative strategy. As the manager of PGA, PGAM decides the investment allocation of PGA according to market conditions and the needs and risk profiles of our subsidiaries’ clients. We derive revenues via subscription fees, management fees, and performance commissions from our subsidiaries’ funds.

In late 2018, in response to client requests, our subsidiaries started providing asset management related advisory services with respect to the formation, operation and ongoing compliance of investment funds in Hong Kong. Since December 2020, our subsidiaries started to provide discretionary account management services to their clients and derived revenues via subscription fees, and performance fees. See “— Prior Business — Asset Management Related Advisory Services” and “— Discretionary Account Management Services.”

For the six months ended March 31, 2022 and the fiscal years ended September 30, 2021 and 2020, we generated approximately 1.36%, 99.93% and 31.36% of our revenues through our subsidiaries’ asset management services, respectively. For the fiscal year ended September 30, 2020, our subsidiaries had four asset management investors including two high net worth investors and two ultra-high net worth investors; meanwhile, our subsidiaries had two enterprise clients through their asset management related advisory services. For the fiscal year ended September 30, 2021, our subsidiaries had 21 asset management investors including ten high net worth investors and ten ultra-high net worth investors; our subsidiaries had one enterprise investor through their asset management related advisory services. For the six months ended March 31, 2022, our subsidiaries had five asset management investors, including one high net worth investor and four ultra-high net worth investors. Our subsidiaries had no client of asset management related advisory services for the same period.

Asset Management Fund in Operation

For our subsidiaries’ asset management operations, our subsidiaries have two dedicated professionals in the field of quantitative investment, risk management and macroeconomic research, and one professional in the field of securities investment. Our subsidiaries’ investment committee comprises of our Chief Executive Officer and the three professionals. Our subsidiaries’ asset management team applies active investment strategy to locate products that meet clients’ immediate needs, and uses our subsidiaries’ fund selection model to conduct thorough screening of the underlying funds in our hedge fund database, including quantitative and qualitative analysis. Our subsidiaries’ asset management team will then produce investment and operational due diligence reports on the selected funds and solicit the approval of our subsidiaries’ investment committee. After the investment phase, our subsidiaries continuously monitor and analyze the performance of the underlying funds and conduct regular (at least quarterly) meetings with the relevant fund managers to ensure the fund performance is within our expectation.

PGA

As of the date of this prospectus, our subsidiaries have one fund, PGA, in operation under their management. PGA is a FOF whose objective is to achieve superior capital growth by investing in hedge funds managed by world-class quantitative portfolio managers. For PGA, we charge investors performance fees, management fees and subscription fees. Revenue generated from our subsidiaries’ asset management business related to fund management amounted to $24,356, $45,324 and $82,769 for the six months ended March 31, 2022 and the fiscal years ended September 30, 2021 and 2020, accounting for approximately 1.36%, 1.62% and 3.23% of our total revenues, respectively. As of the date of this prospectus, there are two investors in PGA, who are unrelated third parties.

PGA is managed by PGAM, with PAM serving as PGA’s investment advisor. PGA primarily invests in global reputable quantitative hedge funds subject to actual market conditions, or may engage in short-term investment financial management, including but not limited to, bank deposits, money market funds, short-term monetary funds and other similar products. With access to world-class funds on Wall Street, PGA strives to provide our subsidiaries’ asset management clients the opportunity to participate in those hard-to-access or even soft-closed hedge funds that has a high entry barrier for investors. Our subsidiaries’ fund selection model also incorporates quantitative investment and market neutral strategies as we believe these two approaches to be the most scientific way to generate returns for investors with an investment outlook of medium to long term. PGA aims to deliver high quality risk-adjusted return and high liquidity to our subsidiaries’ asset management clients by constructing a well-diversified portfolio.

Our subsidiaries’ clients may contribute to the fund on a monthly basis with no fixed minimum term and may redeem on a quarterly basis after three months following their initial contribution. PGA is open to non-U.S. investors, and requires a minimum investment of $500,000 from an institutional investor and $250,000 from an individual investor. PGA’s one-off subscription fees at the time of subscription range from 0.85% to 1.25%, annual management fees range from 1.00% to 1.50%, and performance fees are at 10% to 13.5% of the incremental portion on a quarterly basis over the high-water mark, net of other expenses.

PGA generated a gain of approximately 9.44% for the six months ended March 31, 2022, and a loss of approximately 4.03% and 20.30% for the fiscal years ended September 30, 2021 and 2020, respectively. The loss of PGA amounted to approximately 4.17%, 12.44% and 9.60%, from establishment to March 31, 2022, September 30, 2021 and September 30, 2020, respectively. PGA’s AUM was $5,023,496, $4,589,962 and $5,081,020, as of March 31, 2022, September 30, 2021 and 2020, respectively.

For discussion on our subsidiaries’ non-operating fund, PCM1, see “— Prior Business — Non-operating Asset Managed Fund.”

Assets under Management

The AUM of PGA was $5,023,496, $4,589,962 and $5,081,020, as of March 31, 2022 and September 30, 2021 and 2020, respectively. Clients of PGA may redeem their investment on a quarterly basis after three months following their initial contribution without any other restrictions. As of the date of this prospectus, PGA has two third-party clients. We believe that our subsidiaries’ asset management clients who have opted for redemption decided to do so based upon their individual investment objectives rather than switching to our subsidiaries’ wealth management services, since these clients were different from the wealth management clients who subscribed to wealth management products through our subsidiaries in the six months ended March 31, 2022 and the fiscal years ended September 30, 2021 and 2020.

The following table sets a movement of AUM of PGA as of the dates indicated.

PGA
AUM, as of fund’s establishment	$—
Subscription	7,034,002
Redemption	—
Appreciation/(deprecation)	59,174
Fees	(49,711)
AUM, as of September 30, 2017	7,043,465
Subscription	1,100,000
Redemption	(1,708,359)
Appreciation/(deprecation)	686,363
Fees	(169,152)
AUM, as of September 30, 2018	6,952,317
Subscription	—
Redemption	(227,501)
Appreciation/(deprecation)	441,781
Fees	(116,703)
AUM, as of September 30, 2019	7,049,894
Subscription	—
Redemption	(560,000)
Appreciation/(deprecation)	(1,326,105)
Fees	(82,769)
AUM, as of September 30, 2020	5,081,020
Subscription	—
Redemption	(297,697)
Appreciation/(deprecation)	(148,037)
Fees	(45,324)
AUM, as of September 30, 2021	4,589,962
Subscription	—
Redemption	—
Appreciation/(deprecation)	457,890
Fees	(24,356)
AUM, as of March 31, 2022	5,023,496

The fluctuation of PGA’s AUM was mainly due to investors’ redemption and diverse performance of PGA’s underlying funds from its inception to March 31, 2022. Our subsidiaries are carefully observing the performance of underlying funds of PGA and the potential underlying funds in their database as well as the global hedge fund market, and our subsidiaries plan to actively adjust the allocation of the underlying funds to achieve a long-term stable performance of PGA. As of the date of this prospectus, PGA is still open to the investors and is actively marketed.

Performance of PGA

Specifically, our subsidiaries’ performance fees are calculated based on the value that PGA’s investment performance, as measured by its net asset value before performance fees (“GAV”) exceeds its high-water mark on a quarterly basis. A high-water mark is the highest peak in value that an investment fund has reached. Our subsidiaries’ performance fees are calculated based upon the high-water mark for each quarter and our subsidiaries do not calculate a fund’s lifetime high-water mark.

The following table provides a breakdown of the investment performance and high-water mark of PGA as of the dates indicated:

	PGA
	GAV per share	High-water mark	# of Shares
June 30, 2017	101.36	100.00	24,567
September 30, 2017	101.78	101.18	69,250
December 31, 2017	104.92	101.69	70,257
March 31, 2018	105.77	104.48	78,471
June 30, 2018	104.92	105.53	78,430
September 30, 2018	109.75	105.53	63,674
December 31, 2018	108.07	109.19	63,674
March 31, 2019	110.93	109.19	63,212
June 30, 2019	109.41	110.69	61,584
September 30, 2019	115.06	110.69	61,584
December 31, 2019	114.70	114.48	61,584
March 31, 2020	99.83	114.67	61,584
June 30, 2020	94.40	114.67	60,983
September 30, 2020	91.24	114.67	55,688
December 31, 2020	85.02	114.67	52,421
March 31, 2021	79.53	114.67	52,421
June 30, 2021	85.05	114.67	52,421
September 30, 2021	87.56	114.67	52,421
December 31, 2021	95.97	114.67	52,421
March 31, 2022	95.83	114.67	52,421

Selection of Investment Targets

With respect to PGA, our subsidiaries carefully select the underlying funds as investment targets to PGA based upon quantitative and qualitative analysis. In the quantitative analysis, our subsidiaries evaluate the funds based upon each fund’s monthly and annual performances using the following factors, including but not limited to historical volatility, Sharp ratio, Sortino ratio, the attribution and contribution of fund returns, the events that led to the highest volatility in the fund’s history, the largest drawdowns, correlation to market index and portfolio correlations. In their qualitative analysis, our subsidiaries evaluate the funds based upon the experience and background of fund managers, investment strategies and investment styles, by reviewing their monthly reports and the initial fund documents. Our subsidiaries also interview the fund managers and review the terms of fund subscription and redemption.

The main underlying funds our subsidiaries have selected are global Top 10 hedge funds from the list of “Barron’s Penta Top 100 Hedge Funds” which are ranked based upon their compound annual returns. The AUMs of PGA’s underlying fund managers are all over $30 billion in the fiscal years of 2020 and 2021 and the six months ended March 31, 2022, and as such, are considered global top-ranked hedge funds.

Discretionary Account Management Services

From December 2020, we started to provide discretionary account management services to our clients through our subsidiary PAM, a SFC types 4 and 9 licensed corporation in Hong Kong. Clients authorized PAM with full discretionary power to, on behalf of the client, manage, hold, buy, invest, divest and sell any specific portfolio at the client’s risk in accordance with the terms of the executed investment management agreement between us and that client. The specific portfolio is held in clients’ discretionary account, and PAM agrees to accept their appointment as manager to provide such services to them based on mutual trust.

The portfolio in the clients’ discretionary account includes investments in the initial public offering of a target company on the main board of the Hong Kong Stock Exchange, including but not limited to investing as cornerstone investors and/or anchor investors. Meanwhile, PAM closely monitors and manages risks in the investment portfolios for its clients, which include the movements in trading prices of securities in the portfolio, and PAM provides warnings to clients in the event of a significant decrease in the portfolio’s net asset value at the close of market, and disposing of any portion or all the investment deemed as appropriate in the sole discretion of investment manager after the initial public offering. However, despite PAM’s efforts to monitor and manage risks for its clients, managing portfolio with highly-focused assets involves significant risks, including that any volatility of the trading price of the investments may have a significantly negative impact on the value of its clients’ portfolio, and PAM’s clients may experience significant loss as a result of its investment decisions.

PAM charged a one-off subscription fee at the time of subscription at the rate of 5% on the investment amount, and PAM were entitled to receive a performance fee in respect of the portfolio, at a rate ranging from 15% to 25%, depending on the incremental portion of the fair value of the portfolio over the initial investment amount.

For the fiscal year ended September 30, 2021 and the six months ended March 31, 2022, PAM provided discretionary account management services to 16 and three clients, respectively, according to the management agreements PAM signed with them. For the fiscal year ended September 30, 2021 and the six months ended March 31, 2022, the aggregate original investment amount of our clients was $8,623,724 and nil, respectively. For the fiscal year ended September 30, 2021, PAM’s clients received a net profit of $483,829, under PAM’s discretionary account management, representing a net return of 5.45%. As of September 30, 2021 and March 31, 2022, respectively, there were three and three clients under PAM’s discretionary account management with AUM of $164,703 and $125,917.

For the fiscal year ended September 30, 2021, we generated revenue of $615,962 for providing discretionary account management services to clients, accounting for approximately 22.06% of our total revenues. For the six months ended March 31, 2022, we did not generate revenue for providing discretionary account management services to clients.

Since March 31, 2022 to the date of this prospectus, PAM is currently providing discretionary account management services to three clients.

Asset Management Related Advisory Services

Ongoing Advisory Services

With respect to ongoing advisory services, PAM provides services specifically related to the pre-launch stage of the funds, as well as to the operation of the funds post formation. PAM charges its clients a fixed annual fee for its ongoing advisory services.

Pre-launch stage services include providing a feasibility proposal and conducting due diligence of any proposed underlying assets and discovering investment highlights suitable for fundraising marketing. PAM also conducts market and industry research, including searching for relevant benchmarks, industry experts and potential competitors in the market and advises its clients on the potential advantages and disadvantages of the proposed fund. PAM also arranges meetings or conference calls for its clients with potential sales distribution channels (such as multi-family offices and other wealth management service companies) or marketing partners to solicit feedback on and improvement suggestions to the expected fund raising process. In addition to providing advisory services as needed, PAM also arranges weekly conference calls with clients on progress updates.

Once the proposed fund is launched by PAM’s clients and with respect to the fund operation post formation, PAM advises on the fund operating activities, including but not limited to the review of fund valuation reports, fund valuation calculations, fund expenses such as the set-up fees, management fees and performance fees, and the various performance-based monthly reports and disclosure to investors and sales distribution channels. PAM also assists in the review of randomly selected subscription and redemption documents, provides regulatory updates of relevant Hong Kong laws and offshore jurisdiction laws through our attorneys, maintains database that compares the performances of funds of PAM’s clients and the benchmarks or competitors’ funds, and advises on fund performance improvement.

From May 2019 to April 2021, through PAM, we provided ongoing advisory services to one investment company registered in Hong Kong. The advisory agreement between the investment company registered in Hong Kong and PAM was for the period from May 2019 to April 2021 with an annual advisory fee of $720,000, payable in equal quarterly installments. As of the date of this prospectus, the Company has booked the allowance of accounts receivables of $534,310.

With respect to ongoing advisory services, which constitute regulated activities related to asset management, our asset management advisors provide services through PAM, our wholly owned subsidiary in Hong Kong, which holds valid SFC Type 4 License and Type 9 License in Hong Kong.

We have entered into two advisory agreements, one with a financial institution providing comprehensive wealth management and family services for ultra-high net worth families in Singapore and the other with a financial institution in Dubai which serve ultra-high net worth clients in Asia. The terms of these two advisory agreements are both two years, commencing from June and July 2022 with an annual advisory fee of $510,000 and $420,000, respectively.

The key terms of the ongoing advisory services agreement between PAM and its clients include the following:

Services by PAM.    PAM shall act as an advisor to the client and is responsible for recommending and selecting high-quality investment targets for the client’s global asset allocation, including stocks, bonds, mutual funds, and other types of investments, and advising on establishing overseas funds, conducting due diligence, maintaining compliance, and other related services.

Responsibilities of client.    The client shall make final investment decisions, and any loss as a result of the client’s decisions based on PAM’s advice shall be borne by the client.

Advisory Fees.    The client shall pay advisory fees to PAM on a pre-determined pay frequency in an amount mutually agreed upon by both parties in the agreement. The agreement does not provide for an “one-off” advisory fee.

Prior Business

The following descriptions set forth the business operations we had engaged through our subsidiaries in the past:

Non-operating Asset Management Fund

PCM1

In January 2021, our subsidiaries launched PCM1, a single-asset secondaries fund aimed to obtain moderate capital appreciation by investing in securities of high-growth companies prior to or in their IPOs in international capital markets such as the Hong Kong Stock Exchange. PCM1 was an Exempted Limited Partnership registered in the Cayman Islands. PGCI, a Cayman Islands exempted company incorporated under the laws of the Cayman Islands, served as the general partner of PCM1. PCM1 was managed by PGAM, who was appointed and authorized to manage the operations of PCM1 and perform all due duties, powers and functions in relating to the fund.

Under PCM1, asset management clients were able to access rare opportunities to participate in the IPOs of world-famous growing companies and share return from them. After our subsidiaries determined the target investment amount of PCM1, our subsidiaries started accepting subscriptions from investors until that amount was reached. Our subsidiaries required a minimum investment of $250,000 from investors of PCM1. PCM1 invested in the Underlying Fund, where PCM1 was the limited partner and a third-party fund manager was the general partner who managed and controlled the Underlying Fund. The Underlying Fund invested as anchor investor in the IPO shares of a company prior to its listing on Hong Kong Stock Exchange. Within a few days after the IPO, the Underlying Fund sold the IPO shares and achieved a good short-term return. After the settlement of IPO shares and the Underlying Fund was distributed, then PCM1 was distributed and fully redeemed by its investors and ceased operations in February 2021.

From its inception in January 2021 to its ceasing operations in February 2021, PCM1 realized a net asset value of $12,503,800, generated a net profit of $6,511,218 over the initial investment amount of approximately $5,992,582, representing a net return of 108.65%.

PCM1’s one-off subscription fees at the time of subscription was 3%, management fee was 1.5% - 2.5% on an one-off basis and carried interest as performance fees were between 10% to 35% of the surplus of the investment proceeds after deducting investors’ capital contribution, and net of due fees and expenses.

With respect to PCM1, revenue generated from PCM1 amounted to $1,683,076 for the fiscal year ended September 30, 2021, accounting for approximately 60.28% of our total revenues. For the fiscal year ended September 30, 2021, our subsidiaries earned subscription fee of $179,171, management fee of $149,813, and performance fee of $1,354,092 from PCM1, which fees had been paid in full in February 2021. For the September 30, 2021, the net return of PCM1 represents its one-off investment return of the Underlying Fund which invested in an IPO project; the net return before performance fees of PCM1 was approximately 131.23%, while the net return after performance fees of PCM1 was approximately 108.65%.

Our subsidiaries are continuously sourcing high-quality investment targets such as IPO shares of fast-growing companies to be listed on major global stock exchanges or underlying funds that invest in securities including capital stock, bonds, notes, options, warrants or others. Our subsidiaries are sourcing a number of potential investment targets, and funds will be launched when the investment targets are selected.

Assets under Management of Non-operating Fund

The AUM of PCM1 is not presented in the table above as it was formed in January 2021 and fully redeemed in February 2021. PCM1 reached a net asset value of HK$97,087,003 (approximately $12,503,800) at its full redemption in February 2021, compared to an initial investment amount of HK$46,530,000 (approximately $5,992,582) at its inception in January 2021, generating a net profit of HK$50,557,003 (approximately $6,511,218) and a net return of approximately 108.65%.

Performance of the Non-operating Fund

Performance fees of PCM1 were calculated in such order: (1) the investment proceeds were distributed to each limited partner of PCM1, until their capital contributions were 100% paid back; (2) the surplus of the investment proceeds were then continued to distributed at a 70/30 split, where a certain portion was distributed to limited partners and the rest was distributed to general partner, or PGCI, as carried interest, until the cumulative amount distributed to limited partners reached 135% of their capital contributions; (3) thereafter, a certain portion of the remainder was distributed to limited partners and the rest belonged to PGCI as carried interest.

All of carried interests from steps (2) and (3) were paid to PGAM, the manager of PCM1, as the performance fee, since the general partner had sole discretion to do so, as agreed in PCM1’s Investment Management Agreement. The overall performance fees was between 10% to 35% of the surplus of the investment proceeds after deducting investors’ capital contribution, and net of due fees and expenses.

Selection of Investment Targets by Non-operating Fund

With respect to PCM1, our subsidiaries carefully selected the indirect investment targets of securities in the international capital market. Our subsidiaries primarily aimed to obtain capital appreciation by investing in securities of high-growth companies in their IPO in the international capital market such as the Hong Kong Stock Exchange. To select the securities of high-growth companies, our subsidiaries evaluated the performance and growth potential of the companies of investment target securities. Our subsidiaries conducted analysis not only based upon the public information disclosed by the potential companies to be listed such as prospectus to evaluate the historical financials, business development, management as well as risk factors, but also performed research about the feedback from the market regarding the related IPO through our network such as underwriters, investors and analysts to evaluate the performance of the IPO date and date immediately after IPO date of securities. Our subsidiaries aimed to invest in the securities of the high-quality companies directly or indirectly. When our subsidiaries invested in the securities indirectly, they selected an underlying fund which invested in the securities. Our subsidiaries conducted full due diligence of the underlying fund to evaluate the investment strategy, management capability, background, track record and the experience of its general partner and reviewed the investment terms to make sure a successful investment in the target securities. After careful evaluation, our subsidiaries selected the Underlying Fund as the investment target of PCM1. The Underlying Fund invested as anchor investor in the IPO shares of a company prior to its listing on Hong Kong Stock Exchange.

Asset Management Related Advisory Services

Since late 2018, our subsidiaries started providing asset management related advisory services to investment company clients intending to raise funds in Hong Kong, with respect to the operation and ongoing compliance of investment funds in Hong Kong. Specifically, our subsidiaries coordinated with Hong Kong attorneys in conducting the fundamental due diligence of proposed fund structure, investment managers and underlying assets, advised on ongoing compliance issues and assisted in the marketing of investment funds. Our subsidiaries charged a fixed annual fee for acting as an ongoing advisor and a fixed rate for ongoing management services, which fees were negotiated with each client on a case-by-case basis.

Ongoing management services

In September 2019, PGAM assisted a third-party investment manager to establish and organize fund HYB-A as a segregated portfolio of SPC. HYB-A aimed to provide capital growth by investing in bonds or other debt securities. The initial offer period of HYB-A started on September 25, 2019. HYB-A was fully redeemed by its investors and terminated in September 2020.

PGAM was appointed to act as the manager of the relevant segregated portfolio of SPC pursuant to an investment management agreement entered into by and between the Company, on behalf of the segregated portfolio, and PGAM in September 2019. The investment management power with respect to HYB-A, including matters related to investment and asset allocations, was delegated to a third-party investment manager, who was appointed by PGAM as the manager of HYB-A. PGAM provided ongoing management services including administration and compliance related services to the fund. The investment and asset allocation related matters of HYB-A were delegated by PGAM to the third-party investment manager. By delegating its investment management power to the third-party investment manager, PGAM did not retain discretionary investment making power with respect to HYB-A.

With respect to ongoing management services, PGAM assisted HYB-A investors with their subscription application and supporting documents; maintained and closed bank accounts of HYB-A, placed cash on and withdrew cash from deposit with banks and financial institutions on behalf of the segregated portfolio company for the account of HYB-A, liaised with legal, audit and other professionals, the fund administrator, QFII investment manager/custodian, banks and other service providers in respect of HYB-A and assisted the investment manager to coordinate ongoing provision of services by such parties, and provided consulting service to the investment manager in relation to any winding up or termination of HYB-A in accordance with the memorandum and applicable laws.

According to the investment management agreement signed by the investment manager and PGAM, as amended, the management service fee for the administration and compliance related services rendered by PGAM was equal to one twelfth (1/12th) of 0.4% per month of the net asset value of HYB-A, accrued monthly and calculated as at each valuation day and paid quarterly, and the management fee was subject to a minimum period of 12 months commencing from the date of first subscription of the fund. PGAM received management service fees of $35,617 in relating to HYB-A.

Clients

Wealth Management Clients

One of our subsidiaries’ businesses is providing appropriate referral and services needed for their individual clients to purchase wealth management products from wealth management product brokers. Currently, all our subsidiaries’ wealth management product brokers are insurance brokers, and 100% of wealth management products purchased by our subsidiaries’ clients are insurance products. This line of business contributed to approximately 68.64%, 0.07% and 98.64% of our revenues for the fiscal years ended September 30, 2020 and 2021 and the six months ended March 31, 2022, respectively. While our subsidiaries are paid directly by product brokers, they directly serve the individual clients who purchase wealth management products from the product brokers they work with. Since our subsidiaries launched their wealth management service operations, our subsidiaries have been able to be timely compensated by the product brokers they work with.

Our subsidiaries provide their wealth management services mainly to high net worth and ultra-high net worth individuals in Asia. Our subsidiaries’ client base consists of business owners, executives, heirs of high net worth families and other affluent individuals. From the time our subsidiaries launched their wealth management services to March 31, 2022, our subsidiaries provided wealth management services to an aggregate of 46 clients. In the fiscal years ended September 30, 2020 and 2021 and the six months ended March 31, 2022, the aggregate value of wealth management products purchased by our subsidiaries’ clients reached $11,674,647, $12,048 and $28,807,660, respectively. We believe our subsidiaries’ clients are loyal to our subsidiaries’ services. This is illustrated in the fiscal years ended September 30, 2020 and 2021 and the six months ended March 31, 2022, where approximately 78.25%, 100% and 100% of our wealth management revenues come from referrals by existing clients, respectively, demonstrating our client retention and client satisfaction abilities.

Asset Management Clients

Clients of our subsidiaries’ asset management business are high net worth and ultra-high net worth individuals including business owners, executives, heirs of high net worth families and other affluent individuals, and institutions owned by high net worth and ultra-high net worth individuals. Our subsidiaries’ asset management business contributed to approximately 31.36%, 99.93% and 1.36% of our revenues for the fiscal years ended September 30, 2020 and 2021 and the six months ended March 31, 2022, respectively. From the time our subsidiaries launched their asset management services, in early 2017 to March 31, 2022, our subsidiaries provided asset management services to an aggregate of 30 clients.

With respect to our subsidiaries’ asset management related advisory services, their clients were primarily investment companies that sought to establish or have recently established investment funds in Hong Kong. Our subsidiaries’ clients usually had prior investment experience, or were funds that were newly launched or in their pre-launch phase. Typically, our subsidiaries’ clients were located in other parts of Asia and North America, with strategic plans to expand into the Hong Kong market. Our subsidiaries’ asset management related advisory services contributed to approximately 28.13%, 15.03% and nil of our revenues for the fiscal years ended September 30, 2020 and 2021 and the six months ended March 31, 2022, respectively, and these services were provided to an aggregate of four clients from the time our subsidiaries launched these services.

With respect to our subsidiaries’ discretionary account management services, their clients are mainly high net worth and ultra-high net worth individual investors and corporate investors owned by high net worth and ultra-high net worth individuals. Our subsidiaries’ clients tend to seek opportunities of capital growth by investing in the capital markets such as investing in the IPO shares of the companies in the global primary stock exchanges. Our subsidiaries’ discretionary account management services contributed to approximately nil, 22.06% and nil of our revenues for the fiscal years ended September 30, 2020 and 2021 and the six months ended March 31, 2022, respectively, and these services were provided to an aggregate of 16 clients from the time our subsidiaries launched these services.

Our subsidiaries mainly target the following high net worth and ultra-high net worth individuals as potential clients including: business owners, executives, and other high net worth individuals. By providing customized, value-added wealth management services and asset management services to our individual clients, our subsidiaries seek to build a loyal client base and create long-term relationships. Ultra-high net worth individuals are defined in the Sullivan Report as people with investable assets of at least $4.5 million, usually excluding personal assets and property such as a primary residence, collectibles and consumer durables.

Intellectual Property

Our subsidiaries’ brand, trade names, trademarks, trade secrets, database and research reports and other intellectual property rights distinguish our subsidiaries’ services from those of their competitors and contribute to their competitive advantage in the high net worth wealth management and asset management services industries. Our subsidiaries rely on a combination of trademark and trade secret laws as well as confidentiality agreements with their relationship managers and other employees, their third-party wealth management product providers and other contractors. Currently, we own one registered trademark in Hong Kong, “Prestige.”

Marketing and Brand Promotion

Word-of-mouth is currently one of the most effective marketing tools for our subsidiaries’ business and we believe that for all our subsidiaries’ business operations, approximately 47%, 54% and 14% of our subsidiaries’ clients have come through referrals from existing clients in the fiscal years ended September 30, 2020 and 2021 and the six months ended March 31, 2022, respectively. Our subsidiaries continue to focus on referrals as an important avenue of new client development. Since early 2017, approximately 36% of our subsidiaries’ initial clients were introduced to our subsidiaries by our founder, Mr. Sze, and Chief Executive Officer, Mr. Shi. Our subsidiaries are also actively expanding their client referral network and intend to gradually reduce their reliance on Mr. Shi for client acquisition.

In the fiscal years ended September 30, 2020 and 2021 and the six months ended March 31, 2022, our subsidiaries had been continuously expanding their referral networks to private banks, chambers of commerce and industry associations, as these entities typically have strong connections with their high net worth and ultra-high net worth clients or members. Since September 2019, our subsidiaries started to cooperate with several private banks in Hong Kong to introduce external asset management service and share related resources to their clients.

Our subsidiaries successfully expanded their private banking network to collaborate with leading private banks in Hong Kong. Through such collaboration, these private bank partners promote our subsidiaries’ brand and services to their private banking clients. We believe the expansion of connections with private banks will greatly expand our subsidiaries’ direct reach to the number of potential clients. In early 2019, we entered into long-term strategic partnership with the certain provincial entrepreneurs’ associations in Hong Kong. As part of this partnership, our subsidiaries host wealth management themed networking events for their high net worth members.

We intend to enhance our brand recognition to attract potential high net worth and ultra-high net worth clients through our subsidiaries’ broad client network and a variety of online marketing channels. Our subsidiaries also intend to continue to sponsor or host brand promotion events and host conferences with other market institutions such as industry associations and industry conferences, which will allow our subsidiaries to access their members/attendees in order to eventually work with more high net worth and ultra-high net worth clients. Our subsidiaries organize frequent and targeted events, such as high-profile investor networking events, where our subsidiaries present themselves and their brand either independently or in collaboration with other brands that are not in their industry. These events are often organized in cooperation with luxury and fashion brands and art auction institutions. In addition, our subsidiaries promote themselves and their brand through targeted marketing on print magazines that are popular with their target clients.

Competition

The wealth management service industry and asset management service industry in Hong Kong, in Asia in general, and in the U.S., are highly competitive, and our subsidiaries compete for clients on the basis of product choices, client services, reputation and brand names.

The principal competitors for our subsidiaries’ wealth management services include:

•        Private banks.    Many private banks rely on their own wealth management arms and sales force to distribute their products, such as UBS Group AG (SIX: UBSG and Nasdaq: UBS), Credit Suisse Group AG (Six: CSGN and Nasdaq: CS), and Citibank, a subsidiary of Citigroup Inc. (Nasdaq: C). We believe that our subsidiaries can compete effectively with commercial banks due to a number of factors, including but not limited to, our subsidiaries’ undiluted focus on the high net worth and ultra-high net worth clients market, our subsidiaries’ client-centric culture and services, and our subsidiaries’ independence, which factors better position our subsidiaries to provide wealth management services and to gain trust from our subsidiaries’ clients. Through collaboration with certain private banks, our subsidiaries are also able to more effectively compete by having access to such private banking clients.

•        Insurance companies, insurance agents and insurance brokers.    Since all products that are offered by the network of intermediaries, our subsidiaries refer their clients to are currently insurance products. Our subsidiaries compete with insurance companies with in-house distribution capabilities as well as other intermediaries such as insurance brokers. We believe that our subsidiaries can compete effectively with insurance companies and insurance agents because our subsidiaries work with several insurance brokers who have access to the products from most of the major insurance companies. We believe that our subsidiaries can compete effectively with insurance brokers as their client-centric culture and comprehensive client services allow our subsidiaries to provide personalized services and better serve the needs of high net worth and ultra-high net worth clients, while insurance brokers traditionally focus more on sales of their insurance products.

•        Independent wealth and asset management service providers.    A number of independent wealth and asset management service providers have emerged in Asia in recent years, while Hong Kong has well-recognized, large wealth management service providers as well as many smaller service providers. We believe our subsidiaries can compete effectively with independent wealth management service providers because our subsidiaries’ clients have access to diversified portfolio allocation through our subsidiaries’ qualified product brokers, without directly compensating our subsidiaries, and our subsidiaries also provide high quality free-of-charge tailored value-added services. We believe our subsidiaries can also compete effectively with independent asset management service providers because our subsidiaries provide funds under their management with high-quality investment targets and good performance.

•        Multi-family offices.    Hong Kong has many investment family offices. We believe our subsidiaries can compete effectively with family offices because our subsidiaries can access a broader group of clients compared to family offices, who typically serve a much smaller number of clients and set a much higher net worth threshold.

The principal competitors for our subsidiaries’ asset management services include:

•        Independent asset management service providers.    We believe our subsidiaries can compete effectively with independent asset management service providers due to our subsidiaries’ fund selection model to conduct thorough screening of the underlying funds, our subsidiaries’ professionals in asset management, and our subsidiaries’ access to highly desirable and hard-to-access fund managers.

Employees

We and our subsidiaries had 6, 7, 7, and 6 full-time employees as of September 30, 2019, 2020 and 2021 and June 30, 2022, respectively. The table below sets forth the number of our and our subsidiaries’ employees categorized by function as of June 30, 2022. All of our employees and our subsidiaries’ employees are located at our subsidiaries’ only office in Hong Kong.

As of June 30, 2022
Senior Management for Wealth Management and Asset Management	2
Wealth Management	2
Asset Management	1
Financial and Administration	1
Total	6

Our subsidiaries pay mandatory provident fund scheme under the MPFSO, and employment injury compensation insurance under the Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), or ECO, for our employees.

None of our employees nor our subsidiaries’ employees are represented by unions. We believe that we and our subsidiaries maintain a good working relationship with our employees and we and our subsidiaries have not experienced any significant labor disputes.

Facilities/Properties

Our principal executive offices are based at Suite 5102, 51/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong. We lease our office space of a total square footage of approximately 161 from a related party, Prestige Securities Limited, pursuant to two sublease agreements. Each lease agreement has a term of 2 years from August 1, 2021 to July 31, 2023. The aggregate annual rents pursuant to the lease agreements are HK$240,000 (approximately $30,817). The lease may be terminated upon one-month advance written notice by either party.

We believe that our subsidiaries’ existing facilities are adequate for their current requirements and our subsidiaries will be able to enter into lease arrangements on commercially reasonable terms for future expansion.

Legal Proceedings

We and our subsidiaries are not currently a party to any litigation the outcome of which, if determined adversely to us or our subsidiaries, would individually or in the aggregate be reasonably expected to have a material adverse effect on our subsidiaries’ business and/or our operating results, cash flows or financial condition. We and our subsidiaries may from time to time become a party to various legal, arbitration or administrative proceedings arising in the ordinary course of business.

In May 2019, the Company made a payment of HK$16 million to a potential acquisition target investee as investment. After the payment, during the due diligence and negotiation process, the Company noted that the potential transaction did not meet its initial expectation; the Company decided to cancel the potential transaction. The Company and the target investee have entered into an agreement, pursuant to which the Company will charge an annual interest rate of 6.5% for the HK$16 million ($2,040,296) starting from October 1, 2019. The Company received HK$4 million of principal and the related interests incurred for the period from October 2019 to February 2020 from the target investee in March 2020 and did not receive any other amounts since then. As of March 31, 2022, September 30, 2021 and 2020, the Company booked the allowance of uncollectible prepaid deposit for acquisition of HK$12 million ($1,532,371, $1,540,832 and $1,548,087, respectively). Over a period of more than two years, the Company actively pursued collection, including taking legal action. Upon consultation with its litigation counsel, the Company had sent formal “Letters before Action” several times to press for payment, but with no result to date. The Company is preparing to initiate arbitration proceedings in an attempt to collect the prepaid balance.

Seasonality

Our subsidiaries currently do not experience seasonality in their operations.

Insurance

Our subsidiaries participate in Hong Kong government required mandatory provident fund scheme under MPFSO, and employment injury compensation insurance under ECO for their Hong Kong employees. There is no other statutorily required employee social security/benefit plan in Hong Kong. See “Regulations — Regulations Related to Employment and Labor Protection — Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)” and “Regulations — Regulations related to employment and labor protection — Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)” for further details. Our subsidiaries do not maintain business interruption insurance or key-man life insurance. We consider our subsidiaries’ insurance coverage to be in line with that of other wealth management companies of similar size in Hong Kong. We consider our subsidiaries’ insurance coverage to be sufficient for their business operations in Hong Kong.

REGULATIONS

Regulations Related to our Business Operation in Hong Kong

Regulations related to our Wealth Management Services

Under the IO, an insurance agent means “a person who holds himself out to advise on or arrange contracts of insurance in or from Hong Kong as an agent or subagent of one or more insurers”, and an insurance broker means “a person who carries on the business of negotiating or arranging contracts of insurance in or from Hong Kong as the agent of the policy holder or potential policy holder or advising on matters related to insurance.” While we refer our clients to qualified and licensed insurance brokers in Hong Kong from whom they purchase insurance products and provide client service support in the process leading up to policy origination and later policy renewal, we do not hold ourselves out to advise on or arrange contracts of insurance in or from Hong Kong as an agent or sub-agent of one or more insurers, nor do we carry on the business of negotiating or arranging contracts of insurance in or from Hong Kong as the agent of the policy holder or potential policy holder or advising on matters related to insurance or distribute any insurance product and we do not enter into service related agreements with our clients. As the scope of our business does not fall within the meaning of “insurance agent” or “insurance broker” under the IO, we do not think we are engaged in insurance brokerage business in Hong Kong, and we do not believe we should be regulated as an insurance agent or an insurance broker under Hong Kong laws. However, due to the absence of clear interpretation of the relevant rules, we cannot assure you the Hong Kong Insurance Authority may not, in the future, interpret the relevant rules differently and as a result deem us to be insurance brokers or agents in Hong Kong. In that event, we may need to cease the provision of such services or obtain the relevant licenses and qualifications. See “Risk Factors — Risks Related to Our Subsidiaries’ Business and Industry — Our subsidiaries may fail to obtain and maintain licenses and permits necessary to conduct their operations in Hong Kong, and our subsidiaries’ business may be materially and adversely affected as a result of any changes in the laws and regulations governing the financial services in Hong Kong.”

Regulations related to our Asset Management Services and Related Advisory Services

The SFC authorizes corporations and individuals through licenses to act as financial intermediaries. Under the SFO, unless any exemption under the SFO applies, any corporation which is not an authorized financial institution but carries out the following activities must be licensed by the SFC: (i) carrying on a business in a regulated activity (or holding itself out as carrying on a business in a regulated activity); or (ii) actively marketing, whether by itself or another person on its behalf and whether in Hong Kong or from a place outside Hong Kong, to the public any services it provides, and such services would constitute a regulated activity if provided in Hong Kong. Any person who, without reasonable excuse, contravenes this requirement commits a criminal offence and is liable on conviction to a fine of HK$5,000,000 (approximately $641,000) and imprisonment for 7 years, and to a daily penalty of HK$100,000 (approximately $12,800) for each day on which the offence is continued. Under certain circumstances, PGAM could be regarded as subject to the SFC’s regulation and thus be required to obtain licenses from the SFC by managing PCM1 for third-party investors. Please see “Risk Factors — Risks Related to Our Subsidiaries’ Business and Industry — PGAM could be regarded as subject to the SFC’s regulations and subject to liabilities if PGAM is found in violation of SFC’s regulations.”

According to the SFO, a licensed corporation must maintain a minimum level of paid-up share capital and liquid capital not less than the amounts specified under the Securities and Futures (Financial Resources) Rules (Chapter 571N of the Laws of Hong Kong), or the Financial Resources Rules. If the licensed corporation applies for more than one type of regulated activity, the minimum paid-up share capital and liquid capital shall be the higher amount individually required amongst the regulated activities for conducting two types of regulated activities or the highest amount individually required amongst those regulated activities for conducting more than two types of regulated activities. As discussed in “— Ongoing obligations for compliance by licensed corporations and intermediaries” of this section below, according to the Financial Resources Rules, PAM is not subject to any minimum paid-up share capital requirement but shall, at all times, maintain a minimum liquid capital of HK$100,000 (approximately $12,900). PAM maintains a minimum liquid capital of HK$100,000 (approximately $12,900).

In addition, each licensed corporation should appoint at least two responsible officers to directly supervise the conduct of each regulated activity for which the licensed corporation operates and at least one of the responsible officers must be an executive director of the licensed corporation as defined under the SFO. Under the SFO, an “executive director” refers to a director of the corporation who actively participates in or is responsible for directly supervising the business of the regulated activity. All executive directors must be approved by the SFC as the responsible officers of the licensed corporation. Further, for each regulated activity, the licensed corporation should have at least one responsible officer available at all times to supervise the business of the regulated activity for which the corporation is licensed. The same individual may be appointed to be a responsible officer for more than one regulated activity, as long as he/she is fit and proper to be so appointed and there is no conflict in the roles assumed. A person who intends to apply to be a responsible officer must demonstrate that he/she satisfies the requirement in relation to sufficient authority and is fit and proper to be so approved. An applicant must have sufficient authority to supervise the business of the regulated activity within the licensed corporation. Additionally, the applicant must be competent, having regard to his/her academic/industry qualifications, relevant industry experience, management experience and regulatory knowledge.

As of the date of this prospectus, through PAM, we have obtained the following licenses from the SFC: (i) SFO Type 4 License, effective as of November 15, 2016, for conducting regulated activities related to advising on securities; and (ii) SFO Type 9 License, effective as of November 15, 2016, for conducting regulated activities related to asset management. Further, PAM has two responsible officers for each of our Type 4 and Type 9 regulated activities under the SFO. The SFO Type 4 and Type 9 licenses do not have expiration dates.

Ongoing obligations for compliance by licensed corporations and intermediaries

Fit and proper requirement

In April 2017, the SFC issued the Licensing Handbook, which provides the ongoing obligations for compliance of a licensed corporation. In general, licensed corporations, responsible officers and licensed representatives must remain fit and proper at all times and must comply with all applicable provisions of the SFO and its subsidiary legislation as well as the codes and guidelines issued by the SFC, including, among others, the Code of Conduct for Persons Licensed by or Registered with the SFC, the Fund Manager Code of Conduct, Fit and Proper Guidelines and the Management, Supervision and Internal Control Guidelines for Persons Licensed by or Registered with the SFC as amended or supplemented by the SFC from time to time. Furthermore, according to the SFO, the license in relation to all or certain regulated activities of a licensed corporation may be suspended or revoked by the SFC if the licensed corporation does not carry on all or some of the regulated activities for which it is licensed.

Maintenance of minimum paid-up share capital and liquid capital

Depending on the type of regulated activity, licensed corporations must maintain at all times paid-up share capital and liquid capital not less than the specified amounts according to the Securities and Futures (Financial Resources) Rules (Chapter 571N of the Laws of Hong Kong) or the Financial Resources Rules. If a licensed corporation conducts more than one type of regulated activity, the minimum paid-up share capital and liquid capital that it must maintain shall be the highest amount required amongst those regulated activities. PAM is licensed to carry out Type 4 (advising on securities) and Type 9 (asset management) regulated activities on the conditions that (i) PAM shall not hold any client assets; and (ii) PAM shall only provide services to professional investors. Under the Financial Resources Rules, PAM is not subject to any minimum paid-up share capital requirement since it is subject to a licensing condition that it shall not hold client assets. As for the minimum liquid capital requirement, PAM shall, at all times, maintain a minimum liquid capital of HK$100,000 (approximately $12,900) according to the Financial Resources Rules. PAM is also required to submit semi-annual financial resources returns to the SFC as required under the Financial Resources Rules.

Record keeping requirements

A licensed corporation must keep records in accordance with the requirements under the Securities and Futures (Keeping of Records) Rules (Chapter 571O of the Laws of Hong Kong), or the Recording-Keeping Rules. The Recording-Keeping Rules requires licensed corporations to keep proper records. It prescribes the records are to be kept by licensed corporations to ensure that they maintain comprehensive records in sufficient detail relating to their businesses and client transactions for proper accounting of their business operations and clients’ assets. In addition, the premises used for keeping records or documents required under the SFO and the Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance (Chapter 615 of the Laws of Hong Kong), or the AMLO, must be approved by the SFC as required under section 130 of the SFO. Records must also be kept in accordance with the AMLO and related guidelines, as well as applicable company and general law requirements.

Notification to the SFC of certain changes and events

A licensed corporation is required by the Securities and Futures (Licensing and Registration)(Information) Rules (Chapter 571S of the Laws of Hong Kong) to notify the SFC of certain changes and events, which include, among others, (i) changes in the basic information of the licensed corporation, its controlling persons and responsible officers, or its subsidiaries that carry on a business in any regulated activity; (ii) changes in the capital and shareholding structure of the licensed corporation; and (iii) significant changes in the business plan of the licensed corporation.

Submission of audited accounts

A licensed corporation must submit its audited accounts and other required documents in accordance with the requirements under the Securities and Futures (Accounts and Audit) Rules (Chapter 571P of the Laws of Hong Kong), or SFAAR. SFAAR prescribes the contents of the financial statements and the auditor’s report of such accounts to be submitted by licensed corporations to the SFC. Licensed corporations and associated entities of licensed corporations or authorized financial institutions (except for those which are authorized financial institutions) are required to submit their financial statements, auditor’s reports and other required documents within four months after the end of each financial year as required under section 156(1) of the SFO.

Business registration requirement

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be.

Regulations related to employment and labor protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance (Chapter 57of the Laws of Hong Kong), or the EO, is an ordinance enacted for, amongst other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), or the ECO, is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HK$100,000,000 (approximately $12,900,000) per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine of HK$100,000 (approximately $12,900) and imprisonment for two years. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed. Any employer who, without reasonable cause, contravenes this requirement commits a criminal offence and is liable on conviction to a fine of HK$10,000 (approximately $1,290). Except for the periods between November 1, 2016 and October 4, 2017 and between July 7, 2018 and August 23, 2018, the Company believes that PAM has taken sufficient employee compensation insurance for its employees required of PAM under the ECO. Except for the period between September 25, 2017 and August 23, 2018, the Company believes that PWM has taken sufficient employee compensation insurance for its employees required of PWM under the ECO. Please see “Risk Factors — Risks Related to Our Subsidiaries’ Business and Industry — Our Hong Kong subsidiaries may be subject to criminal liabilities as a result of contraventions of regulations related to employment and labor protection in Hong Kong.”

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The MPFSO is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes, or the MPF Schemes. The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. For a monthly-paid employee, the maximum relevant income level is HK$30,000 (approximately $3,870) per month and the maximum amount of contribution payable by the employer to the MPF Scheme is HK$1,500 (approximately $193). Any employer who, without reasonable cause, contravenes this requirement commits a criminal offence and is liable on conviction to a fine of HK$350,000 (approximately $45,200) and imprisonment for three years, and to a daily penalty of HK$500 (approximately $65) for each day on which the offence is continued. As of the date of this prospectus, the Company believe it has made all contributions required of PAM under the MPFSO. Except for the period between October 17, 2017 and August 9, 2018, the Company believes that it has made all contributions required of PWM under the MPFSO. Please see “Risk Factors — Risks Related to Our Subsidiaries’ Business and Industry — Our Hong Kong subsidiaries may be subject to criminal liabilities as a result of contraventions of regulations related to employment and labor protection in Hong Kong.”

Regulations related to Hong Kong Taxation

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong), where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Tax on dividends

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by the Company.

Capital gains and profit tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax which is imposed at the rates of 8.25% on assessable profits up to HK$2,000,000 (approximately US$256,000) and 16.5% on any part of assessable profits over HK$2,000,000 (approximately US$256,000) on corporations from the year of assessment of 2018/2019 onwards. Certain categories of taxpayers (for example, financial institutions, insurance companies and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Stamp duty

Hong Kong stamp duty, currently charged at the ad valorem rate of 0.13% on the higher of the consideration for or the market value of the shares, will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.26% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HK$5 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

Estate duty

Hong Kong estate duty was abolished effective from February 11, 2006. No Hong Kong estate duty is payable by shareholders in relation to the shares owned by them upon death.

Regulations related to anti-money laundering and counter-terrorist financing

Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong)

The AMLO imposes requirements relating to client due diligence and record-keeping and provides regulatory authorities with the powers to supervise compliance with the requirements under the AMLO. In addition, the regulatory authorities are empowered to (i) ensure that proper safeguards exist to prevent contravention of specified provisions in the AMLO; and (ii) mitigate money laundering and terrorist financing risks.

Drug Trafficking (Recovery of Proceeds) Ordinance (Chapter 405 of the Laws of Hong Kong)

The Drug Trafficking (Recovery of Proceeds) Ordinance (Chapter 405 of the Laws of Hong Kong), or the DTROP, contains provisions for the investigation of assets suspected to be derived from drug trafficking activities, the freezing of assets on arrest and the confiscation of the proceeds from drug trafficking activities. It is an offence under the DTROP if a person deals with any property knowing, or having reasonable grounds to believe, it to be the proceeds from drug trafficking. The DTROP requires a person to report to an authorized officer if he/she knows or suspects that any property (directly or indirectly) is the proceeds from drug trafficking or is intended to be used or was used in connection with drug trafficking, and failure to make such disclosure constitutes an offence under the DTROP.

Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong)

The Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong), or the OSCO, empowers officers of the Hong Kong Police Force and the Hong Kong Customs and Excise Department to investigate organized crime and triad activities, and it gives the Hong Kong courts jurisdiction to confiscate the proceeds from organized and serious crimes, to issue restraint orders and charging orders in relation to the property of defendants of specified offences. The OSCO extends the money laundering offence to cover the proceeds of all indictable offences in addition to drug trafficking.

United Nations (Anti-Terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong)

The United Nations (Anti-Terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong), or the UNATMO, provides that it is a criminal offence to: (i) provide or collect funds (by any means, directly or indirectly) with the intention or knowledge that the funds will be used to commit, in whole or in part, one or more terrorist acts; or (ii) make any funds or financial (or related) services available, directly or indirectly, to or for the benefit of a person knowing that, or being reckless as to whether, such person is a terrorist or terrorist associate. The UNATMO also requires a person to report his knowledge or suspicion of terrorist property to an authorized officer, and failure to make such disclosure constitutes an offence under the UNATMO.

Guidelines issued by the SFC

Licensed corporations are required to comply with the applicable anti-money laundering and counter-terrorist financing laws and regulations in Hong Kong as well as the Guideline on Anti-Money Laundering and Counter-Financing of Terrorism, or the AML & CFT Guideline, issued by the SFC on November 1, 2018, and the Prevention of Money Laundering and Terrorist Financing Guideline issued by the Securities and Futures Commission for Associated Entities issued by the SFC on November 1, 2018.

The AML & CTF Guideline provides guidance to licensed corporations and their senior management in designing and implementing their own anti-money laundering and counter-terrorist financing policies, procedures and controls in order to meet the relevant legal and regulatory requirements in Hong Kong. Pursuant to the AML & CTF Guideline, licensed corporations should, among other things, assess the risks of any new products and services before they are offered to the market, identify the client and verify the client’s identity, conduct on-going monitoring of activities of the clients, maintain a database of names and particulars of terrorist suspects and designated parties and conduct on-going monitoring for identification of suspicious transactions.

Cayman Islands Regulations

Securities Investment Business Act (Revised) and the ES Act

SIBA, requires that any person, company, limited liability company or partnership (whether general, limited liability or exempted) which is incorporated or registered in the Cayman Islands (or which is incorporated or registered outside the Cayman Islands but has an established place of business in the Cayman Islands) and is carrying on “securities investment business” must be registered or hold a license issued by CIMA unless they qualify for an exemption from this requirement.

SIBA provides an exhaustive list of those activities which constitute the carrying on of “securities investment business”, including dealing in securities, managing securities and advising on securities.

An entity incorporated or established in the Cayman Islands (or incorporated or registered outside the Cayman Islands but which has established a place of business in the Cayman Islands) and carrying on “securities investment business” may, where it complies with the applicable criteria prescribed under SIBA, apply to CIMA for registration under SIBA as a “Registered Person” rather than full licensing under SIBA, including entities:

•        carrying on securities investment business exclusively for one or more companies within the same group;

•        carrying on securities investment business by a person established in the Cayman Islands who is regulated by a recognized overseas regulatory authority where the securities investment business is being carried on in that country; and/or

•        carrying on securities investment business exclusively for one or more of the following classes of persons: a sophisticated person, a high net worth person or a company, partnership or trust of which the shareholders, unit holders or limited partners are all sophisticated persons or high net worth persons.

The Securities Investment Business (Amendment) Act, 2019, which came into effect on June 18, 2019, replaced what were formerly known as “excluded persons” with “registered persons” and “non-registrable persons”. In order to continue conducting securities investment business in the Cayman Islands, excluded persons were required to apply to “re-register” as registered persons by January 15, 2020. PGAM, being incorporated in the Cayman Islands and formerly registered as an “excluded person”, re-registered as a “Registered Person” with CIMA under SIBA on January 1, 2020.

Pursuant to the ES Act, all Cayman Islands entities must notify the Cayman Islands Tax Information Authority of, amongst other things, whether they are carrying out relevant activities and if so, whether or not the entity is a relevant entity by way of filing an Annual Economic Substance Notification. A registered person who constitutes a “relevant entity” and who acts as a discretionary manager of an investment fund (as defined in the ES Act) will be deemed to be carrying on the relevant activity of fund management business for the purposes of the ES Act and accordingly will be subject to the economic substance test set out in the ES Act.

Anti-Money Laundering, Counter Terrorist Financing and Counter Proliferation Financing Compliance

SIBA regulated entities are considered to be carrying on “Relevant Financial Business” as defined in the Proceeds of Crime Act (Revised) (the “POCA”) and are subject to the POCA, the Anti-Money Laundering Regulations (2020 Revision) (as amended), (the “Regulations”) and the Guidance Notes on the Prevention and Detection of Money Laundering, Terrorist Financing and Proliferation Financing in the Cayman Islands (the “Guidance Notes”, collectively with the POCA and the Regulations, the “AML Regime”) issued by CIMA.

Pursuant to the AML Regime, SIBA regulated entities are required to have internal reporting procedures in place to (1) identify and report suspicious activity; (2) monitor and ensure internal compliance with laws relating to money laundering; and (3) test that their AML system is consistent with the Regulations and the Guidance Notes (the “Procedures”). As part of the Procedures SIBA regulated entities are required to:

•        adopt a risk based approach to identify, assess and understand money laundering, terrorist financing and proliferation financing risks, including the identification of assets subjected to targeted financial sanctions and clearly document or keep a written record of the risk analysis approach taken;

•        put in place identification and verification procedures to identify customers and observe lists of countries published by any competent authorities that are non-compliant and do not sufficiently comply with FATCA recommendations and undertake ongoing due diligence measures on the basis of materiality and risk;

•        have in place record keeping policies and procedures and due diligence information and ensure that transaction records should be available without delay upon a request by competent authorities;

•        have internal systems and controls relating to audit function, outsourcing, employee screening and training which is proportionate to the nature, scale and complexity of its activities;

•        appoint an Anti-Money Laundering Compliance Officer (“AMLCO”), to act as compliance officer, who shall have overall responsibility for ensuring compliance by the SIBA regulated entity with the AML Regime; and

•        appoint a Money Laundering Reporting Officer (“MLRO”), to act as MLRO and a Deputy MLRO (“DMLRO”), who shall have responsibility for receiving reports of, investigating and reporting suspicious activity in accordance with the Guidance Notes.

The Guidance Notes provide, amongst other things, that financial services providers should, on a regular basis, conduct an anti-money laundering/ countering of terrorist financing/ countering of proliferation financing (“AML/CTF/CPF”) audit, the frequency of which should be commensurate with the entity’s nature, size, complexity and risks identified during its risk assessments. CIMA is empowered to require that entities registered as registered persons have their AML/CTF/CPF systems and Procedures audited by suitably qualified entities to check for compliance with the Regulations. The scope of such audit reports should at a minimum assess whether:

•        the entity’s AML/CTF/CPF policies and procedures, internal controls/risk management and implementation of the same are adequate;

•        the entity and its directors are carrying on business in a fit and proper manner;

•        the entity conducts periodic reviews of its operations against the AML/CTF/CPF and current industry best practice;

•        the entity maintains a relevant client risk matrix and has in place adequate identification procedures around the on-boarding of clients i.e. know your client, customer due diligence, customer risk rating, enhanced due diligence standards;

•        the entity has adequate internal reporting procedures, including the maintenance of a suspicious activity reporting log;

•        the entity has adequate record-keeping procedures and maintenance thereof in accordance with prescribed periods as required under the Regulations;

•        the entity has adequate identification and record keeping policies and procedures relating to wire transfers;

•        the entity provides adequate AML training to its management, staff and in particular, the MLRO;

•        in cases where group-wide AML policies are adapted, a gap analysis has been conducted to ensure compliance with the Cayman Islands’ AML/CTF/CPF framework;

•        there is demonstrated separation of the role of the AMLCO and the MLRO from the shareholders of the entity; and

•        the entity’s marketing material includes false or misleading representations, or omissions that could ultimately mislead investors.

Financial service providers are required to file a Compliance Reporting Form when making a report to the Financial Reporting Authority concerning suspected designated persons and breaches of financial sanctions and frozen assets. If it is discovered that a relationship breaches a sanctions order or in relation to proliferation, a Suspicious Activity Report should be filed. It is important for financial services providers to document and record actions taken to comply with the sanctions regime and the rationale for such actions.

While the ultimate responsibility for maintaining and implementing satisfactory Procedures remains with the SIBA entity, the obligations may be met by delegating or outsourcing those functions, including to persons who are subject to the anti-money laundering requirements of a country assessed as having a low risk of money laundering, terrorist financing and proliferation financing. AMLCO, MLRO and DMLRO appointments and any changes thereto must be notified to CIMA together with certain prescribed information, including the individuals’ curriculum vitae in each case.

Regulations Related to our Business Operation in the U.S.

As our subsidiaries provide referral services to insurance producers/brokers in the U.S., we are potentially subject to various federal, state and local laws and regulations, including state insurance regulations. Pursuant to a license issued by the California Department of Insurance, effective May 9, 2002, our U.S. subsidiary is authorized as a licensed Resident Insurance Producer to act as a life insurance agent. California insurance regulations set forth the permissible scope of referral services to licensed and unlicensed entities, and we may be subject to litigation, enforcement actions, fines or other penalties in the event of non-compliance.

MANAGEMENT

Set forth below is information concerning our directors, director appointees, and executive officers. The following individuals are our executive management and members of the board of directors.

Name	Age	Position(s)
Hongtao Shi	46	Director, Chairman of the Board of Directors, Chief Executive Officer
Chi Tak Sze	73	Director
Ngat Wong	39	Chief Financial Officer and Chief Operating Officer
H. David Sherman*	74	Independent Director Appointee
Adam (Xin) He*	49	Independent Director Appointee
Junlin Bai*	42	Independent Director Appointee

____________

*        This person has been appointed as our independent director, whose appointment will become effective upon the effectiveness of our registration statement of which this prospectus forms a part.

The following is a brief biography of each of our executive officers, directors, and director appointees:

Mr. Hongtao Shi has served as our director and Chairman since January 2019 and Chief Executive Officer since February 2019, and the chief executive officers of our operating subsidiaries since their inceptions on October 2018. Mr. Shi has more than ten years of managerial and operational experience in the financial services industry. Previously, Mr. Shi served as the chief executive officer of Prestige Financial Holdings Group Limited, a financial service holding company in China, since its inception in 2004. Mr. Shi also served as a director in charge of securities analysis at Pacific United Inc., a provider of professional proposition services in the United States from 2000 to 2004. Mr. Shi received his bachelor’s degree in Business Management from Towson University in Maryland in 1999. Mr. Shi studied at Harvard Business School (“HBS”) from 2018 to 2019 and graduated from HBS’s Senior Leadership Program in August 2019.

Mr. Chi Tak Sze is our founder and director and is one beneficial shareholder of our company. Mr. Sze is the father of Mr. Hongtao Shi, our Chairman and Chief Executive Officer. Mr. Sze is an experienced investor focusing on real estate and financial industry investment. Mr. Sze founded Prestige Financial Holdings Group Limited, a financial service holding company, in 2004 and is the sole director and 100% beneficial owner of Prestige Financial Holdings Group Limited. Mr. Sze served as the managing director at King Kong Investment Limited, a real estate investment company in Macau, and Hang Tak Investment Limited, a real estate investment company in Macau, from 1998 to 2005. Mr. Sze enrolled and completed an Executive Program in Accounting in the School of Economics and Management in Wuhan University (China) from 1984 to 1987.

Mr. Ngat Wong has served as our Chief Financial Officer since April 2020, and as Chief Operating Officer since February 2019. Mr. Wong had worked with our affiliate, Prestige Financial Holding Group from 2015 to January 2019 as a managing partner focusing on its development. From 2007 to 2015, Mr. Wong served as an associate director of the investment banking division at CLSA Capital Markets Limited, a securities and investment group in Hong Kong, where his practice fields cover equity financings, debt offerings, pre-IPO investments, private placements and M&A advisory. Prior to that, Mr. Wong worked at Goldman Sachs (Asia) as a business analyst in the investment banking division from 2006 to 2007. Mr. Wong received his bachelor’s degree in Finance and Accounting from The University of British Columbia in 2006 and his master’s degree in Business Administration from The University of Chicago Booth School of Business in 2017.

Mr. H. David Sherman will serve as our independent director upon effectiveness of the registration statement of which this prospectus forms a part. Mr. Sherman is a professor who has over 30 years of academic and professional experience in accounting and auditing. Mr. Sherman has been a professor at Northeastern University since 1984, specializing in, among other areas, financial and management accounting, global financial statement analysis and contemporary accounting issues. Mr. Sherman has served as Trustee and Chair of Finance Committee for American Academy of Dramatic Arts, the oldest English language acting school in the world, since January 2014, and as Board member and Treasurer for D-Tree International, a non-profit organization that develops and supports electronic clinical protocols to enable health care workers worldwide to deliver high quality care since July 2010. From 2020 to present, Mr. Sherman serves as Board and Audit Committee Chair of Skillful Craftsman Education Technology Limited, a provider of online education and technology services in China. From March 2021 to present, Mr. Sherman serves as a director and the chairman of audit committee of Universe Pharmaceuticals INC. (Nasdaq: UPC). From 2019 to present, Mr. Sherman serves as a director and a member of Audit Committee of NUVVE Holdings Corp. (Nasdaq: NVVE), previously known as Newborn Acquisition Corporation (Nasdaq: NBAC), a blank check company until March 2021 when it consummated its business combination. Mr. Sherman has served as a director of Lakeshore Acquisition I Corp., a special purpose acquisition company listed on Nasdaq, since June 2021, and has serviced as a director of Lakeshore Acquisition II Corp., another special purpose acquisition company listed on Nasdaq, since March 2022. From 2020 to August 2021, Mr. Sherman serves as a director and audit committee chair of China Liberal Education Holdings Limited, an educational service provider operating in China. From January 2012 to November 2014, Mr. Sherman served as the Chair of the Audit Committee and Compensation Committee of Agfeed Corporation (OTC: FEED), a hog production business. From February 2011 to May 2016, Mr. Sherman served as the Chair of the Audit Committee of Kingold Jewelry Inc. (Nasdaq: KGJI), a manufacturer of 24K gold jewelry in Wuhan, China. Mr. Sherman was previously on the faculty of the Sloan School of Management at Massachusetts Institute of Technology (MIT) from 1980 to 1985 1995 and also, among other academic appointments, held an adjunct professorship at Tufts Medical School and was a visiting professor at Harvard Business School (2015). From 2004 to 2005, Professor Sherman was an Academic Fellow at the SEC in the Division of Corporate Finance’s Office of Chief Accountant. Mr. Sherman earned his Doctorate Degree in Accounting and Accountability Systems from Harvard Business School in 1981. Mr. Sherman earned his Master’s Degree in Business Administration and Control of Finance from Harvard Business School in 1971 and his Bachelor’s degree in Economics from Brandeis University in 1969. He was Cum Laude with Honors in Economics. Mr. Sherman is a CPA certificate holder.

Mr. Adam (Xin) He will serve as our independent director upon effectiveness of the registration statement of which this prospectus forms a part. Mr. He has served as the chief financial officer for a Fortune Global 500 conglomerate, Wanda America Investment Holding Co, since May 2012. Amongst many of the responsibilities inherent to this leadership position, Mr. He played a key role in two of the most world-renowned projects — the development of a 101-story landmark “Vista Tower” in downtown Chicago and the $2.6 billion acquisition of AMC Entertainment Inc., that he later led its initial public offering to New York Stock Exchange in 2013. In addition, during the period of August 2012 to December 2014, Mr. He merged the qualities of Wanda with AMC that resulted in a historic highest profit for the American theatrical exhibition business that owns and operates 660 theaters. Due to his expertise and diverse background across various industries, Mr. He was invited to serve as an independent director at several public traded companies. From 2010 to 2012, Mr. He served as financial controller for Xinyuan Real Estate Co. Ltd. (NYSE: XIN), a top developer of large scale, high quality residential real estate projects. Prior to that, Mr. He served as an auditor at Ernst & Young LLP in New York. He also held various leadership roles at Chinatex Corporation and an architecture company in Beijing. As a member of the Financial Executives International and Vice Chair of the China General Chamber of Commerce Chicago, Mr. He dealt with and successfully served as a liaison for many businesses between the U.S. and China. Mr. Adam (Xin) He obtained a bachelor’s degree and master’s degree in taxation from Central University of Finance and Economics in Beijing in 1993 and 2001, and a master’s degree in accounting from Seton Hall University in New Jersey in 2007. Mr. Adam (Xin) He is a Certified Public Accountant both in China and in New York state.

Mr. Junlin Bai will serve as our independent director upon effectiveness of the registration statement of which this prospectus forms a part. Since December 2019, Mr. Junlin Bai has served as a partner specializing in mergers and acquisitions, private equity, and capital markets at Jingtian & Gongcheng, one of the leading law firms in China. From August 2017 to October 2018, Mr. Junlin Bai served as the vice-Chief Executive Officer at China Tian Yuan Financial Holdings Limited in Hong Kong, a leading alternative asset management firm in Hong Kong. From June 2016 to May 2017, Mr. Bai served as a managing director at Zhongrong International Trust Co. Ltd. in Hong Kong. From April 2014 to May 2017, Mr. Junlin Bai served as the vice president of the legal department of China Development Bank International Investment Limited. Prior to that, Mr. Junlin Bai practiced law at a Chinese law firm, Fenxun Partners, from October 2011 to January 2014. Mr. Junlin Bai graduated from the law and business program from the Northwestern University with a LL.M. degree and a certificate of business administration in 2010. Mr. Junlin Bai received his LL.M. degree from the University of Liverpool in 2003 and his LL.B. degree from Beijing Institute of Technology in China in 2002. Mr. Bai has been licensed to practice law in China since 2005, and was admitted to the New York State Bar in 2011.

Pursuant to our amended and restated articles of association, effective upon completion of this offering (the “Amended and Restated Articles of Association”), the minimum number of directors shall consist of not less than three persons and there shall be no maximum number of directors unless otherwise determined from time to time by the shareholders in a general meeting. Unless removed or re-appointed, each director shall hold office until the expiration of his term, or his resignation from the board of directors, or until his successor shall have been elected and qualified. At any annual general meeting held, our directors will be elected by a majority vote of shareholders eligible to vote at that meeting.

For additional information, see “Description of Share Capital.”

Family Relationships

Our founder and director, Mr. Chi Tak Sze, is the father of Mr. Hongtao Shi, our Chairman and Chief Executive Officer. Except for the foregoing, none of the directors, director appointees or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors, director appointees or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of five directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part. A director is not required to hold any shares in our company by way of qualification. A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with us is required to declare the nature of his interest at a meeting of our directors in accordance with our memorandum and articles of association. Subject to any requirement for audit committee approval under applicable law or the listing rules of the Company’s designated stock exchange, and unless disqualified by the chairman of the relevant board meeting, a director may vote with respect to any contract, proposed contract or arrangement notwithstanding that he or she may be interested therein, and if he or she does so his or her vote shall be counted and he or she may be counted in the quorum at any meeting of our directors at which any such contract or proposed contract or arrangement is considered. Our directors may exercise all the powers of our company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and to issue debentures or other securities whenever money is borrowed or as security for any debt, liability or obligation of our company or of any third party.

Qualification

There is currently no shareholding qualification for directors.

Insider Participation Concerning Executive Compensation

The board of directors of the Company, which currently consists of Mr. Hongtao Shi and Mr. Chi Tak Sze, has made and will continue to make determinations regarding executive officer compensation until independent directors are appointed to the board of directors.

Committees of the Board of Directors

We will establish three committees under the board of directors immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part: an audit committee, a compensation committee and a nominating and corporate governance committee. We will adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee will consist of Adam (Xin) He, H. David Sherman and Junlin Bai. Adam (Xin) He will be the chairman of our audit committee. We have determined that Adam (Xin) He, H. David Sherman and Junlin Bai satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Adam (Xin) He qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq Listing Rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing any audit problems or difficulties and management’s response with the independent auditors;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee will consist of Adam (Xin) He, H. David Sherman and Junlin Bai. Junlin Bai will be the chairman of our compensation committee. We have determined that Adam (Xin) He, H. David Sherman and Junlin Bai satisfy the “independence” requirements of Section 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Securities Exchange Act. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the board with respect to the compensation of our directors;

•        reviewing periodically and approving any long-term incentive compensation or equity plans; and

•        selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee will consist of Adam (Xin) He, H. David Sherman and Junlin Bai. H. David Sherman will be the chairperson of our nominating and corporate governance committee. Adam (Xin) He, H. David Sherman and Junlin Bai satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will responsible for, among other things:

•        identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

•        reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

•        identifying and recommending to our board the directors to serve as members of committees;

•        advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Duties of Directors

Under Cayman Islands law, our directors have fiduciary duties to act honestly in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth Courts have moved toward an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•        convening shareholders’ annual and extraordinary general meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of our company and mortgaging the property of our company; and

•        approving the transfer of shares in our company, including the registration of such shares in our register of members.

Terms of Directors and Executive Officers

Our directors may be elected by a majority of votes of our board of directors present and voting at a board meeting, or by an ordinary resolution of our shareholders. Our directors are not subject to a term of office unless otherwise agreed between us and the directors. A director may be removed from office by an ordinary resolution of our shareholders. A director will cease to be a director if, among other things, the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) dies or becomes of unsound mind, (iii) resigns his or her office by notice in writing to the company, (iv) is prohibited by law from being a director, or (v) ceases to be a director by virtue of any provision of the applicable laws of the Cayman Islands or is removed from the office pursuant to our Amended and Restated Articles of Association.

All of our executive officers are appointed by and serve at the discretion of our board of directors.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for a specific time period. We may terminate employment for cause for certain acts of executive officers, such as commission of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. We may also terminate an executive officer’s employment without cause upon a three-month advance written notice. An executive officer may resign anytime with a three-month advance written notice.

Each executive officer has agreed to hold, during his or her employment and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information or trade secrets, any confidential information or trade secrets of our customers or prospective customers, or the confidential or proprietary information of any third-party received by us and for which we have confidential obligations.

According to separate written confirmations each of our executive officer provided, cash compensation and benefits shall become payable upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part.

Our employment agreement with Mr. Hongtao Shi, our Chief Executive Officer, has a term of three years and provides for an annual salary of $120,000, which will be payable upon effectiveness of this registration statement of which this prospectus forms a part. The employment agreement has been automatically extended for another three years since the expiration of the initial term on January 31, 2022.

Our employment agreement with Mr. Ngat Wong, our CFO and COO, has a term of three years, from April 8, 2020 to April 7, 2023, and provides for an annual salary of $102,000, which will be payable upon the effectiveness of the registration statement of which this prospectus forms a part.

We will also enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such person in connection with claims made by reason of their being a director or officer of our company.

Compensation of Directors and Executive Officers

During the fiscal year ended September 30, 2021, we did not pay any of our executive officers. During the fiscal year ended September 30, 2021, we did not enter into any service agreements with any of our directors nor did we compensate any of our directors. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our directors and executive officers.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Ordinary Shares offered in this offering for:

•        each of our directors, director appointees and executive officers; and

•        each person known to us to own beneficially 5.0% or more of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 8,000,000 Ordinary Shares outstanding as of the date of this prospectus.

The percentage of Ordinary Shares beneficially owned after the offering is based on 10,500,000 Ordinary Shares outstanding following the sale of 2,500,000 Ordinary Shares, assuming no exercise of the over-allotment option by the underwriter. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. As of the date of this prospectus, we have 30 shareholders of record, none of which are located in the United States. All of our officers and directors will be subject to lock-up agreements. See “Shares Eligible For Future Sale — Lock-Up Agreements.”

	Ordinary Shares Beneficially Owned Prior to this Offering		Ordinary Shares Beneficially Owned After this Offering
	Number of Ordinary Shares	% of beneficial ownership and voting power	Number of Ordinary Shares	% of beneficial ownership and voting power
Directors, Director Appointees and Executive Officers*:
Mr. Chi Tak Sze(1)	5,135,788.8	64.20%	5,135,788.8	48.91%
Hongtao Shi(2)	—	—	—	—
Ngat Wong(3)	304,000.0	3.80%	304,000.0	2.90%
H. David Sherman(4)	—	—	—	—
Adam (Xin) He(4)	—	—	—	—
Junlin Bai(4)	—	—	—	—
All directors, director appointees and executive officers as a group (six persons)	5,439,788.8	68.00%	5,439,788.8	51.81%
Principal Shareholders:
Prestige Financial Holdings Group Limited(1)	5,135,788.8	64.20%	5,135,788.8	48.91%

____________

*        The business address of our directors and executive officers is Suite 5102, 51/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong.

(1)      Mr. Chi Tak Sze is one of our directors and also the 100% owner of Prestige Financial Holdings Group Limited, which holds directly 5,135,788.8 Ordinary Shares.

(2)      Chairman of the Board of Directors and Chief Executive Officer.

(3)      Chief Financial Officer and Chief Operating Officer.

(4)      Director appointee.

As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

RELATED PARTY TRANSACTIONS

Material Transactions with Related Parties

Amounts due from related parties

Transactions with Prestige Financial Holdings Group Limited

We had amount due from Prestige Financial Holdings Group Limited, our 64.20% shareholder and wholly owned by Mr. Chi Tak Sze, our director, in the amount of $2,911,585 as of March 31, 2022, $1,501,890 as of September 30, 2021, and $3,997,198 as of September 30, 2020. The balance as of March 31, 2022 mainly represented a prepayment of HK$8.65 million (approximately $1.1 million) for brand promotion fee and a loan of HK$10.7 million (approximately $1.37 million). We entered into a loan agreement with Prestige Financial Holdings Group Limited on March 31, 2022 with the principal in amount of US$1.72 million with term in six months and annual interest in 6.5% respectively. US$1.37 million and US$0.35 million were paid by one of our subsidiaries on March 31, 2022 and May 12, 2022 to Prestige Financial Holdings Group Limited, respectively. As of October 19, 2022, US$1.21 million of the principal and interest had been paid back by Prestige Financial Holdings Group Limited under this loan agreement. We entered into a supplementary agreement with Prestige Financial Holdings Group Limited to extend the due date for the remaining $0.56 million of the principal to a date that is immediately before the effectiveness of the Company’s registration statement, with the outstanding amount payable at any time, at the same interest rate as provided in the original loan agreement. As of the date of this prospectus, the remaining $0.56 million of the principal and its interest has been repaid in full to the Company by Prestige Financial Holdings Group Limited. The balance as of September 30, 2021 mainly represented a payment of HK$8.65 million (approximately $1.11 million) for brand promotion fee.

Transactions with Prestige Securities Limited

We had amount due from Prestige Securities Limited, an entity controlled by Mr. Chi Tak Sze, our director and controlling shareholder, in the amount of nil as of March 31, 2022, nil as of September 30, 2021, and $18,043 as of September 30, 2020. The balance as of September 30, 2020 mainly represented prepayment of rents to Prestige Securities Limited. Prestige Securities Limited is an entity controlled by Prestige Financial Holdings Group Limited. We leased the office premises from Prestige Securities Limited under non-cancelable operating leases with an expiration date on July 31, 2021. The monthly rental expense is HK$20,000 ($2,580).

Transactions with Prestige Securities International Inc.

In May and June 2020, we entered into two loan agreements with Prestige Securities International Inc., an entity controlled by Prestige Financial Holdings Group Limited, our 64.20% shareholder. We agreed to lend and paid HK$0.5 million (approximately $0.06 million) and HK$1.1 million (approximately $0.14 million) in May and June, respectively, with terms of one year and an annual interest in 6.5% on both loans. The full amount of the principal and interest the loans had been paid back by Prestige Financial Holdings Group Limited on behalf of Prestige Securities International Inc. as of March 31, 2021.

Amounts due to related parties

Transactions with Prestige Securities Limited

We had amount due to Prestige Securities Limited, in the amount of $12,770 as of March 31, 2022, and $13,354 as of September 30, 2021. The balance mainly represented rental expense owed to Prestige Securities Limited. We lease the office premises from Prestige Securities Limited under non-cancelable operating leases with an expiration date on July 31, 2023. The monthly rental expense is HK$20,000 ($2,554).

Employment Agreements

See “Management — Employment Agreements and Indemnification Agreements”.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$100,000 divided into 160,000,000 shares, with a par value of $0.000625 each.

As of the date of this prospectus, there are 8,000,000 Ordinary Shares issued and outstanding.

Upon the closing of this offering, we will have 10,500,000 Ordinary Shares issued and outstanding assuming no exercise of the underwriter’s over-allotment option and the underwriter’s warrants.

We will adopt an amended and restated memorandum and articles of association, which will become effective and replace our current memorandum and articles of association in its entirety immediately prior to the completion of this offering (the “Amended and Restated Memorandum and Articles of Association”). The following are summaries of material provisions of the post-offering Amended and Restated Memorandum and Articles of Association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company.    Under our post-offering Amended and Restated Memorandum and Articles of Association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares.    Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends.    The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our post-offering Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights.    Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by:

•        the chairperson of such meeting;

•        by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;

•        by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

•        by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our post-offering Amended and Restated Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our post-offering Amended and Restated Memorandum and Articles of Association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by the Board. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering Amended and Restated Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our post-offering Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares.    Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•        the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of ordinary shares;

•        the instrument of transfer is properly stamped, if required;

•        in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•        a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation.    On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares.    We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.    Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares.    Our post-offering Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering Amended and Restated Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

•        the designation of the series;

•        the number of shares of the series;

•        the dividend rights, dividend rates, conversion rights and voting rights; and

•        the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records.    Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our post-offering Amended and Restated Memorandum and Articles of Association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions.    Some provisions of our post-offering Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

•        authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

•        limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        does not have to file an annual return of its shareholders with the Registrar of Companies;

•        is not required to open its register of members for inspection;

•        does not have to hold an annual general meeting;

•        may issue negotiable or bearer shares or shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as an exempted limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five percent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five percent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits.    In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        a company acts or proposes to act illegally or ultra vires;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•        those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our post-offering Amended and Restated Memorandum and Articles of Association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our post-offering Amended and Restated Articles of Association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our post-offering Amended and Restated Articles of Association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering Amended and Restated Articles of Association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our post-offering Amended and Restated Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our post-offering Amended and Restated Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering Amended and Restated Articles of Association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our post-offering Amended and Restated Articles of Association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our post-offering Amended and Restated Memorandum and Articles of Association.

Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our post-offering Amended and Restated Articles of Association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our post-offering Amended and Restated Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by our post-offering Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuance

The following is a summary of our securities issuance in the past three years:

On October 25, 2018, the Company issued one share to the initial subscriber (which share was in turn transferred to Prestige Financial Holdings Group Limited on the same date) and 999,999 Ordinary Shares to Prestige Financial Holdings Group Limited for an aggregate consideration of $1,000 in a private transaction.

On November 20, 2018, pursuant to a contribution agreement dated of the same day, we issued 3,000,000 Ordinary Shares to Prestige Financial Holdings Group Limited as consideration for the Company’s purchase of the 100% issued shares of PPWM.

On December 27, 2018, pursuant to a share exchange agreement dated on the even date, we issued an aggregate of 1,000,000 Ordinary Shares to shareholders of PAI, with 906,582 Ordinary Shares to Prestige Financial Holdings Group Limited, 40,870 Ordinary Shares to Kington International Holdings Limited, 23,355 Ordinary Shares to Ensight Holdings Limited, and 29,193 Ordinary Shares to Pikachu Holdings Limited, as consideration for the Company’s purchase of the 100% issued shares of PAI.

On July 15, 2022, we effected a 1-to-1.6 share subdivision, such that each of our existing issued and unissued shares of par value of US$0.001 each was subdivided into 1.6 shares of par value of US$0.000625 each. Following the subdivision, our authorized share capital was changed from US$100,000 divided into 100,000,000 shares of a par value of US$0.001 each to US$100,000 divided into 160,000,000 shares of a par value of US$0.000625 each, and our issued share capital is US$5,000 divided into 8,000,000 shares of a par value of US$0.000625 each.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 2,500,000 outstanding Ordinary Shares held by public shareholders, representing approximately 23.81% of our Ordinary Shares and excluding 175,000 Ordinary Shares underlying the underwriter’s warrants assuming no exercise of the underwriter’s over-allotment option. All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act. Before our initial public offering, there has not been a public market for our Ordinary Shares, and while application has been made for the Ordinary Shares to be listed on the Nasdaq Capital Market, a regular trading market for our Ordinary Shares may not develop. Future sales of substantial amounts of Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future.

Lock-up Agreements

We have agreed not to, for a period of 180 days from the effective date of the registration statement of which this prospectus is a part, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our Ordinary Shares or securities that are substantially similar to our Ordinary Shares, including any options or warrants to purchase our Ordinary Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Ordinary Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the Representative.

Furthermore, each of our directors and executive officers has also entered into a similar lock-up agreement for a period of 180 days from the effective date of the registration statement of which this prospectus is a part, subject to certain exceptions, with respect to our Ordinary Shares and securities that are substantially similar to our Ordinary Shares.

We are not aware of any plans by any significant shareholders to dispose of significant numbers of our Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Ordinary Shares may dispose of significant numbers of our Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

•        1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately 25,000 shares immediately after this offering or 28,750 shares if the underwriters exercise the over-allotment option in full; or

•        the average weekly trading volume of the Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. In addition, in each case, these shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

TAXATION

The following summary of the material Cayman Islands, Hong Kong and U.S. federal income tax consequences of an investment in the Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this registration statement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, Hong Kong and the United States. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Conyers Dill & Pearman, our Cayman Islands counsel; to the extent that the discussion relates to matters of Hong Kong tax law, it represents the opinion of Han Kun Law Offices LLP, our Hong Kong counsel. To the extent that the discussion relates to matters of British Virgin Islands tax law, it represents the opinion of Conyers Dill & Pearman. To the extent that the discussion relates to matters of U.S. federal tax law, it represents the opinion of Hunter Taubman Fischer & Li, LLC.

Cayman Islands Taxation

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty.

Pursuant to the Tax Concessions Act of the Cayman Islands, the Company has obtained an undertaking: (a) that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciation shall apply to the Company or its operations; and (b) that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on the shares, debentures or other obligations of the Company.

The undertaking for the Company is for a period of twenty years from November 2, 2018.

There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

The Cayman Islands are a party to a double tax treaty entered into with the United Kingdom in 2010 but otherwise is not party to any double tax treaties.

British Virgin Islands Taxation

The British Virgin Islands business company is exempt from all provisions of the Income Tax Act of the BVI (including with respect to all dividends, interests, rents, royalties, compensation and other amounts payable by the company to persons who are not persons resident in the British Virgin Islands).

Capital gains realized with respect to any shares, debt obligations or other securities of a BVI business company by persons who are not persons resident in the BVI are also exempt from all provisions of the Income Tax Act of the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not persons resident in the BVI with respect to any shares, debt obligations or other securities of the British Virgin Islands business company, save for interest payable to or for the benefit of an individual resident in the European Union. There are also no exchange control regulations or currency restrictions in the BVI.

Hong Kong Enterprise Taxation

Our subsidiaries incorporated in Hong Kong were subject to 16.5% Hong Kong profit tax on their taxable income generated from operations in Hong Kong for the year of assessment of 2016/2017 and 2017/2018. As from year of assessment of 2018/2019 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2,000,000 (approximately US$256,000), and 16.5% on any part of assessable profits over HK$2,000,000 (approximately US$256,000).

Under Hong Kong tax laws, our Hong Kong subsidiaries are exempted from Hong Kong income tax on its foreign-derived income. In addition, payments of dividends from our Hong Kong subsidiaries to us are not subject to any withholding tax in Hong Kong. See “Dividend Policy” for further details on our dividend policy.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, Medicare, and alternative minimum tax considerations, any withholding or information reporting requirements, or any state, local and non-U.S. tax considerations relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        banks and other financial institutions;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        broker-dealers;

•        traders that elect to use a market-to-market method of accounting;

•        certain former U.S. citizens or long-term residents;

•        governments or agencies or instrumentalities thereof;

•        tax-exempt entities (including private foundations);

•        holders who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

•        investors that will hold our Ordinary Shares as part of a straddle, hedging, conversion or other integrated transaction for U.S. federal income tax purposes;

•        persons holding their Ordinary Shares in connection with a trade or business outside the United States;

•        persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

•        investors required to accelerate the recognition of any item of gross income with respect to their Ordinary Shares as a result of such income being recognized on an applicable financial statement;

•        investors that have a functional currency other than the U.S. dollar;

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Ordinary Shares through such entities, all of whom may be subject to tax rules that differ significantly from those discussed below.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

•        at least 75% of its gross income for such taxable year is passive income; or

•        at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you will continue to be treated as a PFIC, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

•        the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•        the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed below under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the Ordinary Shares are regularly traded on Nasdaq and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file

U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares when inherited from a decedent that was previously a holder of our Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares, or a mark-to-market election and ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the PFIC rules discussed above, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the NYSE and the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed above, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

UNDERWRITING

We expect to enter into an underwriting agreement with Network 1 Financial Securities, Inc., as representative of the several underwriters named therein (the “Representative”), with respect to the Ordinary Shares in this offering. The Representative may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the underwriters the number of Ordinary Shares as indicated below.

Underwriters	Number of Ordinary Shares
Network 1 Financial Securities, Inc.	[•]
[•]
Total	2,500,000

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the underwriters’ option to purchase additional Ordinary Shares described below.

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the closing of this offering, permits the underwriters to purchase a maximum of 375,000 additional Ordinary Shares at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional Ordinary Shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of Ordinary Shares listed next to the names of all underwriters in the preceding table.

Underwriting Discounts and Expenses

The underwriters have advised us that they propose to offer the Ordinary Shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession. The underwriters may allow, and certain dealers may reallow, a discount from the concession to certain brokers and dealers. After this offering, the public offering price, concession, and reallowance to dealers may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The Ordinary Shares are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the public offering price, underwriting discount, and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of the over-allotment option.

	Per Share	Total Without Exercise of Over- Allotment Option	Total With Exercise of Over- Allotment Option
Public offering price(1)	$6.00	$15,000,000	$17,250,000
Underwriting discounts(2)	$0.42	$1,050,000	$1,207,500

____________

(1)      Initial public offering price per share is assumed as $6.00 per share, which is the midpoint of the range set forth on the cover page of this prospectus.

(2)      Represents underwriting discounts of 7.00% of the public offering price per Ordinary Share, assuming that all investors are introduced by Network 1 Financial Securities, Inc., the underwriter. We have agreed to pay underwriting discounts of 4.00% for investors introduced by us. The underwriting discounts do not include (i) the warrant to purchase Ordinary Shares equal to 7.0% of the number of shares sold in the offering, (ii) a 1.0% non-accountable expense allowance, or (iii) certain out-of-pocket expenses, each as described below. Underwriting discounts of $0.42 per share is calculated based on the assumption that 100% of the investors are introduced by the underwriter.

We have agreed to pay to the underwriters by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one percent of the gross proceeds received by us from the sale of the shares.

We have agreed to pay expenses relating to the offering, including: (i) our legal and accounting fees and disbursements; (ii) the costs of preparing, printing, mailing, and delivering the registration statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, and the underwriting agreement and related documents (all in such quantities as the Representative may reasonably require); (iii) the costs of preparing and printing stock certificates and warrant certificates; (iv) the costs of any “due diligence” meetings; (v) all reasonable and documented fees and expenses for conducting a net road show presentation; (vi) all filing fees and communication expenses relating to the registration of the shares to be sold in the offering with the SEC and the filing of the offering materials with FINRA; (vii) the reasonable and documented fees and disbursements of the Representative’s counsel up to $75,000; (viii) background checks of the Company’s officers and directors up to $15,000; (ix) preparation of bound volumes and mementos in such quantities as the Representative may reasonably request up to $2,500; (x) transfer taxes, if any, payable upon the transfer of securities from us to the Representative; and (xi) the fees and expenses of the transfer agent, clearing firm, and registrar for the shares; provided that the actual accountable expenses of the Representative shall not exceed $125,000. We are required to supply the Representative and its counsel, at our cost, with a reasonable number of bound volumes of the offering materials within a reasonable time after the closing of this offering as well as commemorative tombstones.

We paid an expense deposit of $75,000 to the Representative, upon the execution of letter of intent between us and the Representative, and paid an additional $40,000 upon receipt of the public filing of this prospectus, for the Representative’s anticipated out-of-pocket expenses. Upon the closing of this offering, we will pay an additional $10,000 to the Representative. Any expense deposits will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts referred to above, will be approximately $1,805,736, including a maximum aggregate reimbursement of $125,000 of Representative’s accountable expenses.

In addition, we agreed, during the engagement period of the Representative or until the consummation of this offering, whichever is earlier, not to negotiate with any other broker-dealer relating to a possible private and/or public offering of the securities without the written consent of the Representative, provided that the Representative is reasonably proceeding in good faith with preparation for this offering. Until the Underwriting Agreement is signed, we or the Representative may at any time terminate its further participation in this offering for any reason whatsoever, and we agree to reimburse the Representative for its actual reasonable accountable out-of-pocket expenses, up to a maximum of $125,000, incurred prior to the termination, less any advance and amounts previously paid to the Representative in reimbursement for such expenses; provided, however, that such fees shall be subject to FINRA Rule 5110(f)(2)(D)(ii) and shall not apply if and to the extent the Representative has advised us of the Representative’s inability or unwillingness to proceed with this offering.

Representative’s Warrants

We have also agreed to issue to the Representative and its affiliates or employees warrants to purchase a number of Ordinary Shares equal to 7% of the total number of Ordinary Shares sold in this offering, including any shares issued upon exercise of the underwriters’ over-allotment option.

The Representative’s Warrants will have an exercise price per share equal to 120% of the public offering price per share in this offering and may be exercised on a cashless basis. The Representative’s Warrants are exercisable after the date of issuance, and will be exercisable until such warrants expire five years after the date of commencement of sales of the public offering. The Representative’s Warrants and the Ordinary Shares underlying the warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The Representative and its affiliates or employees (or permitted assignees under FINRA Rule 5110(e)(1)) may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the Ordinary Shares underlying the Representative’s Warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying shares for a period of 180 days following the date of commencement of sales of the public offering except as permitted by FINRA Rule 5110(e)(2). The Representative will have the option to exercise, transfer, or assign the Representative’s Warrants at any time, provided that the underlying securities shall not be transferred during the lock-up period; i.e., the 180-day lock-up period will remain on such underlying Ordinary Shares. The Representative and its affiliates or employees will also be entitled to one demand registration of the sale of the shares underlying the Representative’s Warrants at our expense, one additional demand registration at the Representative’s Warrants’ holders’ expense with a duration of no more than five years from the commencement of sales of the public offering, and unlimited “piggyback” registration rights each with a duration of no more than five years from the date of commencement of sales of the offering in compliance with FINRA Rule 5110(g)(8)(D). The Representative’s Warrants will provide for adjustment in the number and price of such warrants and the shares underlying such warrants in the event of recapitalization, merger, or other structural transaction to prevent mechanical dilution.

Listing

We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “PWM.” At this time, Nasdaq has not yet approved our application to list our Ordinary Shares. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed not to, for a period of 180 days from the effective date of the registration statement of which this prospectus is a part, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our Ordinary Shares or securities that are substantially similar to our Ordinary Shares, including any options or warrants to purchase our Ordinary Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Ordinary Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the underwriters.

Furthermore, each of our directors and executive officers has also entered into a similar lock-up agreement for a period of 180 days from the effective date of the registration statement of which this prospectus is a part, subject to certain exceptions, with respect to our Ordinary Shares and securities that are substantially similar to our Ordinary Shares.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Pricing of the Offering

Prior to this offering, there has been no public market for our Ordinary Shares. The initial public offering price of the Ordinary Shares has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to their online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our Ordinary Shares. Specifically, the underwriters may sell more Ordinary Shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of Ordinary Shares available for purchase by the underwriters under option to purchase additional Ordinary Shares. The underwriters can close out a covered short sale by exercising the option to purchase additional Ordinary Shares or purchasing Ordinary Shares in the open market. In determining the source of Ordinary Shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of Ordinary Shares compared to the price available under the option to purchase additional Ordinary Shares. The underwriters may also sell Ordinary Shares in excess of the option to purchase additional Ordinary Shares, creating a naked short position. The underwriters must close out any naked short position by purchasing Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our Ordinary Shares in this offering because such underwriter repurchases those Ordinary Shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our Ordinary Shares on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Ordinary Shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions, and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long, and/or short positions in such securities and instruments.

Stamp Taxes

If you purchase Ordinary Shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Australia.    This prospectus is not a product disclosure statement, prospectus, or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act”) and does not purport to include the information required of a product disclosure statement, prospectus, or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material, or advertisement in relation to the offer of the Ordinary Shares has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

Accordingly, (1) the offer of the Ordinary Shares under this prospectus may only be made to persons: (i) to whom it is lawful to offer the Ordinary Shares without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients” as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the Ordinary Shares sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

Canada.    The Ordinary Shares may not be offered, sold, or distributed, directly or indirectly, in any province or territory of Canada other than the provinces of Ontario and Quebec or to or for the benefit of any resident of any province or territory of Canada other than the provinces of Ontario and Quebec, and only on a basis that is pursuant to an exemption from the requirement to file a prospectus in such province, and only through a dealer duly registered under the applicable securities laws of such province or in accordance with an exemption from the applicable registered dealer requirements.

Cayman Islands.    This prospectus does not constitute a public offer of the Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. The Underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any Ordinary Shares to any member of the public in the Cayman Islands.

European Economic Area.    In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the Ordinary Shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Ordinary Shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Ordinary Shares to the public in that Relevant Member State at any time,

•        to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•        to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•        to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive; or

•        in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of Ordinary Shares shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of the above provision, the expression “an offer of Ordinary Shares to the public” in relation to any Ordinary Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe the Ordinary Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Hong Kong.    The Ordinary Shares may not be offered or sold in Hong Kong by means of this prospectus or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Malaysia.    The shares have not been and may not be approved by the Securities Commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

Japan.    The Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and Ordinary Shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

People’s Republic of China.    This prospectus may not be circulated or distributed in the PRC, and the Ordinary Shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Singapore.    This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Ordinary Shares may not be circulated or distributed, nor may our Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where our Ordinary Shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Ordinary Shares under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Taiwan    The Ordinary Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing, or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Ordinary Shares in Taiwan.

United Kingdom.    An offer of the Ordinary Shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the Ordinary Shares must be complied with in, from or otherwise involving the United Kingdom.

Israel.    This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus may be distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks; portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum.

The address of Network 1 Financial Securities, Inc. is 2 Bridge Avenue, Suite 241 Red Bank, NJ 07701.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding placement discounts, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

SEC Registration Fee	$1,859
Nasdaq Listing Fee	$14,981
FINRA Fee	$2,000
Legal Fees and Expenses	$498,271
Accounting Fees and Expenses	$1,103,106
Printing and Engraving Expenses	$14,756
Miscellaneous Expenses	$170,763
Total Expenses	$1,805,736

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of Ordinary Shares sold in the offering.

LEGAL MATTERS

Certain legal matters as to U.S. federal and New York state law in connection with this offering will be passed upon for us by Hunter Taubman Fischer & Li LLC. The underwriter is being represented by Loeb & Loeb LLP with respect to legal matters of U.S. federal and New York law. The validity of the Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman, our counsel as to Cayman Islands law. Certain legal matters as to British Virgin Islands law will be passed upon for us by Conyers Dill & Pearman. Legal matters as to Hong Kong law will be passed upon for us by Han Kun Law Offices LLP. The underwriter is being represented by Loeb & Loeb LLP in connection with this offering.

EXPERTS

The consolidated financial statements as of September 30, 2021 and 2020 and for the fiscal years ended September 30, 2021 and 2020 included in this prospectus have been so included in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, as set forth in their reports appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting. The office of Marcum Asia CPAs LLP is located at 7 Pennsylvania Plaza, Suite 830, New York, NY 10001.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be obtained electronically by means of the SEC’s website at http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

PRESTIGE WEALTH INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PCAOB ID 5395)

To the Shareholders and Board of Directors of

Prestige Wealth Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Prestige Wealth Inc. (the “Company”) as of September 30, 2021 and 2020, the related consolidated statements of comprehensive income, Shareholders’ equity and cash flows for the three years in the period ended September 30, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

As discussed in Note 2 to the financial statements, the Company has changed its method of accounting for revenue recognition in year ended September 30, 2020 due to the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, as amended, effective October 1, 2019, using the modified retrospective approach.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Marcum Asia CPAs LLP

Formerly Marcum Bernstein and Pinchuk LLP

We have served as the Company’s auditor since 2018

New York, NY

May 13, 2022, except for Note 11 and Note 14 as to which the date is October 25, 2022

PRESTIGE WEALTH INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2021	September 30, 2020
ASSETS
Cash and cash equivalents	$750,221	$213,414
Accounts receivable	46,511	459,979
Contract asset	282,576	531,440
Amounts due from related parties	1,548,784	4,225,825
Deferred tax assets	6,697	—
Prepaid expenses and other assets, net	1,827,965	1,341,204
Total assets	4,462,754	6,771,862

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Tax payable	203,611	1,037,408
Amounts due to related parties	13,354	—
Deferred tax liabilities	45,976	87,688
Other payables and accrued liabilities	186,828	248,699
Total liabilities	449,769	1,373,795

Shareholders’ equity
Ordinary share ($0.000625 par value, 160,000,000 shares authorized, 8,000,000 shares issued and outstanding as of September 30, 2021 and 2020)*	5,000	5,000
Subscription receivable	—	(5,000)
Additional paid in capital	666,367	449,359
Retained earnings	3,324,207	4,912,191
Accumulated other comprehensive income	17,411	36,517
Total shareholders’ equity	4,012,985	5,398,067

Total liabilities and shareholders’ equity	$4,462,754	$6,771,862

____________

*        The shares are presented on a retroactive basis to reflect the Company’s share subdivision on July 15, 2022. See Note 11 below.

See notes to the consolidated financial statements

PRESTIGE WEALTH INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	For the years ended September 30,
	2021	2020
Net revenue
Wealth management services
Referral fees	$1,833	$1,758,331
Subtotal	1,833	1,758,331

Asset management services
Advisory service fees	419,554	720,700
Performance fees	1,720,411	1,884
Management fees	324,184	80,885
Subscription fees	326,197	—
Onboarding fees	—	—
Subtotal	2,790,346	803,469
Total net revenue	2,792,179	2,561,800

Distribution and service costs
Management fee cost	41,914	—

Gross Margin	2,750,265	2,561,800

Operation cost and expenses
Selling, general and administrative expenses	1,097,997	690,084
Total operation cost and expenses	1,097,997	690,084

Income from operations	1,652,268	1,871,716

Other income	254,820	174,231

Income before income taxes provisions (benefit)	1,907,088	2,045,947
Income taxes provisions (benefit)	(4,928)	314,216

Net income	$1,912,016	$1,731,731

Other comprehensive income (loss)
Foreign currency translation adjustment	(19,106)	40,950
Total comprehensive income	$1,892,910	$1,772,681

Earnings per ordinary share*
Basic and diluted	$0.239	$0.216

Weighted average number of ordinary shares outstanding*
Basic and diluted	8,000,000	8,000,000

____________

*        The shares are presented on a retroactive basis to reflect the Company’s share subdivision on July 15, 2022. See Note 11 below.

See notes to the consolidated financial statements

PRESTIGE WEALTH INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary Shares		Subscription receivable	Additional paid in capital	Retained earnings	Accumulated other comprehensive income (loss)	Total shareholders’ equity
	Shares*	Amount
Balance, September 30, 2019	8,000,000	$5,000	$(5,000)	$449,359	$2,873,477	$(4,433)	$3,318,403
Adjust opening balance due to new accounting standard	—	—	—	—	306,983	—	306,983
Net income	—	—	—	—	1,731,731	—	1,731,731
Foreign currency translation adjustment	—	—	—	—	—	40,950	40,950
Balance, September 30, 2020	8,000,000	$5,000	$(5,000)	$449,359	$4,912,191	$36,517	$5,398,067
Net income	—	—	—	—	1,912,016	—	1,912,016
Capital contribution	—	—	5,000	217,008	—	—	222,008
Dividend declared	—	—	—	—	(3,500,000)	—	(3,500,000)
Foreign currency translation adjustment	—	—	—	—	—	(19,106)	(19,106)
Balance, September 30, 2021	8,000,000	$5,000	$—	$666,367	$3,324,207	$17,411	$4,012,985

____________

*        The shares are presented on a retroactive basis to reflect the Company’s share subdivision on July 15, 2022. See Note 11 below.

See notes to the consolidated financial statements

PRESTIGE WEALTH INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended September 30
	2021	2020
Cash flows from operating activities
Net income	$1,912,016	$1,731,731
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax expense (benefit)	(48,143)	26,804
Bad debt provision	449,759	132,667
Changes in assets and liabilities:
Accounts receivable	(37,207)	700,677
Contract asset	247,116	(162,323)
Amounts due from related parties	(238,621)	(480,087)
Prepaid expenses and other assets	(91,211)	14,591
Amounts due to related parties	31,425	30,874
Tax payable	(831,433)	287,946
Other payables and accrued liabilities	(91,351)	99,801
Net cash provided by operating activities	1,302,350	2,382,681

Cash flows from investing activities:
Prepaid deposit for acquisition	—	514,575
Loan to related party	—	(2,715,671)
Loan & interest repayment from related party	551,372	—
Net cash provided by (used in) investing activities	551,372	(2,201,096)

Cash flows from financing activities:
Proceeds from shareholder’s capital contribution	222,008	—
Deferred offering cost	(403,324)	(205,339)
Dividend paid to shareholders	(1,135,057)	—
Net cash used in financing activities	(1,316,373)	(205,339)

Effect of exchange rate changes on cash and cash equivalents	(542)	(841)

Net change in cash and cash equivalents	536,807	(24,595)
Cash and cash equivalents, beginning of the year	213,414	238,009
Cash and cash equivalents, end of the year	$750,221	$213,414

Supplemental disclosure of non-cash operating activities
The net off of amount due to/from RPT	$(18,013)	$(30,874)
Net off of cash dividend and due from RPT	$(2,334,479)	$—

See notes to the consolidated financial statements

PRESTIGE WEALTH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 ORGANIZATION

Prestige Wealth Inc. (“PWI”, or the “Company”) is a limited company established under the laws of the Cayman Islands on October 25, 2018. It is engaged in providing private wealth management services and asset management to high net worth and ultra-high net worth individuals and enterprises through its subsidiaries.

PRESTIGE PRIVATE WEALTH MANAGEMENT LIMITED (“PPWM”), which was 100% controlled by PWI, was incorporated in British Virgin Islands on May 23, 2014, and is engaged in providing private wealth management services to third parties and to earn the referral fees.

Prestige Wealth Management Limited (“PWM”) is a wholly owned subsidiary of PPWM. It was established on January 26, 2015 in Hong Kong, which provides private wealth management services to third parties.

PRESTIGE ASSET INTERNATIONAL INC. (“PAI”) was incorporated in British Virgin Islands on December 4, 2015 and was 100% controlled by PWI.

Prestige Asset Management Limited (the “Investment Advisor” or “PAM”) is a wholly-owned subsidiary of PAI. It was established in accordance with laws and regulations of Hong Kong on December 14, 2015, which serves as the investment advisor and provides investment advisory services to third parties with respect to identifying suitable target investment projects that fit the specific investment needs of investors.

Prestige Global Asset Management Limited (the “Manager” or “PGAM”) is a wholly-owned subsidiary of PAI. It was established on June 8, 2016 under the laws of the Cayman Islands, and provides asset management services by managing various investment portfolios to high net worth and ultra-high net worth individuals and enterprises.

Prestige Global Capital Inc. (“PGCI”) is a wholly-owned subsidiary of PAI. It was established on November 3, 2020 under the laws of the Cayman Islands, and provides asset management services by serving as a general partner of an Exempted Limited Partnership.

Prestige Wealth America Inc. (“PWAI”) is a wholly owned subsidiary of PPWM. It was established on February 15, 2022 in California, and provides wealth management services to third parties.

Reorganization

In anticipation of an initial public offering (“IPO”) of its equity securities, the Company undertook a reorganization on December 27, 2018, and became the ultimate holding company of PPWM, PWM, PAI, PAM, PGAM, PGCI and PWAI, which were all controlled by the same shareholders. The Company together with its subsidiaries were effectively controlled by the same shareholders before and after the reorganization and therefore the reorganization is considered under common control and was accounted for similar to the pooling method of accounting. The accompanying consolidated financial statements have been prepared as if the current corporate structure has been in existence throughout the periods presented. The consolidation of the Company and its subsidiaries has been accounted for at historical cost as of the beginning of the first period presented in the accompanying.

PRESTIGE WEALTH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 ORGANIZATION (cont.)

Group chart of the Company after reorganization is set out below:

Details of the subsidiaries of the Company after reorganization are set out below:

Name	Date of Incorporation	Place of incorporation	Percentage of effective ownership	Principal Activities
Subsidiaries
PRESTIGE PRIVATE WEALTH MANAGEMENT LIMITED (“PPWM”)	May 23, 2014	British Virgin Islands	100%	Private wealth management service provider
Prestige Wealth Management Limited (“PWM”)	January 26, 2015	Hong Kong	Wholly owned subsidiary of PPWM	Private wealth management service provider
PRESTIGE ASSET INTERNATIONAL INC. (“PAI”)	December 4, 2015	British Virgin Islands	100%	Inactive
Prestige Asset Management Limited (the “Investment Advisor” or “PAM”)	December 14, 2015	Hong Kong	Wholly owned subsidiary of PAI	Investment advisor
Prestige Global Asset Management Limited (the “Manager” or “PGAM”)	June 8, 2016	Cayman Islands	Wholly owned subsidiary of PAI	Asset management services provider
Prestige Global Capital Inc. (“PGCI”)	November 3, 2020	Cayman Islands	Wholly owned subsidiary of PAI	Asset management services provider
Prestige Wealth America Inc. (“PWAI”)	February 15, 2022	California	Wholly owned subsidiary of PPWM	Wealth management service provider

Note 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and consolidation

The accompanying consolidated balance sheet as of September 30, 2021 and 2020, and consolidated results of operations and cash flows for the years ended September 30, 2021 and 2020, have been derived from audited financial statements. All inter-company transactions and balances have been eliminated upon consolidation.

PRESTIGE WEALTH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. Dollars.

In February 2015, the Financial Accounting Standards Board (“FASB”) issued amended consolidation guidance with the issuance of ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis (“ASU 2015-02”). The revised consolidation guidance, among other things, (i) modifies the evaluation of whether limited partnerships and similar legal entities are VIEs, (ii) eliminated the presumption that a general partner should consolidate a limited partnership, and (iii) modifies the consolidation analysis of reporting entities that are involved with VIEs through fee arrangements and related party relationships. In evaluating whether the investment funds in the legal form of limited partnership the Company manages as general partner should be consolidated or not, the Company firstly assesses whether there is any interest it has constituted a variable interest. The Company concludes that (i) the service fees it earns, including carried interest earned in the capacity of general partner, are commensurate with the level of effort required to provide such services, (ii) the Company does not hold other interest in the investment funds that individually, or in aggregate, would absorb more than an insignificant amounts of expected loss or receive more than an insignificant amount of the expected residual returns from the investment funds, (iii) the services arrangement includes only terms, conditions or amounts that are customarily present and at arm’s length, therefore are not deemed as variable interests. For purposes of the assessment, any variable interest in an entity that is held by a related party of the decision maker or service provider was considered in the analysis. Specifically, the Company includes its direct variable interests in the entity and its indirect variable interests in the entity held through related parties, considered on a proportionate basis. After evaluating the impact of the above guidance, the Company determined that there was no investment fund that should be consolidated as of September 30, 2021 and 2020.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include, but are not limited to, allowance for doubtful accounts, and the assessment of the valuation allowance on deferred tax assets. Actual results could differ from these estimates.

Fair value measurement

The Company applies ASC Topic 820, Fair Value Measurements and Disclosures which defines fair value, establishes a framework for measuring fair value and expands financial statement disclosure requirements for fair value measurements.

ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability.

ASC Topic 820 specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

PRESTIGE WEALTH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value. Unobservable inputs are valuation technique inputs that reflect the Group’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Management of the Company is responsible for considering the carrying amount of cash, accounts receivable, other receivables, other payable and accrued liabilities, based on the short-term maturity of these instruments to approximate their fair values because of their short-term nature.

Cash and cash equivalents

Cash and cash equivalents consist of the Company’s demand deposit placed with financial institutions.

Accounts receivable

Accounts receivable represented amounts due from the Company’s customers and are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts as needed. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and existing economic conditions. Accounts receivable balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of September 30, 2021 and 2020, the Company had booked the allowance of accounts receivables of $582,478 and $132,719, respectively.

Prepaid expenses and other assets

Prepaid expenses and other assets are comprised of other receivables and prepaid expenses, including deferred offering cost, prepaid audit fee, prepaid staff insurance, the payment of legal fee and administration fee on behalf of the funds. The Company reviews other receivables on a regular basis and also makes specific allowance if there is strong evidence indicating that other receivables is likely to be unrecoverable. Deferred offering costs consist principally of legal, auditing, consulting, industry research and printing costs in connection with the proposed initial public offering of the Company’s ordinary shares (“IPO”). Such costs are deferred until the closing of the IPO, at which time the deferred costs are offset against the offering proceeds. In the event the IPO is unsuccessful or aborted, the costs will be expensed. Deferred offering costs as of September 30, 2021 and 2020 amounted to $1,456,396 and $1,059,248 respectively and were included in prepaid expenses. Other receivables balances were written off after all collection efforts had been exhausted. Bad debts allowance as of September 30, 2021 and 2020 were $1,540,832 and $1,548,087 respectively.

Commitments and contingencies

In the normal course of business, the Company is subject to commitments and contingencies, including operating lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Revenue recognition

The Company adopted ASC Topic 606 (“ASC 606”), Revenue from Contract with Customers, with effect from October 1, 2019, using the modified retrospective method applied to those contracts which were not completed as October 1, 2019. Accordingly, revenues for the years ended September 30, 2020 and 2021 were presented under ASC 606, Revenue Recognition.

PRESTIGE WEALTH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue recognition before adoption of ASU 2014-09, “Revenue from contracts with Customers (Topic 606)”

Revenues primarily consist of advisory service fees, onboarding service fees, referral fees, performance fees, management fees and subscription fees.

Revenue is recognized when all of the following conditions are met for each deliverable: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable and (iv) collectability is reasonably assured.

Revenue recognition policies for each type of service are discussed as follows:

Advisory service fees

The Company acts as ongoing advisor to the client and provides a package of advisory services, including but not limited to, advising on global asset allocation, selecting and recommending suitable promotion or distribution channels for the issuance of the fund, coordinating daily operation and setting up meetings during post-establishment period, selecting and coordinating with lawyers for legal agreements and documents preparation, selecting qualified fund service providers, etc., as needed during the agreed-upon service period. None of the service elements are essential or significant in value to the other service elements as all the services elements are highly integrated in order to provide advisory service along the client’s fund’s establishing and operating period. The Company charges a fixed annual fee for acting as an ongoing advisor and recognizes revenue over the service period on a monthly basis.

The Company provides professional advisory services to clients in setting up new funds as an advisor, which includes but not limited to, coordinating in fund structure designing, selecting and coordinating with lawyers for legal agreements and documents preparation, selecting qualified fund service providers, and organizing meeting. The Company provides comprehensive advisory services to the client in the fund establishment process. None of the service elements are essential or significant in value to the other service elements as all the services elements are highly integrated in order to provide advisory service along the client’s fund’s establishing and operating period. The Company charges a one-off fee for acting as a fund formation advisor and recognizes the revenues after the delivery of the agreed services.

Referral fees

The Company derives revenue primarily at the time when a high net worth or ultra-high net worth client subscribes to wealth management products through the use of brokers the Company works with, such client has paid premium and the applicable free look period has elapsed. The Company is then entitled to receive referral fees paid directly by the brokers; the referral fees are computed as a percentage of the first year premiums and renewal premiums to be paid by the clients.

Revenue on first year premiums is recognized when a high net worth or ultra-high net worth client subscribes to wealth management products through the use of brokers the Company works with, such client has paid the requisite premiums and the applicable free look period has expired.

Performance fees

The Company is entitled to receive a performance fee based on the extent by which the funds’ investment performance exceeds the high-water mark. A high-water mark is the highest peak in value that an investment fund has reached. When the fund’s net asset value before performance fees has reached a new water mark, the Company is entitled to obtain 10% to 13.5% of the incremental portion; the performance fee is calculated based upon the high-water mark for each quarter, this fee is required to be paid to the Company on a quarterly basis and is nonrefundable.

PRESTIGE WEALTH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company recognizes revenues when the performance fee was accrued reasonably practicable as soon as the net asset value calculation was completed by the fund administrator and approved by the Company by the end of each quarter.

Management fees

The Company is entitled to receive a management fee of one-twelfth of 0.4% to 1.5% of the net asset value attributable to client’s respective equity holding positions in each fund (before deduction of that months’ management fee and any accrued performance fee) on a monthly basis, and it is nonrefundable.

The management fee will be payable in US Dollars monthly in arrears as soon as the net asset value calculation was completed by the fund administrator and approved by the Company at the end of each month and recognized as revenue after the related services are rendered in accordance with the private placement memorandum.

Subscription fees

Subscription fees are earned by the Company primarily at the beginning of the subscription period for most of the funds when applicable. Subscription fee is a one-off nonrefundable charge.

The Company recognizes revenues when the investment funds are successfully established and the subscription fee is payable to the Company after the investor has completed the initial investment.

Revenue recognition after adoption of ASU 2014-09, “Revenue from contracts with Customers (Topic 606)” with modified retrospective method

Under Topic 606, the entity should recognize revenue to depict the transfer of promised goods or services to clients in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

Revenue recognition policies for each type of service are discussed as follows:

Advisory service fees

The Company acts as ongoing advisor to the client and provides a package of advisory services, including but not limited to, advising on global asset allocation, selecting and recommending suitable promotion or distribution channels for the issuance of the fund, coordinating daily operation and setting up meetings during post-establishment period, selecting and coordinating with lawyers for legal agreements and documents preparation, selecting qualified fund service providers, etc., as needed during the agreed-upon service period. Each contract of advisory service is accounted for as a single performance obligation which is satisfied over the service period. The Company allocates the transaction price to the single performance obligation based on a fixed annual fee and recognized revenue over the service period on a monthly basis.

PRESTIGE WEALTH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Referral fees

The Company enters into contracts with brokers and refers high net worth or ultra-high net worth client who subscribe to wealth management products from the brokers, such referral service is regarded as the single performance obligation. The Company is then entitled to receive referral fees paid directly by the brokers; the referral fees are computed as a percentage of the premiums paid by the clients for purchase of the wealth management products distributed by the brokers.

When a client is referred to the broker, and relative wealth management products is successfully subscribed by the client, the performance obligation is satisfied. Revenue on first year premiums and renewal premiums is recognized at the point in time when a client referred by the Company subscribes to wealth management products through the use of brokers the Company works with and such client has paid the requisite premiums and the applicable free look period has expired. Contract asset is recognized for the unbilled renewal referral fee as relevant service is provided, but payment contingent on the completion of the renewal. There is no significant financing component since the difference between the promised consideration and cash selling price of the service arises for reason other than the provision of finance to either the customer or the Company, and the difference between those amounts is proportional to the reason for the difference.

Performance fees

The Company is entitled to receive performance fees for either the discretionary account management or the fund the Company managed.

For the discretionary account management, the Company is entitled to receive a performance fee in respect of the investment portfolio, which amount shall be calculated pursuant to the difference between the fair value of the portfolio and the investment amount times a 15%-25% performance fee rate. The performance fee shall become payable and deducted from the sale proceeds of the portfolio within three days after the International Offering (defined as the listing of shares of the Portfolio Company on the Main Board of The Stock Exchange of Hong Kong Limited) or such other period of time as the Company deems appropriate and is nonrefundable. The Company recognizes revenues when the performance fee was accrued reasonably practicable as soon as the sale proceeds of the portfolio after the International Offering.

For the fund Prestige Capital Markets Fund I L.P. the Company previously managed, the Company was entitled to receive a performance fee named carried interest when the fund was distributed between the Company and investors. The steps of the distribution were 1) 100% to investors until the cumulative amount distributed in respect of the investment that had been disposed of as of the respective distribution date is equal to each investor’s capital contribution attributable to such investment; and 2) thereafter, (100%- the carried interest rate) to limited partner of the fund and rest to the Company as carried interest (performance fee). In this case, the actual carried interest rate used in final distribution is varies under a certain range, the difference between the rate in fund agreement (limited partnership agreement) and the actual rate was waived by the Company. The performance fee was accrued on the distribution of the fund and is nonrefundable.

Management fees

The Company is entitled to receive a management fee of one-twelfth of 0.4% to 1.5% of the net asset value attributable to client’s respective equity holding positions in PGA (before deduction of that months’ management fee and any accrued performance fee) on a monthly basis, and it is nonrefundable.

The Company is entitled to receive a management fee from either the discretionary account management or the fund the Company used to manage, Prestige Capital Markets Fund I L.P., which is of 1.5% to 2.5% of such investor’s subscription amount with respect to such investment as of the date of determination, and it is nonrefundable.

PRESTIGE WEALTH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

For discretionary account management, the Company recognizes revenue when the investors designate the manager for discretionary account management service is successfully subscribed by investors, the management fee is payable in addition to the investment amount.

For the fund Prestige Capital Markets Fund I L.P., these customer contracts require the Company to provide fund management services, which represents a performance obligation that the Company satisfies over time. The management fee will be payable in U.S. dollars monthly in arrears as soon as the net asset value calculation was completed by the fund administrator and approved by the Company at the end of each month and recognized as revenue.

Subscription fees

Subscription fees are earned by the Company primarily at the beginning of the subscription period for either the discretionary account management or the fund we managed including the new fund Prestige Capital Markets Fund I L.P. Subscription fee is a one-off nonrefundable charge.

The Company recognizes revenues when the investors designate the manager for discretionary account management service or the investment funds are successfully subscribed by investors, the subscription fee is payable to us after the investor has completed the initial investment.

Disaggregation of revenue

The following table illustrates the disaggregation of revenue:

	For the years ended September 30,
	2021	2020
Revenue
Referral fees	$1,833	$1,758,331
Advisory service fees	419,554	720,700
Performance fees	1,720,411	1,884
Management fees	324,184	80,885
Subscription fees	326,197	—
Onboarding service fees	—	—
Net Revenue	$2,792,179	$2,561,800
	For the years ended September 30,
	2021	2020
Timing of Revenue Recognition
Services transferred at a point in time	$2,048,441	$1,758,331
Services transferred over time	743,738	803,469
Balance at end of the year	$2,792,179	$2,561,800

Disclosure related to modified retrospective adoption of ASC 606

The Company recorded an increase to opening balance of retained earnings of $306,983 as of October 1, 2019 due to the cumulative impact of adopting ASC 606.

PRESTIGE WEALTH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The impacts of the adoption of ASC 606 for the year ended September 30, 2020 on consolidated statement of income are shown below.

Impacted consolidated statement of income items	As Reported	Impacts of ASC606 Adoption	Balances without ASC 606 Adoption
Net revenue	$2,561,800	159,205	2,402,595
Income tax expenses	314,216	26,269	287,947
Net income	1,731,731	132,936	1,598,795

The impacts of the adoption of ASC 606 for the year ended September 30, 2020, including the cumulative effects of the change, on consolidated balance sheet are shown below.

Impacted consolidated balance sheet items	As Reported	Impacts of ASC606 Adoption	Balances without ASC 606 Adoption
Assets:
Contract assets	$531,440	531,440	—
Liabilities:
Deferred tax liability	87,688	87,688	—
Equity:
Retained earnings	4,912,191	439,919	4,472,272

Contract assets

Contract assets represent the Company’s rights to consideration in exchange for services that the Company has transferred to the customer before payment is due. At the point of revenue recognition, the Company has completed all performance under the contract, however, their rights to consideration are conditional on the future renewal. As such, the Company records a corresponding contract assets for the renewal premiums allocated to referral services that have already been fulfilled the whole performance obligation. The Company only recognizes contract assets to the extent that the Company believes it is probable that it will collect substantially all of the consideration to which it will be entitled in exchange for the services transferred to the customer.

The contract assets will increase when the Company recognizes it and will decrease when the payment is due and be reclassified to a receivable.

Per ASC 606-10-45-3, an entity shall assess a contract asset for impairment in accordance with Topic 310 on receivables. Per ASC 606-10-50-4a, impairment losses recognized on receivables or contract assets are disclosed separately from other impairment losses

Contract assets are stated at the historical carrying amount net of write-offs and allowance for uncollectible accounts. The Company establishes an allowance for uncollectible accounts based on estimates, historical experience and other factors surrounding the credit risk of specific clients. Uncollectible accounts are written-off when a settlement is reached for an amount that is less than the outstanding historical balance or when the Company has determined the balance will not be collected.

PRESTIGE WEALTH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Contract assets as of September 30, 2021 and 2020 are as follows:

	As of September 30,
	2021	2020
Contract assets, net	$282,576	$531,440

As of September 30, 2021 and 2020, there was no impairment for contract assets.

The significant changes in the contract assets balances during the year ended September 30, 2021 and 2020 are as follows:

Contract assets
Balance as of 9/30/2019	$—
Adoption of ASC 606	367,496
Amount from new business	1,757,610
Amounts billed to customers(1)	(1,599,126)
Exchange diff.	5,460
Balance as of 9/30/2020	$531,440
Amounts billed to customers(1)	(251,063)
Exchange diff.	2,199
Balance as of 9/30/2021	$282,576

____________

(1)      The amounts billed to customers represent the reclassification of contract assets to receivables as the result of rights to consideration becoming unconditional.

Operation cost and expenses

Operation cost and expenses are recorded on the accrual basis, which mainly include wages, rentals and other operating expenses, such as administrative expenses, bank charges, accounting and audit fees unrelated with IPO. Operation cost and expenses were $1,097,997 and $690,084 for the years ended September 30, 2021 and 2020, respectively.

Income tax

The Company accounts for income taxes in accordance with U.S. GAAP. Under the asset and liability method as required by this accounting standard, the recognition of deferred income tax liabilities and assets is for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes is accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. As of September 30, 2021 and 2020, the Company did not record valuation

PRESTIGE WEALTH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

allowance and deferred tax assets balances are $6,697 and nil. Current income tax is provided for in accordance with the laws of the relevant taxing authorities. As of September 30, 2021 and 2020, the Company provided for deferred tax liabilities of $45,976 and 87,688, respectively.

Uncertain tax positions

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes had incurred during the years ended September 30, 2021 and 2020, and there were no uncertain tax positions as of September 30, 2021 and 2020. All tax returns since the Company’s inception are still subject to examination by tax authorities. The Company does not believe that its unrecognized tax benefits will change over the next twelve months.

Comprehensive income

Comprehensive income is comprised of the Company’s net income and other comprehensive income (loss). The component of other comprehensive income or loss is consisted solely of foreign currency translation adjustments, net of the income tax effect.

Functional currency and foreign currency translation and transactions

The Company’s reporting currency is the U.S. dollar (“US$”). The functional currency of PPWM, PWM and PAM is Hong Kong dollar, while the functional currency of PGAM and PAI is U.S. dollar. In the consolidated financial statements, the financial information of the Company’s subsidiaries has been translated into US$. Assets and liabilities are translated at the exchange rates on each balance sheet date, while equity amounts are translated at historical exchange rates, except for changes in retained earnings (accumulated deficit) during the year which is the result of income statement translation process, and revenues, expenses, gains and losses are translated using the average exchange rates during each of the years. Translation adjustments are reported as foreign currency translation adjustments and are shown as a separate component of other comprehensive income or loss in the consolidated statements of comprehensive income (loss). The exchange rates as of September 30, 2021 and September 30, 2020 are 7.788 and 7.7515, respectively. The average exchange rates for the years ended September 30, 2021 and 2020 are 7.7646 and 7.7734, respectively.

Earnings per share

Basic earnings per share are computed by dividing net income attributable to holders of ordinary shares by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares. There was no dilutive effect for the years ended September 30, 2021 and 2020.

Recent accounting developments

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” It requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In July 2018, the FASB issued Accounting Standards Update (ASU) 2018-11, Lease (Topic 842) Targeted Improvements. The amendments in this Update provide entities with an additional (and optional) transition method to adopt the new leases standard and provide lessors with a practical expedient, by class of underlying asset, to not separate nonlease components from

PRESTIGE WEALTH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

the associated lease component and, instead, to account for those components as a single component if the nonlease components otherwise would be accounted for under the new revenue guidance (Topic 606). In November 2019, the FASB issued ASU 2019-10, Financial Instruments — Credit Losses (Topic 326), and Leases (Topic 842): Effective Dates. ASU 2019-10 amends the effective dates for ASU 2016-02. The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies (“EGCs”) can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company expects to adopt ASU 2016-02 utilizing the additional modified retrospective transition method provided by ASU No. 2018-11 beginning October 1, 2022. The Company is in the process of evaluating the impact that this standard will have on its consolidated financial statements.

In June 2016, the FASB amended guidance related impairment of financial instruments as part of ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The guidance replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. The ASU is effective for public company for fiscal years, and interim periods within those fiscal years beginning after December 15, 2019. Early application will be permitted for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. ASU 2019-10 amends the effective dates for ASU 2016-13. The Company is an EGC and has elected to adopt the new standard as of the effective date applicable to nonissuers and will implement the new standard on October 1, 2023. The Company is in the process of evaluating the impact that this guidance will have on its consolidated financial statements.

Recently issued ASUs by the FASB, except for the ones mentioned above, are not expected to have a significant impact on the Company’s consolidated results of operations or financial position.

Note 3 CONCENTRATIONS

Credit risk

Credit risk is the risk that an issuer or counterparty will be unable or unwilling to meet a commitment (including the payment of amounts arising from derivative contracts) in full when due, that the issuer or counterparty have entered into with the Company. Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. The bank accounts are not insured by Federal Deposit Insurance Corporation (“FDIC”) insurance or other insurance. As of September 30, 2021 and 2020, $750,221 and $213,414 were deposited in banks located in Hong Kong, respectively.

Concentration risk

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total revenue:

	For the years ended September 30,
	2021	%	2020		%
Company A	$1,683,076	60.28	$	*	*
Company B	513,344	18.39		*	*
Company C	419,554	15.03		720,700	28.13
Company D	*	*		1,758,331	68.64
	$2,615,974	93.70		$2,479,031	96.77

____________

*        represents the % is below 10% which is not presented.

PRESTIGE WEALTH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 CONCENTRATIONS (cont.)

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total accounts receivable:

	As of September 30,
	2021	%	2020		%
Company H	$17,835	38.35	$	*	*
Company I	15,765	33.90		*	*
Company D	12,027	25.86		*	*
Company C	*	*		433,477	94.24
	$45,627	98.11		$433,477	94.24

Note 4 ACCOUNTS RECEIVABLE, NET

Accounts receivable consist of the following items:

	As of September 30,
	2021	2020
Referral fees	$61,078	$22,141
Advisory service fees	534,310	547,787
Management fees	15,765	22,770
Subscription fees	17,836	—
Less: allowance for uncollectible receivables	(582,478)	(132,719)
Total	$46,511	$459,979

The aging of accounts receivable before allowance for uncollectible receivables is as follows:

	0 – 90 days	90 – 180 days	180 days – 1 year	1 year above	Total
Referral fees	4,619	3,025	14,497	—	22,141
Advisory service fees	300,000	180,000	67,787	—	547,787
Management fees	21,058	—	—	1,712	22,770
Balance as of 9/30/2020	$325,677	$183,025	$82,284	$1,712	$592,698
Referral fees	12,911	24,014	5,830	18,323	61,078
Advisory service fees	—	180,000	354,310	—	534,310
Management fees	15,765	—	—	—	15,765
Subscription fees	17,836	—	—	—	17,836
Balance as of 9/30/2021	$46,512	$204,014	$360,140	$18,323	$628,989

The movement of allowance is as follows:

	As of September 30,
	2021	2020
Balance at beginning of the year	$132,719	$—
Current year addition	449,759	132,719
Balance at end of the year	$582,478	$132,719

The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on aging data, historical collection experience, customer specific facts, and existing economic conditions.

PRESTIGE WEALTH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 PREPAID EXPENSES AND OTHER ASSETS, NET

Prepaid expenses and other assets consist of the following items:

	As of September 30,
	2021	2020
Fund advance payment(1)	$356,881	$274,080
Deferred offering costs	1,456,396	1,059,248
Prepaid deposit for acquisition(2)	1,540,832	1,548,087
Others	14,688	7,876
Less: allowance for prepaid deposit for acquisition(2)	(1,540,832)	(1,548,087)
Total	$1,827,965	$1,341,204

____________

(1)      The balance as of September 30, 2021 and 2020 mainly comprised of legal fees and the management fees, which were paid on behalf of the funds.

(2)      In May 2019, the Company made a payment of HK$16 million to a potential acquisition target investee as investment. After the payment, during the due diligence and negotiation process the Company noted that the potential transaction did not meet its initial expectation. As such, the Company decided to cancel this potential transaction. The Company and the target investee have entered into an agreement and will charge an annual interest rate of 6.5% for the HK$16 million ($2,040,296) starting from 1st of October 2019. The Company had received HK$4 million ($516,029) of principal and the related interests incurred from the target in March, 2020. As of September 30, 2021 and 2020, the Company has booked the allowance of uncollectible prepaid deposit for acquisition of HK$12 million ($1,540,832 and $1,548,087, respectively).

Note 6 OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities consist of the following items:

	As of September 30,
	2021	2020
Service fee payable	$127,373	$92,585
Accrued payroll	27,376	149,903
Mandatory provident fund payable	1,387	1,333
Dividend payable	30,464	—
Others	228	4,878
Total	$186,828	$248,699

Note 7 TAXATION

The Company and its subsidiaries file tax returns separately.

1) Income tax

The Company is a Cayman Islands exempted company and currently conducts operations through subsidiaries that are incorporated in the Cayman Islands, the British Virgin Islands and Hong Kong.

The Cayman Islands

The Company, PGAM and PGCI are incorporated in the Cayman Islands and the Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty.

PRESTIGE WEALTH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 TAXATION (cont.)

Pursuant to the Tax Concessions Act of the Cayman Islands, the Company has obtained an undertaking: (a) that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciation shall apply to the Company or its operations; and (b) that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on the shares, debentures or other obligations of the Company.

The undertaking for the Company is for a period of twenty years from November 2, 2018.

There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

The Cayman Islands are a party to a double tax treaty entered into with the United Kingdom in 2010 but are otherwise not a party to any other double tax treaties.

British Virgin Islands

PPWM and PAI are subsidiaries of the Company incorporated in the British Virgin Islands (BVI). There is no income or other tax in the British Virgin Islands imposed by withholding or otherwise on any payment to be made to or by the subsidiary incorporated in the British Virgin Islands.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. From year of assessment of 2018/2019 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2 million, and 16.5% on any part of assessable profits over HK$2 million. The Company subsidiaries registered in Hong Kong are now subject to the new assessments in Hong Kong beginning in its fiscal year 2019. If, at the end of the basis period of the entity for the relevant year of assessment, the entity has one or more connected entities, the two-tiered profits tax rates would only apply to the one which is nominated to be chargeable at the two-tiered rates. The others would not qualify for the two-tiered profits tax rates and will continue to be subject to the rate of 16.5%. For the current year of 2018/2019, Prestige Asset Management Limited elected the two-tiered profits tax rates. The Company’s subsidiary, PWM, in Hong Kong did not have assessable profits that were derived in Hong Kong for years ended September 30, 2021 and 2020. Therefore, no Hong Kong profit tax has been provided for years ended September 30, 2021 and 2020. PPWM, the Company’s BVI subsidiary, is doing business in Hong Kong and derives its income primarily in the region. PPWM is subject to Hong Kong profit tax with statutory tax rate of 16.5% according to the relevant tax laws and regulations of Hong Kong. PAM, the Company’s Hong Kong subsidiary, is doing business in Hong Kong and derives its income primarily in the region. PAM is subject to Hong Kong profit tax of 8.25% on assessable profits up to HK$2 million and 16.5% on any part of assessable profits over HK$2 million.

The components of the income taxes provision (benefit) are:

	For the years ended September 30,
	2021	2020
Current	$43,215	$287,947
Deferred	(48,143)	26,269
Total income taxes provision (benefit)	$(4,928)	$314,216

According to tax regulations, net operating losses can be carried forward to offset operating income indefinitely.

PRESTIGE WEALTH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 TAXATION (cont.)

Significant components of deferred tax assets were as follows:

	As of September 30,
	2021	2020
Deferred tax assets	$—	$—
Net operating loss(1)	6,697	—
Total deferred tax assets	$6,697	$—

____________

(1)      The Company had net taxable loss of HK$316,100 (US$40,710) from PPWM’s operation as of September 30, 2021, which is available to reduce future taxable income, and all of these losses can be carried forward indefinitely. The Company considers positive and negative evidence to determine whether some portion or all of the deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of recent losses, forecasts of future profitability, the duration of statutory carry forward periods, the Company’s experience with tax attributes expiring unused and tax planning alternatives. Valuation allowances have not been established for deferred tax assets based on the reasons and analysis listed above. As of September 30, 2021, the Company did not record valuation allowance.

Significant components of deferred tax liabilities were as follows:

	As of September 30,
	2021	2020
Deferred tax liabilities(1)	87,688	60,637
Current year addition(2)	—	48,493
Current year reversal(2)	(41,425)	(22,224)
Exchange rate effect	(287)	782
Balance at end of the year	$45,976	$87,688

____________

(1)      As an impact of Topic 606, the Company recognized revenues from renewal premiums when performance obligation delivered by increasing the opening balance of retained earnings and recording a deferred tax liability of $60,637 at the beginning of the year ended September 30, 2020. The deferred tax liabilities resulted from a temporary difference between the accounting income before income taxes and taxable income.

(2)      The addition and reversal of deferred tax liabilities for the year ended September 30, 2021 and 2020 were as the recognition of renewal referral fee amounted to HK$293,897 during the fiscal year 2020 and reverse due to renewal of HK$321,651 and HK$134,694 respectively during the fiscal years 2021 and 2020.

Income before income tax is attributable to the following tax jurisdictions:

	For the years ended September 30,
	2021	2020
Hong Kong	$98,930	$2,032,982
Cayman	1,808,158	12,965
Net Income before income tax	$1,907,088	$2,045,947

PRESTIGE WEALTH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 TAXATION (cont.)

Reconciliation between the Hong Kong statutory tax rate to income before income taxes provisions (benefit) for income taxes is as follows:

	For the years ended September 30,
	2021	2020
Income before income taxes provision	$1,907,088	$2,045,947
Income tax statutory rate	16.5%	16.5%
Income tax expense at statutory tax rate	314,669	337,581
Reconciling items:
Effect of tax-exempt for subsidiaries incorporated in Cayman Islands	(298,346)	(2,139)
Effect of non-deductible items(1)	—	—
Effect of different tax rates for the first HK$2 million(2)	(21,251)	(21,226)
Effect of change in valuation allowance	—	—
Income taxes provisions (benefit)	(4,928)	314,216

Effective income tax rate	(0.26)%	15.36%

____________

(1)      In May 2019, the Company made a payment of HK$16 million to a potential acquisition target investee as investment. After the payment, during the due diligence and negotiation process the Company noted that the potential transaction did not meet its initial expectation. As such, the Company decided to cancel the potential transaction. The Company and the target investee have entered into an agreement and will charge an annual interest rate of 6.5% for the HK$16 million ($2,040,296) starting from 1st of October 2019. Bad debts allowance was required as of September 30, 2021 and 2020 were $1,540,832 and $1,548,087. In computing the assessable Hong Kong profits deduction is specifically prohibited in respect of any loss or withdrawal of capital, the cost of improvements and any expenditure of a capital nature.

(2)      From year of assessment of 2018/2019 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2 million, and 16.5% on any part of assessable profits over HK$2 million. If, at the end of the basis period of the entity for the relevant year of assessment, the entity has one or more connected entities, the two-tiered profits tax rates would only apply to the one which is nominated to be chargeable at the two-tiered rates. The others would not qualify for the two-tiered profits tax rates and will continue to be subject to the rate of 16.5%.

Note 8 RELATED PARTIES BALANCES AND TRANSACTIONS

The following is a list of related parties which the Company has transactions with:

(a)     Mr. Chi Tak Sze, the controlling shareholder and one of the directors of the Company.

(b)    Prestige Securities Limited, an entity controlled by Mr. Chi Tak Sze.

(c)     Prestige Financial Holdings Group Limited, a holding company controlled by Mr. Chi Tak Sze.

(d)    Prestige Capital Group Inc, an entity under the control of Prestige Financial Holdings Group Limited.

(e)     First Prestige Inc, an entity controlled by Ms. Xinyu Zhao.

Amounts due from related parties

The balances of amount due from related parties were as following:

	As of September 30,
	2021	2020
Prestige Financial Holdings Group Limited (“PFHL”)(1)	1,501,890	3,997,198
Prestige Securities Limited (“PSL”)(2)	—	18,043
Prestige Securities International Inc. (“PSII”)(3)	—	210,584
First Prestige Inc. (“FPI”)(4)	45,619	—
Prestige Capital Group Inc. (“PCGI”)(5)	1,275	—
Total	$1,548,784	$4,225,825

PRESTIGE WEALTH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 RELATED PARTIES BALANCES AND TRANSACTIONS (cont.)

Amounts due to related parties

The balances of amount due to related parties were as following:

	As of September 30,
	2021	2020
Prestige Securities Limited (“PSL”)	13,354	—
Total	$13,354	$—

____________

(1)      The balance as of September 30, 2021 mainly represented a payment of HK$8.65 million (approximately $1.11 million) for brand promotion fee. The balance as of September 30, 2020 mainly represented a payment of HK$8.65 million (approximately $1.12 million) for brand promotion fee and a loan as well as the related interest of HK$20.08 million (approximately $2.59 million). The Company entered into an agreement in 2019 and another supplement agreements from 2019 to 2022 with Prestige Financial Holdings Group Limited respectively for the brand promotion services for the calendar years from 2019 to 2022. The balance in amount of HK$8.65 million (approximately $1.11 million) represents the prepayment for the brand promotion services for a year which will be provided by Prestige Financial Holdings Group Limited. Prestige Financial Holdings Group Limited will design the brand promotion plan and lead the execution of related activities for “Prestige” brand promotion on behalf of its subsidiaries. The prepayment will be expensed when the brand promotion activities rendered and the total amount of brand promotion expenses will be settled according to actual expenses occurred and allocated among subsidiaries of Prestige Financial Holdings Group Limited. Since the outbreak of COVID-19 in January 2020, the travel restrictions of Hong Kong remain in effect until September 30, 2021 and remained in effect until the date as of filing, therefore no brand promoting services rendered by Prestige Financial Holdings Group Limited. The Company entered into two loan agreements with Prestige Financial Holdings Group Limited in March and June 2020 with the principal in the amount of HK$17.26 million (approximately $2.23 million) and HK$2.25 million (approximately $0.29 million) with term in one year and an annual interest in 6.5% respectively. The full amount of the principal and interest of the loan has been settled by dividend declared by Prestige Wealth Inc. as of March 5, 2021 and refunded by Prestige Financial Holdings Group Limited as of April 1, 2021.

(2)      The balance as of September 30, 2020 mainly represented prepayment of rents to Prestige Securities Limited. Prestige Securities Limited is an entity controlled by Mr. Chi Tak Sze. The Company leases the office premises from Prestige Securities Limited under non-cancelable operating leases with an expiration date on July 31, 2021. The monthly rental expense is HK$20,000.

(3)      The balance as of September 30, 2020 mainly represented a loan principal and interest of HK$1.63 million (approximately $0.21 million). The Company entered into two loan agreements with Prestige Securities International Inc. on May and June 2020 in amount of HK$0.5 million (approximately $0.06 million) and HK$ 1.1 million (approximately $0.14 million) with term in one year and an annual interest in 6.5% respectively. The full amount of the principal and interest the loan has been repaid by Prestige Financial Holdings Group Limited on behalf of Prestige Securities International Inc. as of March 31, 2021.

(4)      The balance as of September 30, 2021 represented management fee receivable from First Prestige Inc. For the discretionary account management, the Company is entitled to receive a management fee in respect of the investment portfolio. First Prestige Inc. is an entity controlled by Ms. Xinyu Zhao.

(5)      The balance as of September 30, 2021 represented a payment for annual fee of BVI company on behalf of Prestige Capital Global Inc.; Prestige Capital Global Inc. is under the control of Prestige Financial Holdings Group Limited.

PRESTIGE WEALTH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 RELATED PARTIES BALANCES AND TRANSACTIONS (cont.)

Related party transactions

The details of the related party transactions were as follows:

Amounts due from related parties

	Prestige Capital Global Inc.	First Prestige Inc.	Shi Hongtao	Prestige Securities International Inc.	Prestige Financial Holdings Group	Prestige Securities Limited	Total
	USD	USD	USD	USD	USD	USD	USD
Balance as of 9/30/2019	—	—	—	—	1,036,007	3,852	1,039,859
Loan to PSII	—	—	—	205,830	—	—	205,830
Accrual interest due from PSII	—	—	—	4,160	—	—	4,160
Loan to PFHL	—	—	—	—	2,509,841	—	2,509,841
Accrual interest due from PFHL	—	—	—	—	73,517	—	73,517
Prepayment brand promotion fee to PFHL	—	—	—	—	598,194	—	598,194
Promotion fee refund	—	—	—	—	(385,932)	—	(385,932)
Salary and other expense paid by the Company on behalf of PFHL	—	—	—	—	145,165	—	145,165
Rental fee prepaid to PSL	—	—	—	—	—	45,025	45,025
Advanced payment to Shi Hongtao	—	—	257,288	—	—	—	257,288
Repayment of advanced fund to Shi Hongtao	—	—	(257,288)	—	—	—	(257,288)
Net off settlement for amount due to PSL	—	—	—	—	—	(30,874)	(30,874)
Exchange diff.	—	—	—	594	20,406	40	21,040
Balance as of 9/30/2020	—	—	—	210,584	3,997,198	18,043	4,225,825
Loans & interest repayment	—	—	—	(216,967)	(334,405)	—	(551,372)
Accrual interest due from PSII	—	—	—	6,738	—	—	6,738
Dividend offset the loan	—	—	—	—	(2,334,479)	—	(2,334,479)
Accrual interest due from PFHL	—	—	—	—	80,524	—	80,524
Salary and other expense paid by the Company on behalf of PFHL	—	—	—	—	102,249	—	102,249
Management fee, subscription fee & performance fee receivable	—	45,757	—	—	312,095	—	357,852
Management fee, subscription fee & performance fee collection	—	—	—	—	(312,095)	—	(312,095)
Other expense paid by the Company on behalf of PCGI	1,279	—	—	—	—	—	1,279
Net off settlement for amount due to PSL	—	—	—	—	—	(18,013)	(18,013)
Exchange diff.	(4)	(138)	—	(355)	(9,197)	(30)	(9,724)
Balance as of 9/30/2021	1,275	45,619	—	—	1,501,890	—	1,548,784

PRESTIGE WEALTH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 RELATED PARTIES BALANCES AND TRANSACTIONS (cont.)

Amounts due to related parties

Prestige Securities Limited
USD
Balance as of 9/30/2019	—
Rental expense incurred by renting from PSL	30,874
Net off amount due from PSL	(30,874)
Balance as of 9/30/2020	—
Rental expense incurred by renting from PSL	30,910
Net off amount due from PSL	(18,013)
Salary and other expense paid by PSL	497
Exchange diff.	(40)
Balance as of 9/30/2021	13,354

Note 9 COMMITMENTS AND CONTINGENCIES

Operating leases commitments

Minimum future commitments under non-cancelable operating lease agreements as of September 30, 2021 are follows:

Years Ending September 30,	Lease Commitment
2022	30,817
2023	25,680
Total	56,497

Rental expenses for the years ended September 30, 2021 and 2020 were $30,910 and $30,874, respectively.

Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

The Company had no significant pending litigation as of September 30, 2021.

Note 10 SEGMENT REPORTING

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company’s chief operating decision maker, the Chief Executive Officer, reviews the consolidated results when making decisions about allocating resources and accessing performance of the Company as a whole and hence, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. The Company’s assets are substantially all located in Hong Kong and substantially all of the Company’s revenue and expense are derived from Hong Kong. Therefore, no geographical segments are presented.

PRESTIGE WEALTH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 SHAREHOLDERS’ EQUITY

The shareholders’ equity structures as of September 30, 2021 and 2020 were presented after giving retroactive effect to the reorganization of the Company that was completed on December 27, 2018. Immediately before and after reorganization, the Company, together with its subsidiaries, PPWM, PWM, PAI, PAM and PGAM were effectively controlled by the same shareholders; therefore, for accounting purpose, the reorganization was accounted for as a recapitalization.

Prestige Wealth Inc. was established under the laws of the Cayman Islands on October 25, 2018. The authorized number of ordinary shares is 160,000,000 shares with par value of $0.000625 each. As of the date of this report, 8,000,000 ordinary shares were issued at par value, equivalent to a share capital of $5,000. The shares are presented on a retroactive basis to reflect the nominal share issuance. Please see Note 12 to the consolidated financial statements for additional information related to the nominal share issuance.

Note 12 NOMINAL SHARE ISSUANCE

On October 25, 2018, the Company issued 1,000,000 ordinary shares to Prestige Financial Holdings Group Limited, the Company’s controlling shareholder, at a par value of $0.001 per share with total consideration of $1,000. On November 20, 2018, the Company issued an additional 3,000,000 ordinary shares to Prestige Financial Holdings Group Limited, at a par value of $0.001 per share with total consideration of $3,000. On December 27, 2018, the Company issued an aggregate of 1,000,000 ordinary shares, at a par value of $0.001 per share with total consideration of $1,000, pro-rata to the shareholders of the Company as of such date. In accordance with Securities and Exchange Commission Staff Accounting Bulletin Topic 4, the nominal share issuance was accounted for as a stock split and that all share and per share information has been retrospectively restated to reflect such stock split for all periods presented.

Note 13 ADDITIONAL PAID IN CAPITAL

As of September 30, 2021 and 2020, additional paid-in capital in the consolidated balance sheet represented the combined contributed capital of the Company’s subsidiaries.

The shareholder of the Company made capital contribution of $217,008 for the years ended September 30, 2021.

Note 14 SUBSEQUENT EVENT

On June 2, 2022, at an extraordinary general meeting, the shareholders of the Company approved the authorized share capital of the Company be and is hereby increased from US$10,000 divided into 10,000,000 shares of US$0.001 par value each (the “Shares”) to US$100,000 divided into 100,000,000 shares of US$0.001 par value each, by the creation of a further 90,000,000 Shares and such Shares to rank pari passu in all respects with the existing Shares, such that following the increase of the authorized share capital, the Company shall have an authorized share capital of US$100,000 divided into 100,000,000 shares of US$0.001 par value each.

On July 15, 2022, at an extraordinary general meeting, the shareholders of the Company approved each of the existing issued and unissued shares of par value of US$0.001 each of the Company be and is hereby subdivided into 1.6 shares of par value of US$0.000625 each of the Company (the “Subdivision”). Immediately following the Subdivision, the (i) authorized share capital of the Company shall change from US$100,000 divided into 100,000,000 shares of a par value of US$0.001 each to US$100,000 divided into 160,000,000 shares of a par value of US$0.000625 each, and (ii) the issued share capital will be US$5,000 divided into 8,000,000 shares of a par value of US$0.000625 each.

Other than the subsequent event described above, the Company has not identified any events with a material financial impact on the Company’s consolidated financial statements.

PRESTIGE WEALTH INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2022	September 30, 2021
	(Unaudited)
ASSETS
Cash and cash equivalents	$106,026	$750,221
Accounts receivable	412,419	46,511
Contract asset	160,330	282,576
Amounts due from related parties	2,912,860	1,548,784
Deferred tax assets	243	6,697
Prepaid expenses and other assets	2,196,737	1,827,965
Total assets	$5,788,615	$4,462,754

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Tax payable	$189,440	$203,611
Amounts due to related parties	12,770	13,354
Deferred tax liabilities	25,793	45,976
Other payables and accrued liabilities	241,109	186,828
Total liabilities	$469,112	$449,769

Shareholders’ equity
Ordinary share ($0.000625 par value, 160,000,000 shares authorized, 8,000,000 shares issued and outstanding as of March 31, 2022 and September 30, 2021)*	$5,000	$5,000
Additional paid in capital	700,867	666,367
Retained earnings	4,629,376	3,324,207
Accumulated other comprehensive income	(15,740)	17,411
Total shareholders’ equity	$5,319,503	$4,012,985
Total liabilities and shareholders’ equity	$5,788,615	$4,462,754

____________

*        The ordinary shares are presented on a retroactive basis to reflect the Company’s share subdivision on July 15, 2022. See Note 11.

See notes to the consolidated financial statements

PRESTIGE WEALTH INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the six months ended March 31,
	2022	2021
	(Unaudited)	(Unaudited)
Net revenue
Wealth management services
Referral fees	$1,765,325	$381

Asset management services
Advisory service fees	—	359,809
Performance fees	—	1,720,760
Management fees	24,356	197,936
Subscription fees	—	326,337
Subtotal	24,356	2,604,842
Total net revenue	1,789,681	2,605,223

Distribution and service costs
Management fee cost	—	41,954

Gross Margin	1,789,681	2,563,269

Operation cost and expenses
Selling, general and administrative expenses	296,653	367,947
Total operation cost and expenses	296,653	367,947

Income from operations	1,493,028	2,195,322

Other income	58,350	90,838

Income before income taxes	1,551,378	2,286,160
Income taxes provisions	246,209	76,955

Net income	$1,305,169	$2,209,205

Other comprehensive income (loss)
Foreign currency translation adjustment	(33,151)	(16,994)
Total comprehensive income	$1,272,018	$2,192,211

Earnings per ordinary share
Basic and diluted	$0.163	$0.276

Weighted average number of ordinary shares outstanding*
Basic and diluted	8,000,000	8,000,000

____________

*        The ordinary shares are presented on a retroactive basis to reflect the Company’s share subdivision on July 15, 2022. See Note 11.

See notes to the consolidated financial statements

PRESTIGE WEALTH INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary Shares		Subscription receivable	Additional paid in capital	Retained earnings	Accumulated other comprehensive income (loss)	Total shareholders’ equity
	Shares*	Amount
Balance, September 30, 2020	8,000,000	$5,000	$(5,000)	$449,359	$4,912,191	$36,517	$5,398,067
Net income	—	—	—	—	2,209,205	—	2,209,205
Dividend declared	—	—	—	—	(3,500,000)	—	(3,500,000)
Foreign currency translation adjustment	—	—	—	—	—	(16,994)	(16,994)
Balance, March 31, 2021 (Unaudited)	8,000,000	$5,000	$(5,000)	$449,359	$3,621,396	$19,523	$4,090,278

Balance, September 30, 2021	8,000,000	$5,000	$—	$666,367	$3,324,207	$17,411	$4,012,985
Net income	—	—	—	—	1,305,169	—	1,305,169
Capital contribution	—	—	—	34,500	—	—	34,500
Foreign currency translation adjustment	—	—	—	—	—	(33,151)	(33,151)
Balance, March 31, 2022 (Unaudited)	8,000,000	$5,000	$—	$700,867	$4,629,376	$(15,740)	$5,319,503

____________

*        The ordinary shares are presented on a retroactive basis to reflect the Company’s share subdivision on July 15, 2022. See Note 11.

See notes to the consolidated financial statements

PRESTIGE WEALTH INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For six months ended March 31,
	2022	2021
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net cash provided by operating activities	1,054,428	1,532,172

Cash flows from investing activities:
Collection of investment deposit	—	—
Loan to related party	(1,366,478)	—
Loan & interest repayment from related party	—	219,302
Net cash (used in) provided by investing activities	(1,366,478)	219,302

Cash flows from financing activities:
Proceeds from shareholder’s capital contribution	34,500	—
Deferred offering cost	(358,652)	(107,018)
Dividend paid to shareholders	—	(832,431)
Net cash used in financing activities	(324,152)	(939,449)

Effect of exchange rate changes on cash and cash equivalents	(7,993)	(5,744)

Net change in cash and cash equivalents	(644,195)	806,281

Cash and cash equivalents, beginning of the year	750,221	213,414
Cash and cash equivalents, end of the year	$106,026	$1,019,695

Supplemental cash flow information
Income tax paid	$(349,707)	$(875,483)
Supplemental disclosure of non-cash operating activities
Net off of amount due to/from RPT	$—	$(15,469)
Net off of cash dividend and due from RPT	—	(2,334,479)

See notes to the consolidated financial statements

PRESTIGE WEALTH INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 ORGANIZATION

Prestige Wealth Inc. (“PWI”, or the “Company”) is a limited liability company established under the laws of the Cayman Islands on October 25, 2018. It is engaged in providing wealth management services and asset management services to high net worth and ultra-high net worth individuals and enterprises through its subsidiaries.

PRESTIGE PRIVATE WEALTH MANAGEMENT LIMITED (“PPWM”), which was 100% owned by PWI, was incorporated in British Virgin Islands on May 23, 2014, and is engaged in providing wealth management services for the referral fees.

Prestige Wealth Management Limited (“PWM”) is a wholly owned subsidiary of PPWM. It was established on January 26, 2015 in Hong Kong, and provides wealth management services to third parties.

PRESTIGE ASSET INTERNATIONAL INC. (“PAI”) was incorporated in British Virgin Islands on December 4, 2015 and was 100% owned by PWI.

Prestige Asset Management Limited (“PAM”) is a wholly-owned subsidiary of PAI. It was established in accordance with laws and regulations of Hong Kong on December 14, 2015, and serves as investment advisor and provides investment advisory services to third parties with respect to identifying suitable target investment projects that fit the specific investment needs of investors.

Prestige Global Asset Management Limited (“PGAM”) is a wholly-owned subsidiary of PAI. It was established on June 8, 2016 under the laws of the Cayman Islands, and provides asset management services by managing various investment portfolios for high net worth and ultra-high net worth individuals and enterprises.

Prestige Global Capital Inc. (“PGCI) is a wholly-owned subsidiary of PAI. It was established on November 3, 2020 under the laws of the Cayman Islands, and provides asset management services by serving as a general partner of an Exempted Limited Partnership.

Prestige Wealth America Inc. (“PWAI”) is a wholly owned subsidiary of PPWM. It was established on February 15, 2022 in California, and provides wealth management services to third parties.

Group chart of the Company after reorganization is set out below:

PRESTIGE WEALTH INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 ORGANIZATION (cont.)

Details of the subsidiaries of the Company after reorganization are set out below:

Name	Date of Incorporation	Place of incorporation	Percentage of effective ownership	Principal Activities
Subsidiaries
PPWM	May 23, 2014	British Virgin Islands	100%	Wealth management service provider
PWM	January 26, 2015	Hong Kong	Wholly owned subsidiary of PPWM	Wealth management service provider
PAI	December 4, 2015	British Virgin Islands	100%	Inactive
PAM	December 14, 2015	Hong Kong	Wholly owned subsidiary of PAI	Investment advisor
PGAM	June 8, 2016	Cayman Islands	Wholly owned subsidiary of PAI	Asset management services provider
PGCI	November 3, 2020	Cayman Islands	Wholly owned subsidiary of PAI	Asset management services provider
PWAI	February 15, 2022	California	Wholly owned subsidiary of PPWM	Wealth management service provider

Note 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and consolidation

The accompanying consolidated balance sheet as of September 30, 2021, which has been derived from audited financial statements, and the unaudited interim condensed consolidated financial statements as of March 31, 2022 and for the six months ended March 31, 2022 and 2021 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and disclosures, which are normally included in financial statements prepared in accordance with United States generally accepted accounting principles, have been condensed or omitted pursuant to such rules and regulations. Management believes that the disclosures made are adequate to provide a fair presentation. The interim financial information should be read in conjunction with the financial statements and the notes for the fiscal years ended September 30, 2021 and 2020.

This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. Dollars.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair statement of the Company’s unaudited condensed consolidated financial position as of March 31, 2022, its consolidated results of operations and cash flows for the six months ended March 31, 2022 and 2021, as applicable, have been made. The interim results of operations are not necessarily indicative of the operating results for the full fiscal year or any future periods.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include, but are not limited to, allowance for doubtful accounts, and the assessment of the valuation allowance on deferred tax assets. Actual results could differ from these estimates.

PRESTIGE WEALTH INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue recognition

Revenue recognition policies for each type of service are discussed as follows:

Advisory service fees

The Company acts as ongoing advisor to the client and provides a package of advisory services, including but not limited to, advising on global asset allocation, selecting and recommending suitable promotion or distribution channels for the issuance of the fund, coordinating daily operation and setting up meetings during post-establishment period, selecting and coordinating with lawyers for legal agreements and documents preparation, selecting qualified fund service providers, etc., as needed during the agreed-upon service period. Each contract of advisory service is accounted for as a single performance obligation which is satisfied over the service period. The Company allocates the transaction price to the single performance obligation based on a fixed annual fee and recognized revenue over the service period on a monthly basis.

Referral fees

The Company enters into contracts with brokers and refers high net worth or ultra-high net worth client who subscribe to wealth management products from the brokers, such referral service is regarded as the single performance obligation. The Company is then entitled to receive referral fees paid directly by the brokers; the referral fees are computed as a percentage of the premiums paid by the clients for purchase of the wealth management products distributed by the brokers.

When the client was referred to the broker, and relative wealth management products were successfully subscribed by the client, the performance obligation was satisfied. Revenue on first year premiums and if applicable, renewal premiums is recognized at the point in time when a client referred by the Company subscribes to wealth management products through the use of brokers the Company works with and such client has paid the requisite premiums and the applicable free look period has expired. Contract asset is recognized for the unbilled renewal referral fee as relevant service is provided, but payment contingent on the completion of the renewal. There is no significant financing component since the difference between the promised consideration and cash selling price of the service arises for reason other than the provision of finance to either the customer or the Company, and the difference between those amounts is proportional to the reason for the difference

Performance fees

The Company is entitled to receive performance fees for either the discretionary account management or the fund we managed including the new fund Prestige Capital Markets Fund I L.P.

For the discretionary account management, the Company is entitled to receive a performance fee in respect of the investment portfolio, which amount shall be calculated based on the difference between the fair value of the portfolio and the investment amount times a 15% – 25% performance fee rate. The performance fee shall become payable and deducted from the sale proceeds of the portfolio within three days after the initial public offering of the target company or such other period of time as the Company deems appropriate and is nonrefundable.

The Company recognizes revenues when the performance fee was accrued reasonably practicable as soon as the sale proceeds of the portfolio after the initial public offering of the target company.

For the fund Prestige Capital Markets Fund I L.P. which the Company managed, the Company is entitled to receive a performance fee named carried interest when the fund is distributed between the Company and investors. The steps of the distribution are 1) 100% to investors until the cumulative amount distributed in respect of the investment that had been disposed of as of the respective distribution date is equal to each investor’s capital contribution attributable to such investment; 2) thereafter, (100% — the carried interest rate) to limited partner of the fund and rest to the Company as carried interest (performance fee). In this case, the actual carried interest rate used in final distribution varies under a certain range, and the difference between the rate in fund agreement (Limited partnership agreement) and the actual rate was waived by the Company. The performance fee was accrued on the distribution of the fund and is nonrefundable.

PRESTIGE WEALTH INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Management fees

The Company is entitled to receive a management fee of one-twelfth of 0.4% to 1.5% of the net asset value attributable to client’s respective equity holding positions in each fund (before deduction of that months’ management fee and any accrued performance fee) on a monthly basis, and it is nonrefundable.

The Company is entitled to receive a management fee from either the discretionary account management or the fund the Company used to manage, Prestige Capital Markets Fund I L.P., which is of 1.5% to 2.5% of such investor’s subscription amount with respect to such investment as of the date of determination, and it is nonrefundable.

For discretionary account management, the Company recognizes revenue when the investors designate the manager for discretionary account management service is successfully subscribed by investors, the management fee is payable in addition to the investment amount.

For the fund Prestige Capital Markets Fund I L.P., these customer contracts require the Company to provide fund management services, which represents a performance obligation that the Company satisfies over time. The management fee will be payable in US Dollars monthly in arrears as soon as the net asset value calculation was completed by the fund administrator and approved by the Company at the end of each month and recognized as revenue.

Subscription fees

Subscription fees are earned by the Company primarily at the beginning of the subscription period for either the discretionary account management or the fund we managed including the new fund Prestige Capital Markets Fund I L.P. Subscription fee is a one-off nonrefundable charge.

The Company recognizes revenues when the investor designates the manager for discretionary account management service or the investment funds are successfully subscribed by investors, the subscription fee is payable to the Company after the investor has completed the initial investment.

Disaggregation of revenue

The following table illustrates the disaggregation of revenue:

	For the six months ended March 31,
	2022	2021
	(Unaudited)	(Unaudited)
Revenue
Referral fees	$1,765,325	$381
Advisory service fees	—	359,809
Performance fees	—	1,720,760
Management fees	24,356	197,936
Subscription fees	—	326,337
Net Revenue	$1,789,681	$2,605,223
	For the six months ended March 31,
	2022	2021
	(Unaudited)	(Unaudited)
Timing of Revenue Recognition
Services transferred at a point in time	$1,765,325	$2,047,478
Services transferred over time	24,356	557,745
	$1,789,681	$2,605,223

PRESTIGE WEALTH INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Contract assets

Contract assets represent the Company’s rights to consideration in exchange for services that the Company has transferred to the customer before payment is due. At the point of revenue recognition, the Company has completed all performance under the contract; however, their rights to consideration are conditional on the future renewal. As such, the Company records a corresponding contract assets for the renewal premiums allocated to referral services that have already been fulfilled the whole performance obligation. The Company only recognizes contract assets to the extent that the Company believes it is probable that it will collect substantially all of the consideration to which it will be entitled in exchange for the services transferred to the customer.

The contract assets will increase when the Company recognizes it and will decrease when the payment is due and be reclassified to a receivable.

Per ASC 606-10-45-3, an entity shall assess a contract asset for impairment in accordance with Topic 310 on receivables. Per ASC 606-10-50-4a, impairment losses recognized on receivables or contract assets are disclosed separately from other impairment losses.

Contract assets are stated at the historical carrying amount net of write-offs and allowance for uncollectible accounts. The Company establishes an allowance for uncollectible accounts based on estimates, historical experience and other factors surrounding the credit risk of specific clients. Uncollectible accounts are written-off when a settlement is reached for an amount that is less than the outstanding historical balance or when the Company has determined the balance will not be collected.

Contract assets as of March 31, 2022 and September 30, 2021 are as follows:

	As of March 31, 2022	As of September 30, 2021
	(Unaudited)
Contract assets, net	$160,330	$282,576

As of March 31, 2022 and September 30, 2021, there was no impairment for contract assets.

The significant changes in the contract assets balances during the six months ended March 31, 2022 and the year ended September 30, 2021 are as follows:

Contract assets
USD
Balance as of 9/30/2020	531,440
Amounts billed to customers(1)	(251,063)
Exchange diff.	2,199
Balance as of 9/30/2021	282,576
Amounts billed to customers(1)	(121,138)
Exchange diff.	(1,108)
Balance as of 3/31/2022 (Unaudited)	160,330

____________

(1)      The amounts billed to customers represent the reclassification of contract assets to receivables as the result of rights to consideration becoming unconditional.

Recent accounting developments

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” It requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for

PRESTIGE WEALTH INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In July 2018, the FASB issued Accounting Standards Update (ASU) 2018-11, Lease (Topic 842) Targeted Improvements. The amendments in this Update provide entities with an additional (and optional) transition method to adopt the new leases standard and provide lessors with a practical expedient, by class of underlying asset, to not separate non-lease components from the associated lease component and, instead, to account for those components as a single component if the non-lease components otherwise would be accounted for under the new revenue guidance (Topic 606). In November 2019, the FASB issued ASU 2019-10, Financial Instruments — Credit Losses (Topic 326), and Leases (Topic 842): Effective Dates. ASU 2019-10 amends the effective dates for ASU 2016-02. The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies (“EGCs”) can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company expects to adopt ASU 2016-02 utilizing the additional modified retrospective transition method provided by ASU No. 2018-11 beginning October 1, 2022. The Company is in the process of evaluating the impact that this standard will have on its consolidated financial statements.

In June 2016, the FASB amended guidance related impairment of financial instruments as part of ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The guidance replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. The ASU is effective for public company for fiscal years, and interim periods within those fiscal years beginning after December 15, 2019. Early application will be permitted for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. ASU 2019-10 amends the effective dates for ASU 2016-13. The Company is an EGC and has elected to adopt the new standard as of the effective date applicable to nonissuers and will implement the new standard on October 1, 2023. The Company is in the process of evaluating the impact that this guidance will have on its consolidated financial statements.

Recently issued ASUs by the FASB, except for the ones mentioned above, are not expected to have a significant impact on the Company’s consolidated results of operations or financial position.

Note 3 CONCENTRATIONS

Credit risk

Credit risk is the risk that an issuer or counterparty will be unable or unwilling to meet a commitment (including the payment of amounts arising from derivative contracts) in full when due, that the issuer or counterparty have entered into with the Company. Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. The bank accounts are not insured by Federal Deposit Insurance Corporation (“FDIC”) insurance or other insurance. As of March 31, 2022 and September 30, 2021, $106,026 and $750,221 were deposited in banks located in Hong Kong, respectively.

Concentration risk

Concentration of customers

	For the six months ended March 31,
Revenues	2022	%	2021	%
	(Unaudited)		(Unaudited)
Company C	*	*	359,809	13.81
Company A	*	*	1,683,076	64.60
Company B	*	*	513,834	19.72
Company N	1,765,089	98.63	*	*
	$1,765,089	98.63	$2,556,719	98.13

PRESTIGE WEALTH INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 CONCENTRATIONS (cont.)

Accounts receivable	As of March 31, 2022%		As of September 30, 2021%
	(Unaudited)		(Unaudited)
Company H	*	*	17,835	38.35
Company I	*	*	15,765	33.90
Company D	*	*	12,027	25.86
Company N	386,610	93.74	*	*
	$386,610	93.74	$45,627	98.11

____________

*        represents the % is below 10% which is not presented.

Note 4 ACCOUNTS RECEIVABLE

Accounts receivable consist of the following natures:

	As of March 31, 2022	As of September 30, 2021
	(Unaudited)
Referral fees	$391,832	$61,078
Advisory service fees	—	534,310
Management fees	20,587	15,765
Subscription fees	—	17,836
Less: allowance for uncollectible receivables	—	(582,478)
Total	$412,419	$46,511

The aging of accounts receivable before allowance for uncollectible receivables is as follows:

	0 – 90 days	90 – 180 days	180 days – 1 year	1 year above	Total
Referral fees	12,911	24,014	5,830	18,323	61,078
Advisory service fees	—	180,000	354,310	—	534,310
Management fees	15,765	—	—	—	15,765
Subscription fees	17,836	—	—	—	17,836
Balance as of 9/30/2021	$46,512	$204,014	$360,140	$18,323	$628,989
Referral fees	391,832	—	—	—	391,832
Management fees	16,700	3,887	—	—	20,587
Balance as of 3/31/2022 (Unaudited)	$408,532	$3,887	$—	$—	$412,419

The movement of allowance is as follows:

	As of March 31, 2022	As of September 30, 2021
	(Unaudited)
Balance at beginning of the year	$582,478	$132,719
Current year addition	8,812	449,759
Written-off as uncollectible	(591,290)	—
Balance at end of the year	$—	$582,478

The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on aging data, historical collection experience, customer specific facts, and existing economic conditions.

PRESTIGE WEALTH INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 5 PREPAID EXPENSES AND OTHER ASSETS

Prepaid expenses and other assets consist of the following items:

	As of March 31, 2022	As of September 30, 2021
	(Unaudited)
Fund advance payment(1)	$364,684	$356,881
Deferred offering costs	1,805,736	1,456,396
Prepaid deposit for acquisition(2)	1,532,371	1,540,832
Others	26,317	14,688
Less: allowance for prepaid deposit for acquisition(2)	(1,532,371)	(1,540,832)
Total	$2,196,737	$1,827,965

____________

(1)      The balance as of March 31, 2022 and September 30, 2021 mainly comprised of the legal fees and administration fees, which were paid on behalf of the funds.

(2)      In May 2019, the Company made a payment of HK$16 million to a potential acquisition target investee as investment. After the payment, during the due diligence and negotiation process, the Company noted that the potential transaction did not meet its initial expectation; the Company decided to cancel the potential transaction. The Company and the target investee have entered into an agreement and will charge an annual interest rate of 6.5% for the HK$ 16 million ($2,040,296) starting from October 1, 2019. The Company had received HK$ 4 million of principal and the related interests incurred for period from October, 2019 to February, 2020 from the target in March, 2020 and did not receive any amounts since then. As of March 31, 2022 and September 30, 2021, the Company has booked the allowance of uncollectible prepaid deposit for acquisition of HK$ 12 million ($1,532,371 and $1,540,832, respectively). Over a period of more than two years, the Company actively pursued collection, including taking legal action. Upon consultation with its litigation counsel, the Company had sent formal “Letters before Action” several times to press for payment, with no result to date. The Company is preparing to initiate arbitration proceedings in an attempt to collect the prepaid balance. Because the Company has not officially started the proceedings after the “Letters before Action”, the Company still reserves available legal means of collection. Therefore, as of March 31, 2022, the Company did not write off the prepaid deposit for acquisition. The Company will consider writing off any balance if the probability of recovering the prepaid deposit for acquisition is low based on the progress of the potential arbitration proceedings and after discussions with its litigation counsel in the next few months.

Note 6 OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities consist of the following items:

	As of March 31, 2022	As of September 30, 2021
	(Unaudited)
Service fee payable	$182,775	$127,373
Accrued payroll	25,573	27,376
Mandatory provident fund payable	1,354	1,387
Dividend payable(1)	30,464	30,464
Others	943	228
Total	$241,109	$186,828

____________

(1)      The directors of the Company have resolved to declare a cash dividend of $3,500,000 in the amount of $0.70 per share payable to those shareholders of the Company whose names appear in the register of members of the Company as at March 5, 2021 in accordance with the articles of association of the Company. The dividend shall be paid no later than 60 days after March 5, 2021. Prestige Financial Holdings Group Limited agreed to use the cash dividend payable by the Company in amount of approximately $2.34 million to offset part of the loan principal and interest (totalling of $2.67 million) due to the Company, and the Company had paid the cash dividend of approximately $1.16 million to other shareholders pro rata as of March 31, 2022.

PRESTIGE WEALTH INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 7 TAXATION

The Company and its subsidiaries file tax returns separately.

1) Income tax

The Company is a Cayman Islands exempted company and currently conducts operations primarily through subsidiaries that are incorporated in the Cayman Islands, the British Virgin Islands and Hong Kong.

The Cayman Islands

The Company and PGAM are incorporated in the Cayman Islands and the Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty.

Pursuant to the Tax Concessions Act of the Cayman Islands, the Company has obtained an undertaking: (a) that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciation shall apply to the Company or its operations; and (b) that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on the shares, debentures or other obligations of the Company.

The undertaking for the Company is for a period of twenty years from November 2, 2018.

There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

The Cayman Islands are a party to a double tax treaty entered into with the United Kingdom in 2010 but are otherwise not a party to any other double tax treaties.

British Virgin Islands

PPWM and PAI are subsidiaries of the Company incorporated in the British Virgin Islands. There is no income or other tax in the British Virgin Islands imposed by withholding or otherwise on any payment to be made to or by the subsidiary incorporated in the British Virgin Islands.

California

PWAI incorporated in California, the California currently levy 8.84% business taxes on corporations based upon taxable income and the U.S. currently levy 21% federal corporate taxes on corporations based upon net taxable income. The Company’s subsidiary, PWAI, in California did not have assessable income that were derived in California for the six months ended March 31, 2022. Therefore, no California tax has been provided for the six months ended March 31, 2022.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. From year of assessment of 2018/2019 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000. The Company subsidiaries registered in Hong Kong are now subject to the new assessments in Hong Kong beginning in its fiscal year 2019. If, at the end of the basis period of the entity for the relevant year of assessment, the entity has one or more connected entities, the two-tiered profits tax rates would only apply to the one which is nominated to be chargeable at the two-tiered rates. The others would not qualify for the two-tiered profits tax rates and will continue to be subject to the rate of 16.5%. The Company’s subsidiary, PWM, in Hong Kong did not have assessable profits that were derived in Hong Kong for the six months ended March 31, 2022 and 2021. Therefore, no Hong Kong profit tax has been provided for the six months ended March 31, 2022 and 2021. PPWM, the Company’s BVI subsidiary, is doing business in Hong Kong and derives its income primarily in the region.

PRESTIGE WEALTH INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 7 TAXATION (cont.)

PPWM is subject to Hong Kong profit tax with statutory tax rate of 16.5% according to the relevant tax laws and regulations of Hong Kong. PAM, the Company’s Hong Kong subsidiary, is doing business in Hong Kong and derives its income primarily in the region. PAM is subject to Hong Kong profit tax and has elected the two-tiered profits tax rates from the year of 2018/2019 onwards.

The components of the income taxes provision are:

	For six months ended March 31,
	2022	2021
	(Unaudited)	(Unaudited)
Current	$259,773	$107,168
Deferred	(13,564)	(30,213)
Total income taxes provision	$246,209	$76,955

Significant components of deferred tax assets were as follows:

	As of March 31, 2022	As of September 30, 2021
	(Unaudited)
Deferred tax assets	$6,697	$—
Current period addition(1)	244	6,697
Current period reversal(1)	(6,685)	—
Exchange rate effect	(13)	—
Deferred tax assets, net	$243	$6,697

____________

(1)      The Company had net taxable loss of HK$23,078 (US$2,958) from PAM’s operation and HK$316,100 (US$40,710) from PPWM’s operation respectively as of March 31, 2022 and September 30, 2021, which is available to reduce future taxable income, and all of these losses can be carried forward indefinitely. The Company considers positive and negative evidence to determine whether some portion or all of the deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of recent losses, forecasts of future profitability, the duration of statutory carry forward periods, the Company’s experience with tax attributes expiring unused and tax planning alternatives. Valuation allowances have not been established for deferred tax assets based on the reasons and analysis listed above. As of March 31, 2022 and September 30, 2021, the Company did not record valuation allowance.

Significant components of deferred tax liabilities were as follows:

	As of March 31, 2022	As of September 30, 2021
	(Unaudited)
Deferred tax liabilities(1)	$45,976	$87,688
Current period reversal(2)	(20,004)	(41,425)
Exchange rate effect	(179)	(287)
Deferred tax liabilities, net	$25,793	$45,976

____________

(1)      As an impact of Topic 606, the Company recognized revenues from renewal premiums when performance obligation delivered by increasing the opening balance of retained earnings and recording a deferred tax liability of $87,688 at the beginning of 2020. The deferred tax liabilities resulted from a temporary difference between the accounting income before income taxes and taxable income.

(2)      The reversal of deferred tax liabilities was as the receivables were billable due to the renewal of insurance of HK$156,078 and HK$321,651 respectively as of March 31, 2022 and September 30, 2021.

PRESTIGE WEALTH INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 7 TAXATION (cont.)

Income before income taxes is attributable to the following tax jurisdictions:

	For six months ended March 31,
	2022	2021
	(Unaudited)	(Unaudited)
Hong Kong	$1,490,697	$595,308
Cayman	60,681	1,690,852
Income before income taxes	$1,551,378	$2,286,160

Reconciliation between the Hong Kong statutory tax rate to income before income taxes and the actual provision for income taxes is as follows:

	For six months ended March 31,
	2022	2021
	(Unaudited)	(Unaudited)
Income before income taxes provision	$1,551,378	$2,286,160
Income tax statutory rate	16.5%	16.5%
Income tax expense at statutory tax rate	255,977	377,216
Reconciling items:
Effect of tax-exempt for subsidiaries incorporated in Cayman Islands	(10,012)	(278,991)
Effect of different tax rates for the first HK$2 million(1)	244	(21,270)
Income tax expense	246,209	76,955
Effective income tax rate	15.86%	3.37%

____________

(1)      From year of assessment of 2018/2019 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2.0 million (approximately $0.26 million), and 16.5% on any part of assessable profits over HK$2.0 million (approximately $0.26 million). If, at the end of the basis period of the entity for the relevant year of assessment, the entity has one or more connected entities, the two-tiered profits tax rates would only apply to the one which is nominated to be chargeable at the two-tiered rates. The others would not qualify for the two-tiered profits tax rates and will continue to be subject to the rate of 16.5%.

Note 8 RELATED PARTIES BALANCES AND TRANSACTIONS

The following is a list of related parties which the Company has transactions with:

(a)     Prestige Securities Limited, an entity controlled by Mr. Chi Tak Sze.

(b)    Prestige Financial Holdings Group Limited, a holding company controlled by Mr. Chi Tak Sze.

(c)     Prestige Capital Group Inc, an entity under the control of Prestige Financial Holdings Group Limited.

(d)    First Prestige Inc, an entity controlled by Ms. Xinyu Zhao.

Amounts due from related parties

The balances of amount due from related parties were as followings:

	As of March 31, 2022	As of September 30, 2021
	(Unaudited)
Prestige Financial Holdings Group Limited (“PFHL”)(1)	2,911,585	1,501,890
First Prestige Inc. (“FPI”)(2)	—	45,619
Prestige Capital Group Inc. (“PCGL”)(3)	1,275	1,275
Total	$2,912,860	$1,548,784

PRESTIGE WEALTH INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 8 RELATED PARTIES BALANCES AND TRANSACTIONS (cont.)

The balances of amount due to related parties were as followings:

	As of March 31, 2022	As of September 30, 2021
	(Unaudited)
Prestige Securities Limited (“PSL”)(4)	12,770	13,354
Total	$12,770	$13,354

____________

(1)      The balance as of March 31, 2022 mainly represented a prepayment of HK$8.65 million (approximately $1.1 million) for brand promotion fee and a loan of HK$10.7 million (approximately $1.37 million). We entered into a loan agreement with Prestige Financial Holdings Group Limited on March 31, 2022 with the principal in amount of US$1.72 million with term in six months and annual interest in 6.5% respectively. US$1.37 million and US$0.35 million were paid by one of our subsidiaries on March 31, 2022 and May 12, 2022 to Prestige Financial Holdings Group Limited respectively. As of October 19, 2022, US$1.21 million of the principal and interest had been paid by Prestige Financial Holdings Group Limited under this loan agreement. The Company entered into a supplementary agreement with Prestige Financial Holdings Group Limited to extend the due date for the remaining $0.56 million of the principal to a date that is immediately before the effectiveness of the Company’s registration statement, with the outstanding amount payable at any time, at the same interest rate as provided in the original loan agreement. As of the date of this prospectus, the remaining $0.56 million of the principal and its interest has been repaid in full to the Company by Prestige Financial Holdings Group Limited. The balance as of September 30, 2021 mainly represented a payment of HK$8.65 million (approximately $1.11 million) for brand promotion fee.

(2)      The balance as of September 30, 2021 represented management fee receivable from First Prestige Inc. For the discretionary account management, the Company is entitled to receive a management fee in respect of the investment portfolio. First Prestige Inc. is an entity controlled by Ms. Xinyu Zhao.

(3)      The balance as of March 31, 2022 and September 30, 2021 represented a payment for annual fee of BVI company on behalf of Prestige Capital Global Inc.; Prestige Capital Global Inc. is under the control of Prestige Financial Holdings Group Limited.

(4)      The balance as of March 31, 2022 and September 30, 2021 mainly represented the rental fee to Prestige Securities Limited. Prestige Securities Limited is an entity controlled by Mr. Chi Tak Sze. The Company leases the office premises from Prestige Securities Limited under non-cancelable operating leases with an expiration date on July 31, 2023. The monthly rental expense is HK$ 20,000.

Related party transactions

Amount due from related parties

Following is the related party transactions for the six months ended March 31, 2022 and 2021:

	For six months ended March 31,
	2022	2021
	(Unaudited)	(Unaudited)
Rental expenses incurred by renting from Prestige Securities Limited	$(15,380)	$(15,469)
Rental expenses paid to Prestige Securities Limited	15,380	—
Salary paid by the Company on behalf of Prestige Financial Holdings Group Limited	51,653	52,697
Loan to Prestige Financial Holdings Group Limited	1,366,478	—
Expenses paid by Prestige Securities Limited on behalf of the Company	—	(534)
Expenses repaid to Prestige Securities Limited on behalf of the Company	513	—
Management fee, subscription fee & performance fee receivable	(45,536)	—
Loan & interest repayment from PFHL	—	(2,336,607)
Loan interest from PFHL	—	80,601
Loan & interest repayment from Prestige Securities International Inc.	—	(217,174)
Interest from Prestige Securities International Inc.	—	6,745

PRESTIGE WEALTH INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 9 COMMITMENTS AND CONTINGENCIES

Operating leases commitments

Minimum future commitments under non-cancelable operating lease agreements as of March 31, 2022 are follows:

As of March 31,	Lease Commitment
(Unaudited)
2022	15,324
2023	25,539
Total	$40,863

Rental expenses for six months ended March 31, 2022 and 2021 were $15,380 and $15,469, respectively.

Note 10 SEGMENT REPORTING

The Company’s chief operating decision maker, the Chief Executive Officer, reviews the consolidated results when making decisions about allocating resources and accessing performance of the Company as a whole and hence, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. The Company’s assets are substantially all located in Hong Kong and substantially all of the Company’s revenue and expense are derived from Hong Kong. Therefore, no geographical segments are presented.

Note 11 SUBSEQUENT EVENT

Written resolutions of all the shareholders of the Company dated June 2, 2022 had approved the authorized share capital of the Company be and is hereby increased from US$10,000 divided into 10,000,000 shares of US$0.001 par value each (the “Shares”) to US$100,000 divided into 100,000,000 shares of US$0.001 par value each, by the creation of a further 90,000,000 Shares and such Shares to rank pari passu in all respects with the existing Shares, such that following the increase of the authorized share capital, the Company shall have an authorized share capital of US$100,000 divided into 100,000,000 shares of US$0.001 par value each.

Written resolutions of all the shareholders of the Company dated July 15, 2022 had approved each of the existing issued and unissued shares of par value of US$0.001 each of the Company be and is hereby subdivided into 1.6 shares of par value of US$0.000625 each of the Company (the “Subdivision”). Immediately following the Subdivision, the (i) authorized share capital of the Company shall change from US$100,000 divided into 100,000,000 shares of a par value of US$0.001 each to US$100,000 divided into 160,000,000 shares of a par value of US$0.000625 each, and (ii) the issued share capital will be US$5,000 divided into 8,000,000 shares of a par value of US$0.000625 each. Other than the subsequent event described above, the Company did not identify any subsequent events that would have required adjustment or disclosure on the combined and consolidated financial statements.

Other than the subsequent event described above, the Company has not identified any events with a material financial impact on the Company’s condensed consolidated financial statements.

Until [•] (twenty-five (25) days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

2,500,000 Ordinary Shares

Prestige Wealth Inc.

Prospectus dated [•], 2022

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Pursuant to indemnification agreements, the form of which will be filed as Exhibit 10.2 to this Registration Statement, we will agree to indemnify our directors and officers against any and all expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. Additionally, we will agree to advance all expenses that may be reasonably incurred in advance upon submission of a proper written request.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.    RECENT SALES OF UNREGISTERED SECURITIES.

On October 25, 2018, the Company issued one share to the initial subscriber (which share was in turn transferred to Prestige Financial Holdings Group Limited on the same date) and 999,999 Ordinary Shares to Prestige Financial Holdings Group Limited for an aggregate consideration of $1,000 in a private transaction.

On November 20, 2018, pursuant to a contribution agreement dated of the same day, we issued 3,000,000 Ordinary Shares to Prestige Financial Holdings Group Limited as consideration for the Company’s purchase of the 100% issued shares of PPWM.

On December 27, 2018, pursuant to a share exchange agreement dated on the even date, we issued an aggregate of 1,000,000 Ordinary Shares to shareholders of PAI, with 906,582 Ordinary Shares to Prestige Financial Holdings Group Limited, 40,870 Ordinary Shares to Kington International Holdings Limited, 23,355 Ordinary Shares to Ensight Holdings Limited, and 29,193 Ordinary Shares to Pikachu Holdings Limited, as consideration for the Company’s purchase of the 100% issued shares of PAI.

Each of the above issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions, or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering.

ITEM 8.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)    Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9.    UNDERTAKINGS.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the registrant is relying on Rule 430B:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Description
1.1	Form of Underwriting Agreement
3.1†	Memorandum and Articles of Association of the Registrant, as currently in effect
3.2†	Form of Amended and Restated Memorandum and Articles of Association, to be effective upon the closing of this offering
4.1†	Specimen Certificate for Ordinary Shares
4.2	Form of Underwriter’s Warrants
5.1	Opinion of Conyers Dill & Pearman regarding the validity of the Ordinary Shares being registered and certain Cayman Islands tax matters
5.2	Opinion of Hunter Taubman Fischer & Li LLC regarding the legality of the underwriter’s warrants
8.1	Opinion of Han Kun Law Offices LLP regarding certain Hong Kong tax matters (included in Exhibit 99.2)
8.2†	Opinion of Hunter Taubman Fischer & Li LLC regarding certain U.S. federal income tax matters
8.3†	Opinion of Conyers Dill & Pearman regarding certain British Virgin Islands tax matters
8.4	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1†	Employment Agreement by and between Hongtao Shi and the Registrant
10.2†	Employment Agreement by and between Ngat Wong and the Registrant
10.3†	Form of Indemnification Agreement with the Registrant’s directors and officers
10.4†	Rental Agreement dated July 1, 2021, by and between Prestige Securities Limited and Prestige Asset Management Limited
10.5†	Rental Agreement dated July 1, 2021, by and between Prestige Securities Limited and Prestige Wealth Management Limited
10.6†	Form of Prestige Global Allocation Fund Subscription Agreement
10.7†	Form of Prestige Global Fund SPC Subscription Agreement
10.8†	Private Placement Memorandum of Prestige Global Allocation Fund dated March 27, 2017
10.9†	Private Placement Memorandum of Prestige Global Fund SPC dated November 28, 2016
10.10†	Investment Advisory Agreement dated February 21, 2017, by and between Prestige Global Asset Management Limited and Prestige Asset Management Limited, in respect of Prestige Global Allocation Fund
10.11†	Referral Service Agreement with a licensed insurance broker in Hong Kong
10.12†

Supplemental Deed to the Investment Management Agreement dated April 28, 2020, by and between Prestige Global Asset Management Limited and Shanghai BPS Investment Management Partnership, in respect of HYB-A Fund

10.13†	Investment Management Agreement dated December 1, 2020, entered into by and between PGCI and PGAM, relating to Prestige Capital Markets Fund I L.P.
10.14†	Form of Ongoing Advisory Agreement between Prestige Asset Management Limited and clients
21.1†	Subsidiaries
23.1	Consent of Marcum Asia CPAs LLP
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3	Consent of Han Kun Law Offices LLP (included in Exhibit 99.2)
23.4	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.2)
23.5†	Consent of Han Kun Law Offices
24.1†	Powers of Attorney (included on signature page)
99.1†	Code of Business Conduct and Ethics of the Registrant
99.2	Opinion of Han Kun Law Offices LLP, Hong Kong counsel to the Registrant, regarding certain Hong Kong law matters
99.3†	Consent of Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.
99.7†	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107	Filing Fee Table

____________

*        To be filed by amendment.

†        Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on December 2, 2022.

Prestige Wealth Inc.
By:	/s/ Hongtao Shi
Hongtao Shi
Chief Executive Officer,
Chairman of the Board of Directors (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Hongtao Shi	Chief Executive Officer, Director	December 2, 2022
Name: Hongtao Shi	(Principal Executive Officer)
/s/ Ngat Wong	Chief Financial Officer and Chief Operating Officer	December 2, 2022
Name: Ngat Wong	(Principal Accounting and Financial Officer)
*	Director	December 2, 2022
Name: Chi Tak Sze

*
/s/ Hongtao Shi
Name: Hongtao Shi
Title: Attorney-in-fact
/s/ Ngat Wong
Name: Ngat Wong
Title: Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on December 2, 2022.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.